As filed with the United States Securities and Exchange Commission on June 30, 2025.

Registration No. 333-280973

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

45700 Northport Loop East

Fremont, CA 94538

(510) 270-2507

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thurman J. Rodgers

Chief Executive Officer

45700 Northport Loop East

Fremont, CA 94538

(510) 270-2507

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael Penney

Arnold & Porter Kaye Scholer LLP

250 W. 55th Street

New York, NY 10019

Tel: (212) 836-8000

Approximate date of commencement of proposed sale to the public:

From time to time on or after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 24, 2024, Complete Solaria, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-280973) (as amended and supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on July 30, 2024. The Registration Statement registered for resale from time to time up to 30,450,000 shares the Company’s common stock, par value $0.0001 per share (the “common stock”), by White Lion Capital, LLC.

On December 30, 2024, the Company filed a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to convert the Registration Statement into a registration statement on Form S-3.

As a result of a delinquency in filing its Annual Report on Form 10-K for the year ended December 31, 2024, the Company is not eligible for the use of a registration statement on Form S-3. This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement is being filed to (i) convert the Registration Statement into a registration statement on Form S-1 and (ii) update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on July 24, 2024.

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 30, 2025

COMPLETE SOLARIA, INC.

Up to 30,450,000 Shares of Common Stock

This prospectus relates to the potential offer and sale of up to 30,450,000 shares of our common stock, par value $0.0001 per share (the “common stock”), by White Lion Capital, LLC (“White Lion” or the “Selling Securityholder”).

The shares of common stock to which this prospectus relates may be issued to White Lion pursuant to the Common Stock Purchase Agreement dated July 16, 2024 between us and White Lion, as amended by Amendment No. 1 to the Common Stock Purchase Agreement dated July 24, 2024, and as further amended by Amendment No. 2 to the Common Stock Purchase Agreement dated August 14, 2024 (as amended, the “White Lion Purchase Agreement”), establishing an equity line of credit. Such shares of our common stock include (a) up to 30,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to White Lion from time to time during the White Lion Commitment Period (as defined below) under the White Lion Purchase Agreement (assuming the shares to be issued are sold at a price of $1.00 per share) and (b) 348,837 shares of common stock (the “Commitment Shares”) issued to White Lion as consideration for it entering into the White Lion Purchase Agreement. See “The White Lion Transaction” below for a description of the White Lion Purchase Agreement and “Selling Securityholder” for additional information regarding White Lion.

The actual number of shares of our common stock issuable to White Lion will vary depending on the then-current market price of shares of our common stock sold to the Selling Securityholder under the White Lion Purchase Agreement and are subject to the further limitations set forth in the White Lion Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Securityholder. Additionally, we will not receive any proceeds from the issuance of the Commitment Shares to White Lion. However, we may receive proceeds of up to $30.0 million from the sale of our common stock to the Selling Securityholder pursuant to the White Lion Purchase Agreement after the date of this prospectus (assuming the shares are sold at a price of $1.00 per share). The actual proceeds from White Lion under the White Lion Purchase Agreement may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.

The Selling Securityholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Securityholder will pay all brokerage fees and commissions and similar expenses attributable to the sales of its common stock. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares of common stock offered hereby, including legal and accounting fees. See “Plan of Distribution.”

Our common stock and Public Warrants are listed on The Nasdaq Stock Market under the symbols “SPWR” and “SPWRW,” respectively. On June 27, 2025, the last reported sales price of our common stock was $1.73 per share and the last reported sales price of our Public Warrants was $0.295 per Public Warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated          , 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

On July 17, 2023, FACT filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which FACT was domesticated and continues as a Delaware corporation, changing its name to “Complete Solaria, Inc.”

Complete Solaria, Inc. (f/k/a Complete Solar Holding Corporation), a Delaware corporation (“Legacy Complete Solaria”), FACT, Jupiter Merger Sub I Corp., a Delaware corporation and wholly-owned subsidiary of FACT (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of FACT (“Second Merger Sub”) and The Solaria Corporation, a Delaware corporation and a wholly-owned indirect subsidiary of Legacy Complete Solaria (“Solaria”), entered into that certain Amended and Restated Business Combination Agreement, dated as of May 26, 2023 (as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). Pursuant to the terms and subject to the conditions of the Business Combination, on July 18, 2023, (i) First Merger Sub merged with and into Legacy Complete Solaria with Legacy Complete Solaria surviving as a wholly-owned subsidiary of FACT (the “First Merger”), (ii) immediately thereafter and as part of the same overall transaction, Legacy Complete Solaria merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned subsidiary of FACT (the “Second Merger”), and FACT changed its name to “Complete Solaria, Inc.” and Second Merger Sub changed its name to “CS, LLC” and (iii) immediately after the consummation of the Second Merger and as part of the same overall transaction, Solaria merged with and into a newly-formed Delaware limited liability company and wholly-owned subsidiary of FACT and changed its name to “SolarCA LLC” (“Third Merger Sub”), with Third Merger Sub surviving as a wholly-owned subsidiary of FACT (together with the First Merger and the Second Merger, the “Mergers”).

Unless the context indicates otherwise, references in this prospectus to the “Complete Solaria,” “we,” “us,” “our,” the “Company” and similar terms refer to Complete Solaria, Inc. (f/k/a Freedom Acquisition I Corp.) and its consolidated subsidiaries. References to “FACT” refer to the predecessor company prior to the consummation of the Business Combination.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements about:

●	our direct and indirect exposure to companies in the solar and renewable energy industries that are facing financial difficulties and potential bankruptcies;

●	our ability to grow and manage growth profitably following the closing of the Business Combination and the acquisition of the SunPower Businesses (as defined below);

●	disruptions in our supply chains and distribution channels, tariffs and trade barriers, export regulations, bank failures, geopolitical conflicts and other macroeconomic conditions on our business and operations, results of operations and financial position;

●	our ability to leverage our acquisition under the asset purchase agreement with SunPower and other acquisitions, including our ability to integrate acquired businesses, to fund and meet the liquidity needs of the acquired businesses, to retain key employees of the acquired businesses, to take advantage of growth opportunities and to realize the expected benefits of such acquisitions;

●	the potential impact of changes to and developments relating to the regulations and policies applicable to our business, customers and the industry;

●	changes in the availability of rebates, tax credits and other incentives;

●	changes impacting the demand for solar solutions from residential customers and small and medium-sized businesses, including changes resulting from the current political climate and also changes in the price of electricity from other sources, including traditional utilities;

●	changes in and the volatility of interest rates;

●	our financial and business performance following the Business Combination and the acquisition of the SunPower Businesses, including financial projections and business metrics, and our ability to manage our costs;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	our future capital requirements, the sufficiency of our cash, and sources and uses of cash, including cash required to service our current and future borrowings;

●	our ability to obtain funding for our operations and future growth, including in connection with the integration of our acquisitions, and our ability to raise capital and refinance our existing debt;

●	our ability to meet the expectations of new and current customers, and our ability to achieve market acceptance for our products and services, especially in light of the intense competition faced in our industry;

●	our expectations and forecasts with respect to market opportunity and market growth;

●	our expectations and plans relating to cost control efforts (including headcount management and potential reductions) and expectations with respect to when we achieve breakeven operating income;

●	the ability of our products and services to meet customers’ compliance and regulatory needs;

●	our ability to attract and retain qualified employees and management;

●	our ability to develop and maintain our brand and reputation, and our ability to maintain our relationships with key suppliers, installers and build partners;

●	developments and projections relating to our competitors and industry;

●	changes in general economic and financial conditions, inflationary pressures and the resulting impact demand, and our ability to plan for and respond to the impact of those changes;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; and

●	our business, expansion plans and opportunities.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Securityholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

FREQUENTLY USED TERMS

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the amended and restated business combination agreement, dated as of May 26, 2023, by and among FACT, First Merger Sub, Second Merger Sub, Legacy Complete Solaria and Solaria.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Complete Solar” means Complete Solar Holding Corporation, a Delaware corporation, prior to the consummation of the Required Transaction.

“Complete Solaria” or “the Company” means Complete Solaria, Inc. (f/k/a Freedom Acquisition I Corp.), a Delaware corporation and its subsidiaries.

“Complete Solaria Board” or “Complete Solaria Board of Directors” means the board of directors of Complete Solaria.

“Continental” means Continental Stock Transfer & Trust Company.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the domestication of FACT as a corporation incorporated in the State of Delaware.

“ESPP” means the Complete Solaria, Inc. 2023 Employee Stock Purchase Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FACT” means Freedom Acquisition I Corp., a Cayman Islands exempted company, prior to the consummation of the Domestication.

“FACT Board” means the board of directors of FACT.

“FACT Class A Ordinary Shares” or “Class A Ordinary Shares” means the 34,500,000 Class A ordinary shares, par value $0.0001 per share, of FACT prior to the consummation of the Domestication.

“Private Warrants” means the 6,266,667 warrants held by the Sponsor that were issued in a private placement at the time of FACT’s IPO, each of which is exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share.

“FACT Public Warrants” or “Public Warrants” means the 8,625,000 warrants to acquire FACT Class A Ordinary Shares, issued as part of the public units issued by FACT, at an initial exercise price of $11.50 per share.

“GAAP” means U.S. generally accepted accounting principles.

“IPO” means FACT’s initial public offering of its units, ordinary shares and warrants pursuant to its registration statement on Form S-1 declared effective by the SEC on February 25, 2021 (SEC File No. 333-252940).

ii

“Merger Warrants” means warrants issued to certain equityholders of Legacy Complete Solaria received as consideration in connection with the exchange of their capital stock held in Legacy Complete Solaria.

“Legacy Complete Solaria” means, prior to the Business Combination, Complete Solaria, Inc. (f/k/a Complete Solar Holding Corporation), a Delaware corporation which, pursuant to the Business Combination, became a direct, wholly owned subsidiary of Complete Solaria, Inc. and was renamed CS, LLC.

“Nasdaq” means the Nasdaq Stock Market.

“NYSE” means the New York Stock Exchange.

“Required Transaction” means the transactions contemplated by that certain merger agreement by and among Complete Solaria, Complete Solaria Midco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Solaria, Complete Solaria Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Complete Solaria Midco, LLC, Solaria, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of Solaria’s stockholders, including the merger of Solaria with and into a wholly-owned subsidiary of Legacy Complete Solaria, which were consummated on November 4, 2022.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Solaria” means The Solaria Corporation, a Delaware corporation and a wholly-owned subsidiary of Complete Solaria.

“Sponsor” means Freedom Acquisition I LLC, a Cayman Islands limited liability company.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Warrants” means, collectively, the Private Warrants, the Public Warrants and the Working Capital Warrants.

“Working Capital Warrants” means up warrants issued to certain equityholders of Legacy Complete Solaria.

iii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and related notes appearing at the end of this prospectus and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Complete Solaria,” “company,” “we,” “us” and “our” in this prospectus to refer to Complete Solaria, Inc. and our wholly owned subsidiaries.

Our Mission

Our mission is to deliver energy-efficient solutions to homeowners and small to medium-sized businesses that allow them to lower their energy bills while reducing their carbon footprint. We have created a unique, end-to-end offering that delivers a best-in-class customer experience with a robust technology platform, financing solutions, and high-performance solar modules.

Business Overview

We offer Solar System Sales and Installation to residential homeowners and the New Home Builders’ community. The SunPower acquisition will allow us to accelerate our revenue growth, and expand our footprint to deliver solar system sales into regions where we might have not previously done business.

We sell solar systems to homeowners, home builders and small to medium-sized commercial customers through third-party sales partners. Complete Solaria manages every aspect of project management for those contracts before ultimately contracting with builder partners or using in-house installation experts to complete the construction and installation of the solar systems. This residential solar platform provides homeowners with simple pricing for solar energy that provides significant savings compared to traditional utility energy. Homeowners can choose from a wide array of system features and financing options that best meet their needs. By delivering the best-matched products and a best-in-class customer experience, Complete Solaria establishes valuable customer relationships that can extend beyond the initial solar energy system purchase and provide Complete Solaria with opportunities to offer additional products and services in the future.

Since its inception, Complete Solaria has continued to invest in a platform of services and tools to enable large-scale operations for sales and builder partners. The platform incorporates processes and software solutions that simplify and streamline design, proposals, and project management throughout the lifecycle of a residential solar project. The platform empowers new market entrants and smaller industry participants with its plug-and-play capabilities. The ecosystem Complete Solaria has built provides broad reach, and we believe it positions Complete Solaria for sustained and rapid growth through a capital-efficient business model. The network of our partners continues to expand today.

With the completion of the SunPower acquisition, we believe that our ability to fuel innovation and gain operational efficiencies through our priority platform, Albatross, will allow us to service not only our customers more effectively but our sales and installation partners will be able to access real-time data in order to run their business.

Delivering a differentiated customer experience is core to Complete Solaria’s strategy. It emphasizes a customized solution, including a design specific to each customer’s home and pricing configurations that typically drive both customer savings and value. Developing a trusted brand and providing a customized solar service offering resonates with customers accustomed to a traditional residential power market that is often overpriced and lacking in customer choice.

Our overall mission is to deliver energy-efficient solutions to homeowners, home builders and small to medium-sized businesses that allow them to lower their energy bills while reducing their carbon footprint. We want to pass our operational costs savings back to our customers by keeping costs low in an environment where labor costs are rising and interest rates remain uncertain. These operational costs savings are attributed to the workforce that was acquired as part of the SunPower acquisition. We increased our operations center that supports operations, order process, customer care and support, credit and collections, procurement, vendor management and accounting related functions, and have rationalized our headcount.

Corporate Information

We were originally known as Freedom Acquisition I Corp. We are engaged in solar system sales and associated commerce. On July 18, 2023, Legacy Complete Solaria, FACT, First Merger Sub, Second Merger Sub and Third Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the special meeting of the stockholders of FACT held July 11, 2023. In connection with the closing of the Business Combination, we changed our name from Freedom Acquisition I Corp. to Complete Solaria, Inc.

Our principal executive offices are located at 45700 Northport Loop E, Fremont, CA 94538, and our telephone number is (510) 270-2507. Our corporate website address is https://www.completesolaria.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“Complete Solaria” and our other registered and common law trade names, trademarks and service marks are property of Complete Solaria, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The SunPower Acquisition

On August 5, 2024, we entered into an Asset Purchase Agreement (the “APA”) with SunPower Corporation and its direct and indirect subsidiaries (collectively “SunPower”) providing for the sale and purchase by us of certain assets relating to SunPower’s Blue Raven Solar business and certain assets relating to the new homes and non-installing dealer network activities previously operated by SunPower (the “Acquired SunPower Assets” and the related businesses, the “SunPower Businesses”). The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired SunPower Assets effective September 30, 2024.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250.0 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100.0 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected to opt out of such extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FACT’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” are to its meaning under the Securities Act, as modified by the JOBS Act.

The White Lion Transaction

On July 16, 2024, we entered into the original White Lion Purchase Agreement with White Lion, which we and White Lion amended on July 24, 2024 and August 14, 2024 (“Amendment No. 2”). We also entered into a Registration Rights Agreement with White Lion on July 16, 2024 (the “RRA”). Pursuant to the White Lion Purchase Agreement, as amended, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30.0 million in aggregate gross purchase price of newly issued shares of our common stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the earlier of (i) White Lion having purchased shares of common stock equal to $30.0 million and (ii) 18 months from the date of execution of the White Lion Purchase Agreement (the “White Lion Commitment Period”).

During the White Lion Commitment Period, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares of its common stock. The Company may deliver a Fixed Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company can require White Lion to purchase up to a number of shares of common stock equal to the lesser of (i) $150,000 or (ii) 100% of Average Daily Trading Volume (as such term is defined in the White Lion Purchase Agreement). The Company may also deliver a Rapid Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company may require White Lion to purchase up to a number of shares of common stock equal to the lesser of (i) 100% of the Average Daily Trading Volume and (ii) $2,000,000 divided by the highest closing price of the common stock over the most recent five business days immediately prior to the receipt of the notice. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP (as defined in the White Lion Purchase Agreement) of the common stock that occurs during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three lowest traded prices on the date that the notice is delivered.

Further, pursuant to Amendment No. 2, the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice (as defined in the White Lion Purchase Agreement). If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one business day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of our common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) more than 9.99% of the number of shares of the common stock outstanding immediately prior to the issuance of shares of common stock issuable pursuant to a purchase notice.

The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of our capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes, as further summarized in “Use of Proceeds”.

The Company and White Lion will have the right to terminate the White Lion Purchase Agreement in the event of a material breach by the other party and notice being sent by the non-breaching party to the breaching party. The White Lion Purchase Agreement also automatically terminates upon the earlier of (i) the end of the White Lion Commitment Period, (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, and (iii) immediately upon the delisting of the common stock from The Nasdaq Global Market.

In consideration for the commitments of White Lion, as described above, the Company issued the Commitment Shares to White Lion. The Commitment Shares are fully earned by White Lion regardless of any subsequent termination of the Purchase Agreement.

Concurrently with the White Lion Purchase Agreement, the Company entered into the RRA with White Lion. The Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Summary Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face.

●	We have a history of losses that may continue in the future; our management has identified conditions that raise substantial doubt about or ability to continue as a going concern; and we may not achieve profitability or generate positive cash flow.

●	We may need to raise additional funding to finance our operations. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to curtain planned programs or cease operations entirely.

●	We have identified material weaknesses in our internal controls over financial reporting. If we are unable to maintain effective internal controls over financial reporting and disclosure controls and procedures, the accuracy and timeliness of our financial and operating reporting may be adversely affected, and confidence in our operations and disclosures may be lost.

●	Our failure to prepare and timely file our periodic reports with the SEC limits our access to the public markets to raise debt or equity capital.

●	Changes in international trade policies, tariffs, or trade disputes could significantly and adversely affect our business, revenues, margins, results of operations, and cash flows.

●	Our business depends in part on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits or incentives or the ability to monetize them could adversely impact the business.

●	Macroeconomic conditions in our domestic and international markets, as well as inflation concerns, instability of financial institutions, rising interest rates, and recessionary concerns may adversely affect our industry, business and financial results.

●	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.

●	We rely on net metering and related policies to offer competitive pricing to customers in many of our current markets and changes to net metering policies may significantly reduce demand for electricity from residential solar energy systems.

●	We utilize a limited number of suppliers of solar panels and other system components to adequately meet anticipated demand for our solar service offerings. Any shortage, delay or component price change from these suppliers or delays and price increases associated with the product transport logistics could result in sales and installation delays, cancellations and loss of market share.

●	It is not possible to predict the actual number of shares we will sell under the White Lion Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from those sales.

●	Investors who buy shares in this offering at different times will likely pay different prices.

●	The issuance of common stock to the Selling Securityholder may cause substantial dilution to our existing shareholders, and the sale of such shares acquired by the Selling Securityholder could cause the price of our common stock to decline.

●	We have broad discretion in the use of the net proceeds we receive from the sale of shares to the Selling Securityholder and may not use them effectively.

●	Our business substantially focuses on solar service agreements and transactions with residential customers.

●	We have incurred losses and may be unable to achieve or sustain profitability in the future.

●	A material drop in the retail price of utility-generated electricity or electricity from other sources could adversely impact our ability to attract customers, which would harm our business, financial condition, and results of operations.

●	Our growth strategy depends on the widespread adoption of solar power technology.

●	We may not realize the anticipated benefits of past or future acquisitions, including the transactions under the asset purchase agreement with SunPower, and integration of these acquisitions may disrupt our business.

●	Our success depends on the continuing contributions of key personnel, including Thurman J. Rodgers. If we are unable to attract and retain key employees and qualified personnel, our business and prospects could be harmed.

●	Our warranty costs may exceed the warranty reserve.

●	We are subject to legal proceedings and regulatory inquiries and may be named in additional claims or legal proceedings or become involved in regulatory inquiries, all of which are costly, distracting to our core business and could result in an unfavorable outcome or harm our business, financial condition, results of operations or the trading price for our securities.

●	Our directors, executive officers and principal stockholders will continue to have significant influence over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

●	The trading price of our common stock may be volatile, and you could lose all or part of your investment.

●	If we fail to meet all applicable requirements of Nasdaq and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

●	Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

●	The conversion features of the Convertible Senior Notes may adversely affect our financial condition and operating results.

●	Conversion of the Convertible Senior Notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The Offering

Securities offered by the Selling Securityholder	Up to 30,450,000 shares of our common stock.

Shares of common stock outstanding prior to this offering	80,272,256 (as of June 30, 2025 and inclusive of the shares of common stock issuable under the First SAFE and Second SAFE).

Shares of common stock outstanding after this offering	110,722,256 (based on the total shares outstanding as of June 30, 2025 and (inclusive of the shares of common stock issuable under the First SAFE and Second SAFE).

Terms of the offering	The Selling Securityholder will determine when and how it will dispose of the shares of common stock registered for resale under this prospectus.

Use of proceeds

We will not receive any of the proceeds from the resale of the shares of common stock by the Selling Securityholder. However, we may receive up to $30,000,000 in gross proceeds under the White Lion Purchase Agreement (assuming the shares to be issued are sold at a price of $1.00 per share) from sales of common stock that we may elect to make to the Selling Securityholder pursuant to the White Lion Purchase Agreement, if any, from time to time in our sole discretion, during the White Lion Commitment Period. We did not receive any proceeds from the issuance of the Commitment Shares.

The proceeds from the Selling Securityholder that we receive under the White Lion Purchase Agreement, if any, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our common stock under the White Lion Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds from the sales of shares of common stock, if any to White Lion under the White Lion Purchase Agreement. See “Use of Proceeds.”

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 7.

Nasdaq ticker symbols	“SPWR” and “SPWRW”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 110.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to our Businesses and Industry

We have a history of losses that may continue in the future; our management has identified conditions that raise substantial doubt about our ability to continue as a going concern; and we may not achieve profitability or generate positive cash flow.

Since our inception, we have incurred losses and negative cash flows from operations. Our operating income was $1.0 million before interest expense of $7.5 million and non-operating income of $14.6 million, principally due to a gain on the remeasurement of derivative liabilities, in the thirteen weeks ended March 30, 2025. We have an accumulated deficit of $403.3 million as of March 30, 2025. We have accrued expenses and other current liabilities of $51.4 million, current debt of $1.5 million, and notes payable and derivative liabilities, net of current portion of $135.4 million as of March 30, 2025, as well as other current and long-term liabilities (including the $6.9 million liability we recorded relating to a litigation matter with Siemens as well as an additional accrual for $2.0 million for attorneys’ fees, expenses, and pre-judgment interest, in accrued expenses and other current liabilities within our consolidated balance sheet as of December 29, 2024). We had cash and cash equivalents, excluding restricted cash, of $10.6 million as of March 30, 2025, which was held for working capital expenditures. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern requires that we obtain sufficient funding, either through external financial transactions or cash flows generated from operations, to meet our obligations and finance our operations.

If we are not able to secure adequate additional funding, either through external financial transactions or cash flows generated from operations, when needed, we will need to reevaluate our operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact our business, results of operations and future prospects. There can be no assurance that in the event we require additional financing, such financing will be available on terms that are favorable, or at all.

We may not achieve profitability or positive cash flow for a number of reasons, including declines in revenue, as well as increases in costs of our products, U.S. and global macroeconomic trends, including with respect to the impact of U.S. trade tariffs and the imposition of additional tariffs applicable to our industry or our products. In addition, we may be unable to identify further cost savings opportunities below present levels that would not adversely impact the functioning of our existing operations needed to meet customer and regulatory requirements. If we fail to generate sufficient revenue to support our operations, we may not be able to achieve profitability or generate sufficient cash flow to meet our financial obligations and our liquidity position will be negatively impacted. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and “Notes to Consolidated Financial Statements - (1) Organization - (c) Liquidity and Going Concern” for a further discussion of the other factors that may impact our liquidity position.

Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on our ability to achieve our intended business objectives.

We may need to raise additional funding to finance our operations. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to curtail planned programs or cease operations entirely.

Our operations have consumed significant amounts of cash since inception. We expect to incur significant operating expenses as we continue to grow our business, including expenses incurred in connection with acquisitions and the further integration of acquired businesses, including the SunPower Businesses. We believe that our operating losses and negative operating cash flows will continue into the foreseeable future.

We had cash and cash equivalents of $10.6 million as of March 30, 2025. Our cash position raises substantial doubt regarding our ability to continue as a going concern for 12 months after the consolidated financial statements issuance. Further, we cannot guarantee that our business will generate sufficient cash flow from operations to fund our operations or liquidity needs. Over time, we expect that we will need to raise additional funds through the issuance of equity, equity-related or debt securities or through obtaining credit from financial institutions to fund, together with our principal sources of liquidity, any significant unplanned or accelerated expenses and new strategic investments.

We will require substantial additional capital to continue operations. Such additional capital might not be available when we need it and our actual cash requirements might be greater than anticipated. Additionally, the ability to raise additional financing depends on numerous factors that are outside our control, including general economic and market conditions, interest rates, the health of financial institutions, investors’ and lenders’ assessments of our prospects and the prospects of the solar industry in general. We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders, and our financial condition, results of operations, business and prospects could be materially and adversely affected. If the financial markets become difficult or costly to access, including due to rising interest rates, inflation, fluctuations in exchange rates or other changes in geopolitical or economic conditions, including, without limitation, with respect to tariffs and trade policies, our ability to raise additional capital may be negatively impacted. Our failure to raise capital in the future would have a negative impact on our ability to expand our business.

Raising additional funds may cause dilution to existing stockholders and/or may restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital by issuing equity or convertible debt securities, our existing stockholders may experience substantial dilution, and the terms of these issued securities may include liquidation or other preferences that adversely affect the rights of our existing common stockholders. For example, we may issue debt or equity securities under our shelf registration statement, through our at-the-market offering facility, through our equity line of credit with White Lion, or we may issue additional debt or equity securities in private transactions. Any agreements for future debt or preferred equity financings, if available, may involve covenants limiting or restricting our ability to take specific actions, such as raising additional capital, incurring additional debt, making capital expenditures or declaring dividends. Our ability to use our at-the-market offering facility may be constrained by the size of our non-affiliate market capitalization, our trading volume and other factors, and there can be no assurance regarding the price at which we will be able to sell such shares, and any sales of our common stock under our at-the-market offering facility may be at prices that result in additional dilution to our existing stockholders. If we incur additional debt, the debt holders, together with holders of our outstanding Convertible Senior Notes (as defined below), would have rights senior to holders of common stock to make claims on our assets, and the terms of any future debt could restrict our operations, including our ability to pay dividends on our common stock.

We have identified material weaknesses in our internal controls over financial reporting. If we are unable to maintain effective internal controls over financial reporting and disclosure controls and procedures, the accuracy and timeliness of our financial and operating reporting may be adversely affected, and confidence in our operations and disclosures may be lost.

In connection with the preparation and audit of our financial statements for the year ended December 29, 2024, our management identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that a reasonable possibility exists that a material misstatement of annual or interim financial statements would not be prevented or detected on a timely basis. The material weaknesses are as follows:

The Company did not maintain controls to execute the criteria established in the COSO Framework for (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring activities.

Each of the control deficiencies identified below constitute material weaknesses, either individually or in the aggregate.

Control Environment. The Company did not maintain an effective control environment and identified the following material weakness: the Company lacked appropriate policies and resources to develop and operate effective internal control over financial reporting and a lack of appropriate and consistent IT policies given the significant volume of financially relevant IT changes, which contributed to the Company’s inability to properly analyze, record and disclose accounting matters timely and accurately.

This control environment material weakness also contributed to the other material weaknesses identified below.

Risk Assessment. The Company did not design and implement an effective risk assessment and identified a material weakness relating to: (i) identifying, assessing, and communicating appropriate objectives, (ii) identifying and analyzing risks to achieve these objectives, and (iii) identifying and assessing changes in the business that could impact the system of internal controls.

Control Activities. The Company did not design and implement effective control activities and identified the following material weakness:

●	Ineffective design and operation of certain control activities due to significant personnel changes throughout 2024. Control deficiencies, which aggregate to a material weakness, occurred within substantially all areas of financial reporting.

Information and Communication. The Company did not design and implement effective information and communication activities and identified the following material weaknesses:

●	The Company did not design and maintain effective general information technology controls over logical access and program change management for our key information systems used to support the financial reporting process. Specifically, management did not maintain effective controls to ensure proper segregation of duties related to user administration and other privileged access functions and in implementing program changes in information systems. Due to the pervasive nature of these deficiencies, business process controls that are dependent upon information from these systems were also not effective.

●	The Company did not have adequate processes and controls for communicating information among the accounting, finance, operations, and legal departments, necessary to support the proper functioning of internal controls.

Monitoring Activities. The Company did not design and implement effective monitoring activities and identified the following material weaknesses: (i) failure to adequately monitor compliance with accounting policies, procedures and controls related to substantially all areas of financial reporting; and (ii) failure to properly select, develop and perform ongoing evaluations of the components of internal controls (including the monitoring of service providers’ control environments).

These material weaknesses described in the paragraphs above contributed to material accounting errors identified and corrected during the audit of the Company’s financial statements. If we fail to adequately remediate these material weaknesses, there could be material misstatements that may not be prevented or detected.

We have taken certain steps, such as recruiting additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources, to enhance our internal control environment and plan to take additional steps to remediate the material weaknesses. Although we plan to complete this remediation process as quickly as possible, we cannot estimate how long it will take. We cannot assure that the measures we have taken to date, and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weakness in internal control over financial reporting or that such measures will prevent or avoid potential future material weaknesses.

If we are not able to maintain effective internal control over financial reporting and disclosure controls and procedures, or if material weaknesses are discovered in future periods, a risk that is significantly increased in light of the complexity of our business, we may be unable to accurately and timely report our financial position, results of operations, cash flows or key operating metrics, which could result in late filings of the annual and quarterly reports under the Exchange Act, restatements of financial statements or other corrective disclosures, an inability to access commercial lending markets, defaults under its secured revolving credit facility and other agreements, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity.

Our failure to prepare and timely file our periodic reports with the SEC limits our access to the public markets to raise debt or equity capital.

We did not file our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 within the timeframe required by the SEC. Accordingly, we are not currently eligible to use a registration statement on Form S-3 that would allow us to continuously incorporate by reference our SEC reports into the registration statement, to use “shelf” registration statements to conduct offerings, or to use our at-the-market offering facility until approximately one year from the date we have regained and maintain status as a current filer. Our inability to use Form S-3 may significantly impair our ability to raise necessary capital to fund our operations and execute our strategy. If we seek to access the capital markets through a registered offering during the period of time that we are unable to use Form S-3, we may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement and we may incur increased offering and transaction costs and other considerations. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under the Nasdaq rules, or seek other sources of capital. The foregoing limitations on our financing approaches could prevent us from pursuing transactions or implementing business strategies that would be beneficial to our business.

Changes in international trade policies, tariffs, or trade disputes could significantly and adversely affect our business, revenues, margins, results of operations, and cash flows.

On February 7, 2018, safeguard tariffs on imported solar cells and modules (“CSPV”) went into effect pursuant to Proclamation 9693, which approved recommendations to provide relief to U.S. manufacturers and impose safeguard tariffs on imported solar cells and modules, based on the investigations, findings, and recommendations of the U.S. International Trade Commission (the “International Trade Commission”). On February 4, 2022, President Biden issued Proclamation 10339 extending the existing safeguard measures on U.S. imports of CSPV products by an additional four years until February 6, 2026. Since 2022, modules are subject to a tariff rate of approximately 15%. Cells are subjected to a tariff-rate quota, under which the first 5 GW of cell imports each year will be exempt from tariffs, and cells imported after the 5 GW quota has been reached will be subject to the same 14.75% tariff as modules in the first year, with the same 0.25% decline in each of the three subsequent years. The tariff-free cell quota applies globally, without any allocation by country or region.

The tariffs could materially and adversely affect our business and results of operations. While solar cells and modules based on interdigitated back contact technology remain excluded from these safeguard tariffs, our solar products based on other technologies continue to be subject to the safeguard tariffs, which will remain in place until February 6, 2026. Although we are actively engaged in efforts to mitigate the effect of these tariffs, there is no guarantee that these efforts will be successful.

In addition to the safeguard action, which imposes additional duties and tariffs rate quotas on solar panel and cell imports from all sources, solar cells and panels from various countries are also subject to U.S. antidumping, and countervailing duty (AD/CVD) actions in the United States. The U.S. Department of Commerce (the “Department of Commerce”) maintains antidumping and countervailing duty orders on solar cells as well as panels produced in China. In 2022, the Department of Commerce found that solar product producers in Cambodia, Malaysia, Thailand, and Vietnam were circumventing the China AD/CVD actions. As a result, imports of solar products from these countries may be treated as if they are of Chinese origin and therefore subject to the aforementioned antidumping and countervailing duty orders. On June 6, 2022, President Biden issued an Executive Order allowing U.S. solar installers to import solar modules and cells from Cambodia, Malaysia, Thailand and Vietnam free from certain duties for 24 months, along with other incentives designed to accelerate U.S. domestic production of clean energy technologies. This moratorium ended in June 2024 and China-wide AD/CVD action now applies to imports from those countries that contain Chinese-origin inputs. Additionally, on December 29, 2023, Auxin and Concept Clean Energy, Inc. filed suit in the U.S. Court of International Trade challenging the legal basis for the moratorium and implementing regulations. Several motions have been filed to date, including a motion to dismiss by the U.S. government, which the court rejected. If the suit proves successful, solar module importers could owe retroactive duties on goods that have already cleared customs. In addition, on May 15, 2024 the Department of Commerce initiated antidumping and countervailing duty investigations of CSPV products from Cambodia, Malaysia, Thailand, and Vietnam. On October 1 and November 29, 2024, the Department of Commerce announced its preliminary affirmative determinations in the antidumping duty and countervailing duty investigations, respectively. The final determinations are scheduled to be announced on or before April 21, 2025

Uncertainty surrounding the implications of existing tariffs affecting the U.S. solar market and potential trade tensions between the U.S. and other countries has caused and is likely to cause further market volatility, price fluctuations, supply shortages, and project delays, any of which could harm our business, and the pursuit of mitigating actions may divert substantial resources from other projects.

Further, the Uyghur Forced Labor Prevention Act may inhibit importation of certain solar modules or components. In addition, the imposition of tariffs is likely to result in a wide range of impacts to the U.S. solar industry and the global manufacturing market, as well as our business in particular. Such tariffs could materially increase the price of our solar products and result in significant additional costs to the company, its resellers, and the resellers’ customers, which could cause a significant reduction in demand for the company’s solar power products and greatly reduce our competitive advantage.

Our business depends in part on the availability of rebates, tax credits and other financial incentives. The expiration, elimination or reduction of these rebates, credits or incentives or the ability to monetize them could adversely impact our business.

U.S. federal, state and local government bodies provide incentives to end users, distributors, system integrators and manufacturers of solar energy systems to promote solar electricity in the form of rebates, tax credits and other financial incentives such as system performance payments, payments for renewable energy credits associated with renewable energy generation and the exclusion of solar energy systems from property tax assessments. These incentives enable us to lower the price charged to customers for energy and for solar energy systems. However, these incentives may expire on a particular date, end when the allocated funding is exhausted or be reduced or terminated as solar energy adoption rates increase. These reductions or terminations often occur without warning.

The Inflation Reduction Act (“IRA”) extended and modified prior law applicable to U.S. federal tax credits that are available with respect to solar energy systems. Under the IRA, the following tax credits are available: (i) a production tax credit under Code Section 45 (for facilities that are place in service after December 31, 2025) (the “PTC”) in connection with the installation of certain solar facilities and energy storage technology, (ii) an investment tax credit under Code Section 48 (for facilities that begin construction before January 1, 2025) and Code Section 48E (for facilities that are placed in service after December 31, 2024) (the “ITC”) in connection with the installation of certain solar facilities and energy storage technology, and (iii) a residential clean energy credit (the “Section 25D Credit”) in connection with the installation of qualifying property that uses solar energy to generate electricity for residential use.

Prior to the IRA, the PTC for solar facilities had phased out and was no longer available. The IRA reinstated the PTC for solar facilities. The PTC available to a taxpayer in 2024 and prior taxable years under Code Section 45 generally is equal to a certain rate multiplied by the kilowatt hours of electricity produced by the taxpayer from solar energy at a facility owned by it and sold to an unrelated party during that taxable year. The base rates for the PTC under Code Section 45 is 0.3 cents (adjusted for inflation). This rate is increased to 1.5 cents (adjusted for inflation) for projects that (i) have a maximum net output of less than one megawatt (measured in alternating current), (ii) begin construction before January 29, 2023, or (iii) meet certain prevailing wage and apprenticeship requirements. It also may be increased for projects that include a certain percentage of components that were produced in the U.S., projects that are located in certain energy communities, and projects that are located in low-income communities. The PTC under Code Section 45Y, the successor to Code Section 45 that is applicable for taxable years after 2024, generally is similar to the PTC under Code Section 45 but includes certain different terms and qualification requirements.

The PTC under Code Section 45Y is the successor to the tax credit under Code Section 45 and is applicable for taxable years after 2024. The PTC under Code Section 45Y generally is equal to the PTC outlined above that is available under Code Section 45, including providing for the same increased credit rates under the same circumstances. The PTC under Code Section 45Y applies to kilowatt hours of electricity produced at a “qualified facility,” which generally is a facility, such as a solar energy facility, that generates electricity and has a greenhouse gas emission rate that is not greater than zero. The tax credit phases out over four years based on the later of either the U.S. Treasury determining that the annual greenhouse gas emission from the production of electricity in the U.S. is equal to or less than 25% of the annual greenhouse gas emissions from the production of electricity in the U.S. for 2022 or 2032. The credit is phased out from 100% for construction beginning in the first calendar year after such date to 75% in the second year, 50% in the third year, and 0% in the fourth year. A facility is not eligible for the PTC under Code Section 45Y if a tax credit already is allowed with respect to the facility under Code Section 45, 48 or 48E, or certain other tax credit provisions, for the taxable year or any prior taxable year.

The ITC available under Code Section 48E is the successor provision of Code Section 48 and is applicable for taxable years after 2024. The ITC under Code Section 48 generally is equal to the ITC outlined above under Code Section 48, including generally providing for the same increased credit rates under the same circumstances. The ITC under Code Section 48E applies to investments in a “qualified facility” and “energy storage technology”. A “qualified facility” for these purposes generally is the same as described for the PTC under Code Section 45Y and “energy storage technology” is defined by reference to such term in Code Section 48. The ITC available under Code Section 48E includes the same phase out schedule as outlined above with respect to the PTC under Code Section 45Y. The ITC under Code Section 48E is subject to recapture if the Internal Revenue Service determines that the greenhouse gas emissions rate for the facility exceeds a certain threshold. A facility is not eligible for the ITC under Code Section 48E if a tax credit already is allowed with respect to the facility under Code Section 45, 45Y or 48, or certain other tax credit provisions, for the taxable year or any prior taxable year. As discussed below, the US Congress has proposed to eliminate the ITC by the end of 2025.

The Section 25D Credit available to a taxpayer is equal to the “applicable percentage” of expenditures for property that uses solar energy to generate electricity for use in a dwelling unit located in the U.S. and used as a residence by the taxpayer. The applicable percentage is 26% for such systems that are placed in service before January 1, 2022, 30% for such systems that are placed in service after December 31, 2021 and before January 1, 2033, 26% for such systems that are placed in service in 2033, and 22% for such systems that are placed in service in 2034. The Section 25D Credit is scheduled to expire effective January 1, 2035. The availability of the Section 25D Credit may impact the prices of its solar energy systems and overall value proposition our solar systems provide to customers.

Reductions in, eliminations of, or expirations of, governmental incentives could adversely impact results of operations and our ability to compete in this industry by increasing the cost of capital, causing us to increase the prices of our energy and solar energy systems and reduce the size of our addressable market. In particular, in May 2025, the US Congress has proposed to eliminate the ITC by the end of 2025. Elimination of ITCs will have an adverse impact on the demand for solar system and installation services.

The U.S. federal tax credits discussed above have certain legal and operational requirements. There may be uncertainty as to how such requirements promulgated under the IRA are interpreted. If Internal Revenue Service guidance regarding implementation of the IRA is viewed by investors as unclear, tax credit financing may be delayed or downsized, harming our ability to secure financing for customers. Our failure to either (i) interpret the new requirements under the IRA regarding among other things, prevailing wage, apprenticeship, domestic content, siting in an “energy community,” accurately or (ii) adequately update our supply-chain, manufacturing, installation, and record-keeping processes to meet such requirements, may result a partial or full reduction in the related U.S. federal tax benefit, and our customers, financiers and shareholders may require us to indemnify them for certain of such reductions.

We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced reporting requirements applicable to these companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding nonbinding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may be different from companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have at least $1.235 billion in total annual gross revenues; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our IPO.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” as defined in the Exchange Act, which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation our periodic reports and proxy statements.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our securities and the trading price of our securities may be more volatile.

Macroeconomic conditions in our domestic and international markets, as well as inflation concerns, instability of financial institutions, rising interest rates, and recessionary concerns may adversely affect our industry, business and financial results.

Our business depends on the overall demand for our solar energy products and on the economic health and willingness of our customers and potential customers to purchase our products and services. As a result of macroeconomic or market uncertainty, including inflation concerns, rising interest rates, recessionary concerns, and geopolitical conflicts, customers may decide to delay purchasing our products and services or not purchase at all. In addition, a number of the risks associated with our business, which are disclosed in these risk factors, may increase in likelihood, magnitude or duration, and we may face new risks that we have not yet identified.

In the past, unfavorable macroeconomic and market conditions have resulted in sustained periods of decreased demand. Macroeconomic and market conditions could be adversely affected by a variety of political, economic or other factors in the U.S. and international markets, which could, in turn, adversely affect spending levels of installers and end users and could create volatility or deteriorating conditions in the markets in which we operate. Macroeconomic uncertainty or weakness could result in:

●	reduced demand for our products as a result of constraints on spending for solar energy systems by our customers and/or a reduction in government subsidies for renewable energy investments;

●	increased price competition for our products that may adversely affect revenue, gross margin and profitability;

●	the introduction of any disadvantageous trade regulations and import tariffs;

●	decreased ability to forecast operating results and make decisions about budgeting, planning and future investments;

●	decrease in the popularity of solar energy as a green energy solution;

●	business and financial difficulties faced by our suppliers or other partners, including impacts to material costs, sales, liquidity levels, ability to continue investing in their businesses, ability to import or export goods, ability to meet development commitments and manufacturing capability; and

●	increased overhead and production costs as a percentage of revenue.

Reductions in customer spending in response to unfavorable or uncertain macroeconomic and market conditions, globally or in a particular region where we operate, would adversely affect our business, results of operations and financial condition.

Existing regulations and policies, including trade policies and tariffs, and changes to these regulations and policies, including changes to trade policies and tariffs, may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.

The market for electric generation products is heavily influenced by federal, state and local government laws, geopolitical forces (such as trade policies and tariffs), regulations and policies concerning the electric utility industry in the U.S. and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and trade and policy changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology, which could in turn result in a significant reduction in the demand for our solar power products. The market for electric generation equipment is also influenced by geopolitics, trade and local content laws, policies and tariffs, regulations and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for our solar products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that our solar power products and our installation will continue to be subject to oversight and regulation in accordance with federal, state, local and foreign regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. It is difficult to track the requirements of individual states or local jurisdictions and design equipment to comply with the varying standards. In addition, the U.S. and European Union, among others, have imposed tariffs or are in the process of evaluating the imposition of tariffs on solar panels, solar cells, polysilicon, and potentially other components. These and any other tariffs or similar taxes or duties may increase the price of our solar products and adversely affect our cost reduction roadmap, which could harm our results of operations and financial condition. We cannot predict what actions may be taken by the United States or other countries with respect to trade policies and tariffs or with respect to other policies and incentives that impact the solar industry, or that promote other forms of energy production over the solar industry. Any new regulations or policies pertaining our solar power products may result in significant additional expenses for our customers, which could cause a significant reduction in demand for our solar power products.

We rely on net metering and related policies to offer competitive pricing to customers in many of our current markets and changes to net metering policies may significantly reduce demand for electricity from residential solar energy systems.

Net metering is one of several key policies that have enabled the growth of distributed generation solar energy systems in the U.S., providing significant value to customers for electricity generated by their residential solar energy systems but not directly consumed on-site. Net metering allows a homeowner to pay his or her local electric utility for power usage net of production from the solar energy system or other distributed generation source. Homeowners receive a credit for the energy an interconnected solar energy system generates in excess of that needed by the home to offset energy purchases from the centralized utility made at times when the solar energy system is not generating sufficient energy to meet the customer’s demand. In many markets, this credit is equal to the residential retail rate for electricity and in other markets, such as Hawaii and Nevada, the rate is less than the retail rate and may be set, for example, as a percentage of the retail rate or based upon a valuation of the excess electricity. In some states and utility territories, customers are also reimbursed by the centralized electric utility for net excess generation on a periodic basis.

Net metering programs have been subject to legislative and regulatory scrutiny in some states and territories including, but not limited to, California, New Jersey, Arizona, Nevada, Connecticut, Florida, Maine, Kentucky, Puerto Rico and Guam. These jurisdictions, by statute, regulation, administrative order or a combination thereof, have recently adopted or are considering new restrictions and additional changes to net metering programs either on a state-wide basis or within specific utility territories. Many of these measures were introduced and supported by centralized electric utilities. These measures vary by jurisdiction and may include a reduction in the rates or value of the credits customers are paid or receive for the power they deliver back to the electrical grid, caps or limits on the aggregate installed capacity of generation in a state or utility territory eligible for net metering, expiration dates for and phasing out of net metering programs, replacement of net metering programs with alternative programs that may provide less compensation and limits on the capacity size of individual distributed generation systems that can qualify for net metering. Net metering and related policies concerning distributed generation also received attention from federal legislators and regulators.

In California, the California Public Utilities Commission (“CPUC”) issued an order in 2016 retaining retail-based net metering credits for residential customers of California’s major utilities as part of Net Energy Metering 2.0 (“NEM 2.0”). Under NEM 2.0, new distributed generation customers receive the retail rate for electricity exported to the grid, less certain non-by passable fees. Customers under NEM 2.0 also are subject to interconnection charges and time-of-use rates. Existing customers who receive service under the prior net metering program, as well as new customers under the NEM 2.0 program, currently are permitted to remain covered by them on a legacy basis for a period of 20 years. On September 3, 2020, the CPUC opened a new proceeding to review its current net metering policies and to develop Net Energy Metering 3.0 (“NEM 3.0”), also referred to by the CPUC as the NEM 2.0 successor tariff. NEM 3.0 was finalized on December 15, 2022 and includes several changes from previous net metering plans. The changes instituted by NEM 3.0 impacted the amount that homeowners with solar power will be able to recuperate when selling excess energy back to the utility grid. With NEM 3.0, the value of the credits for net exports are tied to the state’s Distributed Energy Resources Avoided Cost Calculator Documentation (“ACC”). Another significant change with NEM 3.0 relates to the netting period: the time period over which the utilities measure the clean energy being imported or exported. In general, longer netting periods have typically been advantageous for solar power customers because production can offset any consumption. NEM 3.0 will instead measure energy using instantaneous netting, which means interval netting approximately every 15 minutes. This will lead to more NEM customers’ electricity registering as exports, now valued at the new, lower ACC value. Overall, the institution on NEM 3.0 has resulted in a smaller market for residential solar systems and it is not certain that market conditions will improve or that NEM 3.0 will be amended or replaced with a more solar-friendly rate structure. Other states may adopt policies similar to NEM 3.0 that cause deterioration to other residential solar markets.

We utilize a limited number of suppliers of solar panels and other system components to adequately meet anticipated demand for our solar service offerings. Any shortage, delay or component price change from these suppliers or delays and price increases associated with the product transport logistics could result in sales and installation delays, cancellations and loss of market share.

We purchase solar panels, inverters and other system components from a limited number of suppliers for certain components, which makes us susceptible to quality issues, shortages and price changes. If we fail to develop, maintain and expand relationships with existing or new suppliers, we may be unable to adequately meet anticipated demand for our solar energy systems or may only be able to offer our systems at higher costs or after delays. If one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production, we may be unable to satisfy this demand due to an inability to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms.

In particular, there are a limited number of inverter and battery suppliers. Once we design a system for use with a particular inverter or battery, if that type of inverter or battery is not readily available at an anticipated price, we may incur additional delay and expense to redesign the system and source alternative inventory.

In addition, production of solar panels involves the use of numerous raw materials and components. Several of these have experienced periods of limited availability, particularly polysilicon, as well as indium, cadmium telluride, aluminum and copper. The manufacturing infrastructure for some of these raw materials and components has a long lead time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components. The prices for these raw materials and components fluctuate depending on global market conditions and demand and we may experience rapid increases in costs or sustained periods of limited supplies.

Despite efforts to obtain components from multiple sources whenever possible, many suppliers may be single-source suppliers of certain components. If we cannot maintain long-term supply agreements or identify and qualify multiple sources for components, access to supplies at satisfactory prices, volumes and quality levels may be harmed. We may also experience delivery delays of components from suppliers in various global locations. In addition, while there are alternative suppliers and service providers that we could enter into agreements with to replace its suppliers on commercially reasonable terms, we may be unable to establish alternate supply relationships or obtain or engineer replacement components in the short term, or at all, at favorable prices or costs. Qualifying alternate suppliers or developing our own replacements for certain components may be time-consuming and costly and may force us to make modifications to our product designs.

Our need to purchase supplies globally and our continued international expansion further subjects us to risks relating to currency fluctuations. Any decline in the exchange rate of the U.S. dollar compared to the functional currency of component suppliers could increase component prices. In addition, the state of the financial markets could limit suppliers’ ability to raise capital if they are required to expand their production to meet our needs or satisfy our operating capital requirements. Changes in economic and business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate, could also affect suppliers’ solvency and ability to deliver components on a timely basis. Any of these shortages, delays or price changes could limit our growth, cause cancellations or adversely affect profitability and the ability to compete in the markets in which we operate effectively.

Our business substantially focuses on solar service agreements and transactions with residential customers.

Our business substantially focuses on solar service agreements and transactions with residential customers. Our energy system sales to homeowners utilize power purchase agreements (“PPAs”), leases, loans and other products and services. We currently offer PPAs and leases through LightReach, Mosaic, EverBright, LLC, and other financial institutions. If we were unable to arrange new or alternative financing methods for PPAs and leases on favorable terms, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

If we fail to manage operations and growth effectively, we may be unable to execute our business plan, maintain high levels of customer service or adequately address competitive challenges.

We have experienced significant growth in recent periods as measured by our number of customers; we intend to continue efforts to expand our business within existing and new markets. This growth has placed, and any future growth may place, a strain on management, operational and financial infrastructure. Our growth requires our management to devote a significant amount of time and effort to maintain and expand relationships with customers, dealers and other third parties, attract new customers and dealers, arrange financing for growth and manage expansion into additional markets.

In addition, our current and planned operations, personnel, information technology and other systems and procedures might need to be revised to support future growth and may require us to make additional unanticipated investments in its infrastructure. Our success and ability to further scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner.

If we cannot manage operations and growth, we may be unable to meet expectations regarding growth, opportunity and financial targets, take advantage of market opportunities, execute our business strategies or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings or other operational difficulties. Any failure to effectively manage our operations and growth could adversely impact our reputation, business, financial condition, cash flows and results of operations.

We have incurred losses and may be unable to achieve or sustain profitability in the future.

Although we generated net income of $8.1 million in the thirteen weeks ended March 30, 2025, we have incurred net losses in the past, including $56.5 million in the fiscal year ended December 29, 2024. We have an accumulated deficit of $403.3 million as of March 30, 2025. Additionally, as of March 30, 2025, we had long-term indebtedness of $135.4 million. We will continue to incur net losses as spending increases to finance the expansion of operations, installation, engineering, administrative, sales and marketing staffs, spending increases on brand awareness and other sales and marketing initiatives and implement internal systems and infrastructure to support the company’s growth. We do not know whether revenue will grow rapidly enough to absorb these costs, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on results of operations. Our ability to achieve profitability depends on a number of factors, including but not limited to:

●	Growing the customer base;

●	Maintaining or further lowering the cost of capital;

●	Reducing the cost of components for our solar service offerings;

●	Growing and maintaining our sales partner network;

●	Growing our direct-to-consumer and New Homes business to scale; and

●	Reducing operating costs by lowering customer acquisition costs and optimizing our design and installation processes and supply chain logistics.

Even if we do achieve profitability, we may be unable to sustain or increase profitability in the future.

A material drop in the retail price of utility-generated electricity or electricity from other sources could adversely impact our ability to attract customers, which would harm our business, financial condition, and results of operations.

We believe a homeowner’s decision to buy solar energy from us is primarily driven by a desire to lower electricity costs. Decreases in the retail prices of electricity from utilities or other energy sources would harm our ability to offer competitive pricing and could harm its business. The price of electricity from utilities could decrease as a result of:

●	the construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy technologies;

●	the construction of additional electric transmission and distribution lines;

●	a reduction in the price of natural gas or other natural resources as a result of new drilling techniques or other technological developments, a relaxation of associated regulatory standards, or broader economic or policy developments;

●	energy conservation technologies and public initiatives to reduce electricity consumption;

●	subsidies impacting electricity prices, including in connection with electricity generation and transmission; and

●	development of new energy technologies that provide less expensive energy.

A reduction in utility electricity prices would make the purchase of our solar service offerings less attractive. If the retail price of energy available from utilities were to decrease due to any of these or other reasons, we would be at a competitive disadvantage. As a result, we may be unable to attract new homeowners and growth would be limited.

We face competition from both traditional energy companies and renewable energy companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large utilities. Our primary competitors are the traditional utilities that supply energy to potential customers. We compete with these utilities primarily based on price, predictability of price and the ease by which customers can switch to electricity generated by our solar energy systems. If we cannot offer compelling value to its customers based on these factors, then our business will not grow. Utilities generally have substantially greater financial, technical, operational and other resources than us. As a result of their greater size, these competitors may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Utilities could also offer other value added products and services that could help them compete with us even if the cost of electricity they offer is higher than ours. In addition, a majority of utilities’ sources of electricity are non-solar, which may allow utilities to sell electricity more cheaply than electricity generated by our solar energy systems.

Our growth strategy depends on the widespread adoption of solar power technology.

The distributed residential solar energy market is at a relatively early stage of development compared to fossil fuel-based electricity generation. If additional demand for distributed residential solar energy systems fails to develop sufficiently or takes longer to develop than we anticipate, the company may be unable to originate additional solar service agreements and related solar energy systems and energy storage systems to grow the business. In addition, demand for solar energy systems and energy storage systems in our targeted markets may not develop to the extent it anticipates. As a result, we may need to successfully broaden our customer base through origination of solar service agreements and related solar energy systems and energy storage systems within its current markets or in new markets we may enter.

Many factors may affect the demand for solar energy systems, including, but not limited to, the following:

●	availability, substance and magnitude of solar support programs including government targets, subsidies, incentives, renewable portfolio standards and residential net metering rules;

●	the relative pricing of other conventional and non-renewable energy sources, such as natural gas, coal, oil and other fossil fuels, wind, utility-scale solar, nuclear, geothermal and biomass;

●	performance, reliability and availability of energy generated by solar energy systems compared to conventional and other non-solar renewable energy sources;

●	availability and performance of energy storage technology, the ability to implement such technology for use in conjunction with solar energy systems and the cost competitiveness such technology provides to customers as compared to costs for those customers reliant on the conventional electrical grid; and

●	general economic conditions and the level of interest rates.

The residential solar energy industry is constantly evolving, which makes it difficult to evaluate our prospects. We cannot be certain if historical growth rates reflect future opportunities or its anticipated growth will be realized. The failure of distributed residential solar energy to achieve, or its being significantly delayed in achieving, widespread adoption could have a material adverse effect on our business, financial condition and results of operations.

Our business could be adversely affected by seasonal trends, poor weather, labor shortages, and construction cycles.

Our business is subject to significant industry-specific seasonal fluctuations. In the U.S., many customers make purchasing decisions towards the end of the year in order to take advantage of tax credits and residential solar sales tend to decline during the winter months. In addition, sales in the new home development market are often tied to construction market demands, which tend to follow national trends in construction, including declining sales during cold weather months.

Natural disasters, terrorist activities, political unrest, economic volatility, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, avian flu and monkeypox, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict operations and services, incur significant costs to protect its employees and facilities, or result in regional or global economic distress, which may materially and adversely affect business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, future disruptions in access to bank deposits or lending commitments due to bank failures and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the U.S. and other countries across the globe with significant disruption to financial markets. Any one or more of these events may impede our operation and delivery efforts and adversely affect sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations. We cannot predict the full effects the supply chain constraints will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties.

We are exposed to the credit risk of customers and our finance partners, and payment delinquencies on accounts receivables.

Defaults by customers and the financial institutions that fund some of our customers’ solar systems have not been material to date, but we expect that the risk of customer defaults or financial partner defaults may increase as we grow our business. For example, Sunnova Energy International, Inc. (“Sunnova”), a major provider of financing for solar systems, announced that substantial doubt exists regarding its ability to continue as a going concern. While Complete Solar does not use Sunnova for any of its customer financing, if any of our financing partners experience liquidity concerns or stop funding projects, we may incur significant losses or project delays. If any of our customers are unable to make milestone payments on systems purchased in cash, our revenue and costs could be adversely affected. If economic conditions worsen, certain of our customers or finance partners may face liquidity concerns and may be unable to satisfy their payment obligations to us on a timely basis or at all, which could have a material adverse effect on our financial condition and results of operations.

We may not realize the anticipated benefits of past or future acquisitions, including the transactions under the APA with SunPower, and integration of these acquisitions may disrupt our business.

In November 2022, we acquired The Solaria Corporation (“Solaria”), after which Complete Solar was renamed “Complete Solaria, Inc.” In October 2023, we subsequently sold solar panel assets of Solaria, including intellectual property and customer contracts, to Maxeon Solar Technologies, Ltd., which resulted in an impairment loss of $147.5 million and loss on disposal of $1.8 million. On September 30, 2024, we completed the acquisition of the Acquired SunPower Assets under the APA with SunPower, which resulted in our acquisition of the SunPower Businesses and a significant expansion of our business operations and headcount. In the future, we may acquire additional companies, project pipelines, products, or technologies, or enter into joint ventures or other strategic initiatives. Our ability as an organization to integrate acquisitions is unproven. We may not realize the anticipated benefits of our acquisitions or any other future acquisition or the acquisition may be viewed negatively by customers, financial markets or investors.

Any acquisition has numerous risks, including, but not limited to, the following:

●	difficulty in assimilating the operations and personnel of the acquired company;

●	difficulty in effectively integrating the acquired technologies or products with current products and technologies;

●	difficulty in maintaining controls, procedures and policies during the transition and integration;

●	disruption of ongoing business and distraction of management and employees from other opportunities and challenges due to integration issues;

●	difficulty integrating the acquired company’s accounting, management information and other administrative systems;

●	inability to retain key technical and managerial personnel of the acquired business;

●	inability to retain key customers, vendors, and other business partners of the acquired business;

●	inability to achieve the financial and strategic goals for the acquired and combined businesses;

●	incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact operating results;

●	failure of due diligence processes to identify significant issues with product quality, legal and financial liabilities, among other things;

●	inability to assert that internal controls over financial reporting are effective; and

●	inability to obtain, or obtain in a timely manner, approvals from governmental authorities, which could delay or prevent such acquisitions.

●	inability to rebuild trust with home builders due to the SunPower bankruptcy.

●	inability to obtain advantageous financing arrangements with financiers in order to pass the saving on to customers.

We may be required to file claims against other parties for infringing its intellectual property that may be costly and may not be resolved in its favor.

To protect our intellectual property rights and to maintain competitive advantage, we have filed, and may continue to file, suits against parties we believe infringe or misappropriate our intellectual property. Intellectual property litigation is expensive and time-consuming, could divert management’s attention from our business, and could have a material adverse effect on our business, operating results, or financial condition, and our enforcement efforts may not be successful. In addition, the validity of our patents may be challenged in such litigation. Our participation in intellectual property enforcement actions may negatively impact our financial results.

Developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings.

Significant developments in technology, such as advances in distributed solar power generation, energy storage solutions such as batteries, energy storage management systems, the widespread use or adoption of fuel cells for residential or commercial properties or improvements in other forms of distributed or centralized power production may materially and adversely affect demand for our offerings and otherwise affect our business. Future technological advancements may result in reduced prices to consumers or more efficient solar energy systems than those available today, either of which may result in current customer dissatisfaction. We may not be able to adopt these new technologies as quickly as its competitors or on a cost-effective basis.

Additionally, recent technological advancements may impact our business in ways not currently anticipated. Any failure by us to adopt or have access to new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence or the loss of competitiveness of and decreased consumer interest in its solar energy services, which could have a material adverse effect on its business, financial condition and results of operations.

Our business is subject to complex and evolving data protection laws. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, increased cost of operations or otherwise harm its business.

Consumer personal privacy and data security have become significant issues and the subject of rapidly evolving regulation in the U.S. Furthermore, federal, state and local government bodies or agencies have in the past adopted, and may in the future adopt, more laws and regulations affecting data privacy. For example, the state of California enacted the California Consumer Privacy Act of 2018 (“CCPA”) and California voters recently approved the California Privacy Rights Act (“CPRA”). The CCPA creates individual privacy rights for consumers and places increased privacy and security obligations on entities handling the personal data of consumers or households. The CCPA went into effect in January 2020 and it requires covered companies to provide new disclosures to California consumers, provides such consumers, business-to-business contacts and employees new ways to opt-out of certain sales of personal information, and allows for a new private right of action for data breaches. The CPRA modifies the CCPA and imposes additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The CCPA and the CPRA may significantly impact Complete Solaria’s business activities and require substantial compliance costs that adversely affect its business, operating results, prospects and financial condition. To date, we have not experienced substantial compliance costs in connection with fulfilling the requirements under the CCPA or CPRA. However, we cannot be certain that compliance costs will not increase in the future with respect to the CCPA and CPRA or any other recently passed consumer privacy regulation.

Outside the U.S., an increasing number of laws, regulations, and industry standards may govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”) and the United Kingdom’s GDPR (“UK GDPR”) impose strict requirements for processing personal data. Under the EU GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Non-compliance with the UK GDPR may result in substantially similar adverse consequences to those in relation to the EU GDPR, including monetary penalties of up to £17.5 million or 4% of worldwide revenue, whichever is higher.

In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the U.S. or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are not adequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross- border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA and UK’s standard contractual clauses, these mechanisms are subject to legal challenges, and there is no assurance that Complete Solaria can satisfy or rely on these measures to lawfully transfer personal data to the U.S. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the U.S., or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all of its business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against its processing or transferring of personal data necessary to operate its business. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of Europe for allegedly violating the EU GDPR’s cross-border data transfer limitations.

Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations and policies, could result in additional cost and liability to us damage our reputation, inhibit sales and adversely affect our business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to our business may limit the use and adoption of, and reduce the overall demand for, its solutions. If we are not able to adjust to changing laws, regulations and standards related to privacy or security, our business may be harmed.

Any unauthorized access to or disclosure or theft of personal information we gather, store or use could harm our reputation and subject us to claims or litigation.

We receive, store and use personal information of customers, including names, addresses, e-mail addresses, and other housing and energy use information. We also store information of dealers, including employee, financial and operational information. We rely on the availability of data collected from customers and dealers in order to manage our business and market our offerings. We take certain steps in an effort to protect the security, integrity and confidentiality of the personal information collected, stored or transmitted, but there is no guarantee inadvertent or unauthorized use or disclosure will not occur or third parties will not gain unauthorized access to this information despite our efforts. Although we take precautions to provide for disaster recovery, our ability to recover systems or data may be expensive and may interfere with normal operations. Also, although we obtain assurances from such third parties that they will use reasonable safeguards to secure their systems, we may be adversely affected by unavailability of their systems or unauthorized use or disclosure or its data maintained in such systems. Because techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, our suppliers or vendors and our dealers may be unable to anticipate these techniques or to implement adequate preventative or mitigation measures.

Cyberattacks in particular are becoming more sophisticated and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, disruption of customers’ operations, loss or damage to data delivery systems, unauthorized release of confidential or otherwise protected information, corruption of data and increased costs to prevent, respond to or mitigate cybersecurity events. In addition, certain cyber incidents, such as advanced persistent threats, may remain undetected for an extended period.

Unauthorized use, disclosure of or access to any personal information maintained by us or on the behalf of us, whether through breach of our systems, breach of the systems of our suppliers, vendors or dealers by an unauthorized party or through employee or contractor error, theft or misuse or otherwise, could harm our business. If any such unauthorized use, disclosure of or access to such personal information were to occur, our operations could be seriously disrupted and we could be subject to demands, claims and litigation by private parties and investigations, related actions and penalties by regulatory authorities.

In addition, we could incur significant costs in notifying affected persons and entities and otherwise complying with the multitude of federal, state and local laws and regulations relating to the unauthorized access to, use of or disclosure of personal information. Finally, any perceived or actual unauthorized access to, use of or disclosure of such information could harm our reputation, substantially impair our business, financial condition and results of operations. While we currently maintain cybersecurity insurance, such insurance may not be sufficient to cover against claims, and we cannot be certain that cyber insurance will continue to be available on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim.

If we fail to comply with laws and regulations relating to interactions by the company or its dealers with current or prospective residential customers could result in negative publicity, claims, investigations and litigation and adversely affect financial performance.

Our business substantially focuses on home improvement contracts for the installation of solar systems for residential customers. We offer leases, loans and other products and services directly to consumers and through sales partners in our dealer networks, who utilize sales people employed by or engaged as third-party service providers of such contractors. We and our dealers must comply with numerous federal, state and local laws and regulations that govern matters relating to interactions with residential consumers, including those pertaining to consumer protection, marketing and sales, privacy and data security, consumer financial and credit transactions, mortgages and refinancings, home improvement contracts, warranties and various means of customer solicitation, including under the laws described below in “As sales to residential customers have grown, we have increasingly become subject to substantial financing and consumer protection laws and regulations.” These laws and regulations are dynamic and subject to potentially differing interpretations and various federal, state and local legislative and regulatory bodies may initiate investigations, expand current laws or regulations, or enact new laws and regulations regarding these matters. Changes in these laws or regulations or their interpretation could dramatically affect how we and our dealers do business, acquire customers and manage and use information collected from and about current and prospective customers and the costs associated therewith. We and our dealers strive to comply with all applicable laws and regulations relating to interactions with residential customers. It is possible, however, that these requirements may be interpreted and applied in a manner inconsistent from one jurisdiction to another and may conflict with other rules or our practices or the practices of our dealers.

Although we require dealers to meet consumer compliance requirements, we do not control dealers and their suppliers or their business practices. Accordingly, we cannot guarantee they follow ethical business practices such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative dealers or suppliers, which could increase costs and have a negative effect on business and prospects for growth. Violation of labor or other laws by our dealers or suppliers or the divergence of a dealer or supplier’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which the company does or intends to do business could also attract negative publicity and harm the business.

From time to time, we have been included in lawsuits brought by the consumer customers of certain contractors in our networks, citing claims based on the sales practices of these contractors. We cannot be sure that a court of law would not determine that we are liable for the actions of the contractors in our networks or that a regulator or state attorney general’s office may hold us accountable for violations of consumer protection or other applicable laws by. Our risk mitigation processes may not be sufficient to mitigate financial harm associated with violations of applicable law by our contractors or ensure that any such contractor is able to satisfy its indemnification obligations to us. Any significant judgment against us could expose it to broader liabilities, a need to adjust our distribution channels for products and services or otherwise change our business model and could adversely impact the business.

We may be unsuccessful in introducing new services and product offerings.

We intend to introduce new offerings of services and products to both new and existing customers in the future, including home automation products and additional home technology solutions. We may be unsuccessful in significantly broadening our customer base through the addition of these services and products within current markets or in new markets the company may enter. Additionally, we may not be successful in generating substantial revenue from any additional services and products introduced in the future and may decline to initiate new product and service offerings.

Damage to our brand and reputation or change or loss of use of our brand could harm our business and results of operations.

We depend significantly on our reputation for high-quality products, excellent customer service and the brand name “Complete Solaria” to attract new customers and grow our business. If we fail to continue to deliver solar energy systems or energy storage systems within the planned timelines, if our offerings do not perform as anticipated or if we damage any of our customers’ properties or delays or cancels projects, our brand and reputation could be significantly impaired. Future technological improvements may allow the company to offer lower prices or offer new technology to new customers; however, technical limitations in our current solar energy systems and energy storage systems may prevent us from offering such lower prices or new technology to existing customers.

In addition, given the sheer number of interactions our personnel or dealers operating on our behalf have with customers and potential customers, it is inevitable that some customers’ and potential customers’ interactions with us or dealers operating on our behalf will be perceived as less than satisfactory. This has led to instances of customer complaints, some of which have affected our digital footprint on rating websites and social media platforms. If we cannot manage hiring and training processes to avoid or minimize these issues to the extent possible, our reputation may be harmed and our ability to attract new customers would suffer.

In addition, if we were to no longer use, lose the right to continue to use or if others use the “Complete Solaria” brand, we could lose recognition in the marketplace among customers, suppliers and dealers, which could affect our business, financial condition, results of operations and would require financial and other investment and management attention in new branding, which may not be as successful.

Our success depends on the continuing contributions of key personnel, including Thurman J. Rodgers. If we are unable to attract and retain key employees and qualified personnel, our business and prospects could be harmed.

We rely heavily on the services of our key executive officers and other key employees, in particular Thurman J. Rodgers, and the loss of services of any principal member of the management team or other key employees could adversely affect our operations. There have been, and from time to time there may continue to be, changes in our management team resulting from the hiring or departure of executives and key employees, or the transition of executives within our business, which could disrupt our business. For example, during 2023 and 2024, we had turnover in key positions, including our Chief Executive Officer and our Chief Financial Officer. As a result of the SunPower Acquisition, we also appointed new employees to key positions and restructured our management reporting lines. Such changes in our executive management team or workforce may be disruptive to our business, divert management’s attention, result in a loss of knowledge and negatively impact employee morale. If we encounter further turnover or difficulties associated with the transition or departure of our executive officers and key employees, or if we are unsuccessful in recruiting new personnel or in retaining and motivating existing personnel, our operations may be disrupted, which could harm our business.

We are investing significant resources in developing new members of management as we complete our restructuring and strategic transformation, including as a result of the SunPower Acquisition. We also anticipate that over time we will need to hire a number of highly skilled technical, sales, marketing, administrative, and accounting personnel. The competition for qualified personnel is intense in this industry. We may not be successful in attracting and retaining sufficient numbers of qualified personnel to support its anticipated growth. We cannot guarantee that any employee will remain employed with us for any definite period of time since all employees, including key executive officers, serve at-will and may terminate their employment at any time for any reason.

Labor is subject to external factors that are beyond our control, including our industry’s highly competitive market for skilled workers and leaders, cost inflation, and workforce participation rates. As we build our brand and become more well known and grow globally, there is increased risk that competitors or other companies will seek to hire our personnel. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.

If we or our dealers or suppliers fail to hire and retain sufficient employees and service providers in key functions, our growth and ability to timely complete customer projects and successfully manage customer accounts would be constrained.

To support growth, we and our dealers need to hire, train, deploy, manage and retain a substantial number of skilled employees, engineers, installers, electricians and sales and project finance specialists. Competition for qualified personnel in this industry has increased substantially, particularly for skilled personnel involved in the installation of solar energy systems. We and our dealers also compete with the homebuilding and construction industries for skilled labor. These industries are cyclical and when participants in these industries seek to hire additional workers, it puts upward pressure on us and our dealers’ labor costs. Companies with whom our dealers compete to hire installers may offer compensation or incentive plans that certain installers may view as more favorable. As a result, our dealers may be unable to attract or retain qualified and skilled installation personnel. The further unionization of the industry’s labor force or the homebuilding and construction industries’ labor forces could also increase our dealers’ labor costs.

Shortages of skilled labor could significantly delay a project or otherwise increase dealers’ costs. Further, we need to continue to increase the training of the customer service team to provide high-end account management and service to homeowners before, during and following the point of installation of its solar energy systems. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. It can take several months before a new customer service team member is fully trained and productive at the standards established by us. If we are unable to hire, develop and retain talented customer service or other personnel, we may not be able to grow our business.

Our operating results and ability to grow may fluctuate from quarter to quarter and year to year, which could make future performance difficult to predict and could cause operating results for a particular period to fall below expectations.

Our quarterly and annual operating results and its ability to grow are difficult to predict and may fluctuate significantly. We have experienced seasonal and quarterly fluctuations in the past and expect to experience such fluctuations in the future. In addition to the other risks described in this “Risk Factors” section, the following factors could cause operating results to fluctuate:

●	expiration or initiation of any governmental rebates or incentives;

●	significant fluctuations in customer demand for our solar energy services, solar energy systems and energy storage systems;

●	our dealers’ ability to complete installations in a timely manner;

●	our and our dealers’ ability to gain interconnection permission for an installed solar energy system from the relevant utility;

●	the availability, terms and costs of suitable financing;

●	the amount, timing of sales and potential decreases in value of Solar Renewable Energy Certificates;

●	our ability to continue to expand its operations and the amount and timing of expenditures related to this expansion;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments;

●	changes in our pricing policies or terms or those of competitors, including centralized electric utilities;

●	actual or anticipated developments in competitors’ businesses, technology or the competitive landscape; and

●	natural disasters or other weather or meteorological conditions.

For these or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of our future performance.

Our ability to obtain insurance on the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events or company-specific events, as well as the financial condition of insurers.

Our insurance policies cover legal and contractual liabilities arising out of bodily injury, personal injury or property damage to third parties and are subject to policy limits.

However, such policies do not cover all potential losses and coverage is not always available in the insurance market on commercially reasonable terms. In addition, we may have disagreements with insurers on the amount of recoverable damages and the insurance proceeds received for any loss of, or any damage to, any of our assets may be claimed by lenders under financing arrangements or otherwise may not be sufficient to restore the loss or damage without a negative impact on its results of operations. Furthermore, the receipt of insurance proceeds may be delayed, requiring us to use cash or incur financing costs in the interim. To the extent our experiences covered losses under its insurance policies, the limit of our coverage for potential losses may be decreased or the insurance rates it has to pay increased. Furthermore, the losses insured through commercial insurance are subject to the credit risk of those insurance companies. While we believe our commercial insurance providers are currently creditworthy, we cannot assure such insurance companies will remain so in the future.

We may not be able to maintain or obtain insurance of the type and amount desired at reasonable rates. The insurance coverage obtained may contain large deductibles or fail to cover certain risks or all potential losses. In addition, our insurance policies are subject to annual review by insurers and may not be renewed on similar or favorable terms, including coverage, deductibles or premiums, or at all. If a significant accident or event occurs for which we are not fully insured or the company suffers losses due to one or more of its insurance carriers defaulting on their obligations or contesting their coverage obligations, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to breaches of our information technology systems, which could lead to disclosure of internal information, damage to our reputation or relationships with dealers, suppliers, and customers, and disrupt access to online services. Such breaches could subject us to significant reputational, financial, legal, and operational consequences.

Our business requires the use and storage of confidential and proprietary information, intellectual property, commercial banking information, personal information concerning customers, employees, and business partners, and corporate information concerning internal processes and business functions. Malicious attacks to gain access to such information affects many companies across various industries, including ours.

Where appropriate, we use encryption and authentication technologies to secure the transmission and storage of data. These security measures may be compromised as a result of third-party security breaches, employee error, malfeasance, faulty password management, or other irregularity or malicious effort, and result in persons obtaining unauthorized access to data.

We devote resources to network security, data encryption, and other security measures to protect our systems and data, but these security measures cannot provide absolute security. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, target end users through phishing and other malicious techniques, and/or may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventative measures. As a result, we may experience a breach of our systems in the future that reduces our ability to protect sensitive data. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving team members, contractors and temporary staff. If we experience, or are perceived to have experienced, a significant data security breach, fail to detect and appropriately respond to a significant data security breach, or fail to implement disclosure controls and procedures that provide for timely disclosure of data security breaches deemed material to our business, including corrections or updates to previous disclosures, we could be exposed to a risk of loss, increased insurance costs, remediation and prospective prevention costs, damage to our reputation and brand, litigation and possible liability, or government enforcement actions, any of which could detrimentally affect our business, results of operations, and financial condition.

We may also share information with contractors and third-party providers to conduct business. While we generally review and typically request or require such contractors and third-party providers to implement security measures, such as encryption and authentication technologies to secure the transmission and storage of data, those third-party providers may experience a significant data security breach, which may also detrimentally affect our business, results of operations, and financial condition as discussed above. See also under this section, “We may be required to file claims against other parties for infringing its intellectual property that may be costly and may not be resolved in our favor.” We rely substantially upon trade secret laws and contractual restrictions to protect our proprietary rights, and, if these rights are not sufficiently protected, our ability to compete and generate revenue could suffer.

As sales to residential customers have grown, we have increasingly become subject to consumer protection laws and regulations.

As we continue to seek to expand our retail customer base, our activities with customers are subject to consumer protection laws that may not be applicable to other businesses, such as federal truth-in-lending, consumer leasing, telephone and digital marketing, and equal credit opportunity laws and regulations, as well as state and local finance laws and regulations. Claims arising out of actual or alleged violations of law may be asserted against us by individuals or governmental entities and may expose the company to significant damages or other penalties, including fines. In addition, our affiliations with third-party dealers may subject the company to alleged liability in connection with actual or alleged violations of law by such dealers, whether or not actually attributable to us, which may expose us to significant damages and penalties, and we may incur substantial expenses in defending against legal actions related to third-party dealers, whether or not ultimately found liable.

The competitive environment in which we operate often requires the undertaking of customer obligations, which may turn out to be costlier than anticipated and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are often required, at the request of our end customer, to undertake certain obligations such as:

●	system output performance warranties; and

●	system maintenance.

Such customer obligations involve complex accounting analyses and judgments regarding the timing of revenue and expense recognition, and in certain situations these factors may require us to defer revenue or profit recognition until projects are completed or until contingencies are resolved, which could adversely affect revenues and profits in a particular period.

We are subject to risks associated with construction, cost overruns, delays, regulatory compliance and other contingencies, any of which could have a material adverse effect on its business and results of operations.

We are a licensed contractor in certain communities that we service and are ultimately responsible as the contracting party for every solar energy system installation. A significant portion of our business depends on obtaining and maintaining required licenses in various jurisdictions. All such licenses are subject to audit by the relevant government agency. Our failure to obtain or maintain required licenses could result in the termination of certain of our contracts. For example, we hold a license with California’s Contractors State License Board (the “CSLB”) and that license is currently under probation with the CSLB. If we fail to comply with the CSLB’s law and regulations, it could result in termination of certain of our contracts, monetary penalties, extension of the license probation period or revocation of its license in California. In addition, we may be liable, either directly or through its solar partners, to homeowners for any damage we cause to them, their home, belongings or property during the installation of our systems. For example, we either directly or through its solar partners, frequently penetrate homeowners’ roofs during the installation process and may incur liability for the failure to adequately weatherproof such penetrations following the completion of construction. In addition, because the solar energy systems we or our solar partners deploy are high voltage energy systems, we may incur liability for failing to comply with electrical standards and manufacturer recommendations.

Further, we or our installation partners may face construction delays or cost overruns, which may adversely affect our or our sales partners’ ability to ramp up the volume of installation in accordance with our plans. Such delays or overruns may occur as a result of a variety of factors, such as labor shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties, any of which could lead to increased cancellation rates, reputational harm and other adverse effects.

In addition, the installation of solar energy systems, energy storage systems, and other energy-related products requiring building modifications are subject to oversight and regulation in accordance with national, state, and local laws and ordinances relating to building, fire, and electrical codes, safety, environmental protection, utility interconnection and metering, and related matters. We also rely on certain employees to maintain professional licenses in many of the jurisdictions in which we operate, and the failure to employ properly licensed personnel could adversely affect our licensing status in those jurisdictions. It is difficult and costly to track the requirements of every individual authority having jurisdiction over our installations and to design solar energy systems to comply with these varying standards. Any new government regulations or utility policies pertaining to our systems may result in significant additional expenses to homeowners and us and, as a result, could cause a significant reduction in demand for solar service offerings.

While we have a variety of stringent quality standards that the company applies in the selection of its solar partners, we do not control our suppliers and solar partners or their business practices. Accordingly, we cannot guarantee that they follow our standards or ethical business practices, such as fair wage practices and compliance with environmental, safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative suppliers or contractors, which could increase costs and result in delayed delivery or installation of our products, product shortages or other disruptions of its operations. Violation of labor or other laws by our suppliers and solar partners or the divergence of a supplier’s or solar partners’ labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do business could also attract negative publicity and harm our business, brand and reputation in the market.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant penalties, operational delays and adverse publicity.

The installation and ongoing operations and maintenance of solar energy systems and energy storage systems requires individuals hired by us, our dealers, or third-party contractors, potentially including employees, to work at heights with complicated and potentially dangerous electrical systems. The evaluation and modification of buildings as part of the installation process requires these individuals to work in locations that may contain potentially dangerous levels of asbestos, lead, mold or other materials known or believed to be hazardous to human health. There is substantial risk of serious injury or death if proper safety procedures are not followed. Our operations are subject to regulation by the Occupational Safety and Health Administration (“OSHA”) and the Department of Transportation (“DOT”) and equivalent state and local laws. Changes to OSHA or DOT requirements, or stricter interpretation or enforcement of existing laws or regulations, could result in increased costs. If we fail to comply with applicable OSHA or DOT regulations, even if no work-related serious injury or death occurs, we may be subject to civil or criminal enforcement and be required to pay substantial penalties, incur significant capital expenditures or suspend or limit operations. Because individuals hired by us or on our behalf to perform installation and ongoing operations and maintenance of the company’s solar energy systems and energy storage systems, including its dealers and third-party contractors, are compensated on a per project basis, they are incentivized to work more quickly than installers compensated on an hourly basis. While we have not experienced a high level of injuries to date, this incentive structure may result in higher injury rates than others in the industry and could accordingly expose the company to increased liability. Individuals hired by or on behalf of us may have workplace accidents and receive citations from OSHA regulators for alleged safety violations, resulting in fines. Any such accidents, citations, violations, injuries or failure to comply with industry best practices may subject us to adverse publicity, damage its reputation and competitive position and adversely affect the business.

Our business has benefited from the declining cost of solar energy system components, but it may be harmed if the cost of such components stabilizes or increases in the future.

Our business has benefited from the declining cost of solar energy system components and to the extent such costs stabilize, decline at a slower rate or increase, our future growth rate may be negatively impacted. The declining cost of solar energy system components and the raw materials necessary to manufacture them has been a key driver in the price of our solar energy systems, and the prices charged for electricity and customer adoption of solar energy. Solar energy system component and raw material prices may not continue to decline at the same rate as they have over the past several years or at all. In addition, growth in the solar industry and the resulting increase in demand for solar energy system components and the raw materials necessary to manufacture them may also put upward pressure on prices. An increase of solar energy system components and raw materials prices could slow growth and cause business and results of operations to suffer. Further, the cost of solar energy system components and raw materials has increased and could increase in the future due to tariff penalties, duties, the loss of or changes in economic governmental incentives or other factors.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

It is possible our solar energy systems or energy storage systems could injure customers or other third parties or our solar energy systems or energy storage systems could cause property damage as a result of product malfunctions, defects, improper installation, fire or other causes. Any product liability claim we face could be expensive to defend and may divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages, potential increases in insurance expenses, penalties or fines, subject the company to adverse publicity, damage our reputation and competitive position and adversely affect sales of solar energy systems or energy storage systems. In addition, product liability claims, injuries, defects or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions to the industry as a whole and may have an adverse effect on our ability to expand its portfolio of solar service agreements and related solar energy systems and energy storage systems, thus affecting our business, financial condition and results of operations.

Our warranty costs may exceed the warranty reserve.

We provide warranties that cover parts performance and labor to purchasers of our solar modules. We also have legacy warranty and performance obligations from our former business manufacturing solar panels. We maintain a warranty reserve on our financial statements, and our warranty claims may exceed the warranty reserve. Any significant warranty expenses could adversely affect our financial condition and results of operations. Significant warranty problems could impair our reputation which could result in lower revenue and a lower gross margin.

We are subject to legal proceedings and regulatory inquiries and may be named in additional claims or legal proceedings or become involved in regulatory inquiries, all of which are costly, distracting to our core business and could result in an unfavorable outcome or harm our business, financial condition, results of operations or the trading price for our securities.

We are involved in claims, legal proceedings that arise from normal business activities. In addition, from time to time, third parties have asserted and may in the future assert claims against us. We evaluate all claims, lawsuits and investigations with respect to their potential merits, our potential defenses and counter claims, settlement or litigation potential and the expected effect on us. In the event that we are involved in significant disputes, including the legal claims noted below, or are the subject of a formal action by a regulatory agency, we could be exposed to costly and time-consuming legal proceedings that could result in any number of outcomes. Although outcomes of such actions vary, any claims, proceedings or regulatory actions initiated by or against us whether successful or not, could result in expensive costs of defense, costly damage awards, injunctive relief, increased costs of business, fines or orders to change certain business practices, significant dedication of management time, diversion of significant operational resources or some other harm to the business. In any of these cases, our business, financial condition or results of operations could be negatively impacted. We make a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Depending on the nature and timing of any such controversy, an unfavorable resolution of a matter could materially affect our future business, financial condition or results of operations, or all of the foregoing, in a particular quarter.

See “Business - Legal Proceedings” for a further discussion of the legal claims summarized therein.

In addition to the other information provided in elsewhere in this Prospectus, on February 22, 2024, the court in the case issued an order against certain subsidiaries of the Company which awarded Siemens approximately $6.9 million. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. We have appealed these judgments. On August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add Complete Solaria, Inc. as a judgement debtor. Our subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling. The Company recognized $6.9 million as a legal loss related to this litigation in 2023, and in 2024, the Company recorded an additional accrual for $2.0 million for attorneys’ fees, expenses, and pre-judgment interest, in accrued expenses and other current liabilities within its consolidated balance sheet as of December 29, 2024. This legal loss was recognized in fiscal 2024 in loss from discontinued operations, net of tax on the consolidated statements of operations and comprehensive loss. The Company recorded a liability of $6.9 million as a legal loss related to this litigation, excluding amounts for attorneys’ fees and costs, in accrued expenses and other current liabilities within its consolidated balance sheets at each of March 30, 2025 and December 29, 2024.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified directors and officers.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time- consuming. A number of those requirements will require us to carry out activities we had not done previously.

If any issues in complying with those requirements are identified (for example, if we or the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the Complete Solaria Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our ability to use net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history and do not expect to become profitable in the near future and may never achieve profitability. Under current U.S. federal income tax law, unused losses for the tax year ended December 31, 2017 and prior tax years will carry forward to offset future taxable income, if any, until such unused losses expire, and unused federal losses generated after December 31, 2017 will not expire and may be carried forward indefinitely but will be only deductible to the extent of 80% of current year taxable income in any given year. Many states have similar laws.

In addition, both current and future unused net operating loss (“NOL”) carryforwards and other tax attributes may be subject to limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in equity ownership by certain stockholders over a three-year period. The Business Combination may have resulted in an ownership change for us and, accordingly, our NOL carryforwards and certain other tax attributes may be subject to limitations (or disallowance) on their use after the Business Combination. Our NOL carryforwards may also be subject to limitation as a result of prior shifts in equity ownership. Additional ownership changes in the future could result in additional limitations on our NOL carryforwards. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations.

Risks Related to our Common Stock and Other Securities

Our directors, executive officers and principal stockholders will continue to have significant influence over our company, which could limit your ability to influence the outcome of key transactions, including a change of control.

Our directors, executive officers and each of our 5% stockholders and their affiliates, in the aggregate, beneficially own approximately 40% of the outstanding shares of our common stock, based on the number of shares outstanding as of March 31, 2025. As a result, these stockholders, if acting together, will be able to significantly influence matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The trading price of our common stock may be volatile, and you could lose all or part of your investment.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to develop product candidates;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our securities available for public sale

●	any major change in our board of directors or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who currently cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who currently cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. If we obtain additional coverage and any new analyst issues, an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price could decline.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to general market and economic conditions and an active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. If our securities are not listed on, or become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If we fail to meet all applicable requirements of Nasdaq and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

If we are unable to satisfy the Nasdaq criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock; reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business.

There can be no assurance that we will maintain compliance with the requirements for listing our common stock on Nasdaq. On April 28, 2025,we received a letter from the Listing Qualifications staff of Nasdaq indicating that, as a result of our delay in filing its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), we were not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter had no immediate effect on the listing or trading of our common stock or warrants. The Nasdaq listing rules require Nasdaq-listed companies to timely file all required periodic reports with the SEC. The Nasdaq letter stated that, under Nasdaq rules, the Company had 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. We filed our 2024 Form 10-K on April 30, 2025.

If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of analyst coverage; and a decreased ability to issue additional securities or obtain additional financing in the future.

Sales of a substantial number of our common stock in the public market by our shareholders could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline.

Provisions in our Certificate of Incorporation and Bylaws and provisions of the Delaware General Corporation Law may delay or prevent an acquisition by a third party that could otherwise be in the interests of shareholders.

Our Certificate of Incorporation and Bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

●	advance notice requirements for stockholder proposals and director nominations;

●	provisions limiting stockholders’ ability to call special meetings of stockholders and to take action by written consent;

●	restrictions on business combinations with interested stockholders;

●	no cumulative voting; and

●	the ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions by such acquirer.

These provisions of our Certificate of Incorporation and Proposed Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for the shares of our common stock in the future, which could reduce the market price of our common stock.

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the U.S. for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Certificate of Incorporation provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings:

●	any derivative action or proceeding brought on behalf of us;

●	any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders;

●	any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents relating to any provision of the Delaware General Corporation Law (“DGCL”) or our Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

●	any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware, in each such case unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

Our Certificate of Incorporation will further provide that, unless otherwise consented to by us in writing to the selection of an alternative forum, the federal district courts of the U.S. will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint against any person in connection with any offering of our securities, asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities will be deemed to have notice of and consented to this provision.

Although our Certificate of Incorporation contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

We may be required to repurchase up to 5,618,488 shares of common stock from the investors with whom we entered into Forward Purchase Agreements in connection with the closing of the Business Combination, which would reduce the amount of cash available to us to fund our growth plan.

On and around July 13, 2023, FACT entered into separate Forward Purchase Agreements (the “Forward Purchase Agreements”) with each of (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP (collectively, “Sandia”, and each of Meteora, Polar, and Sandia, individually, an “FPA Investor”, and together, the “FPA Investors”), pursuant to which FACT (now Complete Solaria following the closing of the Business Combination) agreed to purchase in the aggregate, on the date that is 24 months after the closing date of the Forward Purchase Agreements (the “Maturity Date”), up to 5,618,488 shares of common stock then held by the FPA Investors (subject to certain conditions and purchase limits set forth in the Forward Purchase Agreements). Pursuant to the terms of the Forward Purchase Agreements, each FPA Investor further agreed not to redeem any of the FACT Class A Ordinary Shares owned by it at such time. The per price at which the FPA Investors have the right to sell the shares to us on the Maturity Date will not be less than $5.00 per share. On December 18, 2023, the Company and each FPA Investor entered into separate amendments to the Forward Purchase Agreements (the “First Amendments”). The First Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment. On May 7 and 8, 2024, respectively, the Company entered into separate amendments to the Forward Purchase Agreements (the collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lower the reset price of each Forward Purchase Agreement from $3.00 to $1.00 per share and amend the VWAP Trigger Event provision to read: “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.” The Sandia Second Amendment is not effective until the Company executes similar amendments with both Polar and Meteora. Subsequently, on June 14, 2024, the Company entered into an amendment to the Forward Purchase Agreement with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment sets the reset price of each Forward Purchase Agreement to $1.00 per share and amends the VWAP Trigger Event provision to read: “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.” In the event either Polar or Meteora amend their Forward Purchase Agreements to include different terms from the $1.00 reset price and VWAP trigger adjustment, or file a notice of a VWAP trigger event, as referenced herein, the Sandia Forward Purchase Agreement will be retroactively amended to reflect those improved terms and liquidity on the Sandia Forward Purchase Agreement, including any of the 1,050,000 shares that were sold upon execution of the Sandia Forward Purchase Agreement. On July 17, 2024, the Company entered into the third amendment to the Forward Purchase Agreement with Polar (the “Polar Third Amendment”), pursuant to which the Company and Polar agreed that Section 2 (Most Favored Nation) of the Forward Purchase Agreement is applicable to all 2,450,000 shares subject to the Forward Purchase Agreement.

If the FPA Investors hold some or all of the 5,618,488 forward purchase agreement shares on the Maturity Date, and the per share trading price of our common stock is less than the per share price at which the FPA Investors have the right to sell the common stock to us on the Maturity Date, we would expect that the FPA Investors will exercise this repurchase right with respect to such shares. In the event that we are required to repurchase these forward purchase agreement shares, or in the event that the Forward Purchase Agreements are terminated, the amount of cash arising from the Business Combination that would ultimately be available to fund our liquidity and capital resource requirements would be reduced accordingly, which would adversely affect our ability to fund our growth plan in the manner we had contemplated when entering into the Forward Purchase Agreements.

Warrants to purchase shares of our common stock may not be exercised at all or may be exercised on a cashless basis and we may not receive any cash proceeds from the exercise of such warrants.

The exercise price of warrants to purchase shares of our common stock may be higher than the prevailing market price of the underlying shares of common stock. The exercise price of such warrants is subject to market conditions and may not be advantageous if the prevailing market price of the underlying shares of common stock is lower than the exercise price. The cash proceeds associated with the exercise of such warrants to purchase our common stock are contingent upon our stock price. The value of our common stock will fluctuate and may not align with the exercise price of such warrants at any given time. If such warrants are “out of the money,” meaning the exercise price is higher than the market price of our common stock, there is a high likelihood that warrant holders may choose not to exercise their warrants. As a result, we may not receive any proceeds from the exercise of such warrants.

Furthermore, with regard to certain warrants to purchase shares of our common stock that were issued in a private placement at the time of FACT’s IPO and warrants issued to certain selling securityholders in connection with conversion of working capital loans, it is possible that we may not receive cash upon their exercise, since these warrants may be exercised on a cashless basis. A cashless exercise allows warrant holders to convert the warrants into shares of our common stock without the need for a cash payment. Instead of paying cash upon exercise, the warrant holder would receive a reduced number of shares based on a predetermined formula. As a result, the number of shares issued through a cashless exercise will be lower than if the warrants were exercised on a cash basis, which could impact the cash proceeds we receive from the exercise of such warrants.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including 12.00% Notes due 2029 and the 7.00% Convertible Senior Notes due 2029 (the 7.00% Notes due 2029 and with the 12.00% Notes due 2029, collectively, the “Convertible Senior Notes”), depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. Additionally, as a result of the delayed filing of our Annual Report on Form 10-K for the year ended December 29, 2024, we incurred additional interest under the Convertible Senior Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Convertible Senior Notes.

The conversion features of the Convertible Senior Notes may adversely affect our financial condition and operating results.

The holders of Convertible Senior Notes will be entitled to convert their notes at and during specified periods at their option. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), at maturity, we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity.

Certain provisions in the indentures or other agreements governing the Convertible Senior Notes may delay or prevent an otherwise a beneficial takeover attempt of us.

Certain provisions in the indentures or other agreements governing the Convertible Senior Notes may make it more difficult or expensive for a third party to acquire us. For example, the indentures and other agreements governing the Convertible Senior Notes will require us to repurchase the Convertible Senior Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the Convertible Senior Notes and/or increase the conversion rate, which could make it costlier for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

Conversion of the Convertible Senior Notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the Convertible Senior Notes may dilute the ownership interests of our stockholders. Upon conversion of the Convertible Senior Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock, any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Senior Notes may encourage short selling by market participants because the conversion of the Convertible Senior Notes could be used to satisfy short positions, or anticipated conversion of the Convertible Senior Notes into shares of our common stock could depress the price of our common stock.

The accounting method for the Convertible Senior Notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the Convertible Senior Notes on our balance sheet, accruing interest expense for the Convertible Senior Notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board (“FASB”) published Accounting Standards Update (“ASU”) 2020-06 (“ASU 2020-06”), which simplified certain of the accounting standards that apply to convertible notes. ASU 2020-06 eliminated the cash conversion and beneficial conversion feature modes used to separately account for embedded conversion features as a component of equity. Instead, an entity would account for convertible debt or convertible preferred stock securities as a single unit of account, unless the conversion feature requires bifurcation and recognition as derivatives. Additionally, the guidance requires entities to use the “if-converted” method for all convertible instruments in the diluted earnings per share calculation and to include the effect of potential share settlement for instruments that may be settled in cash or shares. ASU 2020-06 became effective for us beginning on January 1, 2022.

In addition, we expect that the shares of common stock underlying the Convertible Senior Notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06. Under that method, diluted earnings per share would generally be calculated assuming that all the Convertible Senior Notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share to the extent we are profitable in the future, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the Convertible Senior Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the Convertible Senior Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders or holders of affiliate notes convert their notes or affiliate notes, respectively, following the satisfaction of those conditions and could materially reduce our reported working capital.

The shares of common stock being offered in this prospectus represent a substantial percentage of our outstanding common stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly.

This prospectus relates to the offer and sale from time to time by the Selling Securityholder named in this prospectus or its permitted transferees of up to 30,450,000 shares of common stock that we may sell to White Lion pursuant to the White Lion Purchase Agreement from time to time. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholder pursuant to this prospectus.

The sale of shares of our common stock by the Selling Securityholder, or the perception that these sales could occur, could depress the market price of our common stock. The Selling Securityholder may still have an incentive to sell our common stock because it may still experience a positive rate of return on the securities it purchased due to the differences in the purchase prices it paid for our common stock and the public trading price of our common stock. While the Selling Securityholder may, on average, experience a positive rate of return based on the current market price of the common stock it purchased, public securityholders may not experience a similar rate of return on the common stock they purchased due to differences in the purchase prices and the current market price. While Selling Securityholder may, on average, experience a positive rate of return based on the current market price, public stockholders may not experience a similar rate of return on the common stock they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price. The sale of the common stock by the Selling Securityholder being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our common stock.

Future sales (including potential sales of securities to White Lion pursuant to the White Lion Purchase Agreement), or the perception of future sales, by us or our stockholders in the public market could cause the market price for the common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the us to sell equity securities in the future at a time and at a price that it deems appropriate. In the future, we may issue our securities to raise capital or in connection with investments or acquisitions. For example, we entered into the White Lion Purchase Agreement with White Lion during July 2024, pursuant to which we may issue up to $30.0 million of shares of common stock. Additionally, we entered into the July 2024 Purchase Agreements for approximately $50.0 million of gross proceeds. The amount of shares of common stock issued or issuable upon exercise or conversion of securities issued in connection with a capital raise or an investment or acquisition could constitute a material portion of the then-outstanding shares of our common stock. Any issuance of additional securities in connection with capital raising activities, investments or acquisitions may result in additional dilution to our stockholders.

Additional Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the White Lion Purchase Agreement to the Selling Securityholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the White Lion Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the Selling Securityholder at any time throughout the White Lion Commitment Period. The number of shares ultimately offered for sale to the Selling Securityholder under this prospectus is dependent upon the number of shares we elect to sell to the Selling Securityholder under the White Lion Purchase Agreement. The actual number of shares of common stock that are sold to the Selling Securityholder may depend based on a number of factors, including the market price of our common stock during the sales period. Actual gross proceeds may be less than $30.0 million, which may impact our future liquidity. Because the price per share of each share sold to the Selling Securityholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales, if any.

Investors who buy shares in this offering at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the White Lion Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold to White Lion. Similarly, White Lion may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of sales made by us in future transactions to White Lion at prices lower than the prices they paid.

The issuance of common stock to the Selling Securityholder may cause substantial dilution to our existing shareholders, and the sale of such shares acquired by the Selling Securityholder could cause the price of our common stock to decline.

We are registering for resale by the Selling Securityholder up to 30,450,000 shares of common stock. After the Selling Securityholder has acquired shares under the White Lion Purchase Agreement, it may sell all, some or none of those shares. Sales to the Selling Securityholder by us pursuant to the White Lion Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock.

The sale of a substantial number of shares to the Selling Securityholder could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. The number of shares of our common stock ultimately offered for resale by the Selling Securityholder under this prospectus is dependent upon the number of shares of common stock issued to the Selling Securityholder pursuant to the White Lion Purchase Agreement. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Securityholder may cause the trading price of our common stock to decline.

We have broad discretion in the use of the net proceeds we receive from the sale of shares to the Selling Securityholder and may not use them effectively.

Our management will have broad discretion in the application of the proceeds we receive from the Selling Securityholder, if any, including for the purposes describe in “Use of Proceeds”, and you will not have the opportunity as part of your investment decision to assess whether our management is using the proceeds appropriately. Because of the number and variability of factors that will determine our use of our proceeds from the Selling Securityholder under the White Lion Purchase Agreement, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the proceeds from the Selling Securityholder in short-term, investment grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

THE WHITE LION Transaction

On July 16, 2024, we entered into the original White Lion Purchase Agreement with White Lion, which we and White Lion amended on July 24, 2024 and August 14, 2024. We also entered into the RRA with White Lion on July 16, 2024. Pursuant to the White Lion Purchase Agreement, as amended, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30.0 million in aggregate gross purchase price of newly issued shares of our common stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the earlier of (i) White Lion having purchased shares of common stock equal to $30.0 million and (ii) 18 months from the date of execution of the White Lion Purchase Agreement.

During the White Lion Commitment Period, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares of its common stock. The Company may deliver a Fixed Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company can require White Lion to purchase up to a number of shares of common stock equal to the lesser of (i) $150,000 or (ii) 100% of Average Daily Trading Volume (as such term is defined in the White Lion Purchase Agreement). The Company may also deliver a Rapid Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company may require White Lion to purchase up to a number of shares of common stock equal to the lesser of (i) 100% of the Average Daily Trading Volume and (ii) $2,000,000 divided by the highest closing price of the common stock over the most recent five business days immediately prior to the receipt of the notice. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to Fixed Purchase Notice, the purchase price per share will be equal to 90% of the lowest VWAP (as defined in the White Lion Purchase Agreement) of the common stock that occurs during the five consecutive business days prior to the purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three lowest traded prices on the date that the notice is delivered.

Further, pursuant to Amendment No. 2, the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice (as defined in the White Lion Purchase Agreement). If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one business day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of our common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) more than 9.99% of the number of shares of the common stock outstanding immediately prior to the issuance of shares of common stock issuable pursuant to a purchase notice.

The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of our capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes, as further summarized in “Use of Proceeds”.

The Company and White Lion will have the right to terminate the White Lion Purchase Agreement in the event of a material breach by the other party and notice being sent by the non-breaching party to the breaching party. The White Lion Purchase Agreement also automatically terminates upon the earlier of (i) the end of the White Lion Commitment Period, (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, and (iii) immediately upon the delisting of the common stock from The Nasdaq Global Market.

In consideration for the commitments of White Lion, as described above, the Company issued the Commitment Shares to White Lion. The Commitment Shares are fully earned by White Lion regardless of any subsequent termination of the Purchase Agreement.

Concurrently with the White Lion Purchase Agreement, the Company entered into the RRA with White Lion. The Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Market and Industry Data

Information contained in this prospectus concerning the market and the industries in which Complete Solaria competes, including its market position, general expectations of market opportunities and market size, is based on information from various third-party sources, publicly available information, various industry publications, internal data and estimates, and assumptions made by Complete Solaria based on such sources. Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Complete Solaria operates and Complete Solaria management’s understanding of industry conditions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such sources has been obtained from sources believed to be reliable. Although we believe that such information is reliable, there can be no assurance as to the accuracy or completeness of such information. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Although we are responsible for all of the disclosure contained in this prospectus and we believe the third-party market position, general expectations of market opportunity and market size data included in this prospectus are reliable, we have not independently verified any third-party information and each publication speaks as of its original publication date (and not as of the date of this prospectus). In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

Use of Proceeds

All of the shares of common stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account. We will not receive any of the proceeds from the resale of the shares of common stock by the Selling Securityholder. However, we may receive up to $30,000,000 in gross proceeds under the White Lion Purchase Agreement (assuming the shares to be issued are sold at a price of $1.00 per share) from sales of common stock that we may elect to make to the Selling Securityholder pursuant to the White Lion Purchase Agreement, if any, from time to time in our sole discretion, during the White Lion Commitment Period. We did not receive any proceeds from the issuance of the Commitment Shares.

The proceeds from the Selling Securityholder that we receive under the White Lion Purchase Agreement, if any, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our common stock under the White Lion Purchase Agreement. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds from the sales of shares of common stock, if any to White Lion under the White Lion Purchase Agreement.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

All of the shares of common stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account.

Determination of Offering Price

We cannot currently determine the price or prices at which shares of common stock may be sold by the Selling Securityholder under this prospectus.

Market Information for Securities and Dividend Policy

Market Information

Our common stock and Public Warrants are currently listed on Nasdaq under the symbols “SPWR” and “SPWRW,” respectively. Our common stock and public warrants were previously listed on Nasdaq under the symbols “CSLR” and “CSLRW”, respectively. Prior to the consummation of the Business Combination, our common stock and our Public Warrants were listed on the NYSE under the symbols “FACT” and “FACT WS,” respectively. On June 24, 2025, there were 323 holders of record of the common stock and 195holders of record of our Warrants. We currently do not intend to list the Private Warrants on any stock exchange or stock market.

Dividend Policy

We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Complete Solaria Board may deem relevant.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Complete Solaria was formed in November 2022 through the merger of Complete Solar Holding Corporation, a Delaware corporation (“Complete Solar”), and The Solaria Corporation, a Delaware corporation (such entity, “Solaria,” and such transaction, the “Business Combination”). Founded in 2010, Complete Solar created a technology platform to offer clean energy products to homeowners by enabling a national network of sales partners and build partners. Our sales partners generate solar installation contracts with homeowners on our behalf. To facilitate this process, we provide the software tools, sales support and brand identity to our sales partners, making them competitive with national providers. This turnkey solution makes it easy for anyone to sell solar. On September 30, 2024, upon approval by the Bankruptcy Court for the District of Delaware, we completed the Acquisition of the SunPower Businesses.

We fulfill our customer contracts by using in-house installation experts and by engaging with local construction specialists. We manage the customer experience and complete all pre-construction activities prior to delivering build-ready projects including hardware, engineering plans, and building permits to our builder partners. We manage and coordinate this process through our proprietary software system.

As further discussed above and below, including in the accompanying notes to the consolidated financial statements, we have two reportable segments: Residential Solar Installation and New Home Business.

There is substantial doubt about our ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued. The accompanying consolidated financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to our ability to continue as a going concern.

Growth Strategy and Outlook

Complete Solaria’s growth strategy contains the following elements:

●	Increase revenue by expanding installation capacity and developing new geographic markets - We continue to expand our network of partners who will install systems resulting from sales generated by our sales partners. By leveraging this network of skilled builders in addition to our in-house installation experts, we aim to increase our installation capacity in our traditional markets and expand our offering into new geographies throughout the U.S. This will enable greater sales growth in existing markets and create new revenue in expansion markets.

●	Increase revenue and margin by engaging national-scale sales partners - We aim to offer a turnkey solar solution to prospective sales partners with a national footprint. These include electric vehicle manufacturers, national home security providers, and real estate brokerages. We expect to create a consistent offering with a single execution process for such sales partners throughout their geographic territories. These national accounts have unique customer relationships that we believe will facilitate meaningful sales opportunities and low cost of acquisition to both increase revenue and improve margin.

The Business Combination

We entered into the Business Combination Agreement, and the Business Combination was consummated on July 18, 2023. Upon the terms and subject to the conditions of the Business Combination, (i) First Merger Sub merged with and into Complete Solaria with Complete Solaria surviving as a wholly-owned subsidiary of FACT, (ii) immediately thereafter and as part of the same overall transaction, Complete Solaria merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly-owned subsidiary of FACT, and FACT changed its name to “Complete Solaria, Inc.” and Second Merger Sub changed its name to “CS, LLC” and (iii) immediately after the consummation of the Second Merger and as part of the same overall transaction, Solaria merged with and into Third Merger Sub, a newly formed Delaware limited liability company and wholly-owned subsidiary of FACT and changed its name to “The SolarCA LLC”, with Third Merger Sub surviving as a wholly-owned subsidiary of FACT.

The Mergers between Complete Solaria and FACT has been accounted for as a reverse recapitalization. Under this method of accounting, FACT is treated as the acquired company for financial statement reporting purposes. This determination was primarily based on us having a majority of the voting power of the post-combination company, our senior management comprising substantially all of the senior management of the post-combination company, and our operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Mergers have been treated as the equivalent of a capital transaction in which Complete Solaria is issuing stock for the net assets of FACT. The net assets of FACT have been stated at historical cost, with no goodwill or other intangible assets recorded.

Maxeon Disposal Transaction

In October 2023, we completed the sale of our solar panel business (“Disposal Transaction”) to Maxeon, Inc. (“Maxeon”), pursuant to the terms of an asset purchase agreement (“Disposal Agreement”). Under the terms of the Disposal Agreement, Maxeon agreed to acquire certain assets and employees of Complete Solaria, for an aggregate purchase price of approximately $11.0 million consisting of 1,100,000 shares of Maxeon ordinary shares. As of December 31, 2023, we had sold all the shares of Maxeon and recorded a loss of $4.2 million.

As part of the Disposal Transaction, we determined that the criteria were met for the “held for sale” and discontinued operations classifications as of the end of our third fiscal quarter in 2023 as the divestiture represented a strategic shift in our business. We recorded an impairment charge of $147.5 million associated with the recording of the assets as held for sale during the year ended December 31, 2023.

Below we have discussed our historical results of continuing operations which excludes product revenues and related metrics of our solar panel business, as all results of operations associated with the solar panel business have been presented as discontinued operations, unless otherwise noted.

SunPower Acquisition Transaction and Related Financing

On August 5, 2024, we entered into the APA among Complete Solaria, SunPower and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of the Acquired SunPower Assets. The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired SunPower Assets effective September 30, 2024. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” The acquisition was closed on September 30, 2024. As part of the acquisition the Company acquired Albatross, an order-to-management proprietary software to manage our orders, fulfillment and customer service all in one central location.

Complete Solaria financed the Acquisition by issuing 7% convertible senior notes due 2029 (“September 2024 Notes”) in September 2024. The September 2024 Notes mature on July 1, 2029 and are convertible into the Company’s common stock at the option of the holder at an initial conversion rate of 467.8363 shares of common stock per $1,000 principal amount of Notes. The September 2024 Notes will become immediately due and payable at the option of the holder in the event of default and upon a qualifying change of control event.

Key Financial Definitions/Components of Results of Operations

Revenues

Revenue is recognized for Residential Solar Installation and New Home Business when a customer obtains control of promised products and services and we have satisfied our performance obligations which is the date by which substantially all of our design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. We account for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which we expect to be entitled to receive in exchange for the products and services. To achieve this core principle, we apply the following five steps:

Step 1 Identification of the contract(s) with a customer;

Step 2 Identification of the performance obligations in the contracts(s);

Step 3 Determination of the transaction price;

Step 4 Allocation of the transaction price to the performance obligations;

Step 5 Recognition of the revenue when, or as, we satisfy a performance obligation.

Residential Solar Installation Revenues

Our Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as our internal sales team. Our contracts with customers include three primary contract types:

●	Cash agreements - We contract directly with homeowners who purchase the solar energy system and related services from us. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Financing partner agreements - In our financing partner agreements, we contract directly with homeowners for the purchase of the solar energy system and related services. We refer the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. We receive consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Power purchase agreements and lease agreements - We contract directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with our leasing partner. We consider the leasing partner to be our customer, as we do not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. We receive consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Home Business Revenues

Our New Homes Business segment sells through a network of home builders as well as our internal sales team. Our contracts with customers include two primary contract types:

●	Cash agreements - We contract directly with homebuilders who purchase the solar energy system from us and are the customers in the transaction. Our customers are invoiced upon the completion of installation.

●	Lease agreements - Prior to the SunPower Corporation’s declaration of bankruptcy, certain homeowners had intended to lease a system from the SunPower Corporation, but were unable to consummate the transaction (as a result of SunPower’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by us in connection with the SunPower Acquisition. We contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. We consider the leasing partner to be our customer. Under the terms of our arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. We receive consideration from the leasing partner following the acceptance of the system.

Our performance obligation for both reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), we recognize revenue over time. Our over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership of the solar power system). We recognize revenue using the input method based on direct costs to install the system and defer the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, we consider the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. Our arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probably that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

We record deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, we arrange for a third-party financing partner to provide financing to the customer. We collect upfront from the financing partner and the customer will provide installment payments to the financing partner. We record revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which we consider to be a customer incentive. None of our contracts contain a significant financing component.

Costs to obtain and fulfill contracts

Our costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives we provide to our customers, such as discounts and rebates, are recorded net to the revenue we have recognized on the solar power system.

Cost of Revenues

Cost of revenues is comprised primarily of cost of material, internal labor costs, third-party subcontractors, design services, engineering personnel and employee-related expenses associated with permitting services, associated warranty costs, freight and delivery costs, depreciation, and amortization of internally developed software. Cost of revenues from these services is recognized when we transfer control of the product to the customer, which is generally upon installation.

Operating Expenses

Sales Commissions

Sales commissions are direct and incremental costs of obtaining customer contracts. These costs are paid to internal sales teams and third-party vendors who source residential customer contracts for the sale of solar energy systems.

Sales and Marketing

Sales and marketing expenses primarily consist of personnel related costs, including salaries and employee benefits, stock-based compensation, and other promotional and advertising expenses. We expense certain sales and marketing, including promotional expenses, as incurred.

General and Administrative

General and administrative expenses consist primarily of personnel and related expenses for employees, in our finance, research, engineering, and administrative teams including salaries, bonuses, payroll taxes, and stock-based compensation. It also consists of legal, consulting, and professional fees, rent expenses pertaining to our offices, business insurance costs and other costs.

Interest Expense

Interest expense primarily relates to interest expense on the issuance of debt and convertible notes and the amortization of debt issuance costs.

Other income, net

Other income, net consists of changes in the fair value of our derivative liabilities in connection with our convertible notes and changes in the fair value of common stock warrant liabilities, forward purchase agreements, and SAFE agreements.

Income Tax Expense

Income tax expense primarily consists of income taxes in certain jurisdictions in which we conduct business.

Supply Chain Constraints and Risk

We rely on a small number of suppliers of solar energy systems and other equipment. If any of our suppliers was unable or unwilling to provide us with contracted quantities in a timely manner at prices, quality levels and volumes acceptable to us, we would have very limited alternatives for supply, and we may not be able find suitable replacements for our customers, or at all. Such an event could materially adversely affect our business, prospects, financial condition and results of operations.

The global supply chain and our industry have experienced significant disruptions in recent periods. We have seen supply chain challenges and logistics constraints increase, including shortages of panels, inverters, batteries and associated component parts for inverters and solar energy systems available for purchase, which materially impacted our results of operations. These shortages and delays can be attributed in part to the broader macroeconomic conditions and have been exacerbated by the ongoing conflicts in Ukraine and Israel. If any of our suppliers of solar modules experienced disruptions in the supply of the modules’ component parts, for example semiconductor solar wafers or investors, this may decrease production capabilities and restrict our inventory and sales. In addition, we have experienced and are experiencing varying levels of volatility in costs of equipment and labor resulting in part from disruptions caused by general global economic conditions. While inflationary pressures have resulted in higher costs of products, in part due to an increase in the cost of the materials and wage rates, these additional costs have been offset by the related rise in electricity rates.

We cannot predict the full effects the supply chain constraints will have on our business, cash flows, liquidity, financial condition and results of operations at this time due to numerous uncertainties. Given the dynamic nature of these circumstances on our ongoing business, results of operations and overall financial performance, the full impact of macroeconomic factors, including the conflicts in Ukraine and Israel, cannot be reasonably estimated at this time. In the event we are unable to mitigate the impact of delays or price volatility in solar energy systems, raw materials, and freight, it could materially adversely affect our business, prospects, financial condition and results of operations. For additional information on risk factors that could impact our results, please refer to section titled “Risk Factors” beginning on page 7 of this prospectus.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. In many instances, we could have reasonably used different accounting estimates, and in other instances, changes in the accounting estimates are reasonably likely to occur from period-to-period. Actual results could differ significantly from our estimates. Our future financial statements will be affected to the extent that our actual results materially differ from these estimates. For further information on all of our significant accounting policies, see Note 2 to our unaudited condensed consolidated financial statements - Summary of Significant Accounting Policies - included elsewhere in this prospectus.

We believe that policies associated with our revenue recognition and business combination have the greatest impact on our consolidated financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Revenue Recognition

Revenue is recognized for Residential Solar Installation and New Home Business when a customer obtains control of promised products and services and we have satisfied our performance obligations which is the date by which substantially all of our design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. We account for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which we expect to be entitled to receive in exchange for the products and services. To achieve this core principle, we apply the following five steps:

Step 1. Identification of the contract(s) with a customer;

Step 2. Identification of the performance obligations in the contracts(s);

Step 3. Determination of the transaction price;

Step 4. Allocation of the transaction price to the performance obligations;

Step 5. Recognition of the revenue when, or as, we satisfy a performance obligation.

Residential Solar Installation Revenues

Our Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as our internal sales team. Our contracts with customers include three primary contract types:

●	Cash agreements - We contract directly with homeowners who purchase the solar energy system and related services from us. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Financing partner agreements - In our financing partner agreements, we contract directly with homeowners for the purchase of the solar energy system and related services. We refer the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. We receive consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Power purchase agreements and lease agreements - We contract directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with our leasing partner. We consider the leasing partner to be our customer, as we do not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. We receive consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Home Business Revenues

Our New Homes Business sells through a network of home builders as well as our internal sales team. Our contracts with customers include two primary contract types:

●	Cash agreements - We contract directly with homebuilders who purchase the solar energy system from us and are the customers in the transaction. Our customers are invoiced upon the completion of installation.

●	Lease agreements - Prior to the SunPower Corporation’s declaration of bankruptcy, certain homeowners had intended to lease a system from the SunPower Corporation, but were unable to consummate the transaction (as a result of SunPower’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by us in connection with the SunPower Acquisition. We contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. We consider the leasing partner to be our customer. Under the terms of our arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. We receive consideration from the leasing partner following the acceptance of the system.

Our performance obligation for both reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), we recognize revenue over time. Our over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership of the solar power system). We recognize revenue using the input method based on direct costs to install the system and defer the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, we consider the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. Our arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probably that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

We record deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, we arrange for a third-party financing partner to provide financing to the customer. We collect upfront from the financing partner and the customer will provide installment payments to the financing partner. We record revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which we consider to be a customer incentive. None of our contracts contain a significant financing component.

Costs to obtain and fulfill contracts

Our costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives we provide to our customers, such as discounts and rebates, are recorded net to the revenue we have recognized on the solar power system.

Accounting for Business Combinations

We record all acquired assets and liabilities, including goodwill, and other identifiable intangible assets at fair value. The initial recording of goodwill, other identifiable intangible assets, requires certain estimates and assumptions concerning the determination of the fair values and useful lives. The judgments made in the context of the purchase price allocation can materially affect our future results of operations. Accordingly, for significant acquisitions, we obtain assistance from third-party valuation specialists. The valuations calculated from estimates are based on information available at the acquisition date. Goodwill is not amortized but is subject to annual tests for impairment or more frequent tests if events or circumstances indicate it may be impaired. Other intangible assets are amortized over their estimated useful lives and are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount.

Results of Operations

Thirteen-weeks ended March 30, 2025 compared to the thirteen-weeks ended March 31, 2024

The following table sets forth our unaudited statements of operations data for the thirteen-weeks ended March 30, 2025, and the thirteen weeks ended March 31, 2024. We have derived this data from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. This information should be read in conjunction with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results of operations for any future period.

	Thirteen Weeks Ended
(in thousands)	March 30, 2025	March 31, 2024	$ Change	% Change
Revenues	$82,740	$10,040	$72,700	724%
Cost of revenues(1)	42,599	7,757	34,842	449
Gross profit	40,141	2,283	37,858	1,658
Gross margin %	49%	23%
Operating expenses:
Sales commissions	7,684	3,116	4,568	147
Sales and marketing(1)	6,825	1,618	5,207	322
General and administrative(1)	24,590	5,093	19,497	383
Total operating expenses	39,099	9,827	29,272	298
Income (Loss) from operations	1,042	(7,544)	8,586	*
Interest expense(2)	(7,494)	(3,568)	(3,926)	110
Interest income	3	6	(3)	(50)
Other income, net(3)	14,576	1,519	13,057	860
Income (Loss) from before taxes	8,127	(9,587)	17,714	185
Income tax provision	-	(1)	1	(100)
Net income (loss)	$8,127	$(9,588)	$17,715	185

*	Percentage change not meaningful

(1)	Includes stock-based compensation expense as follows (in thousands):

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
Cost of revenues	$46	$27
Sales and marketing	126	216
General and administrative	142	1,098
Total stock-based compensation expense	$314	$1,341

(2)	Includes interest expense and amortization of debt issuance costs to related party of $2.0 million and $2.7 million in the thirteen-weeks ended March 30, 2025 and March 31, 2024, respectively.

(3)

Includes a gain of $3.7 million on the change in the fair value of derivative liabilities with related parties in the thirteen weeks ended March 30, 2025. Refer to Note 10 to our unaudited condensed consolidated financial statements – Borrowings and Derivative Liabilities – for additional details.

Includes income of $0.1 million and expense of $4.7 million due to related parties for the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively. Includes $0.1 million and zero of income due to related parties in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

Revenues

We disaggregate our revenues based on the following types of services (in thousands):

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024	$ Change	% Change
Residential Solar Installation	$38,122	$10,040	$28,214	281%
New Homes Businesses	44,618	-	44,618	*
Total revenue	$82,740	$10,040	$72,700	724

*	Percentage change not meaningful.

Revenue for Residential Solar Installation and New Homes Business reportable segments increased by $28.2 million and $44.6 million, respectively. The increase is primarily attributed to the acquisition of SunPower assets, which increased installations by approximately 800 and 2,600 for Residential Solar Installation and New Homes Business reportable segments, respectively.

Cost of Revenues

	Thirteen Weeks Ended
	March 30,	March 31,	$	%
	2025	2024	Change	Change
Residential Solar Installation	$16,548	$7,757	$8,791	113%
New Homes Business	26,051	-	26,051	*
Total cost of revenues	$42,599	$7,757	$34,842	449

Gross Margin
Total gross margin	49%	23%

*	Percentage change not meaningful.

Cost of revenues for the Residential Solar Installation and New Homes Business reportable segments increased by $8.8 million and $26.1 million, respectively, primarily attributed to the acquisition of SunPower assets in the fourth quarter of fiscal 2024, which increased installations by approximately 800 and 2,600 for Residential Solar Installation and New Homes Business reportable segments, respectively.

Gross Margin

Gross margin for the thirteen-weeks ended March 30, 2025 was 49% compared to 23% for the thirteen weeks ended March 31, 2024.

Sales Commissions

	Thirteen Weeks Ended
	March 30,	March 31,	$	%
	2025	2024	Change	Change
Residential Solar Installation	$6,667	$3,116	$3,551	114%
New Homes Business	1,017	-	1,017	*
Sales Commission	$7,684	$3,116	$4,568	147

*	Percentage change not meaningful.

Sales commissions for the Residential Solar Installation and New Homes Business reportable segments increased due to the increase in revenue arising from the acquisition of the SunPower assets in the fourth quarter of fiscal 2024.

Sales and Marketing

	Thirteen Weeks Ended
	March 30,	March 31,	$	%
	2025	2024	Change	Change
Residential Solar Installation	$6,825	$1,618	$5,207	322%
New Homes Business	-	-	-	-
Sales & Marketing	$6,825	$1,618	$5,207	322

Sales & Marketing expenses in the Residential Solar Installation reportable segment increased $5.2 million due to the acquisition of SunPower assets in the fourth quarter of fiscal 2024.

General and Administrative

	Thirteen Weeks Ended
	March 30,	March 31,	$	%
	2025	2024	Change	Change
Residential Solar Installation	$18,098	$5,093	$13,005	255%
New Homes Business	6,492	-	6,492	*
General & Administrative	$24,590	$5,093	$19,778	383

*	Percentage change not meaningful.

General & Administrative expenses for the Residential Solar Installation and New Homes Business reportable segments increased due to the acquisition of the SunPower assets in the fourth quarter of fiscal 2024.

Interest Expense

Interest expense was $7.5 million in the thirteen-weeks ended March 30, 2025, and consisted of $2.3 million of interest expense on the $46.0 million July 2024 Notes $5.0 million of interest expense on the $80.0 million of September 2024 Notes with the remainder arising from interest expense on our $1.5 million principal obligation owed to T. J Rodgers and finance lease interest expense. The July 2024 Notes and September 2024 Notes were issued in fiscal 2024 and replaced our then existing debt.

Interest expense was $3.6 million in the thirteen weeks ended March 30, 2024, and consisted of $2.6 million of interest expense relating to our obligation to Carlyle, $0.5 million relating to our secured credit line, $0.3 million related to our 2018 Bridge Loan and $0.1 million attributable to the $5.0 million revolver balance. These obligations were fully settled in the exchange agreement that we entered into in July 2024.

Other Income (Expense), Net

Other income net, for the thirteen weeks ended March 30, 2025, was $14.6 million. The main drivers of Other income, net was $15.3 million of gains on the remeasurement of the fair value of derivative liabilities associated with our July 2024 Notes and September 2024 Notes, $0.3 million of income arising from the change in the fair value of our forward purchase agreements and $0.2 million of other income, partially offset by $1.1 million of expense associated with the change in the fair value of our public, private placement and working capital warrants which are accounted for as liabilities.

Other income, net in the thirteen-weeks ended March 31, 2024 was income of $1.5 million. The main drivers of this Other income, net were $6.4 million of income due to the change in the fair value of Carlyle warrants which we accounted for as a liability and $1.3 million of income arising from the change in the fair value of a redeemable convertible preferred stock warrant liability, partially offset by $5.6 million of expense recognized in connection with the change in the fair value of forward purchase agreement liabilities and $0.5 million of expense recognized in connection with the fair value of our public, private placement and working capital warrants.

Net Income (Loss)

As a result of the factors discussed above, our net income for the thirteen-weeks ended March 30, 2025 was $8.1 million, a $17.7 million increase, as compared to a net loss $9.6 million for the thirteen weeks ended March 31, 2024.

Fiscal year ended December 29, 2024 (“fiscal 2024”) compared to year ended December 31, 2023 (“fiscal 2023”)

In this section, we discuss the results of our operations for fiscal 2024 compared to fiscal 2023. We discuss our cash flows and current financial condition under “Liquidity and Capital Resources”.

The following table sets forth our statements of operations data for the fiscal years ended December 29, 2024 and December 31, 2023, respectively. We have derived this data from our consolidated financial statements included elsewhere in this prospectus. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of historical periods are not necessarily indicative of the results of operations for any future period. Within the tables presented, percentages are calculated based on the underlying whole-dollar amounts and, therefore, may not recalculate exactly from the rounded numbers used for disclosure purposes.

	Fiscal Year Ended
	December 29,	December 31,	$	%
(in thousands)	2024	2023	Change	Change
Revenues	$108,742	$87,616	$21,126	24%
Cost of revenues (1)	69,240	69,828	(588)	(1)
Gross profit	39,502	17,788	21,714	122
Gross margin %	36%	20%
Operating expenses:
Sales commissions	24,590	31,127	(6,537)	(21)
Sales and marketing (1)	6,827	6,920	(93)	(1)
General and administrative (1)	76,594	32,099	44,495	139
Total operating expenses	108,011	70,146	37,865	54
Loss from continuing operations	(68,509)	(52,358)	(16,151)	31
Interest expense (2)	(16,223)	(14,033)	(2,190)	16
Interest income	19	36	(17)	(47)
Other income (expense), net (3)	7,932	(29,862)	37,794	(127)
Gain on troubled debt restructuring (4)	22,337	-	22,337	*
Loss from continuing operations before taxes	(54,444)	(96,217)	41,773	(43)
Income tax benefit (provision)	-	20	(20)	(100)
Net loss from continuing operations	$(54,444)	$(96,197)	$41,753	(43)

(1)	Includes stock-based compensation expense. See table below.

(2)	Includes interest expense to related parties of $7.6 million and $0.4 million during the fiscal years ended December 29, 2024, and December 31, 2023, respectively.

(3)

Other income (expense), net, in the fiscal year ended December 29, 2024, includes the following related party transactions; (i) $0.7 million of expense in connection with the conversion of SAFE Agreements into shares of common stock and the change in the fair value of SAFE Agreements, (ii) $3.0 million of expense in connection with the loss on issuance of a derivative liability and $0.3 million of income due to the change in the value of derivative liabilities, and (iii) $0.1 million of income in connection with the change in the fair value of forward purchase agreements.

Other income (expense), net in the fiscal year ended December 31, 2023, includes the following related party transaction; $0.7 million of expense for bonus shares issued in connection with the Mergers; $0.4 million of forward purchase agreements entered into and $9.1 million of change in the fair value of the forward purchase agreements; and $30.7 million of expense for shares issued in connection with the forward purchase agreements

(4)	Gain includes $12.5 million with a related party in the fiscal year ended December 29, 2024.

*	Percentage change not meaningful.

Includes stock-based compensation expense as follows (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Cost of revenues	$157	$84
Sales and marketing	598	487
General and administrative	2,312	2,252
Total stock-based compensation expense	$3,067	$2,823

Revenues

We disaggregate our revenues based on the following operating segments (in thousands):

	Fiscal Year Ended
	December 29,	December 31,	$	%
	2024	2023	Change	Change
Residential Solar Installation	$67,460	$87,616	$(20,156)	(23)%
New Homes Business	41,282	-	41,282	100
Total revenue	$108,742	$87,616	$21,126	24

Total revenues increased by $21.1 million or 24%, during fiscal 2024 compared to fiscal 2023. This increase includes $84.6 million in revenue generated from the SunPower acquisition, partially offset by a decrease in legacy solar energy system installation of $61.0 million or 70% when compared to the previous year. The decrease in Residential Solar Installation during fiscal 2024 is primarily a result of decreased demand for solar energy systems due to the net energy metering program (“NEM 3.0”) that went live in California in April 2023, an overall softening in the industry due to reduced economic outlook in key markets, and rising interest rates.

The decrease in software enhanced services during fiscal 2024 was the result of a shift in focus towards solar energy installations.

Cost of Revenues

	Fiscal Year Ended
	December 29,	December 31,	$	%
	2024	2023	Change	Change
Residential Solar Installations	$45,266	$69,828	$(24,562)	(35)%
New Homes Business	23,974	-	23,974	100
Total cost of revenues	$69,240	$69,828	$(588)	(1)

Gross Margin
Total gross margin	36%	20%

Total costs of revenues decreased by $0.5 million, during fiscal 2024 compared to fiscal 2023. This decrease includes $49.0 million in cost of revenue generated from the SunPower acquisition partially offset by a $49.5 million or 1% decrease in costs attributable to decrease in legacy solar energy systems revenues

Gross Margin

Gross margin increased from 20% for the fiscal year ended December 31, 2023 to 36% for the fiscal year ended December 29, 2024. The increase in gross margin is primarily attributed to the SunPower acquisition. New Homes Business has a higher gross margin because the systems are integrated into new builds whereas solar system installations require retrofitting that may require additional labor and costly renovations for optimal roof orientation and proper installation.

Sales Commissions

	Fiscal Year Ended
	December 29,	December 31,	$	%
	2024	2023	Change	Change
Residential Solar Installations	$23,388	$31,127	$(7,739)	(25)%
New Homes Business	1,202	-	1,202	100
Sales Commission	$24,590	$31,127	$(6,537)	(21)

The decrease in Residential Solar Installations commissions during fiscal 2024 compared to fiscal 2023 is attributed to a decrease in sales in solar system installation revenue and overall decrease in customer acquisition costs.

Sales and Marketing

	Fiscal Year Ended
	December 29,	December 31,	$	%
	2024	2023	Change	Change
Residential Solar Installations	$6,827	$6,920	$(93)	(1)%
New Homes Business	-	-	-	-
Sales & Marketing	$6,827	$6,920	$(93)	(1)

Residential Solar Installation expense decreased in fiscal 2024 compared to fiscal 2023 due to the decrease in revenues and a reduction in incentives and rebates for the solar energy system installations.

General and Administrative

	Fiscal Year Ended
	December 29,	December 31,	$	%
	2024	2023	Change	Change
Residential Solar Installations	$73,362	$32,099	$41,263	129%
New Homes Business	3,232	-	3,232	100
Sales & Marketing	$76,594	$32,099	$44,495	139

The increase in general and administrative costs during fiscal 2024 compared to fiscal 2023 was primarily attributed to transformation costs as it relates to the SunPower acquisition. Increases in contractors, professional services such as legal, accounting and other outside services costs of $14.0 million related to the acquisition, payroll of $10.4 million, bad debt expense of $10.0 million, and overall one-time costs of $13.3 million of integrating the companies include consultants to identify areas of automation and operational synergies, software implementation, and data migration.

Interest Expense

Interest expense for the fiscal year ended December 29, 2024 increased $2.2 million or 16%, compared to the fiscal year ended December 31, 2023. The increase was primarily attributed to debt restructuring that was completed during the third quarter of fiscal 2024.

Other Income (Expense), Net

Other income (expense), net was $7.9 million for the fiscal year ended December 29, 2024. The expenses consisted primarily of and increased due to $34.0 million gain on remeasurement of derivative liability, and $6.5 million due to the change in fair value of warrant liability, warrants, forward purchase agreement liabilities and SAFE Agreement. The increase is offset by $24.7 million loss on issuance of a derivative liability, $1.3 million change in the fair value of FACT public, private placement and working capital warrants, $1.3 million loss on conversion of SAFE agreements to common stock with a related party and $3.8 million in other financing costs.

Other income (expense), net was $29.9 million for the fiscal year ended December 31, 2023. The expenses consisted primarily of $35.4 million in other expense related to the issuance of common stock in connection with the FPAs, the loss on extinguishment of debt in CS Solis, LLC (“CS Solis”) of $10.3 million, the loss on sale of Maxeon equity securities of $4.2 million, $3.9 million in other expense associated with the change in fair value of FPAs, $2.4 million for the issuance of bonus shares in connection with the Mergers, $3.0 million relating to expenses relating to disposed operations and other expenses of $0.4 million. These expenses were offset by $29.3 million related to the change in fair value of our warrant liabilities.

Net Loss from Continuing Operations

As a result of the factors discussed above, our net loss from continuing operations for the fiscal year ended December 29, 2024, was $54.4 million a decrease of $41.8 million, as compared to a net loss from continuing operations of $96.2 million for the fiscal year ended December 31, 2023.

Liquidity and Capital Resources

Since our inception, we have incurred losses and negative cash flows from operations. We had net income of $8.1 million in the thirteen week period ended March 30, 2025, and have an accumulated deficit of $403.3 million and current debt of $1.5 million as of March 30, 2025. We had cash and cash equivalents, excluding restricted cash of $10.6 million as of March 30, 2025, which was held for working capital expenditures. We believe our operating losses and negative operating cash flows will continue into the foreseeable future.

Our material cash requirements include cash required to fund our operations, to meet our working capital requirements and to fund our capital expenditures.

We have financed our operations primarily through sales of equity securities, debt, issuance of convertible notes, cash generated from operations and the proceeds from the Mergers. As a result of not timely filing our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, we are not currently eligible to use a registration statement on Form S-3 that would allow us to continuously incorporate by reference our SEC reports into the registration statement, to use “shelf” registration statements to conduct offerings, or to use our at-the-market offering facility until approximately one year from the date we have regained and maintain status as a current filer. Our inability to use Form S-3 may significantly impair our ability to raise necessary capital to fund our operations and execute our strategy. If we seek to access the capital markets through a registered offering during the period of time that we are unable to use Form S-3, we may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement and we may incur increased offering and transaction costs and other considerations. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under the Nasdaq rules, or seek other sources of capital. The foregoing limitations on our financing approaches could prevent us from pursuing transactions or implementing business strategies that would be beneficial to our business.

Our cash equivalents are on deposit with major financial institutions. Our cash position raises substantial doubt regarding our ability to continue as a going concern for 12 months following the issuance of the unaudited condensed consolidated financial statements.

We will receive the proceeds from any cash exercise of warrants for shares of our common stock. The aggregate amount of proceeds could be up to $257.2 million if all the warrants are exercised for cash. However, to the extent the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of those warrants will decrease. The Private Warrants and Working Capital Warrants, as so identified in our unaudited condensed consolidated financial statements, may be exercised for cash or on a “cashless basis.” The Public Warrants and the Mergers Warrants may only be exercised for cash provided there is an effective registration statement registering the shares of common stock issuable upon the exercise of such warrants. If there is not a then-effective registration statement, then such warrants may be exercised on a “cashless basis,” pursuant to an available exemption from registration under the Securities Act. We expect to use any such proceeds for general corporate and working capital purposes, which would increase our liquidity. As of June 27, 2025, the closing price of our common stock was $1.73 per share. The weighted average exercise price of the warrants was $10.02 as of March 30, 2025. We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our common stock. If the market price for our common stock remains less than the exercise price, we believe warrant holders will be unlikely to exercise.

Debt Financings

In July 2024 we issued $46.0 million of 12% senior unsecured convertible notes. Of this issuance, $28.0 million was for cash and $18.0 million was in an exchange of existing debt on our unaudited condensed consolidated balance sheet. Also during 2024, we issued $79.8 million of 7% senior unsecured convertible notes for cash.

12% Unsecured Convertible Senior Notes

In July 2024, we issued $46.0 million of senior unsecured convertible notes (“July 2024 Notes”) to various lenders. Including in connection with the exchange agreement transactions summarized below. Of the July 2024 Notes, $18.0 million were issued in exchange for the cancellation of indebtedness as discussed below, which amount included $10.0 million issued to a strategic investor identified by us as a related party. The July 2024 Notes also included $18.0 million issued to a related party affiliated with the Company’s CEO, Rodgers Massey Revocable Living Trust. The July 2024 Notes bear interest at 12% per annum and mature on July 1, 2029. The interest rate increases by 3% in the event of default. The July 2024 Notes are convertible into shares of our common stock at the option of the holder at a conversion rate and initially equal to 595.2381 shares of common stock per $1,000 principal amount of the July notes. The July 2024 Notes may be declared due and payable at the option of the holder upon event of default and upon a qualifying change of control event.

7% Unsecured Convertible Senior Notes

In September 2024, we issued $66.8 million of our September 2024 Notes to various lenders, $8.0 million of which were issued to a related party. In December 2024, we issued additional September 2024 Notes for cash proceeds of $13.0 million, and we issued an additional $0.2 million of the September 2024 Notes in the thirteen weeks ended March 30, 2025. The September 2024 Notes bear interest at 7% per annum and mature on July 1, 2029. The September 2024 Notes are initially convertible into 467.8363 shares of common stock per $1,000 principal amount of September 2024 Notes. The September 2024 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event.

Revolving Loan Balance

We have a fixed principal balance of $1.5 million outstanding as of March 30, 2025, due to the Rodgers Massey Revocable Living Trust, a related party.

Exchange Agreement

On July 1, 2024, we entered into an Exchange Agreement (the “Exchange Agreement”) with CSEF Holdings, LLC and its affiliates (“Carlyle”) and Kline Hill (as defined below) providing for:

(i)	the cancellation of all indebtedness, inclusive of the CS Solis Debt, owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

(ii)	the issuance of a note for the principal amount of $10.0 million to Carlyle as part of the July 2024 Notes;

(iii)	the cancellation of all indebtedness owed to Kline Hill Partners Fund LP, a Delaware limited partnership (“Kline Fund”), Kline Hill Partners IV SPV LLC, a Delaware limited liability company (“Kline Partners”) and Kline Hill Partners Opportunity IV SPV LLC, a Delaware limited liability company (“Kline Opportunity” and together with Kline Fund and Kline Partners, “Kline Hill”), by the Company, termination of all debt instruments by and between the Company and Kline Hill, including certain senior subordinated convertible secured notes issued by Solaria in 2018 (the “2018 Bridge Notes”), a revolving loan and a secured credit facility, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

(iv)	the issuance of a note for the principal amount of $8.0 million to Kline Hill as part of the July 2024 Notes; and

(v)	the issuance of 1,500,000 shares of common stock to Kline Hill (the “Shares”)

As a result of the Exchange Agreement, we settled our obligations relating to (i) 2018 Bridge Notes issued in 2018 which bore interest at 8% per annum, (ii) $3.7 million of the Revolving Loan entered into in 2020 which bore interest at the greater of 7.75% or Prime plus 4.5%; (iii) a Secured Credit Facility entered into in December 2022 which required the Company to repay amounts borrowed based upon a multiplier of 1.15 if repaid within 75 days and 1.175 if repaid after 75 days; and (iv) debt with CS Solis, an investment by Carlyle. The cancellation of existing indebtedness of these obligations in the Exchange Agreement aggregated to $65.9 million.

The Revolving Loan has a remaining outstanding balance of $1.5 million as of December 29, 2024 due to the Rodgers Massey Revocable Living Trust, a related party. Refer to Note 10 to our unaudited condensed consolidated financial statements – Borrowings and Derivative Liabilities – for additional details.

Polar Settlement Agreement

In September 2023, in connection with the Mergers, we entered into a settlement and release agreement with Polar for the settlement of a working capital loan that had been made by Polar to the Sponsor, prior to the closing of the Mergers. The settlement agreement required us to pay Polar $0.5 million in ten equal monthly installments and did not accrue interest. The balance outstanding was $0.3 million as of December 31, 2023. The remaining balance owed to Polar was paid in full in 2024.

Forward Purchase Agreements

In July 2023, FACT and Legacy Complete Solaria, Inc. entered into FPAs with each of (i) Meteora; (ii) Polar, and (iii) Sandia (each individually, a “Seller”, and together, the “FPA Sellers”).

Pursuant to the terms of the FPAs, the FPA Sellers may purchase through a broker in the open market, from holders of Shares other than the Company or affiliates thereof, FACT’s ordinary shares, par value of $0.0001 per share, (the “FACT Shares”). While the FPA Sellers have no obligation to purchase any Fact Shares under the FPAs, the aggregate total FACT Shares that may be purchased under the FPAs shall be no more than 6,720,000 in aggregate. The FPA Sellers may not beneficially own greater than 9.9% of issued and outstanding FACT Shares following the Mergers as per the Amended and Restated Business Combination Agreement.

The key terms of the forward contracts are as follows:

●	The FPA Sellers can terminate the transaction following the Optional Early Termination (“OET”) Date which shall specify the quantity by which the number of shares is to be reduced (such quantity, the “Terminated Shares”). Seller shall terminate the transaction in respect of any shares sold on or prior to the maturity date. The counterparty is entitled to an amount from the seller equal to the number of terminated shares multiplied by a reset price. The reset price is initially $10.56 (the “Initial Price”) and is subject to a $5.00 floor.

●	The FPAs contains multiple settlement outcomes. Per the terms of the agreements, the FPAs will (1) settle in cash in the event the Company is due cash upon settlement from the FPA Sellers or (2) settle in either cash or shares, at the discretion of the Company, should the settlement amount adjustment exceed the settlement amount. Should the Company elect to settle via shares, the equity will be issued in Complete Solaria Common Stock, with a per share price based on the volume-weighted average price (“VWAP”) Price over 15 scheduled trading days. The magnitude of the settlement is based on the Settlement Amount, an amount equal to the product of: (1) Number of shares issued to the FPA Seller pursuant to the FPA, less the number of Terminated Shares multiplied by (2) the VWAP Price over the valuation period. The Settlement amount will be reduced by the Settlement Adjustment, an amount equal to the product of (1) Number of shares in the Pricing Date Notice, less the number of Terminated Shares multiplied by $2.00.

●	The Settlement occurs as of the Valuation Date, which is the earlier to occur of (a) the date that is two years after the date of the Closing Date of the Mergers (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of certain triggering events; and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period (the “Measurement Period”) that occurs at least 6 months after the Closing Date, the VWAP Price is less than the then applicable Reset Price.

We entered into four separate FPAs, three of which, associated with the obligation to issue 6,300,000 Shares, were entered into prior to the closing of the Mergers. Upon signing the FPAs, we incurred an obligation to issue a fixed number of shares to the FPA Sellers contingent upon the closing of the Mergers in addition to the terms and conditions associated with the settlement of the FPAs.

On December 18, 2023, we and the FPA Sellers entered into separate amendments to the FPA (the “FPA Amendments”). The FPA Amendments lowered the reset floor price of each FPA from $5.00 to $3.00 and allow us to raise up to $10.0 million of equity from existing stockholders without triggering certain anti-dilution provisions contained in the FPA; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7 and 8, 2024, respectively, we entered into and executed separate amendments to the FPAs (collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lowered the reset price of each FPA from $3.00 to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share”. The Sandia Second Amendment is not effective until we execute similar amendments with both Polar and Meteora.

On June 14, 2024, we entered into and executed an amendment to the FPA with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment set the reset price of each FPA to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.”

On July 17, 2024, we entered into an amendment to the FPA with Polar pursuant to which we and Polar agreed that Section 2 (Most Favored Nation) of the FPA is applicable to all 2,450,000 shares subject to the FPA.

Simple Agreement for Future Equity (“SAFE”) Agreements

First SAFE

On January 31, 2024, we entered into a SAFE (“First SAFE”) with the Rodgers Massey Freedom and Free Markets Charitable Trust (the “Purchaser”) in connection with the Purchaser investing $1.5 million in the Company. The First SAFE is convertible into shares of our common stock, par value $0.0001 per share, upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which we issue and sell common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which is equal to the lower of (i) (a) $53.54 million divided by (b) our capitalization immediately prior to such Equity Financing (such conversion price, the “SAFE Price”), and (ii) 80% of the price per share of our common stock sold in the Equity Financing. If we consummate a change of control prior to the termination of the First SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to the greater of (i) $1.5 million and (ii) the amount payable on the number of shares of our common stock equal to (a) $1.5 million divided by (b)(1) $53.54 million divided by (2) our capitalization immediately prior to such liquidity event (the “Liquidity Price”), subject to certain adjustments as set forth in the First SAFE. The First SAFE was convertible into a maximum of 1,431,297 shares of our common stock, assuming a per share conversion price of $1.05, which is the product of (i) $1.31, the closing price of our common stock on January 31, 2024, multiplied by (ii) 80%.

On April 21, 2024, we entered into an amendment (“First SAFE Amendment”) that converted the First SAFE investment of $1.5 million into 4,166,667 shares of our common stock based on a conversion price of $0.36 per share, defined in the First SAFE Amendment as the product of (i) $0.45, the closing price of our common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, we recorded a debit to SAFE Agreement of $1.5 million, a credit to Additional paid-in-capital of $1.9 million and recognized expense of $0.4 million within Other income (expense), net in our results of operations for the fiscal year ended December 29, 2024. However, such shares remain to be issued and are not currently issued and outstanding.

Second SAFE

On February 15, 2024, we entered into a second SAFE (the “Second SAFE”) with the Purchaser, in connection with the Purchaser investing $3.5 million in the Company. The Second SAFE did not accrue interest. The Second SAFE was initially convertible into shares of our common stock upon the initial closing of an Equity Financing at a per share conversion price which was equal to the lower of (i) the Second SAFE Price, and (ii) 80% of the price per share of our common stock sold in the Equity Financing. If we consummated a change of control prior to the termination of the Second SAFE, the Purchaser would have been automatically entitled to receive an amount equal to the greater of (i) $3.5 million and (ii) the amount payable on the number of shares of our common stock equal to $3.5 million divided by the Liquidity Price, subject to certain adjustments as set forth in the Second SAFE. The Second SAFE was convertible into a maximum of 3,707,627 shares of our common stock, assuming a per share conversion price of $0.94, which is the product of (i) $1.18, the closing per share price of our common stock on February 15, 2024, (ii) 80%.

On April 21, 2024, we entered into an amendment (“Second SAFE Amendment”) that converted the Second SAFE investment of $3.5 million into 9,722,222 shares of our common stock based on a conversion price of $0.36 per share, defined in the Second SAFE Amendment as the product of (i) $0.45, the closing price of our common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, we recorded a debit to SAFE Agreement of $3.5 million, a credit to Additional paid-in-capital of $4.4 million and recognized expense of $0.9 million within Other income (expense), net in our results of operations for the fiscal year ended December 29, 2024. However, such shares remain to be issued and are not currently issued and outstanding.

Third SAFE

On May 13, 2024, we entered into a third SAFE (the “Third SAFE”) with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of our common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing, at a per share conversion price which is equal to 50% of the price per share of our common stock sold in the Equity Financing. If we consummate a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of our common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of our common stock on May 13, 2024, multiplied by (ii) 50%. Given that the SAFE could be settled in cash or a variable number of shares, we have accounted for the instrument as a liability at its fair value.

As March 30, 2025, we estimated the fair value of the Third SAFE at $0.4 million based upon the assumptions disclosed in Note 4 to our unaudited condensed consolidated financial statements ̶ Fair Value Measurements.

Cash Flows for the Thirteen Weeks Ended March 30, 2025 and March 31, 2024

The following table summarizes Complete Solaria’s cash flows from operating, investing, and financing activities for the thirteen-weeks ended March 30, 2025 and March 31, 2024 (in thousands):

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
Net cash used in operating activities	$(2,627)	$(4,946)
Net cash used in investing activities	—	(536)
Net cash provided by financing activities	(198)	4,726
Net decrease in cash, cash equivalents and restricted cash	(2,825)	(801)

Cash Flows from Operating Activities

Net cash used in operating activities of $2.7 million in the thirteen weeks ended March 30, 2025 was due to net income of $8.1 million offset by $6.6 million of unfavorable noncash adjustments and $4.2 million of cash outflows from changes in operating assets and liabilities. Non-cash adjustments consisted of $15.1 million arising from remeasurement of derivative liabilities and a $0.3 million of income due to the change in the fair value of forward purchase agreement liabilities and $0.2 million of non-cash income and were partially offset by $4.6 million of amortization of debt issuance costs, $1.6 million of depreciation and amortization, $1.1 million provision for credit losses, $1.1 million due to the change in the fair value of warrants classified as liabilities, $0.3 million of stock-based compensation and $0.3 million of non-cash lease expense. Cash outflows from changes in operating assets consisted of a $4.6 million increase in accounts receivable, a $4.2 million increase in contract assets, an $11.3 million increase in contract assets, $4.4 million increase in prepaid expenses and other current assets, a $4.7 million decrease in accrued expenses and other liabilities and a $0.4 million decrease in the current portion of operating lease obligations, partially offset by an $11.1 million decrease in inventories, $6.9 million increase in accounts payable and a $3.1 million increase in contract liabilities.

Net cash used in operating activities of $4.9 million for the thirteen-weeks ended March 31, 2024 was primarily due to the net loss of $9.6 million partially offset by non-cash charges of $3.5 million and net cash inflows of $1.1 million from changes in our operating assets and liabilities. Non-cash charges in our operating results consisted of a $5.6 million adjustment to our forward purchase agreement liabilities, $1.3 million stock-based compensation expense, $2.5 in million accretion of interest attributable to the CS Solis Debt, $1.0 million of other non-cash interest, $0.4 million of depreciation and amortization and $0.2 million of non-cash lease costs, partially offset by $7.2 million of income from the change in the fair value of our warrant liabilities and a $0.3 million decrease in our reserve for excess and obsolete inventory. The main drivers of net cash inflows derived from the changes in operating assets and liabilities were related to a decrease in accounts receivable, net of $5.3 million and a decrease in inventories of $0.6 million, partially offset by a decrease in accounts payable of $2.6 million, a decrease in accrued expenses and other liabilities of $1.6 million, a decrease in operating lease liabilities of $0.2 million and a decrease in contract liabilities of $0.4 million.

Cash Flows from Investing Activities

Net cash used in investing activities was zero and $0.5 million for the thirteen-weeks ended March 30, 2025 and March 31, 204, respectively, and attributable to additions to internal-use-software.

Cash Flows from Financing Activities

Net cash used in financing activities was $0.2 million for the thirteen weeks ended March 30, 2025 and consisted of $0.5 million of payments on our finance leases partially offset by $0.2 million in proceeds from the issuance of September 2024 Notes, and $0.1 million in proceeds from the exercise of stock options and warrants in exchange for the issuance of shares of our common stock.

Net cash provided by financing activities of $5.0 million for the thirteen-weeks ended March 31, 2024 was primarily due to $5.0 million in net proceeds from the issuance of SAFE agreements to a related party and $0.3 million final payment on the settlement of the amount due to Polar Multi-Strategy Master Fund.

Cash Flows for the Fiscal Years Ended December 29, 2024 and December 31, 2023

The following table summarizes Complete Solaria’s cash flows from operating, investing, and financing activities for the fiscal years ended (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Net cash used in operating activities from continuing operations	$(54,662)	$(58,802)
Net cash provided by investing activities from continuing operations	(54,657)	6,171
Net cash provided by financing activities from continuing operations	120,100	50,425
Net increase in cash, cash equivalents and restricted cash from discontinued operations	—	190
Net increase (decrease) in cash, cash equivalents and restricted cash	10,803	(1,900)

Cash Flows from Operating Activities

Net cash used in operating activities from continuing operations of $54.6 million for the fiscal year ended December 29, 2024 was primarily due to the net loss from continuing operations, net of tax of $54.4 million and net cash outflows of $6.6 million from changes in our operating assets and liabilities which was partially offset by non-cash adjustments of $6.4 million. Non-cash charges primarily consisted of $24.7 million for loss on issuance of derivative liability, $9.1 million provision for credit losses, $5.8 million of amortization of debt issuance costs, $9.2 million of non-cash expense in connection with warrants issued for vendor services, $3.1 million of stock-based compensation expense, $3.9 million accretion of debt in CS Solis, $3.8 million for asset impairment and disposals, $2.7 million for depreciation and amortization, $1.8 million for non-cash interest expense, $0.8 million for lease expense, and $1.3 million for loss on conversion of SAFE Agreements to shares of common stock, and $0.4 million of other financing costs, partially offset by a decrease of $34.0 million for the change in fair value of derivative liabilities, $22.3 gain on troubled debt restructuring, $2.9 million change in fair value of warrant liabilities, and $1.0 million change due to fair value adjustments. The main drivers of net cash outflows derived from the changes in operating assets and liabilities were related to an increase in contract assets of $21.5 million, a $10.4 million decrease in accounts payable, a $0.8 million decrease in operating lease liabilities, and a $0.2 million increase in prepaid expenses and other current assets, partially offset by an $8.7 million decrease in inventories, a $3.3 million decrease in accounts receivable, a $14.1 million increase in accrued expenses and $0.2 million of other.

Net cash used in operating activities from continuing operations of $58.8 million for the fiscal year ended December 31, 2023 was primarily due to the net loss from continuing operations, net of tax of $96.2 million and net cash outflows of $17.4 million from changes in our operating assets and liabilities, adjusted for non-cash charges of $54.1 million. Non-cash charges primarily consisted of $35.5 million for the issuance of common stock in connection with FPAs, $10.3 million loss on CS Solis debt extinguishment, $4.2 million loss on sale of equity securities, $3.9 million change in fair value of FPAs, $4.3 million change in allowance for credit losses, $4.9 million of interest expense, $6.6 million accretion of long-term debt in CS Solis, $2.4 million related to the issuance of bonus common stock shares in connection with the Mergers, $3.4 million of stock-based compensation expense, and $6.1 million change in reserve for excess and obsolete inventory, $0.9 million in lease expense and $0.9 million in depreciation and amortization, partially offset by a decrease in the fair value of warrant liabilities of $29.3 million. The main drivers of net cash outflows derived from the changes in operating assets and liabilities were related to an increase in accounts receivable, net of $12.1 million, an increase in prepaid expenses and other current assets of $4.2 million, a decrease in deferred revenue of $1.7 million, a decrease in accrued expenses and other liabilities of $3.3 million and a decrease in operating lease liabilities of $0.6 million, partially offset a decrease in inventory of $1.5 million, an increase in accounts payable of $2.3 million, and a decrease in other noncurrent assets of $1.1 million.

Cash Flows from Investing Activities

Net cash used by investing activities of $54.7 million for the fiscal year ended December 29, 2024 was primarily due to the acquisition of SunPower of $53.5 million and $1.2 million in capital expenditures.

Net cash provided by investing activities of $6.2 million for the fiscal year ended December 31, 2023 was primarily due to sale of an investment.

Cash Flows from Financing Activities

Net cash provided by financing activities of $120.1 million for the fiscal year ended December 29, 2024 was primarily due to proceeds from the issuance of convertible notes, net of $107.7 million, proceeds from SAFE agreements of $6.0 million, proceeds from the issuance of common stock of $6.7 million and proceeds from the exercise of common stock options of $0.5 million. The proceeds were partially offset by finance lease payments and the payment of a note aggregating $0.8 million.

Net cash provided by financing activities of $50.4 million for the fiscal year ended December 31, 2023 was primarily due to total proceeds from the issuance of convertible notes, net of $21.3 million, total proceeds from the Mergers and PIPE Financing of $19.8 million, and proceeds from the issuance of notes payable, net of $14.1 million, partially offset by the repayment of notes payable of $9.8 million.

Off Balance Sheet Arrangements

As of the date of this prospectus, Complete Solaria does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement, or other contractual arrangement to which an entity unconsolidated with Complete Solaria is a party, under which it has any obligation arising under a guaranteed contract, derivative instrument, or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity, or market risk support for such assets.

Currently, Complete Solaria does not engage in off-balance sheet financing arrangements.

Smaller Reporting Company Status

Complete Solaria is a “smaller reporting company,” meaning that the market value of Complete Solaria’s shares of common stock held by non-affiliates is less than $700 million and Complete Solaria’s annual revenue was less than $100 million during the most recently completed fiscal year. Complete Solaria will continue to be a smaller reporting company if either (i) the market value of Complete Solaria’s shares held by non-affiliates is less than $250 million or (ii) Complete Solaria’s annual revenue was less than $100 million during the most recently completed fiscal year and the market value of Complete Solaria’s shares held by non-affiliates is less than $700 million. As a smaller reporting company, Complete Solaria may choose to present only the two most recent fiscal years of audited financial statements and Complete Solaria has reduced disclosure obligations regarding executive compensation.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

Complete Solaria is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the closing of the Mergers, our Post-Combination Company remains an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period, or (iv) the last day of the fiscal year ending after the fifth anniversary of our IPO. Complete Solaria expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Business

Our Mission

Our mission is to deliver energy-efficient solutions to homeowners and small to medium-sized businesses that allow them to lower their energy bills while reducing their carbon footprint. Complete Solaria, Inc., or Complete Solaria, has created a unique, end-to-end offering that delivers a best-in-class customer experience with a robust technology platform, financing solutions, and high-performance solar modules.

Business Overview

Complete Solaria was formed in November 2022 through the merger of Complete Solar Holding Corporation, a Delaware corporation (“Complete Solar”), and The Solaria Corporation, a Delaware corporation (such entity, “Solaria,” and such transaction, the “Business Combination”). Complete Solaria created a technology platform to offer clean energy products to homeowners by enabling a national network of sales partners and build partners. Our sales partners generate solar installation contracts with homeowners on our behalf. To facilitate this process, we provide the software tools, sales support and brand identity to our sales partners, making them competitive with national providers. This turnkey solution makes it easy for anyone to sell solar. We fulfill our customer contracts by engaging with local construction specialists and using our in-house installation experts. We manage the customer experience and complete all pre-construction activities prior to delivering build-ready projects including hardware, engineering plans, and building permits to our builder partners and in-house teams.

In October 2023, we sold solar panel assets of The Solaria Corporation, including intellectual property and customer contracts to Maxeon pursuant to the terms of the Disposal Agreement. Under the terms of the Disposal Agreement, Maxeon agreed to acquire certain assets and employees of Complete Solaria for an aggregate purchase price of approximately $11.0 million consisting of 1,100,000 shares of Maxeon ordinary shares.

We expect to continue making acquisitions and entering into strategic partnerships as part of our long-term business strategy. For example, on August 5, 2024, Complete Solaria entered into the APA among Complete Solaria, SunPower and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of the Acquired SunPower Assets. The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired SunPower Assets effective September 30, 2024. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” The acquisition was closed on September 30, 2024. As part of the acquisition the Company acquired Albatross, an order-to-management proprietary software to manage our orders, fulfillment and customer service all in one central location.

Revenue Model

We offer Solar System Sales and Installation to residential homeowners and the New Home Builders’ community. The SunPower acquisition will allow us to accelerate our revenue growth, and expand our footprint to deliver solar system sales into regions where we might have not previously done business.

Solar System Sales: Complete Solaria sells solar systems to homeowners, home builders and small to medium-sized commercial customers through third-party sales partners. Complete Solaria manages every aspect of project management for those contracts before ultimately contracting with builder partners or using in-house installation experts to complete the construction and installation of the solar systems. This residential solar platform provides homeowners with simple pricing for solar energy that provides significant savings compared to traditional utility energy. Homeowners can choose from a wide array of system features and financing options that best meet their needs. By delivering the best-matched products and a best-in-class customer experience, Complete Solaria establishes valuable customer relationships that can extend beyond the initial solar energy system purchase and provide Complete Solaria with opportunities to offer additional products and services in the future.

Technology Innovation

Since its inception, Complete Solaria has continued to invest in a platform of services and tools to enable large-scale operations for sales and builder partners. The platform incorporates processes and software solutions that simplify and streamline design, proposals, and project management throughout the lifecycle of a residential solar project. The platform empowers new market entrants and smaller industry participants with its plug-and-play capabilities. The ecosystem Complete Solaria has built provides broad reach, and we believe it positions Complete Solaria for sustained and rapid growth through a capital-efficient business model. The network of our partners continues to expand today.

With the completion of the SunPower acquisition we believe that our ability to fuel innovation and gain operational efficiencies through our priority platform, Albatross, will allow us to service not only our customers more effectively but our sales and installation partners will be able to access real-time data in order to run their business.

Differentiation and Operating Results

Delivering a differentiated customer experience is core to Complete Solaria’s strategy. It emphasizes a customized solution, including a design specific to each customer’s home and pricing configurations that typically drive both customer savings and value. Developing a trusted brand and providing a customized solar service offering resonates with customers accustomed to a traditional residential power market that is often overpriced and lacking in customer choice.

Our overall mission is to deliver energy-efficient solutions to homeowners, home builders and small to medium-sized businesses that allow them to lower their energy bills while reducing their carbon footprint. We want to pass our operational costs savings back to our customers by keeping costs low in an environment where labor costs are rising and interest rates remain uncertain. These operational costs savings are attributed to the workforce that was acquired as part of the SunPower acquisition. We increased our operations center that supports operations, order process, customer care and support, credit and collections, procurement, vendor management and accounting related functions, and have rationalized our headcount.

Our Strategy

Complete Solaria’s strategy focuses on providing its sales partners with the software tools, sales support, and ability to compete effectively with national providers. This turnkey solution makes it easy for anyone to sell solar.

Solar System Sales

Solar System Sales are full systems sold to homeowners, home builders and small to medium-sized commercial businesses through Complete Solaria’s sales partner channels. Complete Solaria and its builder partners fulfill and install the systems.

●	Increase revenue by expanding installation capacity and developing new geographic markets through Complete Solaria’s partner programs- Certain Complete Solaria partners become builder partners who install systems resulting from sales generated by Complete Solaria’s sales partners. By leveraging this network of skilled builders, in addition to our in-house installation experts, Complete Solaria aims to increase its installation capacity in traditional markets and expand its offering into new geographies throughout the U.S. We believe this will enable greater sales growth in existing markets and create new revenue in expansion markets.

●	Increase revenue and margin by engaging national-scale sales partners-Complete Solaria expects to create a consistent offering with a single execution process for national-scale sales partners throughout their territories, including in territories where Complete Solaria does not currently operate. These national accounts have unique customer relationships that will facilitate meaningful sales opportunities and low acquisition cost to increase revenue and improve margin.

Our Strengths

The following strengths position Complete Solaria to drive the mass adoption of residential solar in a manner that maximizes the value of its growing customer base over the long term:

●	Platform of Services and Tools: A diversified and multi-pronged customer acquisition approach. This infrastructure underpins the ability to enjoy broad customer reach with a low system-wide cost structure and positions Complete Solaria for expansion to every market where distributed solar energy generation can offer homeowners savings versus traditional utility retail power.

●	Differentiated Customer Experience: We offer a unique customer experience through various methods: customer-friendly solar service features, tailored designs and customizable pricing for each homeowner, a highly consultative sales process, and a focus on customer savings.

●	Access to customers through third-party sales channels: The turn-key solar product offering, best-in-class customer service, and national footprint support third-party sales channels and strategic national partnerships. Complete Solaria provides solutions for sales channels seeking to expand their geographic reach and strengthen their relationships with their own customers.

●	Skilled labor workforce: We invest in safety first and ensure that our labor workforce is not only proficient in construction and energy but has strong communication, problem-solving and customer service skills. This allows them not only to make decisions quickly onsite but allows them to be empowered to service our customers on the spot and timely.

Customer Service and Operations

Solar System Sales

Complete Solaria has made significant investments to create a platform of services and tools that addresses customer origination, system design and installation, and general customer support. Before a sales representative conducts a consultation, homeowners are pre-qualified based on a preliminary evaluation which considers a homeowner’s credit, home ownership, electricity usage and suitability of the roof based on age, condition, shading and pitch. Once a homeowner is pre-qualified, all necessary data is collected and a proposal is generated for the homeowner. If a homeowner is interested in moving forward, a customer contract is automatically generated for electronic execution. This contract then undergoes a final review and before it is countersigned. Homeowners financing their purchase via a loan, lease or power purchase agreement submit applications to financial institutions and, upon credit approval, execute financing agreements between the homeowner and the financier.

Once an agreement is fully executed, a service tech performs a site audit at the home to inspect the roof and measure shading. This audit follows a final system design plan and an application for any required building permits. The plans are reviewed to ensure they conform to the executed contract or to process a change order if required. A second production estimate is generated at this time and if the expected energy production exceeds or falls below the original estimate by certain thresholds, the homeowner agreement is modified accordingly. To reduce installation costs and operational risk, there are defined design and installation quality standards designed to ensure that homeowners receive a quality product, regardless of who installs the system.

After the solar panels are installed, the customer care team follows up with the homeowner with a survey on their experience. If a system requires maintenance, Complete Solaria or a partner or dedicated service-only contractor will visit the customer’s home and perform any necessary repairs or maintenance at no additional cost to the customer.

Software Enhanced Services

Complete Solaria’s partners are third-party Sales organizations that use the design and proposal services for their residential solar projects. Complete Solaria staffs a sales support desk six days a week to provide live customer support for sales representatives who need a design or proposal for a potential homeowner sale. These customer support teams rapidly produce proposals, answer questions, and offer other forms of support for sales personnel.

Suppliers

The main components of a residential solar energy system are the solar modules, inverters, and racking systems. Complete Solaria generally purchases these components from select distributors, which are then shipped to build partners for installation. There is a running list of approved suppliers in the event any of the sources for modules, inverters or other components become unavailable. If Complete Solaria fails to develop, maintain, and expand relationships with these or other suppliers, the ability to meet anticipated demand for solar energy systems may be adversely affected, or at higher costs or delayed. If one or more of the suppliers ceases or reduces production due to its financial condition, acquisition by a competitor or otherwise, it may be difficult to identify alternate suppliers quickly or to qualify alternative products on commercially reasonable terms, and the ability to satisfy this demand may be adversely affected.

Complete Solaria screens all suppliers and components based on expected cost, reliability, warranty coverage, ease of installation, etc. The declining cost of solar modules and the raw materials necessary to manufacture them have been a key driver in the prices charged for electricity and homeowner adoption of solar energy. If solar module and raw material prices do not continue to decline at the same rate as they have over the past several years, the resulting prices could slow growth and cause financial results to suffer. If Complete Solaria is required to pay higher prices for supplies, accept less favorable terms, or purchase solar modules or other system components from alternative, higher-priced sources, financial results may be adversely affected.

Complete Solaria and its build partners are responsible for and source the other products related to solar energy systems, such as fasteners, wiring and electrical fittings. From time-to-time, Complete Solaria procures these other products related to solar energy systems for its own installation business. Complete Solaria manages inventory through just-in-time delivery, at local warehouses, and as segregated inventory at build partners.

The main components of a residential solar module are the solar cells. Complete Solaria’s solar modules are generally manufactured by third-party select manufacturers and are purchased from distributors.

Complete Solaria screens all suppliers and components based on expected cost, reliability, warranty coverage, ease of installation, and other factors. It typically enters into master contract arrangements with major suppliers that define the general terms and conditions of purchases, including warranties, product specifications, indemnities, delivery and other customary terms.

Competition

Solar System Sales

Complete Solaria’s primary competitors are the traditional utilities that supply electricity to potential customers. It competes with these traditional utilities primarily based on price (cents per kilowatt hour), predictability of future prices (by providing pre-determined annual price escalations) and the ease by which homeowners can switch to electricity generated by solar energy systems. Based on these factors, Complete Solaria competes favorably with many traditional utilities.

Complete Solaria competes for homeowner customers with other solar sales and installation companies and with solar companies with business models that are similar to Complete Solaria’s. Complete Solaria’s main competitors can be grouped broadly into (a) national, vertically integrated companies with established brands and proprietary consumer financing products; (b) small, local solar contractors who operate with relatively low fixed overhead expenses but who may lack systems, tools, and sophisticated product offerings; and (c) sales aggregators who engage with third-party sales companies to generate installation contracts. Complete Solaria competes favorably with these companies, with (a) better customer experience and better Sales Partner experience than the national vertically integrated companies; (b) better pricing and broader customer offerings than smaller local solar contractors; and (c) a better build partner experience than sales aggregators.

Complete Solaria also faces competition from purely finance-driven organizations that acquire homeowner customers and then subcontract out the installation of solar energy systems, installation businesses that seek financing from external parties, large construction companies and utilities and sophisticated electrical and roofing companies. At the same time, the open platform provides opportunities for these competitors to become partners, and the open platform offers these new market participants a cost-effective way to enter the market and compelling process, technology and supply chain services over the long term.

Intellectual Property

Complete Solaria seeks to protect its intellectual property rights by relying on federal, state and common law rights in the U.S. and other countries, as well as contractual restrictions. It generally enters into confidentiality and invention assignment agreements with employees and contractors, and confidentiality agreements with other third parties, in order to limit access to, and disclosure and use of, confidential information and proprietary technology. In addition to these contractual arrangements, Complete Solaria also relies on a combination of trademarks, trade dress, domain names, copyrights, and trade secrets to help protect the brand and other intellectual property.

Government Regulations and Incentives

Governments have used different public policy mechanisms to accelerate the adoption and use of solar power. Examples of customer-focused financial mechanisms include capital cost rebates, performance-based incentives, feed-in tariffs, tax credits, renewable portfolio standards, net metering, and carbon regulations. Some of these government mandates and economic incentives are scheduled to be reduced or to expire or could be eliminated. Capital cost rebates provide funds to customers based on the cost and size of a customer’s solar power system. Performance-based incentives provide funding to a customer based on the energy produced by their solar power system. Feed-in tariffs pay customers for solar power system generation based on energy produced at a rate generally guaranteed for a period of time. Tax credits reduce a customer’s taxes at the time the taxes are due. Renewable portfolio standards mandate that a certain percentage of electricity delivered to customers comes from eligible renewable energy resources. Net metering allows customers to deliver to the electric grid any excess electricity produced by their on-site solar power systems and to be credited for that excess electricity at or near the full retail price of electricity. Carbon regulations, including cap-and-trade and carbon pricing programs, increase the cost of fossil fuels, which release climate-altering carbon dioxide and other greenhouse gas emissions during combustion.

In addition to the mechanisms described above, there are various incentives for homeowners and businesses to adopt solar power in The Inflation Reduction Act of 2022. Moreover, in Europe, the European Commission has mandated that its member states adopt integrated national climate and energy plans to increase their renewable energy targets to be achieved by 2030, which could benefit the deployment of solar. However, the U.S. and European Union, among others, have imposed tariffs or other import duties on solar products, or are evaluating the imposition of such duties on solar panels, solar cells, polysilicon, and other components. These import duties may offset the incentives described above and increase the price of Complete Solaria’s solar products.

Employees and Human Capital Resources

As of June 24, 2025, Complete Solaria had over 600 employees on a full-time basis, of that total approximately 534 joined Complete Solaria as part of the SunPower acquisition. Complete Solaria also engages independent contractors and consultants. No employees are covered by collective bargaining agreements. There have not been any work stoppages.

Complete Solaria’s human capital resources objectives include identifying, recruiting, retaining, training, and integrating its existing and new employees. The principal purposes of Complete Solaria’s equity incentive plans are to attract, retain and motivate personnel through the granting of equity-based awards, increasing stockholder value and the success of Complete Solaria by motivating such individuals to perform to the best of their abilities and achieve Complete Solaria’s objectives.

Facilities

Complete Solaria’s corporate headquarters and executive offices are located in Fremont, California and it also maintains offices in Orem, Utah.

Complete Solaria leases all the facilities and owns no real property. Complete Solaria believes that current facilities are adequate to meet ongoing needs. If additional space is required, Complete Solaria believes that it will be able to obtain additional facilities on commercially reasonable terms.

Legal Proceedings

We are a party to various legal proceedings and claims which arise in the ordinary course of business. The Company records a liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the reasonably possible loss. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Legal costs are expensed as incurred. Although claims are inherently unpredictable, the Company is not aware of any matters that may have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.  The Company has recorded $7.7 million and $7.7 million as a loss contingency for legal settlements within accrued expenses and other current liabilities in its unaudited condensed consolidated balance sheets as of March 30, 2025 and December 29, 2024, respectively.

SolarPark Litigation

In January 2023, SolarPark Korea Co., LTD (“SolarPark”) demanded approximately $80.0 million during discussions between the Company and SolarPark. In February 2023, the Company submitted its statement of claim seeking approximately $26.4 million in damages against SolarPark. The ultimate outcome of this arbitration is currently unknown and could result in a material liability to the Company. However, the Company believes that the allegations lack merit and intends to vigorously defend all claims asserted. No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

On March 16, 2023, SolarPark filed a complaint against Solaria and the Company in the U.S. District Court for the Northern District of California (the “NDC Court”). The complaint alleges a civil conspiracy involving misappropriation of trade secrets, defamation, tortious interference with contractual relations, inducement to breach of contract, and violation of California’s Unfair Competition Law. The complaint indicates that SolarPark has suffered in excess of $220.0 million in damages.

On May 11, 2023, SolarPark filed a motion for preliminary injunction to seek an order restraining the Company from using or disclosing SolarPark’s trade secrets, making or selling shingled modules other than those produced by SolarPark, and from soliciting solar module manufacturers to produce shingled modules using Solaria’s shingled patents. On May 18, 2023, the Company responded by filing a motion for partial dismissal and stay. On June 1, 2023, SolarPark filed an opposition to the Company’s motion for dismissal and stay and a reply in support of their motion for preliminary injunction. On June 8, 2023, the Company replied in support of its motion for partial dismissal and stay. On July 11, 2023, the NDC Court conducted a hearing to consider SolarPark and the Company’s respective motions. On August 3, 2023, the NDC Court issued a ruling, which granted the preliminary injunction motion with respect to any purported misappropriation of SolarPark’s trade secrets. The NDC Court’s ruling does not prohibit the Company from producing shingled modules or from utilizing its own patents for the manufacture of shingled modules. The NDC Court denied SolarPark’s motion seeking a defamation injunction. The NDC Court denied the Company’s motion to dismiss and granted the Company’s motion to stay the entire litigation pending the arbitration in Singapore. On September 1, 2023, the Company filed a Limited Notice of Appeal to appeal the August 2023 order granting SolarPark’s motion for preliminary injunction. On September 26, 2023, Solaria filed a Notice of Withdrawal of Appeal and will not appeal the NDC Court’s Preliminary Injunction Order. Between August 2023 and March 2024, the parties were engaged in discovery negotiations and the Company produced documents to SolarPark. The Company produced its last set of documents on March 14, 2024. Since then, SolarPark has been reviewing the documents, and the case has remained stayed.

No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

Siemens Litigation

On July 22, 2021, Siemens Government Technologies, Inc. (“Siemens Government Technologies”) filed a lawsuit against Solaria Corporation in Fairfax Circuit Court (the “Circuit Court”) in Fairfax, Virginia. On July 27, 2023, Siemens Government Technologies, moved to amend the complaint to add Siemens Industry Inc. as a co-plaintiff. This motion was granted on August 25, 2023. On October 23,2023, Siemens Government Technologies and Siemens Industry Inc. (collectively, “Siemens”) and Solaria Corporation stipulated to add Solar CA, LLC as a co-defendant. Solaria Corporation and Solar CA, LLC (collectively, the “Subsidiaries”) are both wholly-owned subsidiaries of Complete Solaria, Inc. In the lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

On February 22, 2024, the Circuit Court issued an order against the Subsidiaries which awarded Siemens approximately $6.9 million, inclusive of the amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees, the amount of which would be determined at a later hearing. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the Circuit Court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. The Company has appealed these judgments.

In addition to the above, on August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add Complete Solaria, Inc. as a judgement debtor. The subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling.

The Company recognized $6.9 million as a legal loss related to this litigation in 2023 which amount is included in the $7.7 million identified above, and this liability is recorded within accrued expenses and other current liabilities in the its unaudited condensed consolidated balance sheets as of March 30, 2025 and December 29, 2024.

The Company recorded an additional expense of $2.0 million within discontinued operations in its unaudited condensed consolidated statement of operations and comprehensive (loss) in the thirteen week period ended June 29, 2024, for attorneys’ fees, expenses, and pre-judgment interest, and this liability is recorded within accrued expenses and other current liabilities in its unaudited condensed consolidated balance sheets as of March 30, 2025, and December 29, 2024.

U.S. Corporate Information

We were originally known as Freedom Acquisition I Corp. We are engaged in solar system sales and associated commerce. On July 18, 2023, Complete Solaria, FACT, and certain other entities consummated the transactions contemplated under that certain amended and restated Business Combination Agreement, dated as of May 26, 2023, following the approval at the special meeting of the stockholders of FACT held July 11, 2023. In connection with the closing of the Business Combination, we changed our name from Freedom Acquisition I Corp. to Complete Solaria, Inc.

Our principal executive offices are located at 45700 Northport Loop E, Fremont, CA 94538, and our telephone number is (510) 270-2507.

Access to Company Information

The Company files or furnishes periodic reports and amendments thereto, including its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, proxy statements and other information with the SEC. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Complete Solaria’s internet address is https://www.completesolaria.com. The Company makes available, free of charge, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such reports have been filed with or furnished to the SEC through its internet website. Please note that Complete Solaria’s Internet website address is provided as an inactive textual reference only.

Management

Our directors and executive officers and their ages as of June 30, 2025:

Name	Age	Position
Thurman J. Rodgers (3)	77	Chief Executive Officer and Executive Chairman
Daniel Foley	48	Chief Financial Officer
Antonio R. Alvarez (2)	69	Director
William J. Anderson	49	Director
Adam Gishen (1)(3)	50	Director
Jamie Haenggi	55	Director
Chris Lundell	64	Director
Lothar Maier (1)	70	Director
J. Daniel McCranie (2)	81	Director
Ronald Pasek (1)(2)	64	Director
Tidjane Thiam (1)	63	Director
Devin Whatley (2)	56	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Executive Officers

Thurman J. Rodgers

Thurman J. (T.J.) Rodgers has served as the Chief Executive Officer of Complete Solaria since April 2024 and as a member of the Complete Solaria Board of Directors since November 2022 and as Executive Chairman since June 2023. Mr. Rodgers founded Cypress Semiconductor in 1982 and served as Cypress’ Chief Executive Officer from 1982 to 2016. Mr. Rodgers currently serves on the boards of other energy-related companies: including Enovix and Enphase Energy Inc. (energy and storage technologies). From 2004 to 2012, he served as a member of Dartmouth’s board of trustees. Mr. Rodgers was a Sloan scholar at Dartmouth, where he graduated in 1970 as the Salutatorian with a double major in Physics and Chemistry. He won the Townsend Prize and the Haseltine Chemistry-Physics Prize as the top physics and chemistry student in his class. Mr. Rodgers holds a master’s degree and a Ph.D. in Electrical Engineering from Stanford University, where he attended on a Hertz fellowship.

Daniel Foley

Daniel Foley has served as the Chief Financial Officer of Complete Solaria since June 2024. From June 2021 to December 2023, Mr. Foley served as the Chief Financial Officer for Common Citizen. From April 2021 to June 2021, Mr. Foley served as the Senior Vice President and Treasurer for TerrAscend. From January 2018 to April 2021, Mr. Foley served as the Vice President of Corporate Finance, Treasury & Investor Relations at Curaleaf. Prior to that, Mr. Foley held senior positions in Corporate Finance and Investor Relations for Station Casinos and MGM MIRAGE. Previous experience includes working as an Investment Analyst at Wall Street Associates and as Vice President of Finance at New Cotai Holdings. Foley began his career as a Senior Associate in Gaming, Lodging & Leisure Equity Research at Bear Stearns. Mr. Foley brings over 25 years of capital markets and finance experience to Complete Solaria, as well as a track record of driving strong financial results, instilling financial and operational discipline, and demonstrating inspirational leadership. Mr. Foley holds an M.B.A. from the University of Southern California and a Bachelor of Science in economics from the University of Utah.

Non-Employee Directors

Antonio R. Alvarez

Antonio R. Alvarez has served as a member of the Complete Solaria Board of Directors since November 2022. Mr. Alvarez served as the President of Complete Solaria since the merger of Complete Solar and Solaria in November 2022 until March 2023. From 2020 to 2022, Mr. Alvarez served as Solaria’s Chief Executive Officer. Prior to 2020, Mr. Alvarez served in various executive roles at Altierre Corporation, Aptina Imaging, Advanced Analogic Technologies, Leadis Technology and Cypress Semiconductor. Currently, Mr. Alvarez serves on the board of directors of NexGen Power Systems and previously served as a board member of SunEdison, SunEdison Semiconductor, ChipMOS Technology, and Validity Sensors. Mr. Alvarez holds a B.S. and an M.S. in Electrical Engineering from the Georgia Institute of Technology.

William J. Anderson

William J. Anderson served as the Chief Executive Officer of Complete Solaria from November 2022 to December 2023. From 2010 to 2022, he served as the Chief Executive Officer of Complete Solar. From 2007 to 2009, Mr. Anderson served as CEO of Risk Allocation Systems, Inc., a lending platform connecting automobile dealerships and credit unions in order to offer point of sale automobile loans to car buyers. From 2009 to 2010, Mr. Anderson served as Partner at SVE Partners, a boutique consulting firm serving technology start-ups and venture capital investors. Mr. Anderson holds a B.S. in Managerial Sciences from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

Adam Gishen

Mr. Gishen served as FACT’s Chief Executive Officer from February until the Business Combination in July 2023, and served as one of FACT’s initial board observers. From 2015 to 2020, Mr. Gishen served in several senior roles at Credit Suisse Group AG, including Global Head of Investor Relations, Corporate Communications and Marketing and Branding. Prior to 2015, Mr. Gishen was a partner at Ondra Partners, a financial advisory firm and previous to this worked as a Managing Director at Nomura and at Lehman Brothers in the area of equity capital markets. Mr. Gishen graduated from the University of Leeds.

Jamie Haenggi

Jamie Haenggi has served as a member of the Complete Solaria Board of Directors since May 2025. Ms. Haenggi has served as the President of ADT Solar, a division of ADT Security Services, a smart-home security provider, since December 2022. She previously served as the Executive Vice President, COO at ADT Solar, overseeing sales, marketing contract center, field and business operations, HR, IT and administration. Prior to that, Ms. Haenggi was the Executive Vice President, Chief Customer Officer at ADT Security Services from July 2018 to March 2022. She joined ADT in 2016 as Senior Vice President, Chief Sales and Marketing Officer and had previously been with the company from 1998 to 2006 with progressive senior leadership roles in commercial sales and marketing, and domestic and international sales and marketing. From 2010 to 2016, Ms. Haenggi was the Chief Customer Experience Officer at Protection 1, Inc., a home security systems company. Previously, she was at Vonage, Inc. from 2006 to 2010 as the Chief Marketing Officer and Vice President of Customer Experience. Earlier in her career, Ms. Haenggi held various sales and marketing roles at Holmes Protection Group and National Guardian Corporation. Ms. Haenggi earned a bachelor of arts degree in international relations and Japanese from the University of Minnesota and received an honorary doctorate from Taylor University.

Chris Lundell

Christopher Lundell has served as a member of the Complete Solaria Board of Directors since November 2023. Mr. Lundell served as the Chief Executive Officer of Complete Solaria from December 2023 to April 2024. Mr. Lundell is the Founder of CMO Grow, a marketing consultancy firm. Prior to that, he was the CMO at Vivint Solar, the President of the Americas at NEXThink, and CMO and COO at Domo. He holds an M.B.A. from Brigham Young University.

Lothar Maier

Lothar Maier has served as a member of the Complete Solaria Board of Directors since November 2024. Mr. Maier served as director of FormFactor Inc, from November 2006 to May 2024. Mr. Maier served as the Chief Executive Officer and a member of the Board of Directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, from January 2005 to March 2017. Prior to that, he served as Linear Technology’s Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from July 1983 to March 1999, including as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.

J. Daniel McCranie.

J. Daniel McCranie has served as a member of the Complete Solaria Board of Directors since January 2025. After his early career in semiconductor sales, Mr. McCranie became the executive vice president of sales & marketing for Harris Corporation, a technology company, and the chief executive officer of SEEQ Technology, a semiconductor company, and Virage Logic Corporation, a semiconductor company. From 1994 to 2001, he joined Cypress Semiconductor Corporation, a semiconductor company, as executive vice president of sales & marketing. He has held 10 board positions in the semiconductor and technology, including having served on the board of Cypress Semiconductor Corporation, from June 2017 to May 2019, ON Semiconductor Corporation, a semiconductor company, from 2001 to 2018, and Enovix Corporation from December 2021 until January 2023. From 2012 to 2017, he served on the board of Mentor Graphics, an electric design automation company. He holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute.

Ronald Pasek

Ronald Pasek  has served as a member of the Complete Solaria Board of Directors since February 2023. Since 2015, Mr. Pasek has served as the chairman of the board of directors of Spectra7 Microsystems Inc., a Canadian publicly-traded consumer connectivity company. From 2016 to 2020, Mr. Pasek was Chief Financial Officer of NetApp. From 2009 until its acquisition by Intel in December 2015, Mr. Pasek served as Senior Vice President, Finance and Chief Financial Officer of Altera Corporation, a worldwide provider of programmable logic devices. Mr. Pasek was previously employed by Sun Microsystems, in a variety of roles including Vice President, Corporate Treasurer and Vice President of worldwide field finance, worldwide manufacturing and U.S. field finance. Mr. Pasek holds a B.S. degree from San Jose State University and an M.B.A. degree from Santa Clara University.

Tidjane Thiam

Tidjane Thiam served as a member of the FACT Board and as Executive Chairman of FACT since inception until the Business Combination in July 2023. In 2021, Mr. Thiam was appointed Chairman of Rwanda Finance Limited. He also serves as a Director and Chair of the Audit Committee of Kering S.A., the French luxury group. Mr. Thiam is also a Special Envoy on Covid 19 for the African Union. From 2015 to 2020, Mr. Thiam was Chief Executive Officer of Credit Suisse Group AG. From 2014 to 2019, Mr. Thiam was a Director of 21st Century Fox and served on its Nominating and Corporate Governance Committee. Mr. Thiam previously served at Prudential plc, a global insurance company based on London, as the Group Chief Executive from 2009 to 2015, a Director from 2008 to 2015 and Group Chief Financial Officer from 2008 to 2009. Mr. Thiam holds an M.B.A. from INSEAD and graduated from École Nationale Supérieure des Mines de Paris in 1986 and from École Polytechnique in Paris in 1984.

Devin Whatley

Devin Whatley has served as a member of the Complete Solaria Board since November 2022. Since 2010, Mr. Whatley has served as the Managing Partner at the Ecosystem Integrity Fund. Mr. Whatley serves as a member of the board of directors of several private companies focused on renewable energy. Mr. Whatley was a CFA Charterholder and holds a B.A. in East Asian Studies with a Business Emphasis from the University of California, Los Angeles and an M.B.A. from the Wharton School at the University of Pennsylvania.

Role of Board in Risk Oversight

One of the key functions of the Complete Solaria Board is the informed oversight of Complete Solaria’s risk management process. The Complete Solaria Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Complete Solaria Board as a whole, as well as through various standing committees of the Complete Solaria Board that address risks inherent in their respective areas of oversight. In particular, the Complete Solaria Board is responsible for monitoring and assessing strategic risk exposure and Complete Solaria’s audit committee is responsible for considering and discussing Complete Solaria’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee monitors compliance with legal and regulatory requirements. Complete Solaria’s compensation committee assesses and monitors whether Complete Solaria’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

The Complete Solaria Board also addresses our cybersecurity risk management as part of its general oversight function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats.

Our Vice President of Information Technology is responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into the Company’s overall risk management strategy, and communicating key priorities to relevant personnel. Our Chief Financial Officer is responsible for approving budgets, helping prepare for cybersecurity incidents, approving cybersecurity processes, and reviewing security assessments and other security-related reports.

Our cybersecurity incident response policy is being designed to escalate certain cybersecurity incidents to members of management depending on the circumstances. Our Chief Executive Officer and Chief Information officer work to help the Company mitigate and remediate cybersecurity incidents of which they are notified. In addition, the Company’s incident response policy will include reporting to the audit committee of the Complete Solaria Board for certain cybersecurity incidents.

Board Committees

The Complete Solaria Board has formed an audit committee, a compensation committee, and a nominating and corporate governance committee. The Complete Solaria Board may from time to time establish other committees.

Complete Solaria’s Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

The audit committee consists of Ronald Pasek, who serves as the chairperson, Adam Gishen and Lothar Maier. Each member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Ronald Pasek qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses the requisite financial expertise required under the applicable requirements of Nasdaq.

The responsibilities of the audit committee include, among other things:

●	helping the board of directors oversee corporate accounting and financial reporting processes;

●	managing the selection, engagement and qualifications of a qualified firm to serve as the independent registered public accounting firm to audit Complete Solaria’s financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, Complete Solaria’s interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on financial risk assessment and financial risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes Complete Solaria’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

The Complete Solaria Board adopted a written charter of the audit committee which is available on Complete Solaria’s website.

Compensation Committee

The Compensation Committee consists of Daniel McCranie, who serves as the chairperson, Tidjane Thiam and Devin Whatley. Each current committee member and a former member of the Compensation Committee - Antonio R. Alvarez - is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Mr. Alvarez resigned from the Compensation Committee during April 2025. While Mr. Alvarez is not an independent director, Section 5605(d)(2)(B) of the Nasdaq listing standards nonetheless permitted the appointment of a non-independent director to the compensation committee if the board of directors, under exceptional and limited circumstances, determines that the non-independent director’s membership is required by the best interests of the Company and its stockholders. Based on Mr. Alvarez’s extensive experience with Complete Solaria and familiarity with the industry, the Complete Solaria Board previously concluded that Mr. Alvarez’s appointment to, and membership on, the Compensation Committee prior to Mr. Alvarez’s resignation from the Compensation Committee was in the best interests of Complete Solaria and its stockholders. Each current member of the compensation committee is an independent director.

The responsibilities of the compensation committee are:

●	reviewing and approving, or recommending that the Complete Solaria Board approve, the compensation of Complete Solaria’s executive officers and senior management;

●	reviewing and recommending to the Complete Solaria Board the compensation of Complete Solaria’s directors;

●	reviewing and approving, or recommending that the Complete Solaria Board approve, the terms of compensatory arrangements with Complete Solaria’s executive;

●	administering Complete Solaria’s stock and equity incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	reviewing, approving, amending and terminating, or recommending that the Complete Solaria Board approve, amend or terminate, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for Complete Solaria’s executive officers and other senior management, as appropriate;

●	reviewing and establishing general policies relating to compensation and benefits of Complete Solaria’s employees; and

●	reviewing Complete Solaria’s overall compensation.

The Complete Solaria Board adopted a written charter for the compensation committee which is available on Complete Solaria’s website.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Ronald Pasek, who serves as the chairperson, and Adam Gishen. The responsibilities of the nominating and corporate governance committee are:

●	identifying, evaluating and selecting, or recommending that the Complete Solaria Board approve, nominees for election to the Complete Solaria Board;

●	evaluating the performance of the Complete Solaria Board and of individual directors;

●	evaluating the adequacy of Complete Solaria’s corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the Complete Solaria Board regarding corporate governance guidelines and matters.

The Complete Solaria Board has adopted a written charter of the Nominating and Corporate Governance Committee which is available on Complete Solaria’s website.

The Nominating and Corporate Governance Committee evaluates all candidates for director thoroughly, whether they are recommended by the management team, stockholders or third parties, in accordance with the needs of the Complete Solaria Board and the qualifications of the candidate.

Code of Ethical Business Conduct

Complete Solaria has adopted a code of ethical business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which was by Complete Solaria at the closing and is available on Complete Solaria’s website (https://www.completesolaria.com). Complete Solaria’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that Complete Solaria’s Internet website address is provided as an inactive textual reference only. Complete Solaria will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its internet website.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2024, or at any other time, one of Complete Solaria’s officers or employees, except Mr. Alvarez who served as Complete Solaria’s president until March 2023. None of Complete Solaria’s executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of the Complete Solaria Board or member of the Compensation Committee.

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating and corporate governance committee be “independent.”

The Complete Solaria Board consults with our counsel to ensure that the Complete Solaria Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The Complete Solaria Board has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Complete Solaria Board affirmatively determined that none of our incumbent directors - other than Thurman J. Rodgers, Antonio Alvarez, William Anderson, and Chris Lundell - has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Messrs. Gishen, Maier, Pasek, McCranie, Thiam and Whatley and Ms. Haenggi, representing a majority of the Complete Solaria Board, is “independent” as that term is defined under the Nasdaq listing standards.

In making these determinations, the Complete Solaria Board considered the current and prior relationships that each non-employee director nominee has with Complete Solaria and all other facts and circumstances the Complete Solaria Board deems relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Executive Compensation

FACT

Employment Agreements

Prior to the closing of the Business Combination, FACT did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No FACT executive officers or directors received any cash compensation for services rendered to FACT. FACT paid its sponsor or an affiliate thereof up to $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of our management team and other expenses and obligations of our sponsor. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on FACT’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Complete Solaria

Complete Solaria has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for all individuals serving as Complete Solaria’s principal executive officer during 2024, the two most highly compensated executive officers of Complete Solaria, other than the principal executive officer, whose total compensation for 2024 exceeded $100,000 and who were serving as executive officers as of December 29, 2024, and up to two additional individuals for whom disclosure under the applicable rules would have been provided but for the fact that such individuals were not serving as executive officers at the end of 2024. Complete Solaria refers to these individuals as “named executive officers.” For 2024, Complete Solaria’s named executive officers were:

●	Thurman J. (T.J.) Rodgers, Complete Solaria’s Chief Executive Officer and Executive Chairman;

●	Chris Lundell, Complete Solaria’s former Chief Executive Officer;

●	Daniel Foley, Complete Solaria’s Chief Financial Officer; and

●	Brian Wuebbels, Complete Solaria’s former Chief Financial Officer and former Chief Operations Officer.

Complete Solaria believes its compensation program should promote the success of the Company and align executive incentives with the long-term interests of its stockholders. Complete Solaria’s current compensation programs reflect its startup origins in that they consist primarily of salary and equity-based awards. As Complete Solaria’s needs evolve, Complete Solaria intends to continue to evaluate its philosophy and compensation programs as circumstances require.

During 2024, Mr. Rodgers did not receive any separate compensation in his role as our Chief Executive Officer.

Summary Compensation Table

The following table shows information regarding the compensation of Complete Solaria’s named executive officers for services performed in the fiscal year ended December 29, 2024 and in the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)		All Other Compensation	Total
Thurman J. (T.J.) Rodgers	2024	-	-	-		-	-
Chief Executive Officer	2023	-	-	-		-	-
Daniel Foley	2024	$161,947	-	$474,761	(4)	-	$636,708
Chief Financial Officer	2023	-	-	-		-	-
Chris Lundell	2024	$375,024	-	$152,876	(5)	-	$527,900
Former Chief Executive Officer (2)	2023	$450,000	-	$4,560,000		-	$5,010,000
Brian Wuebbels	2024	$210,708	-	$280,732	(6)	-	$491,440
Former Chief Financial Officer and former Chief Operation Officer (3)	2023	$330,000	-	$1,966,514		-	$2,296,514

(1)	Amounts reported in this column do not reflect the amounts actually received by Complete Solaria’s named executive officers. Instead, these amounts reflect the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the FASB ASC Topic 718, Stock-based Compensation. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Unless otherwise noted in the footnotes below, the shares underlying these options vest in 48 equal monthly installments, subject to the named executive officer’s continued service at each vesting date.

(2)	Mr. Lundell stepped down as the Chief Executive Officer in April 2024.

(3)	Mr. Wuebbels stepped down as the Chief Financial Officer in April 2024. Mr. Wuebbels stepped down as Chief Operations Officer effective as of August 16, 2024.

(4)	20% of the total shares underlying this option award vests on July 1, 2025, with the remaining 80% of the shares underlying the option award vesting in 48 equal monthly installments thereafter.

(5)	Consists of two awards: (a) 94,452 shares underlying the option granted on December 3, 2024 vested on May 19, 2024; and (b) of the remaining shares, 1/60th of such shares started vesting monthly beginning on June 19, 2024 and vest through May 19, 2029.

(6)	32.7% of the shares vested on August 16, 2024, and the remaining shares were forfeited.

Outstanding Equity Awards at December 29, 2024

The following table presents information regarding the outstanding option awards held by each of the named executive officers as of December 29, 2024:

Name	Grant Date (1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Thurman J. (T.J.) Rodgers	12/3/2023	12/3/2024	37,500	(2)	-		$1.14	12/2/2033
	12/3/2023	12/3/2024	79,101	(2)	-		$1.14	12/2/2033
Daniel Foley	6/11/2024	7/1/2025	-		500,000	(3)	$1.56	7/11/2034
Chris Lundell	12/3/2023	12/3/2024	37,500	(2)	-		$1.14	12/2/2033
	12/3/2023	12/3/2024	56,952	(2)	-		$1.14	12/2/2033
	4/29/2024	5/19/2024	100,000	(4)	-		$0.73	4/29/2034
	4/29/2024	6/19/2024	29,167		220,833	(5)	$0.73	4/29/2034
Brian Wuebbels	5/2/2024	8/16/2024	245,615	(6)	-		$0.69	8/16/2025
	3/9/2023	3/9/2023	94,606	(7)	19,305		$5.18	8/16/2025

(1)	All option awards were granted pursuant to the 2023 Plan.

(2)	100% of the total shares underlying the option award vested on the one-year anniversary of the grant date.

(3)	20% of the total shares underlying the option award vest on 7/1/2025, thereafter the remaining 80% of shares underlying the option award vest in 48 equal monthly installments.

(4)	100% of the total shares underlying the option award vested on 5/19/2024.

(5)	1/60th of the total shares underlying the option award vest in 60 equal monthly installments, beginning 6/19/2024.

(6)	Reflects portion of award remaining after the cancellation of the award with respect to 504,385 shares on August 16, 2024.

(7)	Reflects portion of award remaining after the cancellation of the award with respect to 265,725 shares on September 9, 2024.

Employment Arrangements with Named Executive Officers

Each of Complete Solaria’s named executive officers is or was an at-will employee.

Thurman J. Rodgers

Mr. Rodgers is not currently a party to any employment agreement or other understanding with respect to compensation as our Chief Executive Officer. Mr. Rodgers did not receive separate compensation in his role as Chief Executive Officer during 2024.

Daniel Foley

On Jun 7, 2024, we entered into an executive employment agreement with Mr. Foley, which became effective on July 1, 2024 (the “Foley Agreement”). Pursuant to the Foley Agreement. Mr. Foley is entitled to a base salary of $275,000 per year, and he will be eligible for an annual bonus of 50% of his gross salary. Mr. Foley also received an option to purchase 500,000 shares of our common stock, subject to a five-year vesting schedule. The Foley Agreement also provides that if Mr. Foley’s employment is terminated for any reason other than cause (as defined in the Foley Agreement), death or disability, or if he resigns for good reason (as defined in the Foley Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Foley Agreement), then subject to Mr. Foley executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Foley’s earned but unpaid base salary; (b) payment of such officer of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to six months of Mr. Foley’s then base salary plus a pro rata portion of Mr. Foley bonus with respect to the fiscal year in which such termination or such resignation occurs.

Chris Lundell

On December 7, 2023, we entered into an executive employment with Chris Lundell to serve as our Chief Executive Officer (the “Lundell Agreement”). Pursuant to the Lundell Agreement, Mr. Lundell was entitled to a base salary of $450,000 per year, and he was eligible for an annual bonus of 75% of his gross salary. Mr. Lundell also was previously granted an option to purchase 3,000,000 shares of our common stock. The Lundell Agreement provided that if Mr. Lundell’s employment was terminated for any reason other than cause (as defined in the Lundell Agreement), death or disability, or if he resigned for good reason (as defined in the Lundell Agreement), and provided that in either case such termination constitutes a separation from service (as defined in the Lundell Agreement) and the separation is not on or within 12 months following a change of control, then subject to his executing a release agreement in our favor, and continuing to comply with all of his obligations to Complete Solaria and our affiliates, he would receive the following benefits: (a) payment of Mr. Lundell’s earned but unpaid base salary; (b) payment of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment of any vested benefits to which he may be entitled under any applicable plans and programs of Complete Solaria; (d) a severance payment equal to six months of Mr. Lundell’s then-base salary plus a pro rata portion of Mr. Lundell’s bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if he timely and properly elects to continue group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of Mr. Lundell’s COBRA premium expenses until the earliest of (i) the six-month anniversary of the termination date; (ii) the date he is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which he becomes eligible to receive substantially similar coverage from another employer; and (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the six-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon a corporate transaction.

On April 24, 2024 (the “Lundell Separation Date”), Mr. Lundell stepped down as Chief Executive Officer. Pursuant to Mr. Lundell’s Separation Agreement, dated May 19, 2024, he received:

●	cash severance in an amount equal to six months of his base salary in effect as of the Lundell Separation Date, payable in installments beginning on the date that is the 60th day following the Lundell Separation Date;

●	reimbursement of premiums, if any, for up to twelve (12) months following the Lundell Separation Date, provided proof of enrollment, for group healthcare coverage under COBRA;

●	350,000 stock options with 100,000 options vesting immediately, and with the remaining 250,000 stock options vesting monthly at 1/60th of the total value over five (5) years contingent upon continuing support to the Company; and

●	retention of the 94,452 options that were granted to Mr. Lundell as a board member on December 3, 2023.

Brian Wuebbels

On April 24, 2024, we entered into an executive employment agreement (the “Wuebbels Agreement”) with Brian Wuebbels to serve as Chief Operations Officer. Mr. Wuebbels was promoted from his position as Chief Financial Officer of the Company to Chief Operations Officer as of such date.

Pursuant to the Wuebbels Agreement, Mr. Wuebbels was entitled to a base salary of $330,000 per year, and he was eligible for an annual bonus of 50% of his gross salary. Mr. Wuebbels also previously was granted an option to purchase 750,000 shares of our common stock. The Wuebbels Agreement also provides that if Mr. Wuebbels’s employment was terminated for any reason other than cause (as defined in the Wuebbels Agreement), death or disability, or if such officer resigns for good reason (as defined in the Wuebbels Agreement), and provided that in either case such termination constitutes separation from service (as defined in the Wuebbels Agreement) and the separation is not on or within 12 months following a change of control, then subject to Mr. Wuebbels executing a release agreement in Complete Solaria’s favor, and continuing to comply with all of his obligations to Complete Solaria and its affiliates, he will receive the following benefits: (a) payment of Mr. Wuebbels earned but unpaid base salary; (b) payment to Mr. Wuebbels of any unpaid bonus, with respect to the fiscal year immediately preceding the fiscal year in which such termination or such resignation occurs; (c) payment to Mr. Wuebbels of any vested benefits to which he may be entitled under any applicable plans and programs of the Company; (d) a severance payment equal to six months of Mr. Wuebbels then base salary plus a pro rata portion of Mr. Wuebbels bonus with respect to the fiscal year in which such termination or such resignation occurs; (e) if Mr. Wuebbels timely and properly elects to continue group health care coverage under COBRA, payment of Mr. Wuebbels’s COBRA premium expenses until the earliest of (i) the three-month anniversary of the termination date; (ii) the date Mr. Wuebbels is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Mr. Wuebbels becomes eligible to receive substantially similar coverage from another employer; and (f) the applicable post-termination exercised period for any vested options will extend to the earlier of (i) the six-month anniversary of the termination date, (ii) the expiration date of the option or (iii) earlier termination upon corporate transaction.

Effective August 16, 2024, Brian Wuebbels resigned as our Chief Operations Officer. On June 30, 2024, we entered into an employment extension agreement (the “Extension Agreement”) with Mr. Wuebbels. Pursuant to the Extension Agreement, Mr. Wuebbels’ health benefits continued through August 31, 2024, and Mr. Wuebbels received accelerated vesting of 208,115 of the 750,000 options that he was granted in April 2024.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, Complete Solaria seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability.

Bonuses

Beginning January 1, 2024, each of our named executive officers (other than Mr. Rodgers) was eligible for an annual bonus of 50% of such officer’s annual gross salary, based on criteria determined by the Complete Solaria Board, including, but not limited to, the satisfaction of minimum performance standards, and the achievement of budgetary and other objectives, set by the Complete Solaria Board in its sole and absolute discretion. None of our named executive officers received a cash bonus during 2024.

Director Compensation

We did not pay any compensation to our directors or issue any equity awards to our directors during 2024.

Executive Compensation

Complete Solaria’s compensation committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by Complete Solaria are intended to provide for compensation that is sufficient to attract, motivate and retain executives of Complete Solaria and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Nonqualified Deferred Compensation

Complete Solaria’s named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by Complete Solaria during 2024. The Complete Solaria Board may elect to provide officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in the Company’s best interests.

Pension Benefits

Complete Solaria’s named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by Complete Solaria during 2024.

Employee Benefit Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as Complete Solaria believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. Complete Solaria believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. In July 2023, the Complete Solaria Board adopted the 2023 Equity Incentive Plan (the “2023 Plan”) and the Employee Stock Purchase Plan (the “ESPP”). The 2023 Plan and the ESPP became effective immediately upon the Closing of the Business Combination. Below is a description of the 2023 Plan, the ESPP, Complete Solaria’s 2022 Stock Plan (the “2022 Plan”), Complete Solaria’s 2011 Stock Plan (the “2011 Plan”), Complete Solaria’s 2016 Stock Plan (the “2016 Plan”) and Complete Solaria’s 2006 Stock Plan (the “2006 Plan”). The 2022 Plan is the successor of the 2021 Stock Plan of Legacy Complete Solaria, which was amended and assumed by Complete Solaria in connection with a merger transaction completed prior to the Business Combination by Complete Solaria (the “Prior Transaction”). The 2011 Plan is the 2011 Stock Plan of Legacy Complete Solaria that was assumed by Complete Solaria in the Prior Transaction. The 2022 Plan, 2016 Plan, 2011 Plan and 2006 Plan are collectively referred to as the “Legacy Plans”.

The 2016 Plan and the 2006 Plan are the stock plans of Solaria that were assumed by Complete Solaria in the Prior Transaction.

Complete Solaria 2023 Incentive Equity Plan

In July 2023, the Complete Solaria Board adopted and our stockholders approved the 2023 Plan. The 2023 Plan became effective immediately upon the closing.

Eligibility. Any individual who is an employee of Complete Solaria or any of its affiliates, or any person who provides services to Complete Solaria or its affiliates, including consultants and members of Complete Solaria’s Board, is eligible to receive awards under the 2023 Plan at the discretion of the plan administrator.

Awards. The 2023 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of Complete Solaria’s affiliates.

Authorized Shares. A maximum number of 32,702,618 shares of common stock may be issued under the 2023 Plan (which number of shares of common stock includes additional shares of common stock available for issuance as a result of the automatic increase thereto as of January 1, 2025 as contemplated by the next sentence). In addition, the number of shares of common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of common stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of common stock determined by Complete Solaria’s Board prior to the date of the increase.

The unused shares subject to stock awards granted under the 2023 Plan that expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in Complete Solaria acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2023 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the 2023 Plan.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $1,000,000 in total value or (2) if such non-employee director is first appointed or elected to Complete Solaria’s Board during such calendar year, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Plan Administration. Complete Solaria’s Board, or a duly authorized committee thereof, will administer the 2023 Plan and is referred to as the “plan administrator” herein. Complete Solaria’s Board may also delegate to one or more of Complete Solaria’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2023 Plan, the Complete Solaria Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant. Options granted under the 2023 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Complete Solaria or any of Complete Solaria’s affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with Complete Solaria or any of Complete Solaria’s affiliates ceases due to death or disability, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death, or 12 months following the date of disability. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Complete Solaria’s common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of Complete Solaria’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Complete Solaria’s total combined voting power or that of any of Complete Solaria’s parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards will generally be granted in consideration for a participant’s services, but may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of common stock, a combination of cash and shares of common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with Complete Solaria ends for any reason, Complete Solaria may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with Complete Solaria through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant. A stock appreciation right granted under the 2023 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2023 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Complete Solaria or any of its affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with Complete Solaria or any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2023 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, common stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in the capital structure of Complete Solaria, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares subject to the 2023 Plan, (2) the class(es) and maximum number of shares that may be issued pursuant to the exercise of incentive stock options, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2023 Plan in the event of a corporate transaction (as defined in the 2023 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with Complete Solaria or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2023 Plan may be assumed, or continued by any surviving or acquiring corporation (or its parent company), or new awards may be issued by such surviving or acquiring corporation (or its parent company) in substitution of such awards, and any reacquisition or repurchase rights held by Complete Solaria with respect to the stock award may be assigned to Complete Solaria’s successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by Complete Solaria with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction). Any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by Complete Solaria with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) if applicable, any per share exercise price payable by such holder.

Plan Amendment or Termination. Complete Solaria’s Board has the authority to amend, suspend, or terminate the 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of Complete Solaria’s stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopts the 2023 Plan. No stock awards may be granted under the 2023 Plan while it is suspended or after it is terminated.

Complete Solaria 2023 Employee Stock Purchase Plan

In July 2023, the Complete Solaria Board adopted and our stockholders approved the 2023 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the closing.

Administration. Complete Solaria’s Board, or a duly authorized committee thereof, will administer the ESPP.

Limitations. Complete Solaria’s employees and the employees of any of its designated affiliates, as designated by Complete Solaria’s Board, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with Complete Solaria or one of its affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with Complete Solaria or one of its affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, Complete Solaria’s Board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. If this proposal is approved by the stockholders, all the employees of Complete Solaria and its related corporations will be eligible to participate in the ESPP following the Closing. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of Complete Solaria’s capital stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Complete Solaria capital stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of Complete Solaria’s stock on any purchase date during the offering period is less than or equal to the fair market value of a share of Complete Solaria’s stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions. The ESPP permits participants to purchase shares of common stock through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with Complete Solaria and its related corporations.

Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to Complete Solaria and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, Complete Solaria will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by Complete Solaria or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, Complete Solaria will distribute to the participant his or her accumulated but unused contributions, without interest.

Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and the participants’ accumulated contributions will be used to purchase shares of common stock within ten business days (or such other period specified by the plan administrator) prior to the corporate transaction, and the participants’ purchase rights will terminate immediately thereafter.

Amendment and Termination. Complete Solaria’s Board has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of Complete Solaria’s stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by Complete Solaria’s Board in accordance with the terms of the ESPP.

Complete Solaria 2022 Stock Plan

The Complete Solaria Board adopted, and Complete Solaria’s stockholders approved, the 2022 Plan in October 2022 in connection with the Required Transaction. The 2022 Plan amended and restated Complete Solar’s 2021 Stock Plan.

The 2022 Plan terminated when the 2023 Plan became effective upon the consummation of the Business Combination. However, any outstanding awards granted under the 2022 Plan remain outstanding, subject to the terms of Complete Solaria’s 2022 Plan and award agreements, until such outstanding options are exercised or until any awards terminate or expire by their terms.

As of April 30, 2025, there were outstanding awards relating to 3,265,128 shares of common stock under the 2022 Plan and the other Legacy Plans, collectively.

Stock Awards. The 2022 Plan provides for the grant of ISOs and nonstatutory stock options to purchase shares of common stock and restricted stock awards (collectively, “stock awards”). ISOs may be granted only to Complete Solaria employees and the employees of any parent corporation or subsidiary corporation. All other awards may be granted to Complete Solaria employees, non-employee directors and consultants and the employees and consultants of Complete Solaria affiliates. Complete Solaria has granted stock options and restricted stock awards under the 2022 Plan.

If a stock award granted under the 2022 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2022 Plan (in the event that the 2023 Plan does not become effective as described in the preceding paragraph). In addition, the following types of shares of common stock under the 2022 Plan may become available for the grant of new stock awards under the 2022 Plan: (1) shares that are forfeited to or repurchased by Complete Solaria prior to becoming fully vested; (2) shares retained to satisfy income or employment withholding taxes; (3) shares retained to pay the exercise or purchase price of a stock award; or (4) shares surrendered pursuant to an option exchange program.

Administration. The Complete Solaria Board, or a duly authorized committee thereof, has the authority to administer the 2022 Plan. The Complete Solaria Board may also delegate to one or more officers the authority to (1) designate employees (other than other officers or directors) to be recipients of certain stock awards, and (2) grant stock awards to such individuals within parameters specified by the Board. Subject to the terms of the 2022 Plan, the plan administrator determines the award recipients, dates of grant, the numbers and types of stock awards to be granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award and any repurchase rights that may apply. The plan administrator has the authority to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration or taking any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of common stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of Complete Solaria’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws. If an optionholder’s service relationship with Complete Solaria or any of its affiliates ceases due to disability or death, or an optionholder dies within 3 months following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following such disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash; (2) check; (3) to the extent permitted under applicable laws, a promissory note; (4) cancellation of indebtedness; (5) other previously owned Complete Solaria shares; (6) a cashless exercise; (7) such other consideration and method of payment permitted under applicable laws; or (8) any combination of the foregoing methods of payment.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all Complete Solaria stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of Complete Solaria or that of any of its affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Incentive Stock Option Limit. The maximum number of shares of common stock that may be issued upon the exercise of ISOs under the 2022 Plan is 6,677,960 shares plus, to the extent permitted by applicable law, any shares that again become available for issuance under the 2022 Plan.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. The permissible consideration for restricted stock awards are the same as apply to stock options. common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in Complete Solaria’s favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by Complete Solaria upon the participant’s cessation of continuous service for any reason.

Changes to Capital Structure. In the event that there is a specified type of change in Complete Solaria’s capital structure, including without limitation a stock split or recapitalization, extraordinary divided payable in a form other than shares in an amount that has a material effect on the fair market value of the common stock, or any increase or decrease in the number of issued shares effected without receipt of consideration by Complete Solaria, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2022 Plan, and (2) the class and number of shares and price per share of stock (including any repurchase price per share) subject to outstanding stock awards.

Corporate Transactions. The 2022 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between Complete Solaria and the award holder, each outstanding award (vested or unvested) will be treated as the plan administrator determines, including (without limitation) taking one or more of the following actions with respect to each stock award, contingent upon the closing or completion of the transaction: (1) arranging for the assumption, continuation or substitution of the stock award by a successor corporation, (2) arranging for the assignment of any reacquisition or repurchase rights held by Complete Solaria in respect of common stock issued pursuant to the stock award to a successor corporation, or (3) canceling the stock award in exchange for a cash payment, or no payment, as determined by the plan administrator (including a payment equal to the excess, if any, of the fair market value of the shares as of the closing date of such corporate transaction over any exercise or purchase price payable by the holder (which payment may be delayed to the same extent that payment of consideration to the holders of common stock in connection with the transaction is delayed as a result of any escrow, holdback, earnout or similar contingencies)). The plan administrator is not obligated to treat all stock awards or portions thereof in the same manner, and the plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

Under the 2022 Plan, a significant corporate transaction is generally the consummation of (1) a transfer of all or substantially all of Complete Solaria’s assets, (2) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owners of more than 50% of Complete Solaria’s then-outstanding capital stock, or (3) a merger, consolidation or other capital reorganization or business combination transaction of Complete Solaria with our into another corporation, entity or person.

Transferability. A participant generally may not transfer stock awards under the 2022 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan.

Amendment and Termination. The Complete Solaria Board has the authority to amend, suspend or terminate the 2022 Plan, provided that, with certain exceptions, such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Complete Solaria’s stockholders. Unless terminated sooner by the Complete Solaria Board, the 2022 Plan will automatically terminate in October, 2032. No stock awards may be granted under the 2022 Plan while it is suspended or terminated.

Complete Solar 2011 Stock Plan

Complete Solar’s board of directors adopted the 2011 Plan in January 2011 and was amended from to time by Complete Solar’s board of directors and its stockholders. The 2011 Plan was terminated in November, 2021 in connection with Complete Solaria’s adoption of the 2022 Plan, and no new awards may be granted under it. The 2011 Plan was assumed by Complete Solaria in connection with the Required Transaction. Outstanding awards granted under the 2011 Plan remain outstanding, subject to the terms of the 2011 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms. As of April 30, 2025, there were outstanding awards relating to 3,265,128 shares of common stock under the 2011 Plan and the other Legacy Plans, collectively.

Plan Administration. Complete Solaria’s board of directors or a duly authorized committee of the board of directors administers the 2011 Plan and the awards granted under it.

Capitalization Adjustments. In the event that any change is made in, or other events occur with respect to, our common stock subject to the 2011 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions, appropriate adjustments will be made to the classes, number of shares subject to, and price per share and repurchase price, if applicable, of any outstanding stock awards.

Corporate Transactions. In the event of a sale of all or substantially all of our assets or our merger, consolidation or other capital reorganization or business combination transaction with or into another corporation, entity or person, our 2011 Plan provides that any surviving or acquiring corporation (or parent thereof) may assume or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof), or such awards may be terminated in exchange for a payment of cash, securities and/or other property equal to the excess of the fair market value of the portion of the stock subject to such awards vested and exercisable as of immediately prior to the consummation of such corporate transaction. If the surviving or acquiring corporation (or parent thereof) does not assume or substitute outstanding awards in the corporate transaction, or exchange such awards for a payment, then each such outstanding award shall terminate upon consummation of the corporate transaction.

Change in Control. In the event of a change in control (as defined in the 2011 Plan), a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as may be provided in the stock award agreement or in any other written agreement between us and a participant. In the absence of such a provision, no such acceleration will occur.

Amendment of Awards. The plan administrator has the authority to modify outstanding stock awards under our 2011 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

Solaria 2016 Stock Plan

Solaria’s board of directors adopted, and Solaria’s stockholders approved, the 2016 Plan, in May 2016 and July 2016, respectively. Complete Solaria assumed the 2016 Plan in connection with the Required Transaction. The 2016 Plan was terminated in November 2022 in connection with the Required Transaction, and no new awards may be granted under it. Outstanding awards granted under the 2016 Plan remain outstanding, subject to the terms of the 2016 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms. As of April 30, 2025, there were outstanding awards relating to 3,265,128 shares of common stock under the 2016 Plan and the other Legacy Plans, collectively.

Plan Administration. Complete Solaria’s board of directors or a duly authorized committee administers the 2016 Plan and the awards granted under it.

Capitalization Adjustments. In the event that any change is made in, or other events occur with respect to, Complete Solaria’s common stock subject to the 2016 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions, appropriate adjustments will be made to the classes, number of shares subject to, and the price per share, if applicable, of any outstanding stock awards.

Change in Control. In the event of a Change in Control (as defined in the 2016 Plan), our 2016 Plan provides that unless otherwise provided in a written agreement between us and any participant or unless otherwise expressly provided by the board of directors at the time of grant of an award, any surviving or acquiring corporation (or parent thereof) may assume, continue or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof). If the surviving or acquiring corporation (or parent thereof) does not assume, continue or substitute outstanding awards in the corporate transaction, then the board of directors may provide for the accelerated vesting (in whole or in part) of any or all awards or may cancel any award for such consideration, if any, as the board of directors may consider appropriate.

Amendment of Awards. The plan administrator has the authority to modify outstanding stock awards under our 2016 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

Solaria 2006 Stock Plan

Solaria’s board of directors adopted, and Solaria’s stockholders approved, the 2006 Plan, in February 2006 and August 2006, respectively, and it was amended and restated from to time by Solaria’s board of directors and its stockholders. The 2006 Plan was terminated in February 2016 in connection with Solaria’s adoption of the 2016 Plan, and no new awards may be granted under it. Complete Solaria assumed the outstanding awards granted pursuant to the 2006 Plan in connection with the Required Transaction. Outstanding awards granted under the 2006 Plan remain outstanding, subject to the terms of the 2006 Plan and award agreements, until such outstanding options are exercised or terminate or expire by their terms. As of April 30, 2025, there were outstanding awards relating to 3,265,128 shares of common stock under the 2006 Plan and the other Legacy Plans, collectively.

Plan Administration. The Complete Solaria Board or a duly authorized committee administers the 2006 Plan and the awards granted under it.

Capitalization Adjustments. In the event that any change is made in, or other events occur with respect to, our common stock subject to the 2006 Plan or any stock award, such as certain mergers, consolidations, reorganizations, recapitalizations, dividends, stock splits, or other similar transactions affecting the shares subject to the 2006 Plan, appropriate adjustments will be made to the class and number of shares subject to, and the price per share, if applicable, of any outstanding stock awards.

Change in Control. In the event of a change in control (as defined in the 2006 Plan), our 2006 Plan provides that any successor corporation (or parent thereof) will assume or substitute such outstanding awards and any reacquisition or repurchase rights may be assigned to such surviving or acquiring corporation (or parent thereof). If the surviving or acquiring corporation (or parent thereof) does not assume or substitute outstanding awards in the corporate transaction, then the vesting of outstanding awards held by participants will accelerate in full and any repurchase rights held by us with respect to such awards will lapse, contingent upon the effectiveness of such transaction. Notwithstanding the foregoing, to the extent that stock awards will terminate if not exercised prior to the effective time of a corporate transaction, our board may provide that such awards will be canceled for a payment equal to the excess, if any, of the value of the property the holder would have received upon exercise of such award over any exercise price payable.

In addition, with respect to awards (and, if applicable, shares of restricted stock acquired pursuant to such awards) granted to non-employee directors that are assumed or substituted for, if on or following the date of such assumption or substitution such individual’s status as a director is involuntarily terminated, such individual shall fully vest in and have the right to exercise awards as to all of the shares subject thereto.

Also, with respect to awards (and, if applicable, shares of restricted stock acquired pursuant to such awards) granted to participants that are assumed or substituted for, if either (x) such participant remains continuously employed by us or our successor through the one-year anniversary of such change in control or (y) such participant’s employment is involuntarily terminated without cause (as such term is defined in the 2006 Plan), or such participant’s duties are material diminished, in either case at any time prior to the one-year anniversary of such change in control, such individual will vest into such awards on an accelerated basis as if such individual had provided an additional 12 months of continuous service, such individual shall fully vest in and have the right to exercise awards as to all of the shares subject thereto.

Amendment of Awards. The plan administrator has the authority to modify outstanding stock awards under our 2006 Plan; provided that no such amendment or modification may impair the rights of any participant with respect to awards granted prior to such action without such participant’s written consent.

Health and Welfare Benefits

Complete Solaria provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life and disability insurance; and a tax-qualified Section 401(k) plan. Complete Solaria does not maintain any executive-specific benefit or perquisite programs.

Rule 10b5-1 Sales Plans

Complete Solaria’s directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Complete Solaria’s directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Emerging Growth Company Status

Complete Solaria is an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Certain Relationships and Related Party Transactions

Other than the compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation,” below is a description of transactions since January 1, 2024 to which we were a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Simple Agreements For Future Equity

On January 31, 2024, we entered into the First SAFE with the Purchaser in connection with the Purchaser investing $1.5 million in us. The First SAFE was initially convertible into shares of our common stock, par value $0.0001 per share, upon the initial closing of a bona fide Equity Financing, pursuant to which we have issued and sold common stock in an equity financing at the SAFE Price, and (ii) 80% of the price per share of our common stock sold in the Equity Financing. Thurman J. Rodgers is a trustee of the Purchaser, and he is the Executive Chairman of the Complete Solaria Board and our Chief Executive Officer.

On February 15, 2024, we entered into the Second SAFE with the Purchaser in connection with the Purchaser investing $3.5 million in us. The Second SAFE was initially convertible into shares of our common stock upon the initial closing of an Equity Financing at a per share conversion price which was equal to the lower of (i) the SAFE Price, and (ii) 80% of the price per share of our common stock sold in the Equity Financing. Thurman J. Rodgers is a trustee of the Purchaser, and he is the Executive Chairman of the Complete Solaria Board and our Chief Executive Officer.

On April 21, 2024, we entered into an amendment to each of our First SAFE and Second SAFE with the Rodgers Massey Freedom and Free Markets Charitable Trust to convert the invested amounts into shares of our common stock. The conversion share price was $0.36, calculated as the product of (i) $0.45, the closing price of our common stock on April 19, 2024, multiplied by (ii) 80%. The First SAFE and Second SAFE converted into 4,166,667 and 9,722,222 shares of our common stock, respectively (collectively, the “Amendment Shares”); however, the Amendment Shares remain to be issued and are not currently issued and outstanding.

On May 13, 2024, we entered into the Third SAFE with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of our common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing, at a per share conversion price which is equal to 50% of the price per share of our common stock sold in the Equity Financing. If we consummate a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of our common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of our common stock on May 13, 2024, multiplied by (ii) 50%. Given that the SAFE could be settled in cash or a variable number of shares, we have accounted for the instrument as a liability at its fair value.

Exchange Agreement and Related Transactions

Exchange Agreement

On July 1, 2024, we entered into the Exchange Agreement with Carlyle and Kline Hill providing for, among other things: the cancellation of all indebtedness owed to Carlyle and Kline Hill by the Company; termination of all debt instruments by and between the Company and Carlyle and by and between Kline Hill; the satisfaction of all obligations owed to Carlyle and Kline Hill by the Company under the terminated debt instruments; the issuance of convertible notes to Carlyle and Kline Hill (as further detailed below under “July 2024 Note Financing”); and the issuance of 1,500,000 shares of common stock to Kline Hill (as further discussed in the paragraph below). Kline Hill is a 5% holder of Complete Solaria’s capital stock.

Issuance of 1,500,000 Shares of Common Stock to Kline Hill

On July 1, 2024, we entered into the Purchase Agreements with Kline Hill. Pursuant to the terms of the Purchase Agreements, Kline Hill purchased an aggregate of 1,500,000 shares of common stock in consideration for the cancellation of indebtedness owed to Kline Hill. Kline Hill is a 5% holder of Complete Solaria’s capital stock.

Designated Board Observer Agreements

In addition, in consideration for the entry of Carlyle and Kline Hill into the Exchange Agreement, on July 1, 2024, we entered into that certain Designated Board Observer Agreement with Carlyle Entity and Kline Partners, pursuant to which Kline Partners and Carlyle each have the right to designate a person to attend certain meetings of the Board in solely a non-voting, observer capacity. Each of Carlyle and Kline Hill is a 5% holder of Complete Solaria’s capital stock.

SCI Debt Restructuring

In October 2023, the Company entered into an Assignment Agreement whereby Structural Capital Investments III, LP (“SCI”) assigned the debt payable by the Company and its affiliates to SCI (the “SCI Debt”) to Kline Hill and Rodgers Massey Revocable Living Trust for a total purchase price of $5.0 million. The portion of the SCI Debt acquired by Kline Hill was cancelled as part of the Exchange Agreement. In connection with the Exchange Agreement, the principal amount of $3.5 million of the SCI Debt was exchanged for the July 2024 Notes (as defined below) issued to Kline Hill.

Certain Indebtedness Payable to the Rodgers Massey Revocable Living Trust

The principal portion of the SCI Debt owing to the Rodgers Massey Revocable Living Trust of $1.5 million (plus accrued interest) remained outstanding as of December 29, 2024 and is outstanding as of the date of Registration Statement. The outstanding amount, plus accrued interest, is due on demand to the Rodgers Massey Revocable Living Trust. Thurman J. Rodgers is a trustee of the Rodgers Massey Revocable Living Trust, and he is the Executive Chairman of our Board of Directors and our Chief Executive Officer.

July 2024 Notes

On July 1, 2024, we entered into Note Purchase Agreements and the Exchange Agreement (together the “July 2024 Purchase Agreement”), pursuant to which we issued to certain accredited investors and qualified institutional buyers approximately $50.0 million in aggregate principal amount in July 2024 Notes. The July 2024 Notes accrue interest at the rate of 12.0% annually, which will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2025. The July 2024 Notes are convertible at the option of the holders at any time prior to the payment of the payment of the principal amount of such convertible note in full. Upon conversion of any convertible note, we will satisfy its conversion obligation by delivering shares of common stock and paying cash in respect of any fractional shares. The conversion rate for the convertible notes is initially equal to 595.2381 shares of common stock per $1,000 principal amount due under the convertible notes. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the convertible notes. The following table summarizes the participation in the July 2024 Note Financing by Complete Solaria’s holders of more than 5% of any class of Complete Solaria’s capital stock as of the date of such transactions:

Name of Stockholder	Aggregate Purchase Price
Rodgers Massey Revocable Living Trust	$18,000,000
CRSEF Solis Holdings, L.L.C.	$10,000,000
Kline Hill Partners Opportunity IV SPV LLC	$1,993,183
Kline Hill Partners IV SPV LLC	$1,993,183
Kline Hill Partners Fund LP	$3,986,365

September 2024 Notes

On September 8, 2024, September 11, 2024 and September 22, 2024, we entered into note purchase agreements with certain accredited investors and qualified institutional buyers relating to the sale and issuance of $80.0 million in aggregate principal amount of our September 2024 Notes. The Company issued $4.0 million principal amount of the September 2024 Notes to the Rodgers Family and Free Markets Charitable Trust, and the Company issued $4.0 million principal amount of the September 2024 Notes to the Rodgers Massey Revocable Living Trust. Thurman J. Rodgers is the Chief Executive Officer, a member of the Board of Directors, and trustee of each of the Rodgers Family and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust. The Rodgers Massey Revocable Living Trust is a 5% holder of Complete Solaria’s capital stock. Additionally, the Company also issued $750,000 principal amount of the September 2024 Notes to the Dan and Kathy McCranie 2000 Revocable Trust, for which J. Daniel McCranie serves as trustee. Mr. McCranie was appointed to serve as a director of the Company on January 24, 2025.

Interest on the September 2024 Notes accrues at a rate of 7.00% per year from September 16, 2024 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2025. On or after September 16, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the September 2024 Notes may convert all or any portion of their September 2024 Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in the manner and subject to the terms, conditions and limitations provided in the Indenture. On December 18, 2024, at our annual meeting of stockholders, our stockholders approved the issuance of shares of our common stock upon conversion of the September 2024 Notes in excess of the limitations otherwise applicable under the Indenture as a result of Nasdaq Listing Rule 5635(d)(2). As a result of this stockholder approval, we will seek approval to amend the Indenture to enable the earlier conversion of the September 2024 Notes.

The conversion rate for the September 2024 Notes is initially 467.8363 shares of common stock per $1,000 principal amount of September 2024 Notes. The conversion rate for the September 2024 Notes is subject to adjustment from time to time in accordance with the terms of the Indenture. In addition, upon a conversion of the September 2024 Notes after September 16, 2025, following certain corporate events that occur prior to the maturity date of the September 2024 Notes or if the Company delivers a notice of redemption in respect of the September 2024 Notes, the Company will, under certain circumstances, increase the conversion rate of the September 2024 Notes for a holder who elects to convert its September 2024 Notes following September 16, 2025, in connection with such a corporate event that occurs prior to the maturity date, or if the Company delivers a notice of redemption in respect of the September 2024 Notes.

Pegasus Solar

During 2024, Pegasus Solar entered into commercial agreements with Complete Solaria. Pegasus Solar designs and manufactures solar panel hardware and mounting systems that are purchased by Complete Solaria. Devin Whatley, a director, is the general partner of Ecosystem Integrity Fund, which holds an equity investment in Pegasus Solar. All agreements between Complete Solaria and Pegasus Solar were entered into in the ordinary course of business. Since January 1, 2024, we have paid Pegasus Solar approximately $235,422 for the products supplied by Pegasus Solar to Complete Solaria. Other than indirectly through Ecosystem Integrity Fund’s equity interest in Pegasus Solar, Mr. Whatley does not have a direct financial interest in our relationship with Pegasus Solar or our transactions with Pegasus Solar. Mr. Whatley was not involved in the negotiation of the commercial agreements between Complete Solaria and Pegasus Solar.

SameDay Solar

Complete Solaria previously entered into commercial agreements with SameDay Solar, a residential solar installer. William Anderson, a director and our former Chief Executive Officer, owns 60% of the equity securities of SameDay Solar, and he is Chief Executive Officer of SameDay Solar. All agreements between Complete Solaria and SameDay Solar previously were entered into in the ordinary course of business; provided, however, the Company facilitates equipment purchases for SameDay Solar, and SameDay Solar receives the benefit of the pricing received by the Company for equipment purchases, including for projects that are completed by SameDay Solar on behalf of the Company and that do not involve the Company or its customers. Since January 1, 2024, we have paid SameDay Solar a total of approximately $1,065,833. Since January 1, 2024, Mr. Anderson has received approximately $15,000 of remuneration from SameDay Solar relating to its relationship with Complete Solaria. Given his equity ownership, Mr. Anderson also has a 60% interest in SameDay Solar’s profits and earnings.

Employment Arrangements

Complete Solaria has entered into employment agreements with certain of its executive officers. For more information regarding these agreements with Complete Solaria’s named executive officers, see the section titled “Employment Arrangements with Named Executive Officers.”

Stock Option Grants to Directors and Executive Officers

Complete Solaria has granted stock options to certain of its directors and executive officers. For more information regarding the stock options and stock awards granted to Complete Solaria’s directors and named executive officers, see the section titled “Executive Compensation.”

Indemnification Agreements

Complete Solaria entered into new indemnification agreements with the directors and officers of Complete Solaria following the Business Combination.

Complete Solaria’s certificate of incorporation contains provisions limiting the liability of directors, and Complete Solaria’s amended and restated bylaws provide that Complete Solaria will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. Complete Solaria’s amended and restated certificate of incorporation and amended and restated bylaws also provide the Complete Solaria Board with discretion to indemnify Complete Solaria’s employees and other agents when determined appropriate by the Complete Solaria Board.

Policies and Procedures for Related Person Transactions

The Complete Solaria Board adopted a written related person transactions policy that sets forth Complete Solaria’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Complete Solaria policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Complete Solaria or any of its subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class Complete Solaria’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to Complete Solaria’s Audit Committee (or, where review by Complete Solaria’s Audit Committee would be inappropriate, to another independent body of the Complete Solaria Board) for review. To identify related person transactions in advance, Complete Solaria will rely on information supplied by Complete Solaria’s executive officers, directors and certain significant stockholders. In considering a related person transaction, Complete Solaria’s Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the risks, costs, and benefits to Complete Solaria;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the extent of the related person’s interest in the transaction;

●	the purpose and terms of the transaction;

●	management’s recommendation with respect to the proposed related person transaction;

●	the availability of other sources for comparable services or products; and

●	whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.

Complete Solaria’s Audit Committee will approve only those transactions that it determines are fair to us and in Complete Solaria’s best interests.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of June 24, 2025 by:

●	each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock;

●	each executive officer and director; and

●	all executive officers and directors of Complete Solaria as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on 65,781,061 shares of Common Stock outstanding as of March 31, 2025, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
Ecosystem Integrity Fund II, L.P.(2)	8,399,653	12.3%
Thurman J. (T.J.) Rodgers(3)	10,891,582	16.3%
Entities affiliated with Alyeska Investment Group, L.P.(4)	7,236,624	10.9%
Entities Affiliated with Kline Hill(5)	7,299,695	10.3%
Executive Officers and Incumbent Directors and Director Nominees:
Thurman J. Rodgers(3)	10,891,582	16.3%
William J. Anderson(6)	2,691,833	3.9%
Antonio R. Alvarez(7)	94,452	*
Daniel Foley	-	-
Devin Whatley(2)	8,487,777	12.4%
Tidjane Thiam(8)	265,193	*
Adam Gishen(9)	268,468	*
Ronald Pasek(10)	113,437	*
Chris Lundell(11)	248,619	*
Lothar Maier	-	-
J. Daniel McCranie(12)	-	*
Jamie Haenggi	-	-
All incumbent directors and executive officers as a group (11 persons)	23,061,361	32.3%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers of the Company is c/o Complete Solaria, Inc., 45700 Northport Loop East, Fremont, CA 94538.

(2)	Includes (i) 5,832,054 shares held by Ecosystem Integrity Fund II, L.P., of which Mr. Devin Whatley is the managing member of the general partner, (ii) 198,346 shares held by EIF CS SPV LLC, and (iii) 2,369,253 shares issuable pursuant to warrants exercisable within 60 days of April 30, 2025. The business address of each of Ecosystem Integrity Fund II, L.P., EIF CS SPV LLC and Mr. Whatley is 20 Richelle Court, Lafayette, California 94549. In the case of Mr. Whatley, also includes 88,124 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025.

(3)	Includes (i) 485,562 shares held by Rodgers Capital, LLC, (ii) 8,842 shares held by Thurman J. Rodgers, (iii) 7,701,602 shares held by the Rodgers Massey Revocable Living Trust, (iv) 1,838,235 shares held by the Rodgers Massey Freedom and Free Markets Charitable Trust, (v) 724,416 shares issuable pursuant to warrants exercisable within 60 days of April 30, 2025, and (vi) 132,925 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025. The business address of the foregoing holders is 45700 Northport Loop East, Fremont, CA 94538. In addition to the foregoing and the number of shares reflected in the table above, (a) the Rodgers Massey Revocable Living Trust holds $18,000,000 principal amount of the July 2024 Notes, which, subject to the terms and conditions of the July 2024 Notes, are convertible into 10,714,285 shares of common stock, (b) the Rodgers Massey Revocable Living Trust and the Mordgers Massey Freedom and Free Markets Charitable Trust own in the aggregate $8,000,000 principal amount of the September 2024 Notes, which, subject to the terms and conditions of the September 2024 Notes, are convertible into 3,742,690 shares of common stock, and (c) 13,888,889 shares of common stock are issuable (but not yet issued) as Amendment Shares in respect of the First Safe and the Second Safe (all as defined below).

(4)	Based solely on information obtained from a Schedule 13G filed by Alyeska Investment Group, L.P. on February 14, 2025. Represents 219,080 shares of common stock held by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, and Anand Parekh, as well as 7,017,544 shares of common stock issuable under the September 2024 Notes. The September 2024 Notes are not currently convertible in accordance with their terms. The principal business address is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(5)	Based solely on information obtained from a Schedule 13G filed by KHP Fund GP LLC (“KHP Fund GP”) on February 5, 2025. Includes (i) an aggregate of 2,383,534 shares of common stock held by Kline Hill Partners Fund LP (“KHP LP”), Kline Hill Partners IV SPV LLC (“KHP IV SPV”) and Kline Hill Partners Opportunity IV SPV LLC (“KHP Opportunity IV SPV”), (ii) an aggregate of 4,745,675 shares of common stock issuable upon the conversion of the outstanding convertible promissory notes held by KHP LP, KHP IV SPV and KHP Opportunity IV SPV and (iii) an aggregate of 170,486 shares of common stock issuable upon the exercise of warrants held by KHP LP, KHP IV SPV and KHP Opportunity IV SPV. KHP Fund GP is the general partner of KHP LP and may be deemed to share voting, investment and dispositive power with respect to these securities. Kline Hill Partners Fund IV LP (“KHP IV LP”) is the sole member of KHP IV SPV and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Fund IV GP is the general partner of KHP IV LP and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Opportunity IV LP is the sole member of KHP Opportunity IV SPV and may be deemed to share voting, investment and dispositive power with respect to these securities. KHP Fund IV GP is the general partner of KHP Opportunity IV LP and may be deemed to share voting, investment and dispositive power with respect to these securities. Michael Bego and Jared Barlow are the managing members of KHP Fund GP and KPH Fund IV GP and may be deemed to share voting, investment and dispositive power with respect to these securities. Other than those securities reported herein as being held directly by such securityholder, each of them disclaims any such beneficial ownership of such securities, except to the extent of their respective pecuniary interest. The business address for Kline Hill is 325 Greenwich Ave., 3rd Floor, Greenwich, CT 06830.

(6)	Includes (i) 934,751 shares of common stock, (ii) 1,615,895 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025, and (iii) 141,187 shares issuable pursuant to warrants exercisable within 60 days of April 30, 2025.

(7)	Includes 94,452 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025.

(8)	Includes (i) 158,624 shares of common stock, (ii) 12,117 shares issuable pursuant to warrants exercisable within 60 days of April 30, 2025, and (iii) 94,452 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(9)	Includes (i) 167,742 shares of common stock, (ii) 1,211 shares issuable pursuant to warrants exercisable within 60 days of April 30, 2025, and (iii) 99,515 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025.

(10)	Includes 113,437 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025.

(11)	Includes 248,619 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2025.

(12)	The Dan and Kathy McCranie 2000 Revocable Trust holds September 2024 Notes convertible into 350,877 shares of common stock. Mr. McCranie serves as trustee of the Dan and Kathy McCranie 2000 Revocable Trust. Mr. McCranie disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein.

Selling Securityholder

This prospectus relates to the possible resale from time to time by the Selling Securityholder of any or all of the shares of common stock that may be issued by us to White Lion under the White Lion Purchase Agreement. We are registering the shares of common stock pursuant to the provisions of the RRA we entered into with White Lion on July 16, 2024 in order to permit the Selling Securityholder to offer the shares for resale from time to time. Except for the transactions contemplated by the White Lion Purchase Agreement and the RRA or as otherwise disclosed in this prospectus, White Lion has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Securityholder” means White Lion Capital, LLC.

The table below presents information regarding the Selling Securityholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholder, and reflects holdings as of June 24, 2025. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Securityholder may offer under this prospectus. The Selling Securityholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Securityholder prior to the offering shown in the table below is based on an aggregate of 80,272,256 shares of our common stock outstanding on June 24, 2025 (inclusive of the shares of common stock issuable under the First SAFE and Second SAFE). Because the purchase price of the shares of common stock issuable under the White Lion Purchase Agreement is determined on the closing date with respect to each purchase, the number of shares that may actually be sold by the Company under the White Lion Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholder pursuant to this prospectus.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Name of Selling Securityholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
White Lion Capital, LLC(4)	0	-	30,450,000	0	-

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that White Lion Capital may be required to purchase under the White Lion Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to conditions contained in the White Lion Purchase Agreement, the satisfaction of which are entirely outside of White Lion Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the purchase of common stock are subject to certain agreed upon maximum amount limitations set forth in the White Lion Purchase Agreement. Also, the White Lion Purchase Agreement prohibits us from issuing and selling any shares of our common stock to White Lion Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by White Lion Capital, would cause White Lion Capital’s beneficial ownership of our common stock to exceed a 9.99% Beneficial Ownership Limitation. The Beneficial Ownership Limitation may not be amended or waived under the White Lion Purchase Agreement.

(2)

Applicable percentage ownership is based on 80,272,256 shares of our common stock outstanding as of June 24, 2025 (inclusive of the shares of common stock issuable under the First SAFE and Second SAFE).

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of White Lion Capital, LLC is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. White Lion Capital’s principal business is that of a private investor. Dmitriy Slobodskiy Jr., Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of White Lion Capital, each of whom may be deemed to have sole voting control and investment discretion over securities beneficially owned directly or indirectly by White Lion Capital. We have been advised that White Lion Capital is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Slobodskiy Jr., Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly or indirectly by White Lion Capital.

Description of Capital Stock

The following summary of certain provisions of Complete Solaria’s securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of the DGCL.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value (the “preferred stock”). As of June 24, 2025, there were 80,272,256 shares of common stock issued and outstanding (inclusive of the shares of common stock issuable under the First SAFE and Second SAFE) and no preferred shares of outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of Complete Solaria’s directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by Complete Solaria’s Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of Complete Solaria’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to receive an equal amount per share of all of Complete Solaria’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of preferred stock have been satisfied.

Preemptive or Other Rights

The holders of common stock have no preemptive rights or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Complete Solaria’s Board has one class of directors and each director generally serves for a term of one year. Unless required by applicable law at the time of election, there is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Complete Solaria’s Board has authority to issue shares of preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on Complete Solaria’s capital stock, diluting the voting power of common stock, impairing the liquidation rights of Complete Solaria’s capital stock, or delaying or preventing a change in control of Complete Solaria.

SAFE Agreements and Related Common Stock Issued or Issuable

On January 31, 2024, we entered into the First SAFE with the Purchaser in connection with the Purchaser investing $1.5 million in the Company. On February 15, 2024, we entered into the Second SAFE with the Purchaser in connection with the Purchaser investing $3.5 million in the Company. On April 21, 2024, we entered into an amendment for each of our First SAFE and Second SAFE to convert the invested amounts into shares of our common stock. The conversion share price was $0.36, calculated as the product of (i) $0.45, the closing price of our common stock on April 19, 2024, multiplied by (ii) 80%. As a result of the conversion of the First SAFE and Second SAFE, 4,166,667 and 9,722,222 shares of our common stock, respectively, are issuable to the Purchaser; however, such shares are not currently issued and outstanding.

On May 13, 2024, we entered into the Third SAFE with the Purchaser in connection with the Purchaser’s investment of $1,000,000. The Third SAFE is convertible into shares of common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which we issue and sell common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which is equal to 50% of the price per share of common stock sold in the Equity Financing. If we consummate a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1,000,000, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the common stock on May 13, 2024, multiplied by (ii) 50%.

Thurman J. Rodgers is a trustee of the Purchaser, the Executive Chairman of the Complete Solaria Board, and the Chief Executive Officer of the Company.

Forward Purchase Agreements

In July 2023, FACT and Legacy Complete Solaria entered into Forward Purchase Agreements with each of the FPA Sellers. Pursuant to the terms of the original Forward Purchase Agreements, the FPA Sellers could purchase through a broker in the open market, from holders of Shares other than the Company or affiliates thereof, the Shares. While the FPA Sellers had no obligation to purchase any Shares under the Forward Purchase Agreements, the aggregate total Shares that could be purchased under the original Forward Purchase Agreements was no more than 6,720,000 in aggregate. The FPA Sellers could not beneficially own greater than 9.9% of issued and outstanding Shares following the Business Combination as per the Amended and Restated Business Combination Agreement.

On December 18, 2023, the Company and the FPA Sellers entered into separate amendments to the Forward Purchase Agreements (the “FPA Amendments”). The FPA Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10.0 million of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7, 2024 and May 8, 2024, respectively, the Company entered into the Sandia Second Amendment and the Polar Second Amendment to the Forward Purchase Agreements. The Second Amendments lower the reset price of each Forward Purchase Agreement from $3.00 to $1.00 per share and amend the VWAP Trigger Event to mean an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.

Subsequently, on June 14, 2024, the Company entered into the Sandia Third Amendment. The Sandia Third Amendment sets the reset price of each Forward Purchase Agreement to $1.00 per share and amends the VWAP Trigger Event to mean an event that occurs if the VWAP Price (as defined in the Forward Purchase Agreement), for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share. In the event either Polar or Meteora amend their Forward Purchase Agreements to include different terms from the $1 reset price and VWAP trigger adjustment, or file a notice of a VWAP trigger event, as referenced herein, the Sandia Forward Purchase Agreement will be retroactively amended to reflect those improved terms and liquidity on the Sandia Forward Purchase Agreement, including any of the 1,050,000 shares that were sold upon execution of this document.

On July 17, 2024, the Company entered into the third amendment to the Polar Third Amendment, pursuant to which the Company and Polar agreed that most favored nation term of the Forward Purchase Agreement is applicable to all 2,450,000 shares subject to the Forward Purchase Agreement.

Warrants

Each whole Public Warrant and Merger Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The Public Warrants will expire on July 18, 2028 at 5:00 p.m., Eastern Time or earlier upon redemption or liquidation. The Merger Warrants expire on July 18, 2028 at 5:00 p.m., Eastern Time or earlier upon redemption or liquidation. However, no Public Warrants or Merger Warrants will be exercisable for cash unless Complete Solaria has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and Merger Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 60 days from the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when it shall have failed to maintain an effective registration statement, exercise Public Warrants and Merger Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.

Pursuant to the warrant agreements, no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Upon the Closing, Complete Solaria separated the units into shares of common stock and Public Warrants, and the Units stopped trading and were delisted from the NYSE.

The Private Warrants are identical to the Public Warrants underlying the Units except that (i) each Private Warrant is exercisable for one share of common stock at an exercise price of $11.50 per share, and (ii) such Private Warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The Working Capital Warrants are identical to the Private Warrants.

Once the warrants become exercisable, Complete Solaria may redeem the outstanding warrants (except as described herein with respect to the Private Warrants and Working Capital Warrants):

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive the number of shares determined by reference to the table set forth below based on the redemption date and the “fair market value” of common stock;

●	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

●	if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and as described above adjacent to the caption “Exercise Price”), the Private Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like and as described below) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume-weighted average price of shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	-	-	0.042	0.115	0.179	0.233	0.281	0.323	0.361

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Complete Solaria shares outstanding immediately after giving effect to such exercise.

Registration Rights

Pursuant to the Warrant Agreement dated February 25, 2021 between us and our Transfer Agent (the “Warrant Agreement”), we agreed to register the shares issuable upon exercise of the Warrants following the Closing of the Business Combination.

We, Freedom Acquisition I LLC, certain of our equity holders and certain of their respective affiliates, as applicable, and the other parties thereto, are party to an Amended and Restated Registration Rights Agreement, dated July 17, 2023 (the “A&R Registration Rights Agreement”), pursuant to which we granted customary registration rights to the parties thereto, including to register for resale, pursuant to Rule 415 under the Securities Act, certain of our securities held by the parties thereto.

The Sponsor and certain payees under certain of our outstanding indebtedness are entitled to certain registration rights relating to the Working Capital Warrants.

Demand Registration Rights under Forward Purchase Agreements and PIPE Subscription Agreements

Pursuant to the Forward Purchase Agreements, dated July 13, 2023, between the Company and the FPA Sellers, within 30 days after receipt of a written request from an FPA Seller, we are required to file a registration statement with the SEC registering the resale of all shares held by the applicable FPA Seller and to cause such registration statement to be declared effective. No FPA Seller has requested a registration statement to date under their Forward Purchase Agreements. The FPA Sellers are also parties to Subscription Agreements dated July 13, 2023 with FACT that provided registration rights with respect to the subscribed shares.

Registration Rights Under Ayna Warrant

Pursuant to the warrant to purchase up to 6,000,000 shares of common stock (the “Ayna Warrant”) issued to Ayna.AI LLC (“Ayna”) on June 17, 2024, Ayna has piggy-back registration rights if we propose to register any of our common stock under the Securities Act in connection with a public offering of such securities solely for cash. Additionally, Ayna has Form S-3 demand registration rights if the Ayna Warrant has been exercised in full, we are eligible to use Form S-3, and Ayna requests that we file a Form S-3 registration statement with respect to all of the shares of common stock then held by Ayna.

Registration Rights Under Exchange Agreement

Pursuant to the Exchange Agreement, we agreed to file a registration statement with respect to resale of 1,500,000 shares of common stock issued to Kline Hill and with respect to the shares of common stock issuable upon conversion of 12.00% Notes due 2029 issued to Kline Hill and Carlyle.

The White Lion Transaction Registration Rights Agreement

On July 16, 2024, we entered into the White Lion Purchase Agreement with White Lion. In connection with the White Lion Purchase Agreement, we entered into the RRA with White Lion providing for the resale of the shares purchased by White Lion under the White Lion Purchase Agreement.

Registration Rights Under Note Purchase Agreements for 7.00% Notes due 2029

The note purchase agreements entered into by Complete Solaria and certain purchasers of the 7.00% Notes due 2029 on or about September 22, 2024 require Complete Solaria to file a registration statement with the SEC to register the resale of the maximum number of shares of common stock issuable upon conversion of the 7.00% Notes due 2029 and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Among other things, the Governing Documents:

●	authorize the Complete Solaria Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of the Complete Solaria Board;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that Special Meetings of Complete Solaria’s stockholders may be called by the chairperson of the Complete Solaria Board, the chief executive officer or by the Complete Solaria Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of all of the then-outstanding capital stock entitled to vote generally in the election of directors. The combination of these provisions will make it more difficult for the existing stockholders to replace the Complete Solaria Board as well as for another party to obtain control of Complete Solaria by replacing the Complete Solaria Board. Because the Complete Solaria Board has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Complete Solaria Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Complete Solaria Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce Complete Solaria’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Complete Solaria’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of common stock.

Delaware Anti-Takeover Law

Complete Solaria opted out of Section 203 of the DGCL. However, the Certificate of Incorporation contains similar provisions providing that Complete Solaria may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the Complete Solaria Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of Complete Solaria’s voting stock outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the Complete Solaria Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with its affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 20% or more of Complete Solaria’s outstanding voting stock. These provisions may encourage companies interested in acquiring Complete Solaria to negotiate in advance with the Complete Solaria Board because the stockholder approval requirement would be avoided if the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Complete Solaria Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Choice of Forum

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on Complete Solaria’s behalf;

●	any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of Complete Solaria’s directors, officers, or other employees to Complete Solaria or its stockholders;

●	any action or proceeding asserting a claim against Complete Solaria or any of Complete Solaria’s directors, officers or other employees arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws;

●	any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder);

●	any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and

●	any action or proceeding asserting a claim against Complete Solaria or any of Complete Solaria’s directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. The Certificate of Incorporation further provides that, unless Complete Solaria consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Additionally, the Certificate of Incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of Complete Solaria’s securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent

Continental Stock Transfer & Trust Company is the transfer agent for common stock and the warrant agent for the Warrants.

Listing of Common Stock and Warrants

Our common stock and Public Warrants are listed on Nasdaq under the symbols “SPWR” and “SPWRW,” respectively.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock and the exercise, disposition and lapse of our Warrants. The common stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, S corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “ - Tax Considerations Applicable to U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock disposed of exceeds one year at the time of disposition. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible under current law for reduced rates of tax. If the U.S. Holder’s holding period for the common stock disposed of is one year or less at the time of disposition, any gain on a taxable disposition of our common stock would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the shares of our common stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization event, or a tax-free recapitalization. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders - Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant expires unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock - Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders - Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status or has been notified by the IRS that such U.S. Holder is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our common stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “ - Tax Considerations Applicable to Non-U.S. Holders - Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “-Tax Considerations Applicable to Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “-Tax Considerations Applicable to Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “ - Tax Considerations Applicable to U.S. Holders - Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “ - Tax Considerations Applicable to Non-U.S. Holders - Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants or an expiration or redemption of our Warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock or Warrants and, in the case where shares of our common stock are regularly traded on an established securities market, (i) the non-U.S. Holder has owned, actually or constructively, more than 5% of our common stock at any time within the relevant period or (ii) provided that our Warrants are regularly traded on an established securities market, the non-U.S. Holder has owned, actually or constructively, more than 5% of our Warrants at any time within the within the relevant period. It is unclear how a non-U.S. Holder’s ownership of Warrants will affect the determination of whether the non-U.S. Holder owns more than 5% of our common stock. In addition, special rules may apply in the case of a disposition of warrants if our common stock is considered to be regularly traded, but our Warrants are not considered to be regularly traded. There can be no assurance that our common stock or Warrants will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Capital Stock - Warrants.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders - Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our securities. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Plan of Distribution

The shares of common stock offered by this prospectus are being offered by the Selling Securityholder, White Lion Capital, LLC. The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

White Lion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

White Lion has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the White Lion Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion has informed us that each such broker-dealer may receive commissions from White Lion and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Securityholder.

We know of no existing arrangements between the Selling Securityholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Securityholder, any compensation paid by the Selling Securityholder to any such brokers, dealers, underwriters or agents, and any other required information.

We also have agreed to indemnify White Lion and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. White Lion has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by White Lion specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $75,000.

White Lion has represented to us that at no time prior to the date of the White Lion Purchase Agreement has White Lion, any of its affiliates or any entity managed or controlled by White Lion engaged in or effected, directly or indirectly, for its own principal account, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock that establishes a net short position with respect to our common stock. White Lion has agreed that during the term of the White Lion Purchase Agreement, none of White Lion, any of its affiliates nor any entity managed or controlled by White Lion will enter into or effect, directly or indirectly, any of the foregoing transactions for its own principal account or for the principal account of any other such entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Securityholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “SPWR”.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York.

Experts

The financial statements of Complete Solaria, Inc. as of December 31, 2023, included in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Complete Solaria, Inc. (the “Company”) as of December 29, 2024 and for the fiscal year then ended included in this prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

The combined financial statements of the SunPower Businesses (the “Acquired Company”) as of September 29, 2024 and December 31, 2023 and for the 39 weeks ended September 29, 2024 and the year ended December 31, 2023 included in this prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the combined financial statements contains an explanatory paragraph regarding the Acquired Company's ability to continue as a going concern.

RECENT CHANGES IN ACCOUNTING FIRM

On August 1, 2024, we notified Deloitte & Touche LLP (“Deloitte”) of its dismissal, effective as of the same day, as our independent registered public accounting firm. Deloitte served as our independent registered public accounting firm since the Closing of the Business Combination. The decision to change our independent public accounting firm was approved by our Audit Committee.

During the year ended December 31, 2023 and the subsequent interim period through July 31, 2024, there were no: (1) disagreements with Deloitte within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except with respect to the material weaknesses as described below. As disclosed in our Annual Report on Form 10-K, including Item 9A thereof, for the fiscal year ended December 31, 2024, we determined that material weaknesses in our internal control over financial reporting existed because (a) we did not have sufficient full-time accounting personnel, (i) to enable appropriate reviews over the financial close and reporting process, (ii) to allow for appropriate segregation of duties, and (iii) with the requisite experience and technical accounting knowledge to identify, review and resolve complex accounting issues under generally accepted accounting principles in the U.S., and (b) with respect to inventory controls related to the completeness, existence, and cut-off of the inventories held at third parties, and controls related to the calculation of adjustments to inventory for items considered excessive and obsolete. Additionally, we did not adequately design and/or implement controls related to conducting a formal risk assessment process.

The audit report of Deloitte on our consolidated financial statements as of and for the year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about our ability to continue as a going concern in Deloitte’s audit opinion dated April 1, 2024.

We provided Deloitte with a copy of the auditor change disclosures prior to filing them with the Securities and Exchange Commission in our Current Report on Form 8-K on August 1, 2024 (the “Form 8-K”) and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made in the Form 8-K, as specified by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter dated August 1, 2024 was filed as Exhibit 16.1 to the Form 8-K.

On August 1, 2024, following the dismissal of Deloitte, our Audit Committee, after a competitive process to review the appointment of the Company’s independent registered public accounting firm, approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm.

During our fiscal year ended December 31, 2023 and through July 31, 2024, neither the Company, nor anyone on its behalf, consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Complete Solaria and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at https://www.completesolaria.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Index to Financial Statements

COMPLETE SOLARIA, INC.

SUNPOWER BUSINESSES

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information	F-85

AUDITED COMBINED FINANCIAL STATEMENTS

Independent Auditor’s Report	F-88

Combined Balance Sheet as of September 29, 2024 and December 31, 2023	F-90

Combined Statement of Operations for the Thirty-Nine Weeks ended September 29, 2024 and Fiscal Year ended December 31, 2023	F-91

Combined Statement of Net Parent Investment as of September 29, 2024 and December 31, 2023	F-92

Combined Statement of Cash Flows for the Thirty-Nine Weeks ended September 29, 2024 and Fiscal Year ended December 31, 2023	F-93

Notes to Combined Financial Statements	F-94

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

COMPLETE SOLARIA, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share and per share amounts)

	March 30,	December 29,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$10,553	$13,378
Accounts receivable, net	29,305	25,842
Inventories	11,010	22,110
Prepaid expenses and other current assets	12,619	8,206
Contract assets	37,345	26,066
Total current assets	100,832	95,602
Restricted cash	3,841	3,841
Property and equipment, net	4,625	5,493
Operating lease right-of-use assets	2,753	3,041
Other noncurrent assets	614	628
Goodwill	18,476	18,476
Intangible assets, net	16,670	17,385
Total assets	$147,811	$144,466

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$14,876	$7,980
Accrued expenses and other current liabilities (1)	51,431	56,081
Current portion of notes payable with related parties	1,500	1,500
Contract liabilities	13,101	10,003
SAFE Agreement with related party	404	384
Forward purchase agreement liabilities with related parties	1,176	1,274
Forward purchase agreement liabilities	2,050	2,220
Total current liabilities	84,538	79,442
Warranty provision, noncurrent	3,437	3,437
Warrant liability	2,653	1,561
Contract liabilities, noncurrent	884	918
Notes payable and derivative liabilities	84,959	92,638
Notes payable and derivative liabilities with related parties, net of current portion	50,395	53,193
Other long-term liabilities	8,039	8,553
Operating lease liabilities, net of current portion	1,887	2,263
Total liabilities	236,792	242,005

Commitments and contingencies (Note 13)

Stockholders’ (deficit):
Common stock, $0.0001 par value; Authorized 1,000,000,000 shares as of March 30, 2025, and December 29, 2024; issued and outstanding 79,921,908 and 73,784,645 shares as of March 30, 2025, and December 29, 2024, respectively.	14	14
Additional paid-in capital	314,092	313,661
Accumulated other comprehensive loss	165	165
Accumulated deficit	(403,252)	(411,379)
Total stockholders’ (deficit)	(88,981)	(97,539)
Total liabilities and stockholders’ equity	$147,811	$144,466

(1)	Includes accrued interest due to related parties of $3.0 million and $2.2 million as of March 30, 2025 and December 29, 2024, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COMPLETE SOLARIA, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands except share and per share amounts)

	Thirteen-Weeks Ended
	March 30,	March 31
	2025	2024
Revenues (1)	$82,740	$10,040
Cost of revenues (1)	42,599	7,757
Gross profit	40,141	2,283
Operating expenses:
Sales commissions (1)	7,684	3,116
Sales and marketing	6,825	1,618
General and administrative	24,590	5,093
Total operating expenses	39,099	9,827
Income (loss) from operations	1,042	(7,544)
Interest expense (2)	(7,494)	(3,568)
Interest income	3	6
Other income, net (3)	14,576	1,519
Total Other income (expense), net	7,085	(2,043)
Income (loss) before income taxes	8,127	(9,587)
Income tax provision	-	(1)
Net income (loss)	8,127	(9,588)
Other Comprehensive income (loss)
Foreign currency translation adjustment	-	(45)
Comprehensive income (loss) (net of tax)	$8,127	$(9,633)
Net income (loss) per share attributable to common stockholders,
Basic	$0.10	$(0.20)
Diluted	$0.00	$(0.20)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders’
Basic	80,110,127	49,077,330
Diluted	162,367,934	49,077,330

(1)	Includes revenue, cost of revenues and commission expense attributable to related parties of $0.6 million, $0.2 million and $0.4 million in the thirteen weeks ended March 30, 2025. There were no related party amounts included the thirteen weeks ended March 31, 2024. Refer to Note 18 - Related Parties for details.

(2)	Includes related party interest expense and amortization of debt issuance costs of $2.0 million and $2.7 million in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

(3)	Includes a gain of $3.7 million on the change in the fair value of derivative liabilities with related parties in the thirteen weeks ended March 30, 2025. Refer to Note 10 - Borrowings and Derivative Liabilities for details. Includes income of $0.1 million and expense of $4.7 million due to related parties for the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively. Includes $0.1 million and zero of income due to related parties in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COMPLETE SOLARIA, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit

(in thousands except number of shares)

	Thirteen Weeks Ended March 30, 2025
					Accumulated	Total
			Additional		Other	Stockholders’
	Common Stock		Paid-in-	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance as of December 29, 2024	73,784,645	$14	$313,661	$(411,379)	$165	$(97,539)
Exercise of common stock options	43,793	-	57	-	-	57
Stock-based compensation	-	-	314	-	-	314
Vesting of restricted stock units	93,470	-	-	-	-	-
Exercise of common stock warrants	6,000,000	-	60	-	-	60
Net income	-	-	-	8,127	-	8,127
Foreign currency translation adjustment	-	-	-	-	-	-
Balance as of March 30, 2025	79,921,908	$14	$314,092	$(403,252)	$165	$(88,981)

	Thirteen Weeks Ended March 31, 2024
					Accumulated	Total
			Additional		Other	Stockholders’
	Common Stock		Paid-in-	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance as of December 31, 2023	49,065,361	$7	$277,965	$(354,928)	$143	$(76,813)
Exercise of common stock options	31,176	-	26	-	-	26
Stock-based compensation	-	-	1,341	-	-	1,341
Net loss	-	-	-	-	-	-
Net loss	-	-	-	(9,588)	-	(9,588)
Foreign currency translation adjustment	-	-	-	-	(45)	(45)
Balance as of March 31, 2024	49,096,537	$7	$279,332	$(364,516)	$98	$(85,079)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

COMPLETE SOLARIA, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands except number of shares)

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
Cash flows from operating activities
Net income (loss)	$8,127	$(9,588)
Adjustments to reconcile net income (loss) from operations to net cash used in operating activities:
Stock-based compensation expense	314	1,341
Non-cash interest expense	-	1,008
Non-cash lease expense	288	181
Depreciation and amortization	1,583	357
Provision for credit losses	1,087	62
Change in reserve for excess and obsolete inventory	-	(344)
Change in fair value of SAFE Agreement - related party	20	-
Change in fair value of forward purchase agreement liabilities (1)	(268)	5,578
Change in fair value of derivative liabilities (2)	(15,127)	-
Amortization of debt issuance costs (3)	4,608	-
Change in fair value of warrant liabilities	1,092	(7,246)
Non-cash income (4)	(158)	-
Accretion of debt in CS Solis - related party	-	2,560
Changes in operating assets and liabilities:
Accounts receivable, net	(4,550)	5,280
Inventories	11,100	629
Contract assets	(11,279)	-
Prepaid expenses and other current assets	(4,413)	41
Other noncurrent assets	14	-
Accounts payable	6,896	(2,599)
Accrued expenses and other liabilities	(4,673)	(1,613)
Operating lease liabilities	(352)	(180)
Contract liabilities	3,064	(413)
Net cash used in operating activities	(2,627)	(4,946)
Cash flows from investing activities
Capitalization of internal-use software costs	-	(536)
Net cash used in investing activities	-	(536)
Cash flows from financing activities
Proceeds from issuance of convertible notes	200	-
Principal repayment of note payable	-	(300)
Finance lease payments	(515)	-
Proceeds from exercise of common stock options	57	26
Proceeds from exercise of warrant for common stock	60	-
Proceeds from issuance of SAFE agreements	-	5,000
Net cash (used in) provided by financing activities	(198)	4,726
Effect of exchange rate changes	-	(45)
Net decrease in cash, cash equivalents and restricted cash	(2,825)	(801)
Cash, cash equivalents, and restricted cash at beginning of period	17,219	6,416
Cash, cash equivalents, and restricted cash at end of period	$14,394	$5,615

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,388	$-

(1)	Includes related party income $0.1 million in the thirteen weeks ended March 30, 2025.

(2)	Includes related party gain on remeasurement of $3.7 million in the thirteen weeks ended March 30, 2025.

(3)	Includes related party amortization of $1.0 million in the thirteen weeks ended March 30, 2025.

(4)	Includes related party non-cash income of less than $0.1 million in the thirteen weeks ended March 30, 2025.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Notes to Unaudited Condensed Consolidated Financial Statements

(1) Organization

(a) Description of Business

Complete Solaria, Inc. (the “Company” or “Complete Solaria”) is incorporated in Delaware and is a residential solar installer that offers storage and home energy solutions to customers in North America. The Company was formed through Complete Solar Holding Corporation’s acquisition of The Solaria Corporation (“Solaria”). The Company is headquartered in Fremont, California.

Complete Solar, Inc. (“Complete Solar”) was incorporated in Delaware on February 22, 2010. Through February 2022, the Company operated as a single legal entity as Complete Solar, Inc. In February 2022, the Company implemented a holding company reorganization (the “Reorganization”) in which the Company created and incorporated Complete Solar Holding Corporation (“Complete Solar Holdings”). As a result of the Reorganization, Complete Solar Holdings became the successor entity to Complete Solar, Inc. Subsequently, Complete Solar Holdings changed its name to Complete Solaria, Inc.

On July 18, 2023, the Company consummated series of merger transactions contemplated by an Amended and Restated Business Combination Agreement entered into with wholly-owned subsidiaries of Freedom Acquisition I Corp. (“FACT”) entered into on May 26, 2023 (“Mergers”), equating to a reverse recapitalization for accounting purposes. Under the reverse recapitalization of accounting, FACT was treated as the acquired company for financial statement reporting purposes. This determination was based on the Company having a majority of the voting power of the post-combination company, the Company’s senior management comprising substantially all of the senior management of the post-combination company, and the Company’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Mergers were treated as the equivalent of a capital transaction in which Complete Solaria issued stock for the net assets of FACT. The net assets of FACT were stated at historical cost, with no goodwill or other intangible assets recorded.

On August 5, 2024, Complete Solaria entered into an Asset Purchase Agreement (the “APA”) among Complete Solaria, SunPower Corporation (“SunPower”) and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the Company’s purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors (“SunPower Acquisition”). The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware.

(b) Liquidity and Going Concern

Since inception through December 29, 2024, the Company incurred recurring losses and through March 30, 2025, has incurred negative cash flows from operations. The Company’s income before income taxes and net income was the same at $8.1 million in the thirteen weeks ended March 30, 2025. The Company’s income before tax is principally attributable to a $15.1 million gain on the remeasurement of its derivative liabilities in the period. The Company had an accumulated deficit of $403.3 million and current debt of $1.5 million as of March 30, 2025, and cash and cash equivalents, excluding restricted cash, of $10.6 million as of March 30, 2025. The Company believes that operating losses and negative operating cash flows will continue into the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to obtain additional funding when necessary. Historically, the Company’s activities primarily have been financed through private placements of equity securities, debt, the issuance of convertible notes, cash generated from operations, and proceeds from the Mergers.

As a result of not timely filing its Annual Report on Form 10-K for the fiscal year ended December 29, 2024, the Company is not currently eligible to use a registration statement on Form S-3 that would allow the Company to continuously incorporate by reference its SEC reports into the registration statement, to use “shelf” registration statements to conduct offerings, or to use its at-the-market offering facility until approximately one year from the date the Company has regained and maintained status as a current filer. The Company’s inability to use Form S-3 may significantly impair its ability to raise necessary capital to fund its operations and execute its strategy. If the Company seeks to access the capital markets through a registered offering during the period of time that it is unable to use Form S-3, the Company may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, the Company may experience delays in the offering process due to SEC review of a Form S-1 registration statement and the Company may incur increased offering and transaction costs and other considerations. If the Company is unable to raise capital through a registered offering, the Company would be required to conduct its equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under the Nasdaq rules, or seek other sources of capital. The foregoing limitations on the Company’s financing approaches could prevent the Company from pursuing transactions or implementing business strategies that would be beneficial to its business.

If the Company is not able to secure adequate additional funding when needed, the Company will need to reevaluate its operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact the Company’s business, results of operations and future prospects. While the Company has been able to raise multiple rounds of financing, there can be no assurance that in the event the Company requires additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on the Company’s ability to achieve its intended business objectives.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited condensed consolidated financial statements are issued. The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The interim unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

The accompanying interim consolidated financial statements are unaudited and have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, these interim unaudited consolidated financial statements do not include all the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, these interim unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 30, 2025 and the results of operations for the thirteen week periods ended March 30, 2025 and March 31, 2024. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. These interim unaudited consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements and related notes for the fiscal year ended December 29, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 30, 2025.

On March 10, 2025, the Company’s board of directors approved a change in the Company’s fiscal year end to a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. This change was effective for the fiscal year ended December 29, 2024. The Company’s first fiscal quarters for 2025 and 2024 in this report on Form 10-Q ended March 30, 2025 (“First Quarter 2025”) and March 31, 2024 (“First Quarter 2024”), respectively.

(b) Concentration of Risks

As of March 30, 2025, one customer had an outstanding balance that represented 12% of the total accounts receivable balance. As of December 29, 2024, no customer had an outstanding balance that represented more than 10% of the total accounts receivable balance.

Concentration of customers

The Company’s major customers are within the Residential Solar Installation reportable segment. For the thirteen weeks ended March 30, 2025, one customer within the Residential Solar Installation reportable segment accounted for 29% of gross revenue and one customer within the New Homes Business reportable segment accounted for 13% of gross revenue. For the thirteen-weeks ended March 31, 2024, one customer represented 76% of gross revenues.

Concentration of suppliers

No supplier represented more than 10% of the Company’s inventory purchases for the thirteen weeks ended March 30, 2025. For the thirteen-weeks ended March 31, 2024, one supplier represented 99% of the Company’s inventory purchases.

(c) Cash and Cash Equivalents and Restricted Cash

The Company reconciles cash, cash equivalents, and restricted cash reported in its unaudited condensed consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s unaudited condensed consolidated statements of cash flows as follows (in thousands):

	March 30, 2025	December 29, 2024
Cash and cash equivalents	$10,553	$13,378
Restricted cash	3,841	3,841
Total cash, cash equivalents and restricted cash	$14,394	$17,219

(d) Estimated Credit Losses

The Company recognizes an allowance for credit loss at the time a receivable is recorded based on the Company’s estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjusts this estimate over the life of the receivable as needed. The Company evaluates the aggregation and risk characteristics of a receivable pool and develops loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon that the Company is exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

The Company performs ongoing credit evaluations of its customers’ financial condition when deemed necessary. The Company maintains an allowance for credit losses based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. The Company believes that its concentration of credit risk is limited because of the large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification. The Company does not have any off-balance sheet credit exposure relating to its customers.

The following table summarizes the allowance for credit losses as follows (in thousands):

	As of
	March 30,	March 31,
	2025	2024
Balance at beginning of period	$(1,701)	$(9,846)
(Provision) credit charged to earnings	(1,087)	(62)
Amounts written off, net of recoveries and other adjustments	313	412
Balance at end of period	$(2,475)	$(9,496)

(e) Contract Assets and Contract Liabilities

Contract assets consist of unbilled receivables which represent revenue that has been recognized in advance of billing the customer. Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract assets and contract liabilities balances as of the respective dates are as follows (in thousands):

	As of
	March 30,	December 29,
	2025	2024
Contract assets	$37,345	$26,066
Contract liabilities current and noncurrent	13,985	10,921

The Company typically invoices its customers upon completion of set milestones, generally upon installation of the solar energy system with the remaining balance invoiced upon passing final building inspection. Standard payment terms to customers range from 30 to 60 days. When the Company receives payment, or when such payment is unconditionally due from a customer prior to delivering goods or services to the customer under the terms of a customer agreement, the Company records this deferred revenue as a contract liability. As installation projects are typically completed within 12-months, the Company’s contract liability is reflected within current liabilities in the accompanying consolidated balance sheets.

(f) Revenue Recognition

Revenue is recognized for Residential Solar Installation and New Home Business when a customer obtains control of promised products and services and the Company has satisfied its performance obligations which is the date by which substantially all of its design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. The Company accounts for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and services. To achieve this core principle, the Company applies the following five steps:

Step 1.	Identification of the contract(s) with a customer;

Step 2.	Identification of the performance obligations in the contracts(s);

Step 3.	Determination of the transaction price;

Step 4.	Allocation of the transaction price to the performance obligations;

Step 5.	Recognition of the revenue when, or as, the Company satisfies a performance obligation.

Residential Solar Installation Revenues

The Company’s Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as its internal sales team. The Company’s contracts with customers include three primary contract types:

●	Cash agreements - The Company contracts directly with homeowners who purchase the solar energy system and related services from the Company. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Financing partner agreements - In its financing partner agreements, the Company contracts directly with homeowners for the purchase of the solar energy system and related services. The Company refers the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. The Company receives consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Power purchase agreements and lease agreements - The Company contracts directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with the Company’s leasing partner. The Company considers the leasing partner to be its customer, as the Company does not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. The Company receives consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Home Business Revenues

The Company’s New Homes Business segment sells through a network of home builders as well as its internal sales team. The Company’s contracts with customers include two primary contract types:

●	Cash agreements - The Company contracts directly with homebuilders who purchase the solar energy system from the Company and are the customers in the transaction. The Company’s customers are invoiced upon the completion of installation.

●	Lease agreements - Prior to the SunPower Corporation’s declaration of bankruptcy, certain homeowners had intended to lease a system from the SunPower Corporation but were unable to consummate the transaction (as a result of SunPower’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by the Company in connection with the SunPower Acquisition. The Company contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. The Company considers the leasing partner to be its customer. Under the terms of the Company’s arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. The Company receives consideration from the leasing partner following the acceptance of the system.

The Company’s performance obligation for both of these reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), the Company recognizes revenue over time. The Company’s over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership of the solar power system). The Company recognizes revenue using the input method based on direct costs to install the system and defers the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, the Company considers the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. The Company’s arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probably that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

The Company records deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, the Company arranges for a third-party financing partner to provide financing to the customer. The Company collects upfront from the financing partner and the customer will provide instalment payments to the financing partner. The Company records revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which the Company considers to be a customer incentive. None of the Company’s contracts contain a significant financing component.

Costs to obtain and fulfill contracts

The Company’s costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives the Company provides to its customers, such as discounts and rebates, are recorded net to the revenue the Company has recognized on the solar power system.

Disaggregation of revenue

Refer to the table below for the Company’s revenue recognized (in thousands):

	Thirteen weeks ended
	March 30,	March 31,
	2025	2024
Residential Solar Installation
Revenue recognized over time	$38,122	$10,040
Revenue recognized at a point in time	-	-
Total Residential Solar Installation	38,122	10,040

New Homes Business
Revenue recognized over time	20,414	-
Revenue recognized at a point in time	24,204	-
Total New Homes Business	44,618	-
Total revenue	$82,740	$10,040

For the thirteen weeks ended March 30, 2025, and March 31, 2024, all revenue recognized was generated in the U.S.

Remaining performance obligations

The Company elected the practical expedient not to disclose the remaining performance obligations for contracts that are less than one year in length.

Incremental costs of obtaining customer contracts

Incremental costs of obtaining customer contracts consist of sales commissions, which are costs paid to third-party vendors who source residential customer contracts for the sale of solar energy systems by the Company. The Company defers sales commissions and recognizes expenses in accordance with the timing of the related revenue recognition. Amortization of deferred commissions is recorded as sales commissions in the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss). As of March 30, 2025, and December 29, 2024, deferred commissions were insignificant.

(g) Accounting Pronouncements Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company will adopt this ASU in its annual report for the fiscal year ending December 28, 2025. The Company is assessing the impact of adopting this guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires the disaggregation of certain expenses in the notes of the financial statements to provide enhanced transparency into the expense captions presented on the face of the income statement. The FASB subsequently issued ASU 2025-01 “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date”, which amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in ASU 2024-03 in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of ASU 2024-03 is permitted. The Company is assessing the impact of adopting this guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-04, Debt-Debt with Conversion and Other Options (Subtopic 470-20) (“ASU 2024-04”). The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion. The standard is effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is currently evaluating the impact that the adoption of ASU 2024-04 may have on its disclosures in its consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02 "Codification Improvements-Amendments to Remove References to the Concepts Statements", which removes various references to concepts statements from the FASB Accounting Standards Codification. This ASU is effective for the Company beginning in the first quarter of fiscal year 2026, with early adoption permitted. The Company expects the new guidance will have an immaterial impact on its consolidated financial statements and intends to adopt the guidance when it becomes effective in the first quarter of fiscal year 2026.

(3) Business Combination

SunPower Acquisition

On September 30, 2024, the Company completed the acquisition of certain assets and assumption of certain liabilities of SunPower for an aggregate cash consideration paid of $54.5 million, net of $1.0 million of cash acquired. SunPower Corporation is a solar technology and energy services provider that offers fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions. The financial results of the SunPower Acquisition have been included in the Company’s unaudited condensed consolidated financial statements since the date of Acquisition. This transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations.

Transaction costs incurred in connection with the close of the Acquisition totaled $7.2 million and were expensed by the Company and included in general and administrative expenses within the fourth quarter of the Company’s fiscal year ended December 29, 2024.

The fair values of assets acquired and liabilities assumed were based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change within the measurement period. Due to the complexities of acquiring assets out of bankruptcy the purchase price accounting remains open for certain assets acquired and liabilities assumed. The primary areas that remain preliminary relate to the cash consideration for the transaction for balances remaining in escrow, fair value of intangible assets and goodwill. The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Cash	$1,000
Accounts receivable	11,999
Contract assets	4,615
Inventories	27,706
Prepaid expenses and other current assets	2,219
Property and equipment	5,867
Operating lease right-of-use assets	2,506
Other noncurrent assets	541,
Intangibles	18,100
Deferred revenue	(7,361)
Accounts payable	(5,270)
Accrued expenses and other current liabilities	(13,955)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net tangible assets acquired	36,024
Consideration transferred	$54,500
Goodwill recognized	$18,476

(4) Fair Value Measurements

The following table sets forth the Company’s financial assets and liabilities that are measured at fair value, on a recurring basis (in thousands):

	As of March 30, 2025
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$-	$-	$3,841
Total	$3,841	$-	$-	$3,841
Financial Liabilities
July 2024 Notes derivative liability	$-	$-	$11,885	$11,885
July 2024 Notes derivative liability - related parties	-	-	18,514	18,514
September 2024 derivative liability	-	-	45,724	45,724
September 2024 derivative liability - related parties	-	-	5,872	5,872
Forward purchase agreement liabilities (1)	-	-	3,226	3,226
Public warrants	-	-	1,466	1,466
Private placement warrants	-	-	1,065	1,065
Working capital warrants	-	-	122	122
SAFE Agreement with related party	-	-	404	404
Total	$-	$-	$88,278	$88,278

	As of December 29, 2024
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$-	$-	$3,841
Total	$3,841	$-	$-	$3,841
Financial Liabilities
July 2024 Notes derivative liability	$-	$-	$13,563	$13,563
July 2024 Notes derivative liability - related parties	-	-	21,127	21,127
September 2024 Notes derivative liability	-	-	55,474	55,474
September 2024 Notes derivative liability - related parties	-	-	6,958	6,958
Forward purchase agreement liabilities (1)	-	-	3,494	3,494
Public warrants	-	-	862	862
Private placement warrants	-	-	627	627
Working capital warrants	-	-	72	72
SAFE Agreement with related party	-	-	384	384
Total	$-	$-	$102,561	$102,561

(1)	Includes $1.2 million and $1.3 million due to related parties as of March 30, 2025, and December 29, 2024, respectively.

Subsequent to issuance, changes in the fair value of the derivative liabilities, liability classified warrants, forward purchase agreements and SAFEs are recorded within other income, net in the Company’s unaudited condensed consolidated statements of operations and comprehensive income (loss).

Derivative liabilities

The Company issued derivative liabilities in conjunction with the issuance of certain convertible notes in July 2024 and September 2024 (refer to Note 10 - Borrowings and Derivative Liabilities). The Company valued the derivative liabilities as of March 30, 2025, and December 29, 2024 using a binomial lattice model, which includes level 3 unobservable inputs. The key inputs used were dividend yield, the Company’s common stock price, volatility, risk-free rate and the expected term of the derivative liabilities.

The July 2024 Notes derivative liability valuation included the following inputs:

	As of
	March 30, 2025	December 29, 2024
Coupon rate	12.0%	12.0%
Conversion rate	595.24	595.24
Conversion price	$1.68	$1.68
Common stock price	$1.54	$1.81
Dividend yield	0.0%	0.0%

The September 2024 Notes derivative liability valuation included the following inputs:

	As of
	March 30, 2025	December 29, 2024
Coupon rate	7.0%	7.0%
Conversion rate	467.84	467.84
Conversion price	$2.14	$2.14
Common stock price	$1.54	$1.81
Dividend yield	0.0%	0.0%

Public Warrants

The public warrants are measured at fair value on a recurring basis. The public warrants were valued based on the closing price of the publicly traded instrument.

Private Placement and Working Capital Warrants

The private placement and working capital warrants are measured at fair value. The Company valued the private placement and working capital warrants, based on a Black-Scholes Option Pricing Method, which included the following inputs:

	As of
	March 30,	December 29,
	2025	2024
Expected term	3.31 years	3.56 years
Expected volatility	110.8%	68.1%
Risk-free rate	3.92%	4.39%
Expected dividend yield	0.00%	0.00%

Forward Purchase Agreement Liabilities

FPAs are measured at fair value on a recurring basis using a Monte Carlo simulation analysis. The expected volatility is determined based on the historical equity volatility of comparable companies over a period that matches the simulation period, which included the following inputs:

	As of
	March 30,	December 29,
	2025	2024
VWAP	$1.50	$1.78
Simulation period	0.3 years	0.55 years
Risk-free rate	4.31%	4.28%
Volatility	54.8%	117%

SAFE Agreement with related party

The SAFE Agreement was valued based on a conversion probability of 50% based on historical SAFE agreements and a 50% discount rate at the time of conversion as of March 30, 2025, and December 29, 2024.

Financial Liabilities Not Measured at Fair Value on a Non-Recurring Basis:

The following table sets forth the Company’s financial liabilities that were not measured at fair value, on a non-recurring basis (in thousands):

	As of March 30, 2025
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
July 2024 Notes	$18,267	$20,336	$-	$-	$20,336	$20,336
July 2024 Notes - related parties	25,119	31,674	-	-	31,674	31,674
September 2024 Notes	9,083	69,067	-	-	69,067	69,067
September 2024 Notes - related parties	890	7,674	-	-	7,674	7,674
Total	$53,359	$128,751	$-	$-	$128,751	$128,751

	As of December 29, 2024
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
July 2024 Notes	$17,965	$21,390	$-	$-	$21,390	$21,390
July 2024 Notes - related parties	24,632	33,323	-	-	33,323	33,323
September 2024 Notes	5,636	77,245	-	-	77,245	77,245
September 2024 Notes - related parties	476	8,583	-	-	8,583	8,583
Total	$48,709	$140,541	$-	$-	$140,541	$140,541

As of March 30, 2025, and December 29, 2024, the July 2024 Notes and the September 2024 Notes were fair valued using a binomial lattice model, which includes Level 3, unobservable inputs. The key inputs used are consistent with those used to fair value the derivative liabilities as discussed under Derivative liabilities above.

(5) Other Intangible Assets

The Company’s other intangible assets were acquired in connection with the SunPower Acquisition on September 30, 2024. The following table represents the Company’s other intangible assets with finite useful lives as of March 30, 2025 and December 29, 2024 (in thousands):

As of March 30, 2025	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademark - Blue Raven Solar	$8,400	$(420)	$7,980
Trademark - SunPower	5,200	(260)	4,940
Developed technology	4,500	(750)	3,750
Total	$18,100	$(1,430)	$16,670

As of December 29, 2024	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademark - Blue Raven Solar	$8,400	$(210)	$8,190
Trademark - SunPower	5,200	(130)	5,070
Developed technology	4,500	(375)	4,125
Total	$18,100	$(715)	$17,385

Aggregate amortization expense for intangible assets was $0.7 million and zero for the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively. Amortization expense is recognized within general and administrative expenses in the accompany unaudited condensed consolidated statements of operations and comprehensive income (loss).

(6) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of
	March 30	December 29,
	2025	2024
Accrued compensation and benefits	$7,406	$6,619
Professional fees	7,629	8,028
Installation costs	133	6,177
Accrued legal settlements	7,700	7,700
Accrued taxes	769	769
Accrued rebates and credits	7,194	7,641
Operating lease liabilities, current	1,436	1,412
Finance lease liabilities, current	2,067	2,053
Accrued warranty, current	3,019	2,531
Deferred financing fees	4,674	4,674
Accrued interest (1)	6,043	4,523
Other accrued liabilities	3,361	3,954
Total accrued expenses and other current liabilities	$51,431	$56,081

(1)	Includes related party accrued interest of $3.0 million and $2.2 million at March 30, 2025 and December 29, 2024, respectively.

(7) Other Income, Net

Other income, net consists of the following (in thousands):

	Thirteen weeks ended
	March 30,	March 31,
	2025	2024
Gain on remeasurement of derivative liabilities (1)	$15,127	$-
Change in fair value of forward purchase agreement liabilities (2)	269	(5,578)
Change in fair value of SAFE Agreement with related party	(20)	-
Change in fair value of FACT public, private placement and working capital warrants	(1,092)	(489)
Change in fair value of Carlyle Warrants with related party	-	6,429
Change in fair value of redeemable convertible preferred stock warrant liability	-	1,305
Other, net (3)	292	(148)
Total Other income, net	$14,576	$1,519

(1)	Includes a gain of $3.7 million on the change in the fair value of derivative liabilities with related parties in the thirteen weeks ended March 30, 2025. Refer to Note 10 - Borrowings and Derivative Liabilities for details.

(2)	Includes income of $0.1 million and expense of $4.7 million due to related parties for the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

(3)	Includes $0.1 million and zero of income due to related parties in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

(8) Common Stock

The Company has authorized the issuance of 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock as of March 30, 2025. No preferred stock has been issued and none are outstanding as of March 30, 2025.

Common Stock Purchase Agreements

On July 16, 2024, the Company entered into a common stock purchase agreement with White Lion Capital, LLC (“White Lion”), as amended on July 24, 2024 (“White Lion SPA”), and a related registration rights agreement for an equity line of credit financing facility. Pursuant to the White Lion SPA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time up to $30 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to the caps and certain limitations and conditions set forth in the White Lion SPA, including terms that restrict the ability of the Company to issue shares of common stock to White Lion that would result in White Lion beneficially owning more than 9.99% of the Company’s outstanding common stock.

On August 14, 2024, the Company entered into Amendment No. 2 to the White Lion SPA (collectively with the White Lion SPA “White Lion Amended SPA”). The White Lion Amended SPA provides that the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice. If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one Business Day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of the Company’s common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice. Under the White Lion Amended SPA, the Company did not issue any shares of common stock in the thirteen week periods ended March 30, 2025, and March 31, 2024.

The Company has reserved shares of common stock for issuance related to the following:

	As of
	March 30,	December 29
	2025	2024
Common stock warrants	25,670,265	31,670,265
Employee stock purchase plan	2,628,996	2,628,996
Stock options and RSUs, issued and outstanding	9,490,800	11,979,368
Stock options and RSUs, authorized for future issuance	4,929,200	2,577,895
SAFE Agreement	2,750,000	2,750,000
Forward purchase agreements	6,720,000	6,720,000
Convertible notes	58,579,636	58,579,636
Total shares reserved	110,768,897	116,906,160

(9) Warrants

Liability-classified warrants

	As of
	March 30,	December 29,
	2025	2024
Public warrants	1,466	862
Private placements warrants	1,065	627
Working capital warrants	122	72
	$2,653	$1,561

Public and Private Placement Warrants

In conjunction with the Mergers, Complete Solaria, as accounting acquirer, was deemed to assume 6,266,667 warrants to purchase FACT Class A Ordinary Shares that were held by the sponsor at an exercise price of $11.50 (“Private Placement Warrants”) and 8,625,000 warrants to purchase FACT’s shareholders FACT Class A Ordinary Shares at an exercise price of $11.50 (“Public Warrants”). Subsequent to the Mergers, the Private Placement Warrants and Public Warrants are exercisable for shares of Complete Solaria Common Stock and meet liability classification requirements since the warrants may be required to be settled in cash under a tender offer. In addition, Private Placement Warrants are potentially subject to a different settlement amount as a result of being held by the sponsor which precludes the Private Placement Warrants from being considered indexed to the entity’s own stock. Therefore, these warrants are classified as liabilities on the accompanying unaudited condensed consolidated balance sheets.

The change in the fair value of the Private Placement Warrants and the Public Warrants was expense of $1.0 million and $0.5 million in the thirteen week periods ended March 30, 2025, and March 31, 2024, respectively. These changes were recorded within Other income, net in the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss).

Working Capital Warrants

Additionally, at the closing of the Mergers, the Company issued 716,668 Working Capital warrants, which have identical terms as the Private Placement Warrants to the sponsor in satisfaction of certain liabilities of FACT. The Company recorded an expense of less than $0.1 million within Other income, net in the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss) in each of the thirteen week periods ended March 30, 2025 and March 31, 2024, respectively.

Carlyle Warrant

In February 2022, as part of a debt financing arrangement with CRSEF Solis Holdings, LLC and its affiliates (“Carlyle”), the Company issued Carlyle a warrant to purchase 2,886,952 shares of Legacy Complete Solaria Common Stock at a price per share of $0.01. The warrant contained two tranches, the first of which was immediately exercisable for 1,995,879 shares of common stock. The second tranche expired on December 31, 2022, prior to becoming exercisable. In December 2023, Carlyle was issued a warrant to purchase an additional 2,190,604 shares of the Company’s common stock related to an anti-dilution provision under the then-existing debt arrangement with Carlyle.

In July 2023, and in connection with the closing of the Mergers, the Company entered into the Carlyle Warrant Amendment (as defined in Note 10 - Borrowings and Derivative Liabilities), Based on the exchange ratio included in the Mergers, the 1,995,879 outstanding warrants to purchase Legacy Complete Solaria Common Stock prior to modification were exchanged into warrants to purchase 1,995,879 shares of Complete Solaria Common Stock. The Carlyle Warrant Amendment required the Company to issue to Carlyle a warrant to purchase up to 2,745,879 shares of Complete Solaria Common Stock at a price per share of $0.01, which was inclusive of the outstanding warrant to purchase 1,995,879 shares at the time of modification. The warrant, which expires on July 18, 2030, provided Carlyle with the right to purchase shares of Complete Solaria Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of Complete Solaria’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that was ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that was thirty (30) days after the date of the agreement, if the original investment amount had not been repaid, an additional 150,000 shares; plus (d) on and after the date that was ninety (90) days after the date of the agreement, if the original investment amount had not been repaid, an additional 250,000 shares, in each case, of Complete Solaria Common Stock at a price of $0.01 per share. The modification of the warrant resulted in the reclassification of previously equity-classified warrants to liability classification, which was accounted for in accordance with ASC 815 and ASC 718, Compensation - Stock Compensation.

As of March 31, 2024, the fair value of the Carlyle warrant was $3.1 million, and the Company recorded income of $6.4 million within Other income, net in the Company’s unaudited condensed consolidated statements of operations and comprehensive loss for the thirteen weeks ended March 31, 2024.

As of June 30, 2024, the Carlyle Warrant had a fair value of $6.6 million. On July 1, 2024, in connection with the Exchange Agreement (as defined in Note 10 - Borrowings and Derivative Liabilities), the Carlyle Warrant was modified, and the modification fixed the number of shares of the Company’s common stock that may be issued upon exercise of the Carlyle Warrant at 4,936,483. At the July 1, 2024, modification date, the Carlyle Warrant had a fair value of $7.3 million, and the Company recognized $0.7 million of expense related to the remeasurement of the liability which was classified within “Gain on Troubled Debt Restructuring” within the Company’s consolidated statement of operations and comprehensive loss in its fiscal 2024 consolidated results. The modification of the Carlyle Warrant also resulted in the reclassification of the Carlyle Warrant from liability to equity classification, resulting in an increase to additional paid-in capital of $7.3 million and a reduction in the warrant liability of $7.3 million.

Carlyle exercised the warrant for shares of the Company’s common stock in the fourth quarter of fiscal 2024.

Equity Classified Warrants

Series B Warrants (Converted to Common Stock Warrants)

In February 2016, the Company issued a warrant to purchase 5,054 shares of Series B preferred stock (the “Series B warrant”) in connection with a 2016 credit facility. The Series B warrant is exercisable at a price of $4.30 per share and has an expiration date of February 2026. The fair value of the Series B warrant was less than $0.1 million as of July 18, 2023, when the Series B warrant was reclassified from warrant liability to additional paid-in-capital, upon the warrant becoming exercisable into shares of Complete Solaria common stock upon the close of the Mergers.

Series C Warrants (Converted to Common Stock Warrants)

In July 2016, the Company issued a warrant to purchase 148,477 shares of Series C preferred stock (the “Series C warrant”) in connection with the Series C financing. The Series C warrant agreement also provided for an additional number of Series C shares calculated on a monthly basis commencing on June 2016 based on the principal balance outstanding of the notes payable outstanding. The maximum number of shares exercisable under the Series C warrant agreement was 482,969 shares of Series C preferred stock. The Series C warrant is exercisable at a price of $1.00 per share and has an expiration date of July 2026. The fair value of the Series C Warrant was $2.3 million as of July 18, 2023, when the Series C warrant was reclassified from redeemable convertible preferred stock warrant liability to additional paid-in capital, as the warrant became exercisable into shares of Complete Solaria common stock upon the close of the Mergers.

Series C-1 Warrants (Converted to Common Stock Warrants)

In January 2020, the Company issued a warrant to purchase 173,067 shares of common stock in conjunction with the Series C-1 preferred stock financing. The warrant is exercisable at a price of $0.01 per share and has an expiration date of January 2030. The warrant remains outstanding as of March 30, 2025.

SVB Common Stock Warrants

In May and August 2021, the Company issued warrants to purchase 2,473 and 2,525 shares of common stock, respectively, in conjunction a prior loan and security agreement with then Silicon Valley Bank. The warrants are exercisable at prices of $0.38 and $0.62 per share, respectively, and have expiration dates in 2033.

Promissory Note Common Stock Warrants

In October 2021, the Company issued a warrant to purchase 24,148 shares of common stock in conjunction with the issuance of a short-term promissory note. The warrant is exercisable at a price of $0.01 per share and has an expiration date of October 2031.

July 2023 Common Stock Warrants

In July 2023, the Company issued a warrant to a third-party service provider to purchase 38,981 shares of the Company’s common stock in exchange for services provided in obtaining financing at the Closing of the Mergers. The warrant is exercisable at a price of $0.01 per share and has an expiration date of July 2028.

Warrant Consideration

In July 2023, in connection with the Mergers, the Company issued 6,266,572 warrants to purchase Complete Solaria Common Stock to holders of Legacy Complete Solaria Redeemable Convertible Preferred Stock, Legacy Complete Solaria Common Stock. The exercise price of the common stock warrants is $11.50 per share and the warrants expire 10 years from the date of the Mergers. The warrant consideration was issued as part of the close of the Mergers and was recorded within additional paid-in capital, net of the issuance costs of the Mergers.

Ayna Warrant

On June 17, 2024, a warrant to purchase shares of the Company’s common stock (“Ayna Warrant”) was issued to Ayna.AI LLC (“Ayna”) for the purchase of 6,000,000 shares of the Company’s common stock at an exercise price per share of $0.01, subject to the provisions and upon the terms and conditions set forth in the Ayna Warrant. At issuance, the fair value of the Ayna Warrant was determined to be $9.2 million, based on the intrinsic value of the Ayna Warrant and the $0.01 per share exercise price. The Ayna Warrant was to expire on June 17, 2029. The issuance of the Ayna Warrant by the Company to Ayna was in satisfaction of the compensation for services provided to the Company by Ayna under the terms of a statement of work (“Ayna SOW”), signed May 21, 2024 (and effective as of March 12, 2024), as incorporated into a master services agreement dated March 12, 2024. Under the Ayna SOW, Ayna provided services in connection with the anticipated return of the Company to cash-flow positive performance.

The Ayna Warrant was accounted for under ASC 718 as it met the conditions for equity classification and therefore, the Ayna Warrant was not remeasured in future periods. The Company recognized the full amount of the fair value of $9.2 million as an expense between the date of issue and December 29, 2024.

The Ayna Warrant became fully exercisable for the 6,000,000 shares of the Company’s common stock on September 9, 2024. The Ayna Warrant was exercised in full for cash of $60,000 in January 2025.

Cantor Warrant

In July 2024, the Company issued a warrant (“Cantor Warrant”) to a third-party service provider to purchase 3,066,141 shares of the Company’s common stock in exchange for services provided in the issuance of the July 2024 Notes (refer to Note 10 - Borrowings and Derivative Liabilities). The Cantor Warrant was immediately exercisable at a price of $1.68 per share and has an expiration date in July 2029. At issuance, the fair value of the Cantor Warrant was determined to be $1.4 million, of which $0.9 million was recorded as a debt discount and $0.5 million was attributable to the convertible notes issued in the Exchange Agreement and reduced the gain on the troubled debt restructuring recognized in its annual consolidated statement of operations and comprehensive loss for fiscal 2024 as described in Note 10 - Borrowings and Derivative Liabilities. The fair value of this warrant was derived using the Black-Scholes model with the following assumptions: expected volatility of 55%; risk-free interest rate of 4.2%; expected term of 5 years; and no dividend yield. The fair value of this warrant was recorded within additional paid-in capital on the Company’s unaudited condensed consolidated balance sheets and is not remeasured in future periods as it meets the conditions for equity classification.

(10) Borrowings and Derivative Liabilities

The Company’s borrowings and derivative liabilities consisted of the following (in thousands):

	As of
	March 30,	December 29,
	2025	2024
July 2024 Notes	$18,267	$17,965
July 2024 Notes derivative liability	11,885	13,563
July 2024 Notes - related parties	25,119	24,632
July 2024 derivative liability - related parties	18,514	21,127
September 2024 Notes	9,083	5,636
September 2024 Notes derivative liability	45,724	55,474
September 2024 Notes - related party	890	476
September 2024 Notes - derivative liability - related party	5,872	6,958
Revolver Loan	1,500	1,500
Total Notes payable	136,854	147,331
Less current portion	(1,500)	(1,500)
Notes payable and convertible notes, net of current portion	$135,354	$145,831

12% Senior Unsecured Convertible Notes

In July 2024, the Company issued $46.0 million of senior unsecured convertible notes (“July 2024 Notes”) to various lenders. Of the July 2024 Notes, $10.0 million were issued to a third party, $18.0 million were issued to a related party affiliated with the Company’s Chief Executive Officer and a director, Rodgers Massey Revocable Living Trust, and $18.0 million were issued in exchange for the cancellation of indebtedness as discussed below of which $10.0 million were issued to Carlyle which was also deemed to be a related party. The July 2024 Notes bear interest at 12% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. The interest rate increases by 3% in the event of default. The July 2024 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $1.68 per share. Holders of the July 2024 Notes may convert at any time. The July 2024 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $28.7 million on the issuance date with a corresponding debt discount.

In connection with the issuance of the July 2024 Notes, the Company issued the Cantor Warrant, as described in Note 9 - Warrants, to purchase shares of the Company’s common stock. At issuance, the Cantor Warrant had a fair value of $1.4 million, of which $0.9 million was recorded as a debt discount, and $0.5 million was included in the calculation of the Company’s gain on the troubled debt restructuring as further described below in the Exchange Agreement. The effective interest rate is 33.4% and 31.7% on the July 2024 Notes’ principal amounts of $28.0 million and $18.0 million, respectively.

There are no financial covenants. The July 2024 Notes are not in default. However, due to the Company’s delayed filing of its Form 10-K for the year ended December 29, 2024, the Company is required to pay incremental default interest of 0.5% beginning April 16, 2025 through April 30, 2025, the date upon which the Form 10-K was filed.

The carrying amount of the convertible July 2024 Notes, inclusive of the fair value of the derivative liability was as follows (in thousands):

	As of
	March 30,	December 29,
	2025	2024
July 2024 Notes	$70,190	$70,348
July 2024 Notes derivative liability	30,399	34,690
Less Unamortized debt discount	(26,804)	(27,751)
Total carrying amount of July 2024 Notes	$73,785	$77,287

Contingent interest payable upon default and included in the July 2024 Notes obligation was as follows (in thousands):

	As of
	March 30,	December 29,
	2025	2024
Contingent interest payable	$2,292	$2,426
Contingent interest payable - related parties	382	404
Total contingent interest payable	$2,674	$2,830

Interest expense and amortization of debt discount cost were as follows (in thousands):

	Thirteen Weeks Ended
	March 30,	March 31,,
	2025	2024
Interest expense	$1,379	$-
Amortization of debt discount	947	-
Total	$2,326	$-

Related parties portion of interest expense and amortization of debt discount included in the above amounts:
Interest expense - related parties	$837	$-
Amortization of debt discount - related parties	575	-
Total - related parties	$1,412	$-

7% Senior Unsecured Convertible Notes

In September 2024, the Company issued $66.8 million of senior unsecured convertible notes to various lenders (the “September 2024 Notes”), $4.0 million of which were issued to Rodgers Family Freedom and Free Markets Charitable Trust (“Massey Charitable Trust”), a related party and $4.0 million were issued to Rodgers Massey Revocable Living Trust (collectively with Massey Charitable Trust, “Massey Trusts”), also a related party. The September 2024 Notes bear interest at 7% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on January 1, 2025. The September 2024 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of the September 2024 Notes may convert at any time. The September 2024 Notes may be declared due and payable at the option of the holder upon an event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $91.5 million on the issuance date. As the fair value of the derivative liability exceeded the proceeds received, the Company recorded a corresponding financing loss of $24.7 million and debt discount for $66.8 million as of the issuance date as further described below in the Exchange Agreement. In December 2024, the Company issued an additional $13.0 million of September 2024 Notes for cash. The Company recognized a $10.9 million debt discount in connection with these additional proceeds. The Company issued an additional $0.2 million of September 2024 Notes in the quarter ended March 30, 2025. The effective interest rates are 27.6%, 47.3% and 7.0% on the September 2024 Notes’ principal amounts of $66.8 million, $13.0 million and $0.2 million, respectively.

There are no financial covenants. The September 2024 Notes are not in default. However, due to the Company’s delayed filing of its Form 10-K for the year ended December 29, 2024, the Company is required to pay incremental default interest of 0.5% beginning April 16, 2025 through April 30, 2025, the date upon which the Form 10-K was filed.

The carrying amount of the convertible September 2024 Notes, inclusive of the fair value of the derivative liability was as follows (in thousands):

	As of
	March 30,	December 29,
	2025	2024
September 2024 Notes	$80,000	$79,800
September 2024 Notes derivative liability	51,596	62,432
Less Unamortized debt discount	(70,027)	(73,688)
Total carrying amount of September 2024 Notes	$61,569	$68,544

Interest expense and amortization of debt discount cost were as follows (in thousands):

	Thirteen Weeks Ended
	March 30,	March 31,
	2025	2024
Interest expense	$1,405	$-
Amortization of debt discount	3,661	-
Total	$5,066	$-

Related parties portion of interest expense and amortization of debt discount included in the above amounts:
Interest expense - related parties	$140	$-
Amortization of debt discount - related parties	413	-
Total - related parties	$553	$-

Exchange Agreement

On July 1, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Carlyle, deemed to be a related party, and Kline Hill (as defined below) providing for:

(i)	the cancellation of all indebtedness, inclusive of the CS Solis Debt, owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

(ii)	the issuance of a note for the principal amount of $10.0 million to Carlyle as part of the July 2024 Notes;

(iii)	the cancellation of all indebtedness owed to Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV, LLC (collectively “Kline Hill”). by the Company, termination of all debt instruments by and between the Company and Kline Hill, including the 2018 Bridge Notes, the revolving loan and the secured credit facility, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

(iv)	the issuance of a note for the principal amount of $8.0 million to Kline Hill as part of the July 2024 Notes; and

(v)	the issuance of 1,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to Kline Hill (the “Shares”).

2018 Bridge Notes

In 2018, Solaria issued senior subordinated convertible secured notes (“2018 Notes”) totaling approximately $3.4 million in exchange for cash. The 2018 Notes were secured by substantially all of the assets of Solaria, bore interest at the rate of 8% per annum, and the investors were entitled to receive twice the face value of the 2018 Notes at maturity. In connection with an amendment in 2021 to extend the maturity date of the 2018 Notes, Solaria issued warrants to purchase shares of Series E-1 redeemable convertible preferred stock of Solaria. The warrants were exercisable immediately in whole or in part at and expire on December 13, 2031. As part of the Business Combination with Complete Solar, the Solaria outstanding warrants issued were assumed by the parent company, Complete Solaria.

In December 2022, the Company entered into an amendment to the 2018 Notes further extending the maturity date from December 13, 2022 to December 13, 2023 in exchange for an increased repayment premium from 110% to 120% of the principal and accrued interest at the time of repayment. The amendment represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the amended terms resulted in a concession to the Company. As the future undiscounted cash payments under the modified terms exceeded the carrying amount of the 2018 Notes on the date of modification, the modification was accounted for prospectively. The incremental repayment premium was being amortized to interest expense using the effective interest rate method.

The 2018 Notes were settled as part of the Exchange Agreement. In connection with the Exchange Agreement, the balance of the 2018 Notes was exchanged for the July 2024 Notes. In July 2024, the Company issued the principal amount of $8.0 million of its July 2024 Notes and 1,500,000 shares of the Company’s common stock in exchange for the cancellation of all indebtedness with Kline Hill. At the date of the cancellation, such indebtedness was comprised of the 2018 Notes of $11.7 million, the portion of the Revolving Loan balance assigned to Kline Hill of $3.9 million, and the Secured Credit Facility balance of $13.1 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms of the July 2024 Notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $9.8 million in its fiscal 2024 unaudited condensed consolidated results of operations of which $7.3 million was recognized in the thirteen week period ended September 29, 2024 and $2.5 million was recognized in the fourth quarter of fiscal 2024.

Interest expense recognized on the 2018 Bridge was zero and $0.3 million in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

Revolving Loan

In October 2020, Solaria entered into a loan agreement (“SCI Loan Agreement”) with Structural Capital Investments III, LP (“SCI”).The SCI Loan Agreement was comprised of two facilities, a term loan (the “Term Loan”) and a revolving loan (the “Revolving Loan”) (together “Original Agreement”) for $5.0 million each with a maturity date of October 31, 2023. At December 29, 2024, only the Revolving Loan was outstanding.

The Revolving Loan had a term of thirty-six months, with the principal due at the end of the term and an annual interest rate of 7.75% or Prime rate plus 4.5%, whichever was higher. The SCI Loan Agreement required the Company to meet certain financial covenants relating to the maintenance of specified restricted cash balance, achieve specified revenue targets and maintain specified contribution margins (“Financial Covenants”) over the term of the Revolving Loan. The Revolving Loan was collateralized by substantially all assets and property of the Company.

Solaria had historically issued warrants to purchase shares of its Series E-1 redeemable convertible preferred stock of Solaria (“SCI Series E-1 warrants”). The warrants were fully exercisable in whole or in part at any time during the term of the Original agreement. As part of the Business Combination with Complete Solar, all the outstanding SCI Series E-1 warrants were assumed by the parent company, Complete Solaria.

In October 2023, the Company entered into an Assignment Agreement whereby Structural Capital Investments III, LP assigned the SCI debt to Kline Hill and Rodgers Massey Revocable Living Trust,, a related party, for a total purchase price of $5.0 million. In connection with the Exchange Agreement, the principal amount of $3.5 million of the Revolving Loan, plus accrued interest, owed to Kline Hill was exchanged for the July 2024 Notes. The principal portion of the Revolving Loan owing to the Rodgers Massey Revocable Living Trust of $1.5 million (plus accrued interest) remained outstanding as of March 30, 2025, and December 29, 2024. There are no financial covenants.

Interest expense recognized was less than $0.1 million in each of the thirteen weeks ended March 30, 2025 and March 31, 2024. Related party interest expense was less than $0.1 million in each of the thirteen weeks ended March 30, 2025 and March 31, 2024.

Secured Credit Facility

In December 2022, the Company entered into a secured credit facility agreement with Kline Hill Partners IV SPV LLC and Kline Hill Partners Opportunity IV SPV LLC (“Secured Credit Facility”). The Secured Credit Facility agreement allowed the Company to borrow up to 70% of the net amount of its eligible vendor purchase orders with a maximum amount of $10.0 million at any point in time. The purchase orders were backed by relevant customer sales orders which served as collateral. The amounts drawn under the Secured Credit Facility were eligible to be reborrowed provided that the aggregate borrowing did not exceed $20.0 million. The repayment terms under the Secured Credit Facility were (i) the borrowed amount multiplied by 1.15x if repaid within 75 days and (ii) the borrowed amount multiplied by 1.175x if repaid after 75 days. The Company could have repaid any borrowed amount without premium or penalty. Under the original terms, the Secured Credit Facility agreement was due to mature in April 2023. The Company set the balance outstanding as part of the Exchange Agreement, whereby the balance of $13.1 million of the Secured Credit Facility was exchanged for July 2024 Notes.

Interest expense recognized was zero and $0.5 million in the thirteen weeks ended March 30, 2025, and March 31, 2024, respectively.

Debt in CS Solis

As part of the Reorganization described in Note 1(a) Organization - Description of Business, the Company received cash and recorded debt for an investment by Carlyle. The investment was made pursuant to a subscription agreement, under which Carlyle contributed $25.6 million in exchange for 100 Class B Membership Units of CS Solis and the Company contributed the net assets of Complete Solar, Inc. in exchange for 100 Class A Membership Units. The Class B Membership Units were mandatorily redeemable by the Company on the three-year anniversary of the effective date of the CS Solis amended and restated LLC agreement (February 14, 2025). The Class B Membership Units accrued interest that was payable upon redemption at a rate of 10.5% (which was structured as a dividend payable based on 25% of the investment amount measured quarterly), compounded annually, and subject to increases in the event the Company declared any dividends. In connection with the investment by Carlyle, the Company issued to Carlyle a warrant to purchase 5,978,960 shares of the Company’s common stock at a price of $0.01 per share, of which, the purchase of 4,132,513 shares of the Company’s common stock is immediately exercisable. The Company accounted for the mandatorily redeemable investment from Carlyle in accordance with ASC 480 and recorded the investment as a liability, which was accreted to its redemption value under the effective interest method. The Company recorded the warrants as a discount to the liability.

On July 17 and July 18, 2023, and in connection with obtaining consent for the Mergers, Legacy Complete Solaria, FACT and Carlyle entered into an Amended and Restated Consent to the Business Combination Agreement (“Carlyle Debt Modification Agreement”) and an amended and restated warrant agreement (“Carlyle Warrant Amendment”), which modified the terms of the mandatorily redeemable investment made by Carlyle in Legacy Complete Solaria. Refer to Note 9 - Warrants for a description of the Carlyle Warrant Amendment. The Carlyle Debt Modification Agreement accelerated the redemption date of the investment to March 31, 2024, subsequent to the modification. The acceleration of the redemption date of the investment resulted in the total redemption amount to be 1.3 times the principal at December 31, 2023. The redemption amount increased to 1.4 times the original investment as of March 31, 2024.

The Company determined that the Carlyle was a related party beginning in 2024. In July 2024, in connection with the Exchange Agreement, the Company issued $10.0 million of the July 2024 Notes in exchange for the cancellation of all indebtedness with CS Solis of $37.2 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms under the convertible notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $12.5 million in the third quarter of fiscal 2024 in connection with this transaction.

For the thirteen week periods ended March 30, 2025 and March 31, 2024, the Company recorded accretion of the liability as related party interest expense of zero and $2.5 million, respectively, and made no payments of interest expense.

(11) SAFE Agreements

First SAFE

On January 31, 2024, the Company entered into a Simple Agreement for Future Equity (“SAFE”) (the “First SAFE”) with the Rodgers Massey Freedom and Free Markets Charitable Trust (the “Purchaser”), a related party, affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, in connection with the Purchaser investing $1.5 million in the Company. The First SAFE did not accrue interest. The First SAFE was initially convertible into shares of the Company’s common stock, par value $0.0001 per share, upon the closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company would have issued and sold shares of its common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which was equal to the lower of (i) (a) $53.54 million divided by (b) the Company’s capitalization immediately prior to such Equity Financing (such conversion price, the “SAFE Price”), and (ii) 80% of the price per share of its common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the First SAFE, the Purchaser would have been automatically entitled to receive a portion of the proceeds of such liquidity event equal to the greater of (i) $1.5 million and (ii) the amount payable on the number of shares of common stock equal to (a) $1.5 million divided by (b)(1) $53.54 million divided by (2) the Company’s capitalization immediately prior to such liquidity event (the “Liquidity Price”), subject to certain adjustments as set forth in the First SAFE. The First SAFE was convertible into a maximum of 1,431,297 shares of the Company’s common stock, assuming a per share conversion price of $1.05, which is the product of (i) $1.31, the closing price per share of the Company’s common stock on January 31, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“First SAFE Amendment”) that converted the First SAFE investment of $1.5 million into 4,166,667 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the First SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $1.5 million, a credit to Additional paid-in-capital of $1.9 million and recognized expense of $0.4 million within Other income, net in its unaudited condensed consolidated statement of operations for the thirteen week period ended June 30, 2024.

Second SAFE

On February 15, 2024, the Company entered into a second SAFE (the “Second SAFE”) with the Purchaser, in connection with the Purchaser investing $3.5 million in the Company. The Second SAFE did not accrue interest. The Second SAFE was initially convertible into shares of the Company’s common stock upon the initial closing of an Equity Financing at a per share conversion price which was equal to the lower of (i) the Second SAFE Price, and (ii) 80% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the Second SAFE, the Purchaser would have been automatically entitled to receive an amount equal to the greater of (i) $3.5 million and (ii) the amount payable on the number of shares of the Company’s common stock equal to $3.5 million divided by the Liquidity Price, subject to certain adjustments as set forth in the Second SAFE. The Second SAFE was convertible into a maximum of 3,707,627 shares of the Company’s common stock, assuming a per share conversion price of $0.94, which is the product of (i) $1.18, the closing per share price of its common stock on February 15, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“Second SAFE Amendment”) that converted the Second SAFE investment of $3.5 million into 9,722,222 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the Second SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $3.5 million, a credit to Additional paid-in-capital of $4.4 million and recognized expense of $0.9 million within Other income, net in its unaudited condensed consolidated statement of operations for the thirteen week period ended June 30, 2024.

Third SAFE

On May 13, 2024, the Company entered into a third SAFE (the “Third SAFE”) with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of the Company’s common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing, at a per share conversion price which is equal to 50% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummates a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of the Company’s common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the Company’s common stock on May 13, 2024, multiplied by (ii) 50%. Given that the SAFE may be settled in cash or a variable number of shares, the Company has accounted for the instrument as a liability at its fair value.

The estimated fair value of the Third SAFE was $0.4 million at each of March 30, 2025 and December 29, 2024, based upon the assumptions disclosed in Note 4 - Fair Value Measurements. The change in the fair value of the SAFEs was expense of less than $0.1 million and zero in the thirteen weeks ended March 30, 2025 and March 31, 2024, respectively.

(12) Stock-Based Compensation

In July 2023, the Company’s board of directors adopted and stockholders approved the 2023 Incentive Equity Plan (the “2023 Plan”). The 2023 Plan became effective immediately upon the closing of the Amended and Restated Business Combination Agreement. Initially, a maximum number of 8,763,322 shares of Complete Solaria Common Stock may be issued under the 2023 Plan. In addition, the number of shares of Complete Solaria Common Stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of Complete Solaria’s Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Complete Solaria Common Stock determined by Complete Solaria’s Board prior to the date of the increase. The maximum number of shares of Complete Solaria Common Stock that may be issued on the exercise of incentive stock options (“ISOs”) under the 2023 Plan is three times the number of shares available for issuance upon the 2023 Plan becoming effective (or 26,289,966 shares).

Historically, awards were granted under the Amended and Restated Complete Solaria Omnibus Incentive Plan (“2022 Plan”), the Complete Solar 2011 Stock Plan (“2011 Plan”), the Solaria Corporation 2016 Stock Plan (“2016 Plan”) and the Solaria Corporation 2006 Stock Plan (“2006 Plan”) (together with the Complete Solaria, Inc. 2023 Incentive Equity Plan (“2023 Plan”), “the Plans”).

Under the Plans, the Company has granted service-based stock options and restricted stock units (“RSUs”). Compensation expense for stock options under the Company’s cliff vesting schedule is generally recognized equally over the vesting period of five years. RSUs granted during the fiscal year ended December 29, 2024 are also generally recognized under the cliff vesting schedule that is recognized equally over the vesting period of five years.

The information below summarizes the stock option activity under the Plans.

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding-December 29, 2024	9,997,233	$2.77	5.29	$6,356
Options granted	-
Options exercised	(43,793)	0.99		39
Options canceled	(2,194,273)	3.58
Outstanding-March 30, 2025	7,759,167	2.54	4.88	3,764
Vested and expected to vest- March 30, 2025	7,759,167	2.54	4.88	3,764
Vested and exercisable- March 30, 2025	3,767,004	4.73	3.53	1,763

The information below summarizes the RSU activity.

	Number of RSUs	Weighted Average Grant Date Fair Value
Unvested at December 29, 2024	1,982,135	$1.79
Granted	-
Vested and released	(93,470)	1.79
Cancelled or forfeited	(157,032)	1.79
Unvested at March 30, 2025	1,731,633	1.79

Stock-based compensation expense

The following table summarizes stock-based compensation expense and its allocation within the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss) (in thousands):

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
Cost of revenues	$46	$27
Sales and marketing	126	216
General and administrative	142	1,098
Total stock-based compensation expense	$314	$1,341

As of March 30, 2025, unrecognized stock-based compensation costs related to service-based options and RSUs was $2.7 million and $2.7 million respectively, and such compensation cost is expected to be recognized over a weighted-average period of 3.3 years and 4.4 years, respectively.

(13) Commitments and Contingencies

Warranty Provision

Activity by period relating to the Company’s warranty provision was as follows (in thousands):

	Thirteen weeks ended
	March 30, 2025	March 31, 2024
Warranty provision, beginning of period	$5,968	$4,849
Accruals for new warranties issued	526	265
Settlements	(38)	(250)
Warranty provision, end of period	$6,456	$4,864
Warranty provision, current	$3,019	$1,448
Warranty provision, noncurrent	$3,437	$3,416

Indemnification Agreements

From time to time, in its normal course of business, the Company may indemnify other parties, with which it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. In the opinion of management, any liabilities resulting from these agreements would not have a material adverse effect on the business, financial position, results of operations, or cash flows of the Company.

Legal Matters

The Company is a party to various legal proceedings and claims which arise in the ordinary course of business. The Company records a liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the reasonably possible loss. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Legal costs are expensed as incurred. Although claims are inherently unpredictable, the Company is not aware of any matters that may have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company has recorded $7.7 million and $7.7 million as a loss contingency for legal settlements within accrued expenses and other current liabilities in its unaudited condensed consolidated balance sheets as of March 30, 2025 and December 29, 2024, respectively.

SolarPark Litigation

In January 2023, SolarPark Korea Co., LTD (“SolarPark”) demanded approximately $80.0 million during discussions between the Company and SolarPark. In February 2023, the Company submitted its statement of claim seeking approximately $26.4 million in damages against SolarPark. The ultimate outcome of this arbitration is currently unknown and could result in a material liability to the Company. However, the Company believes that the allegations lack merit and intends to vigorously defend all claims asserted. No liability has been recorded in the Company’s unaudited condensed consolidated financial statements as the likelihood of a loss is not probable at this time.

On March 16, 2023, SolarPark filed a complaint against Solaria and the Company in the U.S. District Court for the Northern District of California (“the court”). The complaint alleges a civil conspiracy involving misappropriation of trade secrets, defamation, tortious interference with contractual relations, inducement to breach of contract, and violation of California’s Unfair Competition Law. The complaint indicates that SolarPark has suffered in excess of $220.0 million in damages.

On May 11, 2023, SolarPark filed a motion for preliminary injunction to seek an order restraining the Company from using or disclosing SolarPark’s trade secrets, making or selling shingled modules other than those produced by SolarPark, and from soliciting solar module manufacturers to produce shingled modules using Solaria’s shingled patents. On May 18, 2023, the Company responded by filing a motion for partial dismissal and stay. On June 1, 2023, SolarPark filed an opposition to the Company’s motion for dismissal and stay and a reply in support of their motion for preliminary injunction. On June 8, 2023, the Company replied in support of its motion for partial dismissal and stay. On July 11, 2023, the court conducted a hearing to consider SolarPark’s and the Company’s respective motions. On August 3, 2023, the court issued a ruling, which granted the preliminary injunction motion with respect to any purported misappropriation of SolarPark’s trade secrets. The court’s ruling does not prohibit the Company from producing shingled modules or from utilizing its own patents for the manufacture of shingled modules. The court denied SolarPark’s motion seeking a defamation injunction. The court denied the Company’s motion to dismiss and granted the Company’s motion to stay the entire litigation pending the arbitration in Singapore. On September 1, 2023, the Company filed a Limited Notice of Appeal to appeal the August 2023 order granting SolarPark’s motion for preliminary injunction. On September 26, 2023, Solaria filed a Notice of Withdrawal of Appeal and will not appeal the Court’s Preliminary Injunction Order. Between August 2023 and March 2024, the parties were engaged in discovery negotiations and the Company produced documents to SolarPark. The Company produced its last set of documents on March 14, 2024. Since then, SolarPark has been reviewing the documents, and the case has remained stayed.

No liability has been recorded in the Company’s unaudited condensed consolidated financial statements as the likelihood of a loss is not probable at this time.

Siemens Litigation

On July 22, 2021, Siemens Government Technologies, Inc. (“Siemens Government Technologies”) filed a lawsuit against Solaria Corporation in Fairfax Circuit Court (the “Court”) in Fairfax, Virginia. On July 27, 2023, Siemens Government Technologies, moved to amend the complaint to add Siemens Industry Inc. as a co-plaintiff. This motion was granted on August 25, 2023. On October 23, 2023, Siemens Government Technologies and Siemens Industry Inc. (collectively, “Siemens”) and Solaria Corporation stipulated to add Solar CA, LLC as a co-defendant. Solaria Corporation and Solar CA, LLC (collectively, the “Subsidiaries”) are both wholly-owned subsidiaries of Complete Solaria, Inc. In the lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

On February 22, 2024, the Court issued an order against the Subsidiaries which awarded Siemens approximately $6.9 million, inclusive of the amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees, the amount of which would be determined at a later hearing. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the Court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. The Company has appealed these judgments.

In addition to the above, on August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add Complete Solaria, Inc. as a judgement debtor. The subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling.

The Company recognized $6.9 million as a legal loss related to this litigation in 2023 which amount is included in the $7.7 million identified above, and this liability is recorded within accrued expenses and other current liabilities in the accompanying unaudited condensed consolidated balance sheets as of March 30, 2025 and December 29, 2024.

The Company recorded an additional expense of $2.0 million within discontinued operations in its unaudited condensed consolidated statement of operations and comprehensive (loss) in the thirteen week period ended June 29, 2024, for attorneys’ fees, expenses, and pre-judgment interest, and this liability is recorded within accrued expenses and other current liabilities in the accompanying unaudited condensed consolidated balance sheets as of March 30, 2025, and December 29, 2024.

Letters of Credit

The Company had $3.5 million of outstanding letters of credit related to normal business transactions as of March 30, 2025 and December 29, 2024. These agreements require the Company to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. As discussed in Note 2 - Summary of Significant Accounting Policies, the cash collateral in these restricted cash accounts was $3.8 million as of March 30, 2025 and December 29, 2024, respectively.

(14) Income Taxes

As a result of the Company’s history of net operating losses, the Company has provided for a full valuation allowance against its deferred tax assets. For the thirteen weeks ended March 30, 2025, and March 31, 2024, the Company recognized income tax expense of zero and one thousand dollars, respectively.

(15) Basic and Diluted Net Income (Loss) Per Share

The Company uses the two-class method to calculate net income (loss) per share. No dividends were declared or paid for the in the thirteen week periods ended March 30, 2025 and March 31, 2024.

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share attributable to common stockholders for the thirteen week periods ended March 30, 2025 and March 31, 2024 (in thousands, except share and per share amounts):

	Thirteen Weeks Ended
	March 30,	March 31,
	2025	2024
Numerator for basic income (loss) per share:
Net income (loss) - basic	$8,127	$(9,588)
Numerator for diluted income (loss) per share
July 2024 Notes derivative liability and interest expense, net of tax	(5,921)	-
September 2024 Notes derivative liability and interest expense, net of tax	(1,964)	-
Net income (loss) - diluted	$242	$(9,588)
Denominator:
Weighted average shares:
Denominator for basic income (loss) per share	80,110,127	49,077,330
Effect of dilutive securities:
July 2024 Notes and derivative liability	27,364,717	-
September 2024 Notes and derivative liability	37,333,318	-
FPAs	6,720,000	-
Third SAFE	2,750,000	-
Dilutive stock options and RSUs	7,601,805	-
Dilutive warrants	487,967	-
Denominator for diluted income (loss) per share	162,367,934	49,077,330
Net income (loss) per share:
Net income (loss) - basic	$0.10	$(0.20)

Net income (loss) - diluted	$0.00	$(0.20)

The computation of basic net loss per share attributable to common stockholders is inclusive of warrants with an insignificant exercise price. The Company’s calculation of the weighted average shares outstanding is inclusive of 236,196 warrants with an insignificant exercise price (which assumes that the warrants were outstanding as of the beginning of the period or the date of the grant, whichever is earlier) for the thirteen weeks ended March 30, 2025. The computation of diluted net loss per share attributable to common stockholders is inclusive of the impact of the Company’s July 2024 Notes, September 2024 Notes, FPAs, and Third SAFE (all of which were dilutive) using the if-converted method for the thirteen weeks ended March 30, 2025. The computation of diluted net income per share attributable to common stockholders is also inclusive of the impact of the Company’s dilutive stock options, RSUs, and warrants as calculated using the treasury stock method for the thirteen weeks ended March 30, 2025.

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been anti-dilutive:

	As of
	March 30,	March 31,
	2025	2024
Common stock warrants	25,182,298	23,024,556
Stock options and RSUs issued and outstanding	1,888,995	11,436,369
Potential common shares excluded from diluted net loss per share	27,071,293	34,460,925

(16) Segment Information

The segment information is presented on a basis that is consistent with the Company’s internal management reporting. The Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company and reports financial results based on two reportable segments which are the same as The Company’s operating segments. The CODM evaluates the performance of these reportable segments and allocates resources to make operating decisions based on certain financial information, including segmented internal income/(loss) prepared on a basis consistent with U.S. GAAP. The measurement criteria is based on their operating revenue and operating income (loss) and excluding any corporate costs which are not allocatable to the operating segments. The CODM’s measurement criteria does not include segment assets. During the periods presented, the Company reported its financial performance through the following two reportable segments; Residential Solar Installation and New Homes Business.

Residential Solar Installation. This segment performs solar system, storage and battery installations for residential homeowners.

New Homes Business. This segment is new in the thirteen week period ended March 30, 2025, as a result of the SunPower Acquisition which occurred in the fourth quarter of fiscal 2024. The Company developed a method to allocate direct expenses for the respective reportable segments. This segment performs solar system installations for new home builders.

	Thirteen Weeks Ended March 30, 2025
(in thousands)	Residential Solar Installation	New Homes Business	Total
Operating revenues	$38,122	$44,618	$82,740

Less:
Cost of revenues	16,548	26,051	42,599
Sales commissions	6,667	1,017	7,684
Sales and marketing	6,825	-	6,825
General and administrative (1)	18,098	6,492	24,590
Operating income (loss)	(10,016)	11,058	1,042

Reconciliation of segment income before income taxes:
Unallocated amounts:
General corporate expense	-	-	-
Interest expense	-	-	(7,494)
Interest income	-	-	3
Other income (expense), net	-	-	14,576
Income before income taxes	$(10,016)	$11,058	$8,127

(1)	For the thirteen weeks ended March 30, 2025, depreciation and amortization expense was $1.4 million and $0.2 million for the Residential Solar Installation and New Homes Business reportable segments, respectively.

	Thirteen Weeks Ended March 31, 2024
(in thousands)	Residential Solar Installation	New Homes Business	Total
Operating revenues	$10,040	$-	$10,040
	-		-
Less:
Cost of revenues	7,757	-	7,757
Sales commissions	3,116	-	3,116
Sales and marketing	1,618	-	1,618
General and administrative (1)	5,093	-	5,093
Operating income (loss)	(7,544)	-	(7,544)

Reconciliation of segment loss before income taxes:
Unallocated amounts:
General corporate expense	-	-	-
Interest expense	-	-	(3,568)
Interest income	-	-	6
Other income (expense), net	-	-	1,519
Gain on troubled debt restructuring	-	-	-
Loss before income taxes	$-	$-	$(9,587)

(1)	For the thirteen weeks ended March 31, 2024, depreciation and amortization expense was $0.4 million for the Residential Solar Installation reportable segment.

Assets by segment are as follows (in thousands):

	As of
	March 30,	December 29,
	2025	2024
Residential Solar Installation	$67,126	$66,145
New Homes Business	80,685	78,321
Total assets	$147,811	$144,466

(17) Related Party Transactions

Refer to the following notes to the Company’s unaudited condensed consolidated financial statements for details regarding the related party transactions entered into by the Company; Note 1(a) - Description of Business; Note 4 - Fair Value Measurements; Note 7 - Other Income, Net; Note 9 - Warrants; Note 10 - Borrowings and Derivative Liabilities, and Note 11 - SAFE Agreements. All other related party transactions are described herein.

The Company determined that SameDay Solar became a related party in the fourth quarter of fiscal 2024 with which the Company does business. Revenue, cost of revenue and commission expense with SameDay Solar were $0.6 million, $0.2 million and $0.4 million for the thirteen weeks ended March 30, 2025, respectively.

(18) Subsequent Event

NASDAQ Deficiency

On April 28, 2025, the Company received a letter from the Listing Qualifications staff of Nasdaq indicating that, as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), the Company was not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1). The Nasdaq letter had no immediate effect on the listing or trading of the Company’s common stock or warrants. The Nasdaq listing rules require Nasdaq-listed companies to timely file all required periodic reports with the SEC. The Nasdaq letter stated that, under Nasdaq rules, the Company had 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements. The Company filed its 2024 Form 10-K on April 30, 2025.

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Complete Solaria, Inc.

Fremont, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Complete Solaria, Inc. (the “Company”) as of December 29, 2024, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the fiscal year then ended, and the related notes collectively referred to as the “consolidated financial statements.” In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 29, 2024, and the results of its operations and its cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses, and has negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2024.

Atlanta, Georgia

April 30, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Complete Solaria, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Complete Solaria, Inc. and subsidiaries (the “Company”) as of December 31, 2023, the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows, for the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Notes 2 and 22 to the financial statements, the accompanying 2023 financial statements have been retrospectively adjusted for the adoption of Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(c) to the consolidated financial statements, the Company has recurring net losses, accumulated deficit, negative cash outflows from operations and current debt outstanding that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(c). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

San Francisco, California

April 1, 2024 (April 30, 2025, as to the effects of the Company’s adoption of ASU 2023-07, Segment Reporting, as described in Notes 2 and 22).

We began serving as the Company’s auditor in 2022. In 2024 we became the predecessor auditor.

COMPLETE SOLARIA, INC.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 29,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$13,378	$2,593
Accounts receivable, net	25,842	26,281
Inventories	22,110	3,058
Prepaid expenses and other current assets	8,206	5,817
Contract assets, current portion	26,066	-
Total current assets	95,602	37,749
Restricted cash	3,841	3,823
Property and equipment, net	5,493	4,317
Operating lease right-of-use assets	3,041	1,235
Other noncurrent assets	628	198
Goodwill	18,476	-
Intangible assets, net	17,385	-
Total assets	$144,466	$47,322

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,980	$13,122
Accrued expenses and other current liabilities	56,081	27,870
Notes payable to related parties	1,500	-
Notes payable, net	-	28,657
Contract liabilities	10,003	2,423
SAFE Agreement with related party	384	-
Debt with CS Solis	-	33,280
Forward purchase agreement liabilities with related parties	1,274	3,232
Forward purchase agreement liabilities	2,220	599
Total current liabilities	79,442	109,183
Warranty provision, noncurrent	3,437	3,416
Warrant liability	1,561	9,817
Contract liabilities, noncurrent	918	1,055
Notes payable and derivative liabilities, net of current portion	92,638	-
Notes payable and derivative liabilities with related parties	53,193	-
Other long-term liabilities	8,553	-
Operating lease liabilities, net of current portion	2,263	664
Total liabilities	242,005	124,135

Commitments and contingencies (Note 19)

Stockholders’ (deficit):
Common stock, $0.0001 par value; Authorized 1,000,000,000 and 60,000,000 shares as of December 29, 2024 and December 31, 2023, respectively; issued and outstanding 73,784,645 and 49,065,361 shares as of December 29, 2024 and December 31, 2023, respectively	14	7
Additional paid-in capital	313,661	277,965
Accumulated other comprehensive loss	165	143
Accumulated deficit	(411,379)	(354,928)
Total stockholders’ (deficit)	(97,539)	(76,813)
Total liabilities and stockholders’ equity	$144,466	$47,322

The accompanying notes are an integral part of these consolidated financial statements.

COMPLETE SOLARIA, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Revenues	$108,742	$87,616
Cost of revenues	69,240	69,828
Gross profit	39,502	17,788
Operating expenses:
Sales commissions	24,590	31,127
Sales and marketing	6,827	6,920
General and administrative	76,594	32,099
Total operating expenses	108,011	70,146
Loss from continuing operations	(68,509)	(52,358)
Interest expense (1)	(16,223)	(14,033)
Interest income	19	36
Other income (expense), net (2)	7,932	(29,862)
Gain on troubled debt restructuring (3)	22,337	-
Total Other expense	14,065	(43,859)
Loss from continuing operations before income taxes	(54,444)	(96,217)
Income tax benefit (provision)	-	20
Net loss from continuing operations	(54,444)	(96,197)
Loss from discontinued operations, net of taxes	(2,007)	(25,853)
Impairment loss from discontinued operations	-	(147,505)
Net loss from discontinued operations, net of taxes	(2,007)	(173,358)
Net loss	(56,451)	(269,555)
Other Comprehensive income:
Foreign currency translation adjustment	-	116
Comprehensive loss (net of tax)	$(56,451)	$(269,439)
Net loss from continuing operations per share attributable to common stockholders, basic	$(0.82)	$(3.89)
Net loss from discontinued operations per share attributable to common stockholders, basic	(0.03)	(1.05)
Net loss per share attributable to common stockholders, basic	$(0.85)	$(4.94)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic	66,655,837	24,723,370
Net loss from continuing operations per share attributable to common stockholders, diluted	$(1.19)	$(3.89)
Net loss from discontinued operations per share attributable to common stockholders, diluted	(0.03)	(1.05)
Net loss per share attributable to common stockholders, diluted	$(1.22)	$(4.94)
Weighted-average shares used to compute net loss per share attributable to common stockholders’, basic and diluted	75,793,548	24,723,370

(1)	Includes interest expense to related parties of $7.6 million and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(2)

Other income (expense), net in the fiscal year ended December 29, 2024 includes the following related party transactions; (i) $0.7 million of expense in connection with the conversion of SAFE Agreements into shares of common stock and the change in the fair value of SAFE Agreements (defined in the notes to the consolidated financial statements), (ii) $3.0 million of expense in connection with the loss on issuance of a derivative liability and $0.3 million of income due to the change in the value of derivative liabilities, and (iii) income of $0.1 million of expense in connection with the change in the fair value of forward purchase agreements.

Other income (expense), net in the fiscal year ended December 31, 2023, includes the following related party transaction; $0.7 million of expense for bonus shares issued in connection with the Mergers; $0.4 million of forward purchase agreements entered into and $9.1 million of change in the fair value of the forward purchase agreements; and $30.7 million of expense for shares issued in connection with the forward purchase agreements.

(3)	Gain includes $12.5 million with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

The accompanying notes are an integral part of these consolidated financial statements.

COMPLETE SOLARIA, INC.

Consolidated Statements of Stockholders’ Deficit

(in thousands, except number of shares)

					Accumulated	Total
			Additional		Other	Stockholders’
	Common Stock		Paid-in-	Accumulated	Comprehensive	Equity
	Shares	Amount	Capital	Deficit	Income	(Deficit)
Balance as of January 1, 2023	19,932,429	$3	$190,624	$(85,373)	$27	$105,281
Conversion of 2022 Convertible Notes into common stock	5,460,075	2	40,950	-	-	40,952
Issuance of common stock upon the reverse capitalization, net of offering costs	13,458,293	2	4,586	-	-	4,588
Reclassification of prepaid PIPE	350,000	-	3,500	-	-	3,500
Reclassification of warrants between liabilities and equity	-	-	4,329	-	-	4,329
Reclassification of Legacy Complete Solaria Common stock into Complete Solaria Common Stock	-	(1)	2	-	-	1
Issuance of common stock in connection with forward purchase agreements	1,050,000	-	4,777	-	-	4,777
Issuance of common stock in connection with forward purchase agreements due to related party	4,508,488	1	30,712	-	-	30,713
Issuance of common stock bonus shares in connection with Mergers	463,976	-	2,394	-	-	2,394
Residual Mergers proceeds	-	-	161	-	-	161
Modification of Carlyle Warrant	-	-	(10,862)	-	-	(10,862)
Issuance of restricted stock units	98,097	-	52	-	-	52
Issuance of common stock warrants	-	-	(3,516)	-	-	(3,516)
Issuance of common stock to related party	3,676,470	-	5,000	-	-	5,000
Exercise of common stock options	67,533	-	57	-	-	57
Stock-based compensation	-	-	5,199	-	-	5,199
Foreign currency translation	-	-	-	-	116	116
Net loss	-	-	-	(269,555)	-	(269,555)
Balance as of December 31, 2023	49,065,361	$7	$277,965	$(354,928)	$143	$(76,813)
Exercise of common stock options	398,883	-	532	-	-	532
Vesting of restricted stock units	669,059	-	-	-	-	-
Stock-based compensation	-	-	3,067	-	-	3,067
Issuance of common stock warrants	-	-	1,400	-	-	1,400
Issuance of common stock warrants for services	-	-	9,179	-	-	9,179
Issuance of common stock upon conversion of SAFEs	13,888,889	6	6,244	-	-	6,250
Exercise of common stock warrants	5,343,616	1	-	-	-	1
Issuance of common stock for exchange of debt	1,500,000	-	2,220	-	-	2,220
Issuance of common stock	2,918,837	-	7,144	-	-	7,144
Modification of Warrant Agreement	-	-	7,306	-	-	7,306
Offering costs of reverse recapitalization	-	-	(1,396)	-	-	(1,396)
Net loss	-	-	-	(56,451)	-	(56,451)
Foreign currency translation adjustment	-	-	-	-	22	22
Balance as of December 29, 2024	73,784,645	$14	$313,661	$(411,379)	$165	$(97,539)

The accompanying notes are an integral part of these consolidated financial statements.

COMPLETE SOLARIA, INC.

Consolidated Statements of Cash Flows

(in thousands, except number of shares)

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Cash flows from operating activities from continuing operations
Net loss	$(56,451)	$(269,555)
Loss from discontinued operations, net of income taxes	(2,007)	(173,358)
Net loss from continuing operations, net of tax	(54,444)	(96,197)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Stock-based compensation expense	3,067	3,364
Non-cash interest expense (1)	1,757	4,882
Accretion of debt in CS Solis (2)	3,872	6,579
Non-cash lease expense	816	947
Gain on troubled debt restructuring (8)	(22,337)	-
Loss on CS Solis debt extinguishment	-	10,338
Depreciation and amortization	2,736	930
Amortization of debt issuance costs (11)	5,842	-
Other financing costs	450	-
Provision for credit losses	9,132	4,274
Change in reserve for excess and obsolete inventory	-	6,148
Change in fair value of SAFE Agreements with related party	(616)	-
Loss on conversion of SAFE Agreements to shares of common stock with related party	1,250	-
Loss on sale of equity securities	-	4,154
Loss on issuance of derivative liability (3)	24,688	-
Change in fair value of derivative liabilities (12)	(33,986)	-
Change in fair value of warrant liabilities	(2,921)	(29,310)
Issuance of forward purchase agreements (4)	-	(76)
Change in fair value of forward purchase agreement liabilities (5)	(337)	3,906
Loss on issuance of common stock in connection with forward purchase agreements (6)	-	35,490
Non-cash expense in connection with warrants issued for vendor services	9,179	-
Loss on asset impairments and disposals	3,827	-
Loss on issuance of common stock bonus shares in connection with the Mergers (7)	-	2,394
Issuance of restricted stock units in connection with vendor services	-	52
Changes in operating assets and liabilities:
Accounts receivable	3,306	(12,106)
Contract assets, current portion	(21,451)	-
Inventories	8,654	1,544
Prepaid expenses and other current assets	(170)	(4,197)
Other noncurrent assets	111	1,132
Accounts payable	(10,412)	2,292
Accrued expenses and other current liabilities	14,071	(3,313)
Operating lease liabilities	(849)	(598)
Warranty provision, noncurrent	21	255
Deferred revenue	82	(1,685)
Net cash used in operating activities from continuing operations	(54,662)	(58,802)
Net cash provided by operating activities from discontinued operations	-	190
Net cash used in operating activities	(54,662)	(58,612)
Cash flows from investing activities from continuing operations
Purchases of property and equipment	-	(35)
Capitalization of internal-use-software costs	(1,157)	(1,939)
Cash paid for acquisitions; net of cash acquired	(53,500)	-
Proceeds from the sale of equity securities	-	8,145
Net cash (used in) provided by investing activities	(54,657)	6,171
Cash flows from financing activities from continuing operations
Proceeds from issuance of notes payable, net of issuance cost		14,102
Principal repayment of notes payable	(300)	(9,803)
Proceeds from issuance of convertible notes, net of issuance cost	81,725	17,750
Proceeds from issuance of convertible notes to related parties	26,000	3,500
Proceeds from issuance of SAFE agreements	6,000	-
Proceeds from issuance of common stock	6,694	-
Proceeds from exercise of common stock options	532	57
Proceeds from Mergers and PIPE Financing	-	4,219
Proceeds from Mergers and PIPE Financing from related parties	-	15,600
Proceeds from common stock	-	5,000
Financing lease payments	(551)	-
Net cash provided by financing activities from continuing operations	120,100	50,425
Effect of exchange rate changes	22	116
Net increase (decrease) in cash, cash equivalents and restricted cash	10,803	(1,900)
Cash, cash equivalents, and restricted cash at beginning of period	6,416	8,316
Cash, cash equivalents, and restricted cash at end of period	$17,219	$6,416

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$77	$2,147
Cash paid during the year for income taxes	10	-
Supplemental schedule of noncash investing and financing activities:
Cancellation of existing indebtedness in Exchange Agreement (9)	$65,873	$-
Issuance of convertible notes in Exchange Agreement (10)	42,662	-
Issuance of common stock in Exchange Agreement	2,220	-
Conversion of SAFE Agreements to shares of common stock - related party	5,000	-
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	116	-
Offering costs	1,396	-
Warrants issued in debt issuance	860	-
Carlyle Warrant modification - related party	7,306	10,862
Conversion of 2022 Convertible notes into common stock	-	30,625
Issuance of common stock warrants	-	3,516
Conversion of 2022 Convertible Notes into common stock	-	21,561
Conversion of 2022 Convertible Notes issued to related parties into common stock	-	19,390
Conversion of preferred stock into common stock	-	155,630
Issuance of common stock in connection with forward purchase agreements (5)	-	35,490
Issuance of common stock bonus shares in connection with the Mergers (6)	-	2,394
Recapitalization of Legacy Complete Solaria Common stock into Complete Solaria Common Stock	-	1
Reclassification of investor deposit to PIPE funds	-	3,500
Reclassification of warrants between liabilities and equity	-	4,329

(1)	Non-cash interest expense to related parties of zero and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(2)	Identified as a related party transaction in the fiscal year ended December 29, 2024.

(3)	Includes $3.0 million loss on a derivative liability issued to the Massey Trust (as later defined in Note 15 - Borrowings and Derivative Liabilities) a related party.

(4)	Issuance of forward purchase agreements includes other income from related parties of zero and $0.4 million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(5)	Change in fair value of forward purchase agreement liabilities from related parties was income of $0.1 million and ($9.1) million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(6)	Issuance of common stock in connection with forward purchase agreements includes other expense from related parties of zero and ($30.7) million during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(7)	Issuance of common stock bonus shares to related parties in connection with the Mergers includes other expense of $0.7 million during the fiscal year ended December 31, 2023.

(8)	Gain includes $12.5 million with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(9)	Includes related party debt cancellation of $37.2 million.

(10)	Includes $23.7 million issuance of convertible notes with related parties.

(11)	Includes $1.6 million of amortization of debt issuance costs with related parties.

(12)	Includes $0.3 million gain in connection with the change in the fair value of derivative liabilities issued to the Massey Trust and Carlyle (as later defined in Note 15 - Borrowings and Derivative Liabilities) with related parties.

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

(1) Organization

(a) Description of Business

Complete Solaria, Inc. (the “Company” or “Complete Solaria”) is a residential solar installer that offers storage and home energy solutions to customers in North America. The Company is headquartered in Fremont, California.

Complete Solar, Inc. (“Complete Solar”) was incorporated in Delaware on February 22, 2010. Through February 2022, the Company operated as a single legal entity as Complete Solar, Inc. In February 2022, the Company implemented a holding company reorganization (the “Reorganization”) in which the Company created and incorporated Complete Solar Holding Corporation (“Complete Solar Holdings”). As a result of the Reorganization, Complete Solar Holdings became the successor entity to Complete Solar, Inc. Subsequently, Complete Solar Holdings changed its name to Complete Solaria, Inc.

In October 2022, the Company entered into a business combination agreement, as amended on December 26, 2022 and January 17, 2023 (“Original Business Combination Agreement”) and as amended on May 26, 2023 (“Amended and Restated Business Combination Agreement”), with Jupiter Merger Sub I Corp., a Delaware corporation and a wholly owned subsidiary of Freedom Acquisition I Corp. (“FACT”) (“First Merger Sub”), Jupiter Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of FACT (“Second Merger Sub”), Complete Solar Holding Corporation, a Delaware corporation, and The Solaria Corporation (“Solaria”), a Delaware corporation.

The transactions contemplated by the Amended and Restated Business Combination Agreement were consummated on July 18, 2023 (“Closing Date”). Following the consummation of the Merger on the Closing Date, FACT changed its name to “Complete Solaria, Inc.”

As part of the transactions contemplated by the Amended and Restated Business Combination Agreement, FACT affected a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the Delaware’s General Corporation Law (the “DGCL” or “Domestication”). On the Closing Date, following the Domestication, First Merger Sub merged with and into Complete Solaria, with Complete Solaria surviving such merger as a wholly owned subsidiary of FACT (the “First Merger”), and immediately following the First Merger, Complete Solaria merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of FACT (the “Second Merger”), and Second Merger Sub changed its name to CS, LLC, and immediately following the Second Merger, Solaria merged with and into a newly formed Delaware limited liability company and wholly-owned subsidiary of FACT and changed its name to The Solaria Corporation LLC (“Third Merger Sub”), with Third Merger Sub surviving as a wholly-owned subsidiary of FACT (the “Additional Merger”, and together with the First Merger and the Second Merger, the “Mergers”).

In connection with the closing of the Mergers:

●	Each share of the Company’s capital stock, inclusive of shares converted from 2022 Convertible Notes, issued and outstanding immediately prior to the Closing (“Legacy Complete Solaria Capital Stock”) were cancelled and exchanged into an aggregate of 25,494,332 shares of Complete Solaria Common Stock.

●	In July 2023, (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP (collectively, “Sandia”) (together, the “FPA Funding PIPE Investors”) entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) pursuant to which, the FPA Funding PIPE Investors subscribed for on the Closing Date, an aggregate of 6,300,000 shares of FACT Class A Ordinary Shares, less, in the case of Meteora, 1,161,512 FACT Class A Ordinary Shares purchased by Meteora separately from third parties through a broker in the open market (“Recycled Shares”) in connection with the Forward Purchase Agreements (“FPAs”). Subsequent to the Closing Date, Complete Solaria entered into an additional FPA Funding PIPE Subscription Agreement with Meteora, to subscribe for and purchase, and Complete Solaria agreed to issue and sell, an aggregate of 420,000 shares of Complete Solaria Common Stock. The Company issued shares of Complete Solaria Common Stock underlying the FPAs as of the latter of the closing of the Mergers or execution of the FPAs.

●	All certain investors (the “PIPE Investors”) purchased from the Company an aggregate of 1,570,000 shares of Complete Solaria Common Stock (the “PIPE Shares”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $15.7 million (the “PIPE Financing”), including $3.5 million that was funded prior to the Closing Date, pursuant to subscription agreements (the “Subscription Agreements”). At the time of the PIPE Financing, Complete Solaria issued an additional 60,000 shares to certain investors as an incentive to participate in the PIPE Financing.

●	On or around the Closing Date, pursuant to the New Money PIPE Subscription Agreements, certain investors affiliated with the New Money PIPE Subscription Agreements (“New Money PIPE Investors”) agreed to subscribe for and purchase, and Complete Solaria agreed to issue and sell to the New Money PIPE Investors an aggregate of 120,000 shares of Complete Solaria Common Stock for a purchase price of $5.00 per share, for aggregate gross proceeds of $0.6 million. Pursuant to its New Money PIPE Subscription Agreement, Complete Solaria issued an additional 60,000 shares of Complete Solaria Common Stock in consideration of certain services provided by it in the structuring of its FPA and the transactions described therein.

●	Subsequent to the Closing, Complete Solaria issued an additional 193,976 shares of Complete Solaria Common Stock to the sponsors for reimbursing sponsors’ transfer to certain counterparties and issued an additional 150,000 shares of Complete Solaria Common Stock to an FPA investor for services provided in connection with the Mergers.

●	In March 2023, holders of 23,256,504 of the originally issued 34,500,000 FACT Class A Ordinary shares exercised their rights to redeem those shares for cash, and immediately prior to the Closing there were 11,243,496 FACT Class A Ordinary Shares that remained outstanding. At the Closing, holders of 7,784,739 shares of Class A common stock of FACT exercised their rights to redeem those shares for cash, for an aggregate of approximately $82.2 million which was paid to such holders at Closing. The remaining FACT Class A Ordinary Share converted, on a one-for-one basis, into one share of Complete Solaria Common Stock.

●	Each issued and outstanding FACT Class B Ordinary Share converted, on a one-for-one basis, into one share of Complete Solaria Common Stock.

On August 18, 2023, the Company entered into a Non-Binding Letter of Intent to sell certain of Complete Solaria’s North American solar panel assets to Maxeon Solar Technologies, Ltd. (“Maxeon”).

On August 5, 2024, Complete Solaria entered into an Asset Purchase Agreement (the “APA”) among Complete Solaria, SunPower Corporation (“SunPower”) and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the Company’s purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors (“SunPower Acquisition”). The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in exchange for consideration of $54.5 million, net of $1.0 cash acquired. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” Refer to Note 4 - Business Combination for a further discussion of the allocation of consideration transferred.

(b) Divestiture

In October 2023, the Company completed the sale of its solar panel business to Maxeon (“Divestiture”), pursuant to the terms of the Asset Purchase Agreement (the “Disposal Agreement”). The Company determined that the Divestiture represented a strategic shift in the Company’s business and qualified as a discontinued operation. Under the terms of the Disposal Agreement, Maxeon agreed to acquire certain assets and employees of Complete Solaria, for an aggregate purchase price of approximately $11.0 million consisting of 1,100,000 shares of Maxeon ordinary shares. In connection with the divestiture the Company recognized a net loss from discontinued operations of $2.0 million and $173.4 million in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. The Company subsequently sold all of its Maxeon shares received in the Divestiture and recognized a loss upon sale of $4.2 million which is classified within continuing operations as Other income (expense), net within the Company’s consolidated statement of operations and comprehensive loss in the year ended December 31, 2023.

Accordingly, the results of operations and cash flows relating to Solaria were reflected as discontinued operations in the consolidated statements of operations and comprehensive loss and consolidated statements of cash flows for the fiscal years ended December 29, 2024 and December 31, 2023.

Components of amounts reflected in the consolidated statements of operations and comprehensive loss related to discontinued operations are presented in the table, as follows (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Revenues	$-	$29,048
Cost of revenues	-	30,609
Gross loss	-	(1,561)
Operating expenses:
Sales and marketing	-	6,855
General and administrative	2,007	17,472
Total operating expenses	2,007	24,327
Loss from discontinued operations	(2,007)	(25,888)
Other income, net	-	31
Loss from discontinued operations before income taxes	(2,007)	(25,857)
Income tax benefit	-	4
Loss from discontinued operations, net of tax	(2,007)	(25,853)
Impairment loss from discontinued operations	-	(147,505)
Net loss from discontinued operations	$(2,007)	$(173,358)

(c) Liquidity and Going Concern

Since inception, the Company has incurred recurring losses and negative cash flows from operations. The Company incurred a net loss of $56.5 million during the fiscal year ended December 29, 2024 and had an accumulated deficit of $411.4 million and current debt of $1.5 million as of December 29, 2024. The Company had cash and cash equivalents, excluding restricted cash, of $13.4 million as of December 29, 2024. The Company believes that its operating losses and negative operating cash flows will continue into the foreseeable future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to obtain additional funding. Historically, the Company’s activities have been financed through private placements of equity securities, debt and proceeds from the Merger. If the Company is not able to secure adequate additional funding when needed, the Company will need to reevaluate its operating plan and may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs or cease operations entirely. These actions could materially impact the Company’s business, results of operations and future prospects. While the Company has been able to raise multiple rounds of financing, there can be no assurance that in the event the Company requires additional financing, such financing will be available on terms that are favorable, or at all. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending would have a material adverse effect on the Company’s ability to achieve its intended business objectives.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

On March 10, 2025, the Company’s board of directors approved a change in the Company’s fiscal year end to have a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. This change is effective for the fiscal year ended December 29, 2024.

(b) Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, as well as related disclosure of contingent assets and liabilities. Significant estimates and assumptions made by management include, but are not limited to, the determination of:

●	Fair value of warrant liabilities;

●	Fair value of the forward purchase agreements

●	Fair value of Simple Agreements for Future Equity Agreements (“SAFEs”)

●	The reserve methodology for inventory obsolescence;

●	The reserve methodology for product warranty;

●	The reserve methodology for the allowance for credit losses;

●	Fair value of the derivative liabilities; and

●	The measurement of stock-based compensation.

To the extent that there are material differences between these estimates and actual results, the Company’s financial condition or operating results will be affected. The Company bases its estimates on past experience and other assumptions that the Company believes are reasonable under the circumstances, and the Company evaluates these estimates on an ongoing basis. The Company has assessed the impact and management is not aware of any specific events or circumstances that required an update to the Company’s estimates and assumptions or materially affected the carrying value of the Company’s assets or liabilities as of the date of issuance of this report. These estimates may change as new events occur and additional information is obtained.

(c) Concentration of Risks

The Company is exposed to credit losses in the event of nonperformance by the counterparties to its financial and derivative instruments. Financial and derivative instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, contract receivables and forward purchase agreement assets. The Company’s cash and cash equivalents are on deposit with major financial institutions. Such deposits may be in excess of insured limits. The Company believes that the financial institutions that hold the Company’s cash are financially sound, and accordingly, minimum credit risk exists with respect to these balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. As of December 29, 2024, no customer had an outstanding balance that represented more than 10% of the total accounts receivable balance. As of December 31, 2023, two customers had an outstanding balance that represented 38% and 16% of the total accounts receivable balance.

Concentration of Customers

The Company defines major customers as those customers who generate revenues that exceed 10% of the Company’s annual net revenues. For the fiscal years ended December 29, 2024 and December 31, 2023, three customers and one customer represented 36% and 55% of gross revenues, respectively, all from the Residential Solar Installation reportable segment.

Concentration of Suppliers

For the fiscal year ended December 29, 2024, the Company expanded its preferred supplier list, as such there was no concentration of suppliers. For the fiscal year ended December 31, 2023, one supplier represented 40% of the Company’s inventory purchases.

(d) Cash and Cash Equivalents

The Company considers all highly liquid securities that mature within three months or less from the original date of purchase to be cash equivalents. The Company maintains the majority of its cash balances with commercial banks in interest bearing accounts. Cash and cash equivalents include cash held in checking and savings accounts and money market accounts consisting of highly liquid securities with maturity dates of three months or less from the original date of purchase. As of December 29, 2024 and December 31, 2023, the Company had cash balances of $13.4 million and $2.6 million, respectively, in excess of federally insured limits.

(e) Restricted Cash

The Company classifies all cash for which usage is limited by contractual provisions as restricted cash. The restricted cash consists of deposits in money market accounts, which is used as cash collateral backing letters of credit related to customs duty authorities’ requirements. The Company has presented these balances under restricted cash, as a long-term asset, in the consolidated balance sheets. The Company reconciles cash, cash equivalents, and restricted cash reported in its consolidated balance sheets that aggregate to the beginning and ending balances shown in the Company’s consolidated statements of cash flows as follows (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Cash and cash equivalents	$13,378	$2,593
Restricted cash	3,841	3,823
Total cash, cash equivalents, and restricted cash	$17,219	$6,416

(f) Estimated Credit Losses

The Company recognizes an allowance for credit loss at the time a receivable is recorded based on the Company’s estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjusts this estimate over the life of the receivable as needed. The Company evaluates the aggregation and risk characteristics of a receivable pool and develops loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon that the Company is exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

The Company performs ongoing credit evaluations of its customers’ financial condition when deemed necessary. The Company maintains an allowance for credit losses based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. The Company believes that its concentration of credit risk is limited because of the large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification.

The following table summarizes the allowance for credit losses as follows (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Balance at beginning of period	$(9,846)	$(4,812)
Provision charged to earnings	(9,132)	(5,083)
Amounts written off, net of recoveries and other adjustments	17,277	49
Balance at end of period	$(1,701)	$(9,846)

The Company does not have any off-balance sheet credit exposure relating to its customers. In fiscal year 2024, the Company identified customer accounts receivable balances that were deemed to be uncollectible, which were reserved and written off.

(g) Contract Assets and Contract Liabilities

Contract assets consist of unbilled receivables which represent revenue that has been recognized in advance of billing the customer. Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract assets and contract liabilities balances as of the respective dates are as follows (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Contract assets	$26,066	$-
Contract liabilities current and noncurrent	10,921	3,478

During the fiscal year ended December 29, 2024, the increase in contract assets of $26.1 million was primarily driven by an increase in residential project sales that have met revenue recognition based on applicable milestones but have not been billed. The increase in contract assets and contract liabilities is primarily attributed to the SunPower Acquisition in fiscal year 2024.

The Company typically invoices its customers upon completion of set milestones, generally upon installation of the solar energy system with the remaining balance invoiced upon passing final building inspection. Standard payment terms to customers range from 30 to 60 days. When the Company receives payment, or when such payment is unconditionally due from a customer prior to delivering goods or services to the customer under the terms of a customer agreement, the Company records this deferred revenue as a contract liability. As installation projects are typically completed within 12-months, the Company’s contract liability is reflected within current liabilities in the accompanying consolidated balance sheets. The amount of revenue recognized during the years ended December 29, 2024, and December 31, 2023, that was included in contract liabilities at the beginning of each period was $3.5 million and $2.1 million, respectively.

(h) Inventories

Inventories consist of solar panels and the components of solar energy systems all of which is classified as finished goods within current assets at December 29, 2024 and December 31, 2023. Inventory is valued using the average cost method. The Company identifies inventory which is considered obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, component cost trends, demand forecasts, historical revenues, and assumptions about future demand and market conditions, and such inventory has been adjusted to its lower of cost or net realizable value.

(i) Revenue Recognition

Revenue is recognized for Residential Solar Installation and New Home Business when a customer obtains control of promised products and services and the Company has satisfied its performance obligations which is the date by which substantially all of its design and installation is complete for a fully functioning solar power system to interconnect to the local power grid.

Installation includes the design of a solar energy system, the delivery of the components of the solar energy system (i.e., photovoltaic system, inverter, battery storage, etc.), installation services and services facilitating the connection of the solar energy system to the power grid. The Company accounts for these services as inputs to a combined output, resulting in a single service-based performance obligation.

The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and services. To achieve this core principle, the Company applies the following five steps:

Step 1. Identification of the contract(s) with a customer;

Step 2. Identification of the performance obligations in the contracts(s);

Step 3. Determination of the transaction price;

Step 4. Allocation of the transaction price to the performance obligations;

Step 5. Recognition of the revenue when, or as, the Company satisfies a performance obligation.

Residential Solar Installation Revenues

The Company’s Residential Solar Installation segment sells products through a network of installing and non-installing dealers and resellers, as well as its internal sales team. The Company’s contracts with customers include three primary contract types:

●	Cash agreements - The Company contracts directly with homeowners who purchase the solar energy system and related services from the Company. Customers are invoiced on a billing schedule, where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Financing partner agreements - In its financing partner agreements, the Company contracts directly with homeowners for the purchase of the solar energy system and related services. The Company refers the homeowner to a financing partner to finance the system, and the homeowner makes payments directly to the financing partner. The Company receives consideration from the financing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

●	Power purchase agreements and lease agreements - The Company contracts directly with a leasing partner to perform the solar energy system installation, and the homeowner will finance the system through a power purchase agreement (or lease), which is signed with the Company’s leasing partner. The Company considers the leasing partner to be its customer, as the Company does not contract directly with the homeowner and the leasing partner takes ownership of the system upon the completion of installation. The Company receives consideration from the leasing partner on a billing schedule where the majority of the transaction price is due upon installation with an additional payment due when the system passes inspection by the authority having jurisdiction.

New Home Business Revenues

The Company’s New Homes Business sells through a network of home builders as well as its internal sales team. The Company’s contracts with customers include two primary contract types:

●	Cash agreements - The Company contracts directly with homebuilders who purchase the solar energy system from the Company and are the customers in the transaction. The Company’s customers are invoiced upon the completion of installation.

●	Lease agreements - Prior to the SunPower Corporation’s declaration of bankruptcy, certain homeowners had intended to lease a system from the SunPower Corporation, but were unable to consummate the transaction (as a result of SunPower’s declaration of bankruptcy). The in-process system inventory (installed on recently constructed homes) was acquired by the Company in connection with the SunPower Acquisition. The Company contracted directly with a leasing partner to facilitate the leasing of the system to the impacted homeowners. The Company considers the leasing partner to be its customer. Under the terms of the Company’s arrangement with the leasing partner, control is not transferred to the customer until the completed system is accepted by the customer. The Company receives consideration from the leasing partner following the acceptance of the system.

The Company’s performance obligation for both reportable segments is to design and install a fully functioning solar energy system. For all contract types (with the exception of New Homes Business Lease agreements), the Company recognizes revenue over time. The Company’s over-time revenue recognition begins when the solar power system is fully installed (as it is at this point that control of the asset begins to be transferred to the customer and the customer retains the significant risks and rewards of ownership of the solar power system). The Company recognizes revenue using the input method based on direct costs to install the system and defers the costs of installation until such time that control of the asset transfers to the customer (installation). For New Homes Business Lease agreements, the Company considers the performance obligation to be satisfied at a point in time upon acceptance of the system by the customer.

Revenue is generally recognized at the transaction price contained within the agreement, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. The Company’s arrangements may contain clauses that can either increase or decrease the transaction price. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probably that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

The Company records deferred revenue for amounts invoiced that are received in advance of the provisioning of services. In certain contracts with customers, the Company arranges for a third-party financing partner to provide financing to the customer. The Company collects upfront from the financing partner and the customer will provide installment payments to the financing partner. The Company records revenue in the amount received from the financing partner, net of any financing fees charged to the homeowner, which the Company considers to be a customer incentive. None of the Company’s contracts contain a significant financing component.

Costs to obtain and fulfill contracts

The Company’s costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales commission and cost of revenue, respectively. In addition, incentives the Company provides to its customers, such as discounts and rebates, are recorded net to the revenue the Company has recognized on the solar power system.

Warranties

The Company typically provides a 10-year warranty on its solar energy system installations, which provides assurance over the workmanship in performing the installation, including roof leaks caused by the Company’s performance. For solar panel sales recognized prior to the Divestiture, the Company provides a 30-year warranty that the products will be free from defects in material and workmanship. The Company retained its warranty obligations associated with panel sales prior to the Divestiture.

When the revenues are recognized for the solar energy systems installations services, the Company accrues liabilities for the estimated future costs of meeting its warranty obligations. The Company makes and revises these estimates based primarily on the volume of new sales that contain warranties, historical experience with and projections of warranty claims, and estimated solar energy system and panel replacement costs. The Company records a provision for estimated warranty expenses in cost of revenues within the accompanying consolidated statements of operations and comprehensive loss. Warranty costs primarily consist of replacement materials and equipment and labor costs for service personnel.

Disaggregation of revenue

Refer to the table below for the Company’s revenue recognized (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Residential Solar Installations
Revenue recognized over time	$67,460	$84,858
Revenue recognized at a point in time	-	2,758
Total Residential Solar Installations	67,460	87,616

New Homes Business
Revenue recognized over time	32,205	-
Revenue recognized at a point in time	9,077	-
Total New Homes Business	41,282	-
Total revenue	$108,742	$87,616

For the fiscal years ended December 29, 2024, and December 31, 2023, all revenue recognized was generated in the U.S.

Remaining performance obligations

The Company elected the practical expedient not to disclose the remaining performance obligations for contracts that are less than one year in length. As of December 29, 2024, the Company has deferred $0.9 million associated with a long-term service contract, which will be recognized evenly through 2028. The Company had deferred $1.2 million associated with a long-term service contract as of December 31, 2023.

Incremental costs of obtaining customer contracts

Incremental costs of obtaining customer contracts consist of sales commissions, which are costs paid to third-party vendors who source residential customer contracts for the sale of solar energy systems by the Company. The Company defers sales commissions and recognizes expenses in accordance with the timing of the related revenue recognition. Amortization of deferred commissions is recorded as sales commissions in the accompanying consolidated statements of operations and comprehensive loss. As of December 29, 2024 and December 31, 2023, deferred commissions were zero and $4.2 million, respectively, and classified within prepaid expenses and other current assets in the accompanying consolidated balance sheets.

(j) Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the current period. Repair and maintenance costs are expensed as incurred. Depreciation and amortization are calculated using the straight-line method over the following estimated useful lives of the assets:

Useful Lives
Manufacturing equipment	1 - 3 years
Internal-use software	3 - 5 years
Furniture & equipment	3 - 5 years
Leasehold improvements	Shorter of 3 to 5 years of the asset or the term of the lease.

(k) Internal-Use Software

The Company capitalizes costs to develop its internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be utilized as intended. These costs include personnel and related employee benefits and expenses for employees who are directly associated with and who devote time to software projects, and external direct costs of materials and services consumed in developing or obtaining software. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to provide additional material functionality are capitalized and amortized over the estimated useful life of the related upgrade. During the fiscal years ended December 29, 2024 and December 31, 2023, the Company capitalized $1.2 million and $1.9 million, respectively, of internal-use software development costs. The remaining unamortized balance as of December 29, 2024 and December 31, 2023, of $0.2 million and $3.8 million, respectively, is included in property and equipment, net within the accompanying consolidated balance sheets.

(l) Cost of Revenues

Cost of revenues is comprised primarily of cost of material, internal labor costs, third-party subcontractors, design services, engineering personnel and employee-related expenses associated with permitting services, associated warranty costs, freight and delivery costs, depreciation, and amortization of internally developed software. Cost of revenues from these services is recognized when the Company transfers control of the product to the customer, which is generally upon installation.

(m) Advertising and Promotional Expenses

Advertising and promotional costs are expensed as incurred and included in sales and marketing expense in the accompanying consolidated statements of operations and comprehensive loss. Advertising costs were not material for the fiscal years ended December 29, 2024 and December 31, 2023.

(n) Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company recognizes accrued interest and penalties, if any, related to unrecognized tax benefits in its income tax provision.

(o) Goodwill

The Company tests goodwill at the reporting unit level for impairment annually on the first day of the fourth quarter, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company may elect to perform a qualitative assessment that considers economic, industry and company-specific factors. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company proceeds to a quantitative test. Quantitative testing requires a comparison of the fair value of each reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, goodwill impairment is measured as the amount by which the reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill.

(p) Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss), net. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from the consolidation of its foreign entities and is reported net of their related tax effects.

(q) Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, ROU assets, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, and quoted market values, as considered necessary.

The Company recognized an impairment loss in the fiscal year ended December 29, 2024 as disclosed in Note 9 - Property and equipment, net. There were no impairment charges recorded in continuing operations for the fiscal year ended December 31, 2023.

(r) Intangible Assets, Net

Intangible assets are recorded at cost, less accumulated amortization. Amortization is recorded using the straight-line method. All intangible assets that have been determined to have definite lives are amortized over their estimated useful life as indicated below:

Useful Lives
Trademarks	10 years
Developed technology	3 years

(s) Stock-Based Compensation

The Company recognizes stock-based compensation expense over the requisite service period on a straight- line basis for all stock-based payments that are expected to vest to employees, non-employees and directors, including grants of employee stock options and other stock-based awards. Equity-classified awards issued to employees, non-employees such as consultants and non-employee directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. For accounting purposes, the Company estimates grant-date fair value of stock options using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock as of the grant date, the expected term of the option, the expected volatility of the price of the Company’s common stock and expected dividend yield.

(t) Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Financial assets and liabilities held by the Company measured at fair value every reporting period as of December 29, 2024 and December 31, 2023 include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, the warrant liabilities, FPAs, and derivative liabilities associated with the Company’s debt.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short-term nature (classified as Level 1).

The warrant liabilities, derivative liabilities and FPAs are measured at fair value using Level 3 inputs. The Company records subsequent adjustments to reflect the increase or decrease in estimated fair value at each reporting date within Other income (expense), net in its consolidated statements of operations and comprehensive loss.

(u) Net Loss Per Share

The Company computes net loss per share following ASC 260, Earnings Per Share. Basic net loss per share is measured as the loss attributable to common stockholders divided by the weighted average common shares outstanding during periods with undistributed losses. Diluted net loss per share of common stock is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method and if-converted method, as applicable. Securities that potentially have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the diluted loss per share calculation.

(v) Leases

The Company accounts for its leases following ASC 842, Leases. The Company determines if a contract is a lease or contains a lease at the inception of the contract and reassesses that conclusion if the contract is modified. The Company’s lease agreements generally contain lease and non-lease components. Payments under lease arrangements are primarily fixed. The Company combines lease and non-lease components and accounts for them together as a single lease component. All leases are assessed for classification as an operating lease or a finance lease. Each of operating lease right-of-use (“ROU”) assets and financed lease assets are presented separately on the Company’s consolidated balance sheets. Operating lease liabilities and finance lease obligations are separated into their respective current portion and non-current portions and are presented separately on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized on the date in which the lessor makes the underlying asset available for use, based upon the present value of the lease payments over the respective lease term. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

The Company generally uses its incremental borrowing rate to discount the lease payments to present value. The estimated incremental borrowing rate is derived from information available at the lease commencement date. The Company’s lease terms include periods under options to extend or terminate the lease. Options to renew or extend leases beyond their initial term have been excluded from measurement of the ROU assets and lease liabilities as exercise of such options is not reasonably certain. The Company generally uses the base, non-cancellable, lease term when determining the lease assets and liabilities. The Company records a right-of-use asset which is calculated based on the amount of the lease liability, adjusted for any advance lease payments made, lease incentives received, and initial direct costs incurred. Right-of-use assets are subject to evaluation for impairment or disposal on a basis consistent with other long-lived assets.

The Company has elected, for all classes of underlying assets, not to recognize ROU assets and lease liabilities for leases with an initial term of twelve months or less. Lease cost for short-term leases is recognized on a straight-line basis over the lease term.

(w) Warrant Liabilities

The Company accounts for its warrant liabilities in accordance with the guidance in ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity, under which the warrants that do not meet the criteria for equity classification and must be recorded as liabilities. The warrant liabilities are measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, Fair Value Measurement, with any subsequent changes in fair value recognized in Other income (expense), net on the consolidated statements of operations and comprehensive loss. Refer to Note 5 - Fair Value Measurements and Note 14 - Warrants.

(x) Forward Purchase Agreements

The Company accounts for its FPAs in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity, as the agreements embody an obligation to transfer assets to settle a forward contract. The FPAs are measured at fair value at inception and at each reporting date in accordance with the guidance in ASC 820, Fair Value Measurement, with any subsequent changes in fair value recognized in Other income (expense), net on the consolidated statements of operations and comprehensive loss. Refer to Note 5 - Fair Value Measurements and Note 6 - Forward Purchase Agreements.

(y) Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The ASU expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective adoption. The Company adopted ASU 2023-07 in its fourth quarter of 2024 using a retrospective transition method. See Note 22 - Segment Information - for the Company’s disclosures reflecting the adoption.

(z) Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact upon the Company’s disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Topic 220) Reporting Comprehensive Income - Expense Disaggregation Disclosure. The objective of ASU 2024-03 is to disclose disaggregated information about certain income statement expense line items. ASU 2024-03 is effective for public companies starting in annual periods beginning after December 15, 2026. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

(3) Reverse Recapitalization

As discussed in Note 1 - Organization, on July 18, 2023, the Company consummated the Mergers pursuant to the Amended and Restated Business Combination Agreement. The Mergers was accounted for as a reverse recapitalization, rather than a business combination, for financial accounting and reporting purposes. Accordingly, Complete Solaria was deemed the accounting acquirer (and legal acquiree) and FACT was treated as the accounting acquiree (and legal acquirer). Complete Solaria was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Complete Solaria’s pre-combination stockholders have the majority of the voting power in the post- merged company;

●	Legacy Complete Solaria’s stockholders have the ability to appoint a majority of the Complete Solaria Board of Directors;

●	Legacy Complete Solaria’s management team is considered the management team of the post-merged company;

●	Legacy Complete Solaria’s prior operations are comprised of the ongoing operations of the post-merged company;

●	Complete Solaria is the larger entity based on historical revenues and business operations; and

●	the post-merged company has assumed Complete Solaria’s operating name.

Under this method of accounting, the reverse recapitalization was treated as the equivalent of Complete Solaria issuing stock for the net assets of FACT, accompanied by a recapitalization. The net assets of FACT were stated at historical cost, with no goodwill or other intangible assets recorded. The consolidated assets, liabilities, and results of operations prior to the Mergers are those of Legacy Complete Solaria. All periods prior to the Mergers have been retrospectively adjusted in accordance with the Amended and Restated Business Combination Agreement for the equivalent number of preferred or common shares outstanding immediately after the Mergers to effect the reverse recapitalization.

Upon the closing of the Mergers and the PIPE Financing in July 2023, the Company received net cash proceeds of $19.7 million. The following table reconciles the elements of the Mergers to the audited consolidated statements of cash flows and the audited consolidated statements of stockholders’ deficit for the year-ended December 31, 2023 (in thousands):

Recapitalization
Cash proceeds from FACT, net of redemptions	$36,539
Cash proceeds from PIPE Financing	12,800
Less: cash payment of FACT transaction costs and underwriting fees	(10,680)
Less: cash payment to FPA investors for rebates and recycled shares	(17,831)
Less: cash payment for Promissory Note	(1,170)
Net cash proceeds upon the closing of the Mergers and PIPE financing	19,658
Less: non-cash net liabilities assumed from FACT	(10,135)
Net contributions from the Mergers and PIPE financing upon closing	$9,523

Immediately upon closing of the Mergers, the Company had 45,290,553 shares issued and outstanding of Class A Common Stock. The following table presents the number of shares of Complete Solaria Common Stock outstanding immediately following the consummation of the Mergers:

Recapitalization
FACT Class A Ordinary Shares, outstanding prior to Mergers	34,500,000
FACT Class B Ordinary Shares, outstanding prior to Mergers	8,625,000
Bonus shares issued to sponsor	193,976
Bonus shares issued to PIPE investors	120,000
Bonus shares issued to FPA investors	150,000
Shares issued from PIPE financing	1,690,000
Shares issued from FPA agreements, net of recycled shares	5,558,488
Less: redemption of FACT Class A Ordinary Shares	(31,041,243)
Total shares from the Mergers and PIPE Financing	19,796,221
Legacy Complete Solaria shares	20,034,257
2022 Convertible Note Shares	5,460,075
Shares of Complete Solaria Common stock immediately after Mergers	45,290,553

In connection with the Mergers, the Company incurred direct and incremental costs of approximately $16.4 million related to legal, accounting, and other professional fees, which were offset against the Company’s additional paid-in capital. Of the $16.4 million, $5.8 million was incurred by Legacy Complete Solaria and $10.6 million was incurred by FACT. As of December 31, 2023, the Company made cash payments totaling $5.4 million to settle transaction costs. As a result of the Closing, the outstanding 2022 Convertible Notes were converted into shares of Complete Solaria Common Stock.

(4) Business Combination

SunPower Acquisition

On September 30, 2024, the Company completed the acquisition of certain assets and assumption of certain liabilities of SunPower for an aggregate cash consideration paid of $54.5 million, net of $1.0 million of cash acquired. SunPower Corporation is a solar technology and energy services provider that offers fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions. The financial results of the SunPower Acquisition have been included in the Company’s consolidated financial statements since the date of Acquisition. This transaction was accounted for as a business combination in accordance with ASC 805, Business Combinations.

Transaction costs incurred in connection with the close of the acquisition totaled $7.2 million and were expensed by the Company and are included in general and administrative expenses within the consolidated statements of operations and comprehensive loss for the fiscal year ended December 29, 2024.

The fair values of assets acquired and liabilities assumed were based upon a preliminary valuation, and the Company’s estimates and assumptions are subject to change within the measurement period. Due to the complexities of acquiring assets out of bankruptcy the purchase price accounting remains open for certain assets acquired and liabilities assumed. The primary areas that remain preliminary relate to the cash consideration for the transaction for balances remaining in escrow, fair value of intangible assets and goodwill. The following table summarizes the provisional fair value of identifiable assets acquired and liabilities assumed (in thousands):

Net assets acquired:
Cash	$1,000
Accounts receivable	11,999
Contract assets	4,615
Inventories	27,706
Prepaid expenses and other current assets	2,219
Property and equipment	5,867
Operating lease right-of-use assets	2,506
Other noncurrent assets	541
Intangibles	18,100
Deferred revenue	(7,361)
Accounts payable	(5,270)
Accrued expenses and other current liabilities	(13,955)
Operating lease liabilities	(2,963)
Other long-term liabilities	(8,980)
Fair value of net assets acquired	36,024
Consideration transferred	$54,500
Goodwill recognized	$18,476

Goodwill represents the excess of the preliminary estimated consideration transferred over the fair value of the net tangible and intangible assets acquired that is associated with the excess cash flows that the acquisition is expected to generate in the future and has been allocated to the Company’s Residential Solar Installation and New Homes Business reporting units. The goodwill is tax deductible.

The income approach, using the relief from royalty method, was used to value the trademarks, and the cost approach was used for developed technology. Significant assumptions included in the valuation of trademarks include projected revenues, the selected royalty rate, discount rate, and the economic life of the underlying asset. Significant assumptions included in the valuation of the acquired technology include the estimated costs to reconstruct the asset (inclusive of a third-party profit margin) as well as the value of the opportunity cost of foregone returns over the period that the Company has estimated to recreate the asset.

Contract assets and liabilities were measured at fair value using the cost approach which approximates the carrying value at date of acquisition.

The SunPower Acquisition contributed $83.8 million and $6.5 million in revenue and income before income taxes, respectively for the period from the acquisition date to fiscal year ended December 29, 2024.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information represents the consolidated financial statements of the Company for the periods presented, as if the acquisition occurred on January 1, 2023.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition. The pro forma results do not necessarily reflect the actual results of operations of the combined business (in thousands).

	Unaudited
	Fiscal Year Ended
	December 29,	December 31,
	2024	2023

Pro forma revenue	$381,860	$697,651
Pro forma net loss from continuing operations	(283,122)	(320,589)

(5) Fair Value Measurements

The following table sets forth the Company’s financial assets and liabilities that were measured at fair value, on a recurring basis (in thousands):

	As of December 29, 2024
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,841	$-	$-	$3,841
Total	$3,841	$-	$-	$3,841
Financial Liabilities
July 2024 derivative liability (1)	$-	$-	$34,690	$34,690
September 2024 derivative liability (1)	-	-	62,432	62,432
Forward purchase agreements (2)	-	-	3,494	3,494
Public warrants	-	-	862	862
Private placement warrants	-	-	627	627
Working capital warrants	-	-	72	72
SAFE Agreement with related party	-	-	384	384
Total	$-	$-	$102,561	$102,561

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Financial Assets
Restricted cash	$3,823	$-	$-	$3,823
Total	$3,823	$-	$-	$3,823
Financial Liabilities
Carlyle Warrants	$-	$-	$9,515	$9,515
Public warrants	167	-	-	167
Private placement warrants	-	122	-	122
Working capital warrants	-	13	-	13
Replacement warrants	-	-	1,310	1,310
Forward purchase agreements (1)	-	-	3,831	3,831
Total	$167	$135	$14,656	$14,958

(1)	A portion of these balances are with related parties. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(2)	A portion of these balances are with related parties. Refer to Note 6 - Forward Purchase Agreements for details.

Subsequent to issuance, changes in the fair value of liability classified warrants, forward purchase agreements and SAFEs are recorded within other income (expense), net in the Company’s consolidated statements of operations and comprehensive loss.

Derivative liabilities

The Company issued derivative liabilities in conjunction with the issuance of certain convertible notes in July 2024 and September 2024 (refer to Note 15 - Borrowings and Derivative Liabilities). The Company valued the derivative liabilities as of their issuance date and as of December 29, 2024 using a binomial lattice model, which includes level 3 unobservable inputs. The key inputs used were dividend yield, the Company’s common stock price, volatility, risk-free rate and the expected term of the derivative liabilities. The derivative liability valuation included the following inputs as of December 29, 2024:

	September Notes	July Notes
Coupon rate	7.0%	12.0%
Conversion rate	467.84	595.24
Conversion price	$2.14	$1.68
Common stock price	$1.81	$1.81
Dividend Yield	0.0%	0.0%

Carlyle Warrants

As part of the Company’s amended and restated warrant agreement with CRSEF Solis Holdings, LLC and its affiliates (“Carlyle”), the Company issued Carlyle a warrant to purchase shares of Complete Solaria Common Stock at a price per share of $0.01. Refer to Note 14 - Warrants for further details. In connection with an exchange of debt effective July 1, 2024, as discussed in Note 15 - Borrowings and Derivative Liabilities, the number of shares expected to be issued in connection with the Carlyle Warrant became fixed and the Carlyle Warrant was reclassified from liability to equity. Accordingly, the Carlyle Warrant is not subject to a fair value measurement as of December 29, 2024.

The Company valued the Carlyle Warrants as of December 31, 2023, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 31,
2023
Expected term	7.0 years
Expected volatility	77%
Risk-free interest rate	3.92%
Expected dividend yield	0.00%

Public Warrants

The public warrants are measured at fair value on a recurring basis. The public warrants were valued based on the closing price of the publicly traded instrument.

Private Placement and Working Capital Warrants

The private placement and working capital warrants are measured at fair value. The Company valued the private placement and working capital warrants, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 29,
2024
Expected term	3.56 years
Expected volatility	68.1%
Risk-free interest rate	4.39%
Expected dividend yield	0.00%

As of December 31, 2023, the private placement and working capital warrants were valued using observable inputs for similar publicly traded instruments.

Forward Purchase Agreement Liabilities

FPAs are measured at fair value on a recurring basis using a Monte Carlo simulation analysis. The expected volatility is determined based on the historical equity volatility of comparable companies over a period that matches the simulation period, which included the following inputs:

	As of
	December 29,	December 31,
	2024	2023
VWAP	$1.78	$1.66
Simulation period	0.55 years	1.55 years
Risk-free rate	4.28%	4.48%
Volatility	117%	95%

SAFE Agreement

The SAFE Agreement was valued based on a conversion probability of 50% based on historical SAFE agreements and a 50% discount rate at the time of conversion as of December 29, 2024.

Replacement Warrants

There were no replacement warrants as of December 29, 2024. The Company valued the Replacement Warrants as of December 31, 2023, based on a Black-Scholes Option Pricing Method, which included the following inputs:

As of December 31,
2023
Expected term	0.3 years
Expected volatility	78.5%
Risk-free interest rate	5.4%
Expected dividend yield	0%

The following table sets forth the Company’s financial liabilities that were not measured at fair value, on a non-recurring basis (in thousands):

	As of December 29, 2024
		Fair value
	Carrying value	Estimated fair value	Level 1	Level 2	Level 3	Total
Financial Liabilities
July 2024 Notes	$17,965	$21,390	$-	$-	$21,390	$21,390
July 2024 Notes - related parties	24,632	33,323	-	-	33,323	33,323
September 2024 Notes	5,636	77,245	-	-	77,245	77,245
September 2024 Notes - related parties	476	8,583	-	-	8,583	8,583
Total	$48,709	$140,541	$-	$-	$140,541	$140,541

As of December 29, 2024, the July 2024 Notes and the September 2024 Notes were fair valued using a binomial lattice model, which includes Level 3, unobservable inputs. The key inputs used are consistent with those used to fair value the derivative liabilities as discussed under Derivative liabilities above.

(6) Forward Purchase Agreements

In July 2023, FACT and Legacy Complete Solaria, Inc. entered into FPAs with each of (i) Meteora; (ii) Polar, and (iii) Sandia (each individually, a “Seller”, and together, the “FPA Sellers”). In connection with the FPAs, the Company recognized other expense of $30.7 million in the fiscal year ended December 31, 2023 in connection with the issuance of 5,670,000 shares of the Company’s common stock to the related party FPA Sellers.

Pursuant to the terms of the FPAs, the FPA Sellers may purchase through a broker in the open market, from holders of shares other than the Company or affiliates thereof, FACT’s ordinary shares, par value of $0.0001 per share, (the “Shares”). While the FPA Sellers have no obligation to purchase any Shares under the FPAs, the aggregate total Shares that may be purchased under the FPAs shall be no more than 6,720,000 in aggregate. The FPA Sellers may not beneficially own greater than 9.9% of issued and outstanding Shares following the Mergers as per the Amended and Restated Business Combination Agreement.

The key terms of the forward contracts are as follows:

●	The FPA Sellers can terminate the transaction following the Optional Early Termination (“OET”) Date which shall specify the quantity by which the number of shares is to be reduced (such quantity, the “Terminated Shares”). Seller shall terminate the transaction in respect of any shares sold on or prior to the maturity date. The counterparty is entitled to an amount from the Seller equal to the number of terminated shares multiplied by a reset price. The reset price is initially $10.56 (the “Initial Price”) and is subject to a $5.00 floor.

●	The FPA contains multiple settlement outcomes. Per the terms of the agreements, the FPAs will (1) settle in cash in the event the Company is due cash upon settlement from the FPA Sellers or (2) settle in either cash or shares, at the discretion of the Company, should the settlement amount adjustment exceed the settlement amount. Should the Company elect to settle via shares, the equity will be issued in Complete Solaria Common Stock, with a per share price based on the volume-weighted average price (“VWAP”) Price over 15 scheduled trading days. The magnitude of the settlement is based on the Settlement Amount, an amount equal to the product of: (1) Number of shares issued to the FPA Seller pursuant to the FPA, less the number of Terminated Shares multiplied by (2) the VWAP Price over the valuation period. The Settlement amount will be reduced by the Settlement Adjustment, an amount equal to the product of (1) Number of shares in the Pricing Date Notice, less the number of Terminated Shares multiplied by $2.00.

●	The Settlement occurs as of the Valuation Date, which is the earlier to occur of (a) the date that is two years after the date of the Closing Date of the Mergers (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of certain triggering events; and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period (the “Measurement Period”) that occurs at least 6 months after the Closing Date, the VWAP Price is less than the then applicable Reset Price.

The Company entered into four separate FPAs, three of which, associated with the obligation to issue 6,300,000 Shares, were entered into prior to the closing of the Mergers. Upon signing the FPAs, the Company incurred an obligation to issue a fixed number of shares to the FPA Sellers contingent upon the closing of the Mergers in addition to the terms and conditions associated with the settlement of the FPAs. The Company accounted for the contingent obligation to issue shares in accordance with ASC 815, Derivatives and Hedging, and recorded a liability and other income (expense), net based on the fair value of the obligation upon the signing of the FPAs. The liability was extinguished in July 2023 upon the issuance of Complete Solaria Common Stock to the FPA sellers.

Additionally, in accordance with ASC 480, Distinguishing Liabilities from Equity, the Company determined that the forward contract is a financial instrument other than a share that represents or is indexed to obligations to repurchase the issuer’s equity shares by transferring assets, referred to herein as the “forward purchase liability” on its consolidated balance sheets. The Company initially measured the forward purchase liability at fair value and has subsequently remeasured it at fair value with changes in fair value recognized in earnings.

As of the closing of the Mergers and issuance of the Complete Solaria Common Stock underlying the FPAs, the fair value of the prepaid FPAs was an asset balance of $0.1 million and was recorded on the Company’s consolidated balance sheets and within Other income (expense), net on the consolidated statements of operations and comprehensive loss.

On December 18, 2023, the Company and the FPA Sellers entered into separate amendments to the FPA (the “Amendments”). The Amendments lowered the reset floor price of each FPA from $5.00 to $3.00 and allow the Company to raise up to $10.0 million of equity from existing stockholders without triggering certain anti-dilution provisions contained in the FPA; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7 and 8, 2024, respectively, the Company entered into and executed separate amendments to the FPAs (collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lowered the reset price of each FPA from $3.00 to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share”. The Sandia Second Amendment is not effective until the Company executes similar amendments with both Polar and Meteora.

On June 14, 2024, the Company entered into and executed an amendment to the FPA with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment set the reset price of each FPA to $1.00 per share and amended the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.”

On July 17, 2024, the Company entered into an amendment to the FPA with Polar pursuant to which the Company and Polar agreed that Section 2 (Most Favored Nation) of the FPA is applicable to all 2,450,000 shares subject to the FPA.

Through the date of issuance of the Complete Solaria Common Stock in satisfaction of the Company’s obligation to issue shares around the closing of the Mergers, the Company recorded $35.5 million to Other expense, in the fiscal year ended December 31, 2023, net associated with the issuance of 6,720,000 shares of Complete Solaria Common Stock in association with the FPAs.

The FPA liability balance was $3.5 million and $3.8 million, as of December 29, 2024 and December 31, 2023, respectively. The Company concluded that $1.3 million and $3.2 million of the FPA liability was with related parties as of December 29, 2024 and December 31, 2023, respectively. The change in the fair value of the forward purchase liabilities amounted to income of $0.3 million and expense of $3.9 million for the fiscal years ended December 29, 2024 and December 31, 2023, respectively. The change in the fair value of the FPA liability with related parties was income of $0.1 million and expense of $8.7 million ($9.1 million of expense upon issuance, net of $0.4 million of income) in the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

(7) Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Inventory deposits	$3,407	$616
Deferred costs	3,759	-
Prepaid sales commissions	-	4,185
Other	1,040	1,016
Total prepaid expenses and other current assets	$8,206	$5,817

(8) Goodwill and Other Intangible Assets

On September 30, 2024, the Company completed the SunPower Acquisition. Goodwill presented on the Company’s consolidated financial statements represents Goodwill recognized from the SunPower Acquisition. The goodwill recognized was assigned to the Residential Solar Installation and New Homes Business reportable segments as $18.3 million and $0.2 million, respectively. The Company performed a qualitative assessment of goodwill and determined that at the acquisition date and the date at which the Company performed an impairment analysis, there were no relevant events or circumstances that would result in the reportable segment being less than its carrying amount. The Company concluded that as of December 29, 2024, there is no impairment.

Other Intangible Assets

The following table represents our other intangible assets with finite useful lives as of December 29, 2024 (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Trademark - Blue Raven Solar	$8,400	$(210)	$8,190
Trademark - SunPower	5,200	(130)	5,070
Developed technology	4,500	(375)	4,125
Total	$18,100	$(715)	$17,385

Aggregate amortization expense for intangible assets was $0.7 million and zero for the fiscal years ended December 29, 2024, and December 31, 2023, respectively. Amortization expense is recognized in general and administrative expenses in the consolidated statement of operations. No impairment loss was recorded for intangible assets for the fiscal year 2024. The weighted average remaining life of these intangible assets is 8.1 years as of December 29, 2024.

The estimated amortization expense related to intangible assets with finite useful lives is as follows (in thousands):

Fiscal Year	Estimated Amortization Expense
2025	$2,860
2026	2,860
2027	2,485
2028	1,360
2029	1,360
Thereafter	6,460
Total	$17,385

(9) Property and Equipment, Net

Property and equipment, net consist of the following (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Internal-use software	$420	$6,993
Manufacturing equipment	73	131
Furniture and equipment	724	96
Vehicles	5,174	-
Leasehold improvements	18	708
Total property and equipment	6,409	7,928
Less: accumulated depreciation and amortization	(916)	(3,611)
Total property and equipment, net	$5,493	$4,317

Depreciation and amortization expense on totaled $2.0 million and $0.9 million for the fiscal years ended December 29, 2024 and December 31, 2023. Finance leases are included within vehicles and makes up $3.9 million of the total balance as of fiscal year ended December 29, 2024.

The Company recognized a total of $3.8 million on impairment and loss on disposal of property and equipment for the fiscal year ended December 29, 2024 consisting primarily of $3.4 million relating to its proprietary HelioTrackTM software system. The Company impaired the value of its HelioTrackTM software as this software has no future use following the completion of the migration to software acquired in the SunPower Acquisition. There were no impairment charges on tangible assets recognized for the fiscal year ended December 31, 2023.

(10) Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Accrued compensation and benefits	$6,619	$3,969
Professional fees	8,028	-
Installation costs	6,177	-
Term loan and revolving loan amendment final payment fees	-	2,400
Accrued legal settlements	7,700	7,700
Accrued taxes	769	931
Accrued rebates and credits	7,641	677
Operating lease liabilities, current	1,412	607
Finance lease liabilities, current	2,053	-
Accrued warranty, current	2,531	1,433
Deferred financing fees	4,674	-
Accrued interest	1,982	-
Accrued interest due to related parties	2,541	-
Other accrued liabilities	3,954	10,153
Total accrued expenses and other current liabilities	$56,081	$27,870

(11) Employee Benefit Plan

The Company sponsors a 401(k) defined contribution and profit-sharing plan (“401(k) Plan”) for its eligible employees. This 401(k) Plan provides for tax-deferred salary deductions for all eligible employees. Employee contributions are voluntary. Employees may contribute the maximum amount allowed by law, as limited by the annual maximum amount as determined by the Internal Revenue Service. The Company may match employee contributions in amounts to be determined at the Company’s sole discretion. The Company made no contributions to the 401(k) Plan for the fiscal years ended December 29, 2024 and December 31, 2023.

(12) Other Income (Expense), Net

Other income (expense), net consist of the following (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Change in fair value of redeemable convertible preferred stock warrant liability	$1,310	$8,513
Change in fair value of Carlyle Warrants (1)	2,869	14,373
Change in fair value of FACT public, private placement and working capital warrants	(1,258)	6,424
Loss on conversion of SAFE agreements to common stock with related party	(1,250)	-
Change in fair value of SAFE Agreement with related party	616	-
Loss on sale of equity securities	-	(4,154)
Loss on CS Solis debt extinguishment	-	(10,338)
Bonus shares issued in connection with the Mergers (2)	-	(2,394)
Issuance of forward purchase agreements (3)	-	76
Change in fair value of forward purchase agreement liabilities (4)	337	(3,906)
Loss on issuance of shares in connection with the forward purchase agreements (5)	-	(35,490)
Loss on discontinued Solaria business and other, net	-	(2,966)
Loss on issuance of derivative liability (6)	(24,688)	-
Gain on remeasurement of derivative liabilities (7)	33,986	-
Other financing costs	(3,769)	-
Other, net	(221)	-
Total Other income (expense), net	$7,932	$(29,862)

(1)	Deemed to be a related party in the fiscal year ended December 29, 2024. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(2)	Includes $0.7 million of other expense for the fiscal year ended December 31, 2023, for bonus shares issued to related parties in connection with the Mergers.

(3)	Includes $0.4 million of other income for the fiscal year ended December 31, 2023, for forward purchase agreements entered into with related parties.

(4)	Includes income of $0.1 million and $9.1 million of other expenses for the fiscal years ended December 29, 2024, and December 31, 2023, for the change in fair value of FPAs entered into with related parties.

(5)	Includes $30.7 million of other expense the fiscal year ended December 31, 2023 for shares issued to related parties in connection with the forward purchase agreements.

(6)	Includes a loss of $3.0 million on the issuance of a derivative liability with a related party in the fiscal year ended December 29, 2024. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(7)	Includes a gain of $0.3 million on the change in the fair value of derivative liabilities with related parties in the fiscal year ended December 29, 2024. Refer to Note 15 - Borrowings and Derivative Liabilities for details.

(13) Common Stock

The Company’s authorized capital stock comprises 1,000,000,000 shares of common stock and 10,000,000 shares of preferred stock as of December 29, 2024. No preferred stock has been issued and none are outstanding as of December 29, 2024.

Common Stock Purchase Agreements

On December 18, 2023, the Company entered into separate common stock purchase agreements (the “Purchase Agreements”) with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust (each a “Purchaser”, and together, the “Purchasers”). Pursuant to the terms of the Purchase Agreements, each Purchaser purchased 1,838,235 shares of common stock of the Company, par value $0.0001, (the “Shares”), at a price per share of $1.36, representing an aggregate purchase price of $5.0 million. The Purchasers paid for the shares in cash. Thurman J. Rodgers is a trustee of each Purchaser, Executive Chairman of the Company’s board of directors and Chief Executive Officer of the Company (“Rodgers” or “CEO”).

On July 16, 2024, the Company entered into a common stock purchase agreement with White Lion Capital, LLC (“White Lion”), as amended on July 24, 2024 (“White Lion SPA”), and a related registration rights agreement for an equity line of credit financing facility. Pursuant to the White Lion SPA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time up to $30 million in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to the caps and certain limitations and conditions set forth in the White Lion SPA, including terms that restrict the ability of the Company to issue shares of common stock to White Lion that would result in White Lion beneficially owning more than 9.99% of the Company’s outstanding common stock.

On August 14, 2024, the Company entered into Amendment No. 2 to the White Lion SPA (collectively with the White Lion SPA “White Lion Amended SPA”). The White Lion Amended SPA provides that the Company may notify White Lion to exercise the Company’s right to sell shares of its common stock by delivering an Hour Rapid Purchase Notice. If the Company delivers an Hour Rapid Purchase Notice, the Company shall deliver to White Lion shares of common stock not to exceed the lesser of (i) five percent of the Average Daily Trading Volume on the date of an Hour Rapid Purchase Notice and (ii) 100,000 shares of common stock. The closing of the transactions under an Hour Rapid Purchase Notice will occur one Business Day following the date on which the Hour Rapid Purchase Notice is delivered. At such closing, White Lion will pay the Company the Hour Rapid Purchase Investment Amount equal to the number of shares of common stock subject to the applicable Hour Rapid Purchase Notice multiplied by the lowest traded price of the Company’s common stock during the one-hour period following White Lion’s consent to the acceptance of the applicable Hour Rapid Purchase Notice. Under the White Lion Amended SPA, the Company issued a total of 2.9 million shares of common stock for net proceeds of $6.7 million in the fiscal year ended December 29, 2024.

The Company has reserved shares of common stock for issuance related to the following:

	As of
	December 29,	December 31,
	2024	2023
Common stock warrants	31,670,265	27,637,266
Employee stock purchase plan	2,628,996	2,628,996
Stock options and RSUs, issued and outstanding	11,979,368	11,774,743
Stock options and RSUs, authorized for future issuance	2,577,895	3,850,462
SAFE Agreement	2,750,000	-
Forward purchase agreements	6,720,000	-
Convertible notes	58,579,636	-
Total shares reserved	116,906,160	45,891,467

(14) Warrants

Liability-classified warrants

Liability classified warrants are as follows (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Carlyle Warrant	$-	$9,515
Replacement warrants	-	1,310
Public warrants	862	167
Private placements warrants	627	122
Working capital warrants	72	13
Total liability classified warrants	$1,561	$11,127

Series D-7 Warrants (Converted to Common Stock Warrants “Replacement Warrants”)

In November 2022, the Company issued warrants to purchase 656,630 shares of Series D-7 preferred stock (the “Series D-7 warrants”) in conjunction with the Business Combination. The warrant contained two tranches. The first tranche of 518,752 shares of Series D-7 preferred stock was exercisable at an exercise price of $2.50 per share upon consummation of a merger transaction, or at an exercise price of $2.04 per share upon remaining private and had an expiration date of April 2024. The second tranche of 137,878 shares of Series D-7 preferred stock was exercisable at an exercise price of $5.00 per share upon consummation of a merger transaction, or at an exercise price of $4.09 per share upon remaining private and had an expiration date of April 2024. The fair value of the Series D-7 warrants was $2.4 million as of July 18, 2023 when the warrants were reclassified from redeemable convertible preferred stock warrant liability to additional paid-in capital, as the exercise price of the warrants was fixed at $2.50 per share of Complete Solaria Common Stock for the first tranche and $5.00 per share of Complete Solaria Common Stock for the second tranche upon the closing of the Mergers.

In October 2023, the Company entered into an Assignment and Acceptance Agreement (“Assignment Agreement”), (refer to Note 15 - Borrowings and Derivative Liabilities). In connection with the Assignment Agreement, the Company also entered into the First Amendment to Warrant to Purchase Stock Agreements with the holders of the Series D-7 warrants. Pursuant to the terms of the agreement, the warrants to purchase 1,376,414 shares of Series D-7 preferred stock converted into warrants to purchase 656,630 shares of common stock (the “Replacement Warrants”). As a result of the warrant amendment, the Company reclassified the Replacement Warrants from equity to liability. The Replacement Warrants were remeasured to fair value on the amendment effective date and the Company recorded subsequent changes in fair value within Other income (expense), net in its consolidated statements of operations and comprehensive loss.

The Replacement Warrants expired in April 2024 and the Company released the $1.3 million liability recognized in connection with the warranty liability. The $1.3 million of income was classified in Other income (expense), net within its consolidated statements of operations and comprehensive loss.

Public, Private Placement, and Working Capital Warrants

In conjunction with the Mergers, Complete Solaria, as accounting acquirer, was deemed to assume 6,266,667 warrants to purchase FACT Class A Ordinary Shares that were held by the sponsor at an exercise price of $11.50 (“Private Placement Warrants”) and 8,625,000 warrants to purchase FACT’s shareholders FACT Class A Ordinary Shares at an exercise price of $11.50 (“Public Warrants”). Subsequent to the Mergers, the Private Placement Warrants and Public Warrants are exercisable for shares of Complete Solaria Common Stock and meet liability classification requirements since the warrants may be required to be settled in cash under a tender offer. In addition, Private Placement Warrants are potentially subject to a different settlement amount as a result of being held by the Sponsor which precludes the Private Placement Warrants from being considered indexed to the entity’s own stock. Therefore, these warrants are classified as liabilities on the consolidated balance sheets.

The fair values of the warrant liabilities were $1.5 million and $0.3 million as of December 29, 2024, and December 31, 2023, respectively. The Company recorded a $1.2 million and $6.4 million increase in the fair value of these warrants for the fiscal years ended December 29, 2024 and December 31, 2023, respectively. These changes were recorded in Other income (expense), net in the Company’s consolidated statements of operations and comprehensive loss.

Additionally, at the closing of the Mergers, the Company issued 716,668 Working Capital warrants, which have identical terms as the Private Placement Warrants to the sponsor in satisfaction of certain liabilities of FACT. The warrants were fair valued at $0.3 million upon the closing of the Mergers, which was recorded in warrant liability on the Company’s consolidated balance sheets. As of December 29, 2024 and December 31, 2023, the Working Capital warrants had a fair value of $0.08 million and $0.01 million, respectively and the Company recorded the change in fair value of less than $0.07 million and $0.1 million in Other income (expense), net within the Company’s consolidated statements of operations and comprehensive loss in the years ended December 29, 2024 and December 31, 2023, respectively.

Previous Liability Classified Warrant Now Classified as Equity

Carlyle Warrant

In February 2022, as part of a debt financing from Carlyle (“CS Solis Debt”) (refer to Note 15 - Borrowings and Derivative Liabilities), the Company issued a warrant to Carlyle to purchase 2,886,952 shares of common stock (“Carlyle Warrant”). The warrant contained two tranches, the first of which was immediately exercisable for 1,995,879 shares of Legacy Complete Solaria common stock. The second tranche, which was determined to be a separate unit of account, expired on December 31, 2022 prior to becoming exercisable. At issuance, the relative fair value of the warrant was determined to be $3.4 million using the Black-Scholes model and was initially recorded within additional paid-in capital as it met the conditions for equity classification. The Carlyle Warrant has an exercise price of $0.01 per share.

In July 2023, and in connection with the closing of the Mergers, the Carlyle debt and warrants were modified. Based on the exchange ratio included in the Mergers, the 1,995,879 outstanding warrants to purchase Legacy Complete Solaria Common Stock prior to modification were exchanged into warrants to purchase 1,995,879 shares of Complete Solaria Common Stock. As part of the modification, the warrant, which expires on July 18, 2030, provides Carlyle with the right to purchase shares of Complete Solaria Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of Complete Solaria’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that is ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that is thirty (30) days after the date of the agreement, if the original investment amount has not been repaid, an additional 150,000 shares; plus (d) on and after the date that is ninety (90) days after the date of the agreement, if the original investment amount has not been repaid, an additional 250,000 shares, in each case, of Complete Solaria Common Stock at a price of $0.01 per share. Of the additional warrants that become exercisable after the modification, the tranches of 350,000 warrants vesting ten days after the date of the agreement and 150,000 warrants vesting thirty days after the date of the agreement were exercisable as of October 31, 2023.

In December 2023, Carlyle was issued an additional warrant to purchase an additional 2,190,604 shares of the Company’s common stock related to an anti-dilution provision within the CS Solis Debt that provides for such additional warrants under such circumstances as provided within the CS Solis Debt.

The modification of the warrant resulted in the reclassification of previously equity-classified warrants to liability classification, which was accounted for in accordance with ASC 815 and ASC 718, Compensation - Stock Compensation. The fair value of the warrant liability was determined based on its intrinsic value, given a nominal exercise price. At issuance, the relative fair value of the warrant was determined to be $20.4 million using the Black-Scholes model with the following weighted average assumptions: expected term of 7 years; expected volatility of 77.0%; risk-free interest rate of 3.9%; and no dividend yield. The Company recorded the fair value of the modified warrants as a warrant liability of $20.4 million, the pre-modification fair value of the warrants as a reduction to additional paid-in capital of $10.9 million and an expense of $9.5 million to Other income (expense), net in the fiscal year ended December 31, 2023, equal to the incremental value of the warrants upon the modification. As of December 31, 2023, the fair value of the warrant was $9.5 million, and the Company recorded an expense of $14.4 million as other income (expense), net on the consolidated statement of operations and comprehensive loss.

On July 1, 2024, in connection with the Exchange Agreement (as defined in Note 15 - Borrowings and Derivative Liabilities), the Carlyle Warrant was modified, and the modification fixed the number of shares of the Company’s common stock that may be issued upon exercise of the Carlyle Warrant at 4,936,483. At the modification date, the Carlyle Warrant had a fair value of $7.3 million. At the modification date, the Company recognized $0.7 million of expense related to the remeasurement of the liability which was classified within “Gain on Troubled Debt Restructuring” within the Company’s consolidated statement of operations and comprehensive loss. The modification of the warrant resulted in the reclassification of the previously liability-classified warrant to equity classification, resulting in an increase to additional paid-in capital of $7.3 million, a reduction in the warrant liability of $7.3 million.

The Company recorded income of $2.9 million and $14.4 million within Other income (expense), net in its consolidated statements of operations and comprehensive loss for the fiscal years ended December 29, 2024 and December 31, 2023, respectively, related to the Carlyle Warrant. The warrant remains outstanding as of December 29, 2024.

Equity Classified Warrants

Series B Warrants

In February 2016, the Company issued a warrant to purchase 5,054 shares of Series B preferred stock (the “Series B warrant”) in connection with a 2016 credit facility. The Series B warrant was immediately exercisable at an exercise price of $4.30 per share and has an expiration date of February 2026. The relative fair value of the Series B warrant at issuance was recorded as a debt issuance cost within other noncurrent liabilities upon issuance. The fair value of the Series B warrant was less than $0.1 million as of July 18, 2023, when the Series B warrant was reclassified from warrant liability to additional paid-in capital, upon the warrant becoming exercisable into shares of Complete Solaria common stock upon the close of the Mergers. Prior to its reclassification during 2023, changes in the fair value of the liability-classified warrants were recorded in Other income (expense), net in the Company’s consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2023. The Series B warrant is not remeasured in future periods as it meets the conditions for equity classification. The warrants remain outstanding as of December 29, 2024.

Series C Warrants

In July 2016, the Company issued a warrant to purchase 148,477 shares of Series C preferred stock (the “Series C warrant”) in connection with the Series C financing. The Series C warrant agreement also provided for an additional number of Series C shares calculated on a monthly basis commencing on June 2016 based on the principal balance outstanding of the notes payable outstanding. The maximum number of shares exercisable under the Series C warrant agreement was 482,969 shares of Series C preferred stock. The Series C Warrant was immediately exercisable at an exercise price of $1.00 per share and has an expiration date of July 2026. The fair value of the Series C Warrant was $2.3 million as of July 18, 2023, when the Series C warrant was reclassified from redeemable convertible preferred stock warrant liability to additional paid-in capital, as the warrant became exercisable into shares of Complete Solaria common stock upon the close of the Mergers. The Series C warrant is not remeasured in future periods as it meets the conditions for equity classification. The warrants remain outstanding as of December 29, 2024.

Series C-1 Warrants

In January 2020, the Company issued a warrant to purchase 173,067 shares of common stock in conjunction with the Series C-1 preferred stock financing. The warrant was immediately exercisable at an exercise price of $0.01 per share and has an expiration date of January 2030. The warrant remains outstanding as of December 29, 2024. At issuance, the relative fair value of the warrant was determined to be $0.1 million using the Black-Scholes. The fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

SVB Common Stock Warrants

In May and August 2021, the Company issued warrants to purchase 2,473 and 2,525 shares of common stock, respectively, in conjunction with the Fifth and Sixth Amendments to the Loan and Security Agreement (“Loan Agreement”) with Silicon Valley Bank (“SVB”). These warrants are immediately exercisable at exercise prices of $0.38 and $0.62 per share, respectively, and have expiration dates in 2033. The warrants remain outstanding as of December 29, 2024. The fair value of the warrant was recorded within additional paid-in-capital on the accompanying consolidated balance sheets. The warrants are not remeasured in future periods as they meet the conditions for equity classification.

Promissory Note Common Stock Warrants

In October 2021, the Company issued a warrant to purchase 50,000 shares of the Company’s common stock in connection with the issuance of a short-term promissory note. As of December 29, 2024, the warrant for 24,148 shares of the Company’s common stock remains unexercised. The warrant was immediately exercisable at an exercise price of $0.01 per share and has an expiration date of October 2031. The warrant remains outstanding as of December 29, 2024. The fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

July 2023 Common Stock Warrants

In July 2023, the Company issued a warrant to a third-party service provider to purchase 38,981 shares of the Company’s common stock in exchange for services provided in obtaining financing at the Closing of the Mergers. The warrant was immediately exercisable at a price of $0.01 per share and has an expiration date of July 2028. At issuance, the fair value of the warrant was determined to be $0.2 million, based on the intrinsic value of the warrant and the $0.01 per share exercise price. As the warrant is accounted for as an equity issuance cost, the fair value of the warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheet. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

Warrant Consideration

In July 2023, in connection with the Mergers, the Company issued 6,266,572 warrants to purchase Complete Solaria Common Stock to holders of Legacy Complete Solaria Redeemable Convertible Preferred Stock, Legacy Complete Solaria Common Stock. The exercise price of the common stock warrants is $11.50 per share and the warrants expire 10 years from the date of the Mergers. The warrant consideration was issued as part of the close of the Mergers and was recorded within additional paid-in capital, net of the issuance costs of the Mergers. As of December 29, 2024, this warrant remains outstanding. The warrant is not remeasured in future periods as it meets the conditions for equity classification.

Ayna Warrant

On June 17, 2024, a warrant to purchase shares of the Company’s common stock (“Ayna Warrant”) was issued to Ayna.AI LLC (“Ayna”) for the purchase of 6,000,000 shares of the Company’s common stock at an exercise price per share of $0.01, subject to the provisions and upon the terms and conditions set forth in the Ayna Warrant. The Ayna Warrant expires on June 17, 2029. The issuance of the Ayna Warrant by the Company to Ayna is in satisfaction of the compensation for services provided to the Company by Ayna under the terms of a statement of work (“Ayna SOW”), signed May 21, 2024 (and effective as of March 12, 2024), as incorporated into a master services agreement dated March 12, 2024. Under the Ayna SOW, Ayna provides services in connection with the anticipated return of the Company to cash-flow positive performance. The Ayna Warrant became fully exercisable for the 6,000,000 shares on September 9, 2024 and Anya exercised the Ayna Warrant in full for cash in January 2025.

In lieu of exercising the Ayna Warrant for cash, Ayna may from time to time convert the Ayna Warrant, in whole or in part, into a number of shares of the Company’s common stock determined by dividing (a) the aggregate fair market value of the shares of the Company’s common stock or other securities otherwise issuable upon exercise of the Ayna Warrant minus the aggregate warrant price of such shares of the Company’s common stock by (b) the fair market value (“Ayna Warrant FMV”) of one share of the Company’s common stock.

If the Company’s shares of common stock are traded regularly in a public market, the Ayna Warrant FMV shall be the weighted average price for the 30 trading days ending on the trading day immediately before Ayna delivers its notice of exercise to the Company. If the Company’s shares of common stock are not regularly traded in a public market, the Company’s Board of Directors shall determine that the Ayna Warrant FMV in its reasonable good faith judgment. The foregoing notwithstanding, if Ayna advises the Company’s Board of Directors in writing that Ayna disagrees with such determination, then the Company and Ayna shall promptly agree upon a reputable investment banking firm or a third party independent appraiser to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fee and expenses shall be paid by Ayna.

At issuance, the fair value of the Ayna Warrant was determined to be $9.2 million, based on the intrinsic value of the Ayna Warrant and the $0.01 per share exercise price. As the Ayna Warrant is accounted for as stock-based compensation under ASC 718, the Ayna Warrant is recorded within additional paid-in capital on the consolidated balance sheets. The Ayna Warrant is not remeasured in future periods as it meets the conditions for equity classification. As the Ayna statement of work period is different than the date of the warrant agreement, the differences in dates cause an accrued expense for services rendered by Ayna. The Company recognized expenses incurred to date of $9.2 million for the fiscal year ended December 29, 2024, within General and administrative expenses on the Company’s consolidated statement of operations. The full amount of the Ayna Warrant, $9.2 million, was recorded within additional paid-in-capital as of December 29, 2024.

Cantor Warrant

In July 2024, the Company issued a warrant (“Cantor Warrant”) to a third-party service provider to purchase 3,066,141 shares of the Company’s common stock in exchange for services provided in the issuance of the July 2024 Notes (refer to Note 15 - Borrowings and Derivative Liabilities). The Cantor Warrant was immediately exercisable at a price of $1.68 per share and has an expiration date in July 2029. At issuance, the fair value of the Cantor Warrant was determined to be $1.4 million, of which $0.9 million was recorded as a debt discount and $0.5 million was attributable to the convertible notes issued in the Exchange Agreement and reduced the gain on the troubled debt restructuring (refer to Note 15 - Borrowings and Derivative Liabilities). The fair value of this warrant was derived using the Black-Scholes model with the following assumptions: expected volatility of 55%; risk-free interest rate of 4.2%; expected term of 5 years; and no dividend yield. The fair value of this warrant was recorded within additional paid-in capital on the Company’s consolidated balance sheets and is not remeasured in future periods as it meets the conditions for equity classification.

(15) Borrowings and Derivative Liabilities

The Company’s borrowings and derivative liabilities consisted of the following (in thousands):

	As of
	December 29,	December 31,
	2024	2023
July 2024 Notes	$17,965	$-
July 2024 Notes derivative liability	13,563	-
July 2024 Notes - related parties	24,632	-
July 2024 derivative liability - related parties	21,127	-
September 2024 Notes	5,636	-
September 2024 Notes derivative liability	55,474	-
September 2024 Notes - related party	476	-
September 2024 Notes - derivative liability - related party	6,958	-
2018 Bridge Notes	-	11,031
Revolver Loan	1,500	5,168
Secured Credit Facility	-	12,158
Polar Settlement Agreement	-	300
Total Notes payable	147,331	28,657
Debt in CS Solis	-	33,280
Total notes payable and convertible notes, net	-	61,937
Less current portion	(1,500)	(61,937)
Notes payable and convertible notes, net of current portion	$145,831	$-

12% Senior Unsecured Convertible Notes

In July 2024, the Company issued $46.0 million of senior unsecured convertible notes (“July 2024 Notes”) to various lenders. Of the July 2024 Notes, $18.0 million were issued to a related party affiliated with the Company’s Chief Executive Officer and a director, Rodgers Massey Revocable Living Trust, $18.0 million were issued in exchange for the cancellation of indebtedness as discussed below of which $10.0 million were issued to Carlyle which was also deemed to be a related party in the fiscal year ended December 29, 2024. The July 2024 Notes bear interest at 12% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. Upon default, principal and interest become immediately due and payable. The interest rate increases by 3% in the event of default. The July 2024 Notes are convertible into the Company’s common stock at the option of the holder at a conversion rate of $1.68 per share. Holders of July 2024 Notes may convert at any time. The July 2024 Notes may be declared due and payable at the option of the holder upon event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $28.7 million on the issuance date with a corresponding debt discount. In connection with the issuance of the July 2024 Notes, the Company issued the Cantor Warrant, as described in Note 14 - Warrants, to purchase shares of the Company’s common stock. At issuance, the Cantor Warrant had a fair value of $1.4 million, of which $0.9 million was recorded as a debt discount, and $0.5 million was included in the calculation of the Company’s gain on the troubled debt restructuring, as discussed above. As of December 29, 2024, the carrying amount of the convertible July 2024 Notes inclusive of the fair value of the derivative liability was $77.3 million, which reflects a derivative liability of $34.7 million and convertible notes of $70.4 million, less an unamortized debt discount of $27.8 million.

Interest expense recognized on the July 2024 Notes was $2.8 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total interest expense, related party interest expense was $1.7 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Debt discount expense recognized on the July 2024 Notes was $1.8 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total debt discount expense, related party expense was $1.1 million and zero in the fiscal years ended December 29, 2024, and December 31, 2023, respectively. There are no financial covenants. The July 2024 Notes are not in default. However, due to the Company’s delayed filing of its Form 10K for the year ended December 29, 2024, the Company will be required to pay incremental default interest of 0.5% beginning April 16, 2025, which will cease upon the Company’s filing of its Form 10K.

The effective interest rate is 33.4% and 31.7% on the July 2024 Notes’ principal amounts of $28.0 million and $18.0 million, respectively.

As of December 29, 2024, $1.3 million and $1.6 million of contingent interest which is payable upon default is included in the July 2024 Notes and July 2024 Notes - related parties, respectively.

7% Senior Unsecured Convertible Notes

In September 2024, the Company issued $66.8 million of senior unsecured convertible notes to various lenders (the “September 2024 Notes”), $4.0 million of which were issued to Rodgers Family Freedom and Free Markets Charitable Trust (“Massey Charitable Trust”), a related party and $4.0 million were issued to Rodgers Massey Revocable Living Trust (collectively with Massey Charitable Trust, “Massey Trusts”), also a related party. The September 2024 Notes bear interest at 7% per annum, and the principal is payable in full at maturity on July 1, 2029. The interest is payable in cash on January 1 and July 1 of each year, beginning on July 1, 2025. Upon default, principal and interest become immediately due and payable. The September 2024 Notes are convertible into shares of the Company’s common stock at the option of the holder at a conversion rate of $2.14 per common share. Holders of September 2024 Notes may convert at any time. The September 2024 Notes may be declared due and payable at the option of the holder upon event of default and upon a qualifying change of control event. The conversion option is required to be bifurcated as a derivative liability, and the Company recorded a derivative liability of $91.5 million on the issuance date. As the fair value of the derivative liability exceeds the proceeds received, the Company recorded a corresponding financing loss of $24.7 million and debt discount for $66.8 million as of the issuance date. In December 2024, the Company issued an additional $13.0 million of September 2024 Notes for cash. The Company recognized a $10.9 million debt discount in connection with these additional proceeds.

As of December 29, 2024, the carrying amount of the September 2024 Notes inclusive of the fair value of the derivative liability was $68.5 million, which reflects a derivative liability of $62.4 million and convertible notes of $79.8 million, less an unamortized debt discount of $73.7 million.

Interest expense recognized on the September 2024 Notes was $1.4 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total interest expense, related party interest expense was $0.2 million and zero in the fiscal years ended December 29, 2024 and 2023, respectively. Debt discount expense recognized on the September 2024 Notes was $4.0 million and zero in the fiscal years ended December 29, 2024 and December 31, 2023, respectively. Of the total debt discount expense, related party expense was $0.5 million and zero in the fiscal years ended December 29, 2024, and December 31, 2023, respectively. There are no financial covenants. The September 2024 Notes are not in default. However, due to the Company’s delayed filing of its Form 10K for the year ended December 29, 2024, the Company will be required to pay incremental default interest of 0.5% beginning April 16, 2025, which will cease upon the Company’s filing of its Form 10K.

The effective interest rate is 27.6% and 47.3% on the September 2024 Notes’ principal amounts of $66.8 million and $13.0 million, respectively.

Exchange Agreement

On July 1, 2024, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Carlyle and Kline Hill (as defined below) providing for:

(i)	the cancellation of all indebtedness, inclusive of the CS Solis Debt, owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

(ii)	the issuance of a note for the principal amount of $10.0 million to Carlyle as part of the July 2024 Notes;

(iii)	the cancellation of all indebtedness owed to Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV, LLC (collectively “Kline Hill”). by the Company, termination of all debt instruments by and between the Company and Kline Hill, including the 2018 Bridge Notes, the revolving loan and the secured credit facility, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

(iv)	the issuance of a note for the principal amount of $8.0 million to Kline Hill as part of the July 2024 Notes; and

(v)	the issuance of 1,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to Kline Hill (the “Shares”).

2018 Bridge Notes

In 2018, Solaria issued senior subordinated convertible secured notes (“2018 Notes”) totaling approximately $3.4 million in exchange for cash. The 2018 Notes were secured by substantially all of the assets of Solaria, bore interest at the rate of 8% per annum, and the investors were entitled to receive twice the face value of the 2018 Notes at maturity. In connection with an amendment in 2021 to extend the maturity date of the 2018 Notes, Solaria issued warrants to purchase shares of Series E-1 redeemable convertible preferred stock of Solaria. The warrants were exercisable immediately in whole or in part at and expire on December 13, 2031. As part of the Business Combination with Complete Solar, the outstanding warrants issued were assumed by the parent company, Complete Solaria.

In December 2022, the Company entered into an amendment to the 2018 Notes further extending the maturity date from December 13, 2022 to December 13, 2023 in exchange for an increased repayment premium from 110% to 120% of the principal and accrued interest at the time of repayment. The amendment represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the amended terms resulted in a concession to the Company. As the future undiscounted cash payments under the modified terms exceeded the carrying amount of the 2018 Notes on the date of modification, the modification was accounted for prospectively. The incremental repayment premium was being amortized to interest expense using the effective interest rate method.

The 2018 Bridge Notes were settled as part of the Exchange Agreement. In connection with the Exchange Agreement, the balance of the 2018 Bridge Notes was exchanged for the July 2024 Notes. In July 2024, the Company issued the principal amount of $8.0 million of its July 2024 Notes and 1,500,000 shares of the Company’s common stock in exchange for the cancellation of all indebtedness with Kline Hill. At the date of the cancellation, such indebtedness was comprised of the 2018 Notes of $11.7 million, the portion of the Revolving Loan balance assigned to Kline Hill of $3.9 million, and the Secured Credit Facility balance of $13.1 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms of the July 2024 Notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $9.8 million.

Interest expense recognized on the 2018 Bridge Notes was $0.7 million and $1.2 million, for the fiscal year ended December 29, 2024 and December 31, 2023, respectively.

Revolving Loan

In October 2020, Solaria entered into a loan agreement (“SCI Loan Agreement”) with Structural Capital Investments III, LP (“SCI”).

The SCI Loan Agreement was comprised of two facilities, a term loan (the “Term Loan”) and a revolving loan (the “Revolving Loan”) (together “Original Agreement”) for $5.0 million each with a maturity date of October 31, 2023. The Term Loan was repaid prior to the acquisition of Solaria by Complete Solar.

The Revolving Loan had a term of thirty-six months, with the principal due at the end of the term and an annual interest rate of 7.75% or Prime rate plus 4.5%, whichever was higher. The SCI Loan Agreement required the Company to meet certain financial covenants relating to the maintenance of specified restricted cash balance, achieve specified revenue targets and maintain specified contribution margins (“Financial Covenants”) over the term of the Revolving Loan. The Revolving Loan was collateralized by substantially all assets and property of the Company.

Solaria had historically issued warrants to purchase shares of Series E-1 redeemable convertible preferred stock of Solaria (“SCI Series E-1 warrants”). The warrants were fully exercisable in whole or in part at any time during the term of the Original agreement. As part of the Business Combination with Complete Solar, all the outstanding SCI Series E-1 warrants were assumed by the parent company, Complete Solaria.

In October 2023, the Company entered into an Assignment Agreement whereby Structural Capital Investments III, LP assigned the SCI debt to Kline Hill and Rodgers Massey Revocable Living Trust for a total purchase price of $5.0 million. The Company identified this arrangement as a related party transaction, as discussed in Note 23 - Related Party Transactions. A portion of the SCI Revolving Loan was cancelled as part of the Exchange Agreement. In connection with the Exchange Agreement, the principal amount of $3.5 million of the Revolving Loan was exchanged for the July 2024 Notes. The principal portion of the Revolving Loan owing to the Rodgers Massey Revocable Living Trust of $1.5 million (plus accrued interest) remains outstanding as of December 29, 2024. The outstanding amount is due on demand plus accrued interest.

Interest expense recognized for the fiscal years ended December 29, 2024 and December 31, 2023, was $0.5 million and $0.5 million, respectively. Related party interest was $0.2 million in the year ended December 29, 2024. There are no financial covenants.

Secured Credit Facility

In December 2022, the Company entered into a secured credit facility agreement with Kline Hill Partners IV SPV LLC and Kline Hill Partners Opportunity IV SPV LLC (“Secured Credit Facility”). The Secured Credit Facility agreement allowed the Company to borrow up to 70% of the net amount of its eligible vendor purchase orders with a maximum amount of $10.0 million at any point in time. The purchase orders were backed by relevant customer sales orders which served as collateral. The amounts drawn under the Secured Credit Facility were eligible to be reborrowed provided that the aggregate borrowing did not exceed $20.0 million. The repayment terms under the Secured Credit Facility were (i) the borrowed amount multiplied by 1.15x if repaid within 75 days and (ii) the borrowed amount multiplied by 1.175x if repaid after 75 days. The Company could have repaid any borrowed amount without premium or penalty. Under the original terms, the Secured Credit Facility agreement was due to mature in April 2023. The Company set the balance outstanding as part of the Exchange Agreement, whereby the balance of $13.1 million of the Secured Credit Facility was exchanged for the July 2024 Notes.

The Secured Credit Facility outstanding was zero and $12.2 million, including accrued financing cost of $4.5 million as of December 29, 2024 and December 31, 2023, respectively. The Company recognized interest expense of $1.0 million and $3.5 million related to the Secured Credit Facility during the fiscal years ended December 29, 2024 and December 31, 2023, respectively.

Polar Settlement Agreement

In September 2023, in connection with the Mergers, the Company entered into a settlement and release agreement with Polar Multi-Strategy Master Fund (“Polar”) for the settlement of a working capital loan that had been made by Polar to the Sponsor, prior to the closing of the Mergers. The settlement agreement required the Company to pay Polar $0.5 million in ten equal monthly installments and did not accrue interest. The balance outstanding was $0.3 million as of December 31, 2023. The remaining balance owed to Polar was paid in full in the fiscal year ended December 29, 2024.

Debt in CS Solis

As part of the Reorganization described in Note 1(a) Organization - Description of Business, the Company received cash and recorded debt for an investment by Carlyle. The investment was made pursuant to a subscription agreement, under which Carlyle contributed $25.6 million in exchange for 100 Class B Membership Units of CS Solis and the Company contributed the net assets of Complete Solar, Inc. in exchange for 100 Class A Membership Units. The Class B Membership Units were mandatorily redeemable by the Company on the three-year anniversary of the effective date of the CS Solis amended and restated LLC agreement (February 14, 2025). The Class B Membership Units accrued interest that was payable upon redemption at a rate of 10.5% (which was structured as a dividend payable based on 25% of the investment amount measured quarterly), compounded annually, and subject to increases in the event the Company declared any dividends. In connection with the investment by Carlyle, the Company issued to Carlyle a warrant to purchase 5,978,960 shares of the Company’s common stock at a price of $0.01 per share, of which, the purchase of 4,132,513 shares of the Company’s common stock is immediately exercisable. The Company has accounted for the mandatorily redeemable investment from Carlyle in accordance with ASC 480 and recorded the investment as a liability, which was accreted to its redemption value under the effective interest method. The Company recorded the warrants as a discount to the liability.

On July 17 and July 18, 2023, and in connection with obtaining consent for the Mergers, Legacy Complete Solaria, FACT and Carlyle entered into an Amended and Restated Consent to the Business Combination Agreement (“Carlyle Debt Modification Agreement”) and an amended and restated warrant agreement (“Carlyle Warrant Amendment”), which modified the terms of the mandatorily redeemable investment made by Carlyle in Legacy Complete Solaria.

The Carlyle Debt Modification Agreement accelerated the redemption date of the investment to March 31, 2024 subsequent to the modification. The acceleration of the redemption date of the investment resulted in the total redemption amount to be 1.3 times the principal at December 31, 2023. The redemption amount increased to 1.4 times the original investment as of March 31, 2024. Additionally, as part of the amendment, the parties entered into an amended and restated warrant agreement. As part of the Carlyle Warrant Amendment, Complete Solaria issued Carlyle a warrant to purchase up to 2,745,879 shares of Complete Solaria Common Stock at a price per share of $0.01, which is inclusive of the outstanding warrant to purchase 1,995,879 shares at the time of modification. The warrant, which expires on July 18, 2030, provides Carlyle with the right to purchase shares of Complete Solaria Common Stock based on (a) the greater of (i) 1,995,879 shares and (ii) the number of shares equal to 2.795% of Complete Solaria’s issued and outstanding shares of common stock, on a fully-diluted basis; plus (b) on and after the date that is ten (10) days after the date of the agreement, an additional 350,000 shares; plus (c) on and after the date that is thirty (30) days after the date of the agreement, if the original investment amount has not been repaid, an additional 150,000 shares; plus (d) on and after the date that is ninety (90) days after the date of the agreement, if the original investment amount has not been repaid, an additional 250,000 shares, in each case, of Complete Solaria Common Stock at a price of $0.01 per share. The warrants are classified as liabilities under ASC 815 and are recorded within warrant liability on the Company’s consolidated statements of operations and comprehensive loss.

The Company accounted for the modification of the long-term debt due CS Solis as a debt extinguishment in accordance with ASC 480 and ASC 470. As a result of the extinguishment, the Company recorded a loss on extinguishment, of $10.3 million, which is recorded within other income (expense), net in the consolidated statements of operations and comprehensive loss in the fiscal year ended December 31, 2023. The Company had a liability of $33.3 million in short-term debt due CS Solis on the consolidated balance sheet as of December 31, 2023. The Company recorded accretion of the liability as interest expense of $7.2 million for the fiscal year ended December 31, 2023, and made payments of interest expense of $0.6 million during the fiscal year ended December 31, 2023 Prior to the modification, during the fiscal years ended December 31, 2023 the Company recorded amortization of issuance costs as interest expense of $0.7 million.

The Company determined that the Carlyle was a related party beginning in 2024. In July 2024, the Company issued $10.0 million of senior unsecured convertible notes in exchange for the cancellation of all indebtedness with CS Solis of $37.2 million. The Company concluded that the exchange represented a troubled debt restructuring as the Company was experiencing financial difficulty, and the new terms under the convertible notes resulted in a concession to the Company. As the carrying amount of the debt exceeded the future undiscounted cash payments under the new terms on the date of the exchange, the Company recorded a gain on the troubled debt restructuring of $12.5 million. The convertible notes have the same terms and conditions as the other convertible notes issued in July 2024 described above.

For the fiscal years ended December 29, 2024 and December 31, 2023, the Company recorded accretion of the liability as interest expense of $3.9 million and $2.7 million, respectively, and made no payments of interest expense.

For the fiscal years ended December 29, 2024 and December 31, 2023, the Company recorded amortization of issuance costs as interest expense of zero and $0.7 million, respectively.

2022 Convertible Notes

In connection with the Original Business Combination Agreement, the Company raised a series of convertible notes (“2022 Convertible Notes”) during the fiscal year ended December 31, 2022 with an aggregate purchase price of $12.0 million, and during the fiscal year ended December 31, 2023 for an additional total purchase price of $21.3 million. Of the $33.3 million 2022 Convertible Notes issued, $12.1 million was issued to five related parties. Additionally, as part of the acquisition of Solaria, the Company assumed a note from an existing investor for its fair value of $6.7 million. The note contained the same terms as the other 2022 Convertible Notes. The Company did not incur significant issuance costs associated with the 2022 Convertible Notes. The 2022 Convertible Notes accrued interest at a rate of 5% per annum. Immediately prior to the closing of the Mergers, the 2022 Convertible Notes were converted into the number of shares of common stock of Complete Solaria equal to (x) the principal amount together with all accrued interest of the 2022 Convertible Notes divided by 0.75, divided by (y) the price of a share of common stock of Complete Solaria used to determine the conversion ratio in the Amended and Restated Business Combination Agreement. This resulted in the issuance of 5,316,460 shares of Complete Solaria common stock to the noteholders and no debt remains outstanding associated with the 2022 Convertible Notes as of December 31, 2023.

The Company recognized interest expense of $0.7 million related to the 2022 Convertible Notes during the fiscal year ended December 31, 2023. Of this interest expense, $0.4 million was with related parties.

(16) SAFE Agreements

First SAFE

On January 31, 2024, the Company entered into a Simple Agreement for Future Equity (“SAFE”) (the “First SAFE”) with the Rodgers Massey Freedom and Free Markets Charitable Trust (the “Purchaser”), a related party, affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, in connection with the Purchaser investing $1.5 million in the Company. The First SAFE did not accrue interest. The First SAFE was initially convertible into shares of the Company’s common stock, par value $0.0001 per share, upon the closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company would have issued and sold shares of its common stock at a fixed valuation (an “Equity Financing”), at a per share conversion price which was equal to the lower of (i) (a) $53.54 million divided by (b) the Company’s capitalization immediately prior to such Equity Financing (such conversion price, the “SAFE Price”), and (ii) 80% of the price per share of its common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the First SAFE, the Purchaser would have been automatically entitled to receive a portion of the proceeds of such liquidity event equal to the greater of (i) $1.5 million and (ii) the amount payable on the number of shares of common stock equal to (a) $1.5 million divided by (b)(1) $53.54 million divided by (2) the Company’s capitalization immediately prior to such liquidity event (the “Liquidity Price”), subject to certain adjustments as set forth in the First SAFE. The First SAFE was convertible into a maximum of 1,431,297 shares of the Company’s common stock, assuming a per share conversion price of $1.05, which is the product of (i) $1.31, the closing price per share of the Company’s common stock on January 31, 2024, multiplied by (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“First SAFE Amendment”) that converted the First SAFE investment of $1.5 million into 4,166,667 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the First SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $1.5 million, a credit to Additional paid-in-capital of $1.9 million and recognized expense of $0.4 million within Other income (expense), net in its consolidated statement of operations for the fiscal year ended December 29, 2024.

Second SAFE

On February 15, 2024, the Company entered into a second SAFE (the “Second SAFE”) with the Purchaser, in connection with the Purchaser investing $3.5 million in the Company. The Second SAFE did not accrue interest. The Second SAFE was initially convertible into shares of the Company’s common stock upon the initial closing of an Equity Financing at a per share conversion price which was equal to the lower of (i) the Second SAFE Price, and (ii) 80% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummated a change of control prior to the termination of the Second SAFE, the Purchaser would have been automatically entitled to receive an amount equal to the greater of (i) $3.5 million and (ii) the amount payable on the number of shares of the Company’s common stock equal to $3.5 million divided by the Liquidity Price, subject to certain adjustments as set forth in the Second SAFE. The Second SAFE was convertible into a maximum of 3,707,627 shares of the Company’s common stock, assuming a per share conversion price of $0.94, which is the product of (i) $1.18, the closing per share price of its common stock on February 15, 2024, (ii) 80%.

On April 21, 2024, the Company entered into an amendment (“Second SAFE Amendment”) that converted the Second SAFE investment of $3.5 million into 9,722,222 shares of the Company’s common stock based on a conversion price of $0.36 per share, defined in the Second SAFE Amendment as the product of (i) $0.45, the closing price of the Company’s common stock on April 19, 2024, multiplied by (ii) 80%. Upon conversion, the Company recorded a debit to SAFE Agreement of $3.5 million, a credit to Additional paid-in-capital of $4.4 million and recognized expense of $0.9 million within Other income (expense), net in its consolidated statement of operations for the fiscal year ended December 29, 2024.

Third SAFE

On May 13, 2024, the Company entered into a third SAFE (the “Third SAFE”) with the Purchaser, in connection with the Purchaser investing $1.0 million in the Company. The Third SAFE is convertible into shares of the Company’s common stock upon the initial closing of a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its common stock in an Equity Financing, at a per share conversion price which is equal to 50% of the price per share of the Company’s common stock sold in the Equity Financing. If the Company consummates a change of control prior to the termination of the Third SAFE, the Purchaser will be automatically entitled to receive a portion of the proceeds of such liquidity event equal to $1.0 million, subject to certain adjustments as set forth in the Third SAFE. The Third SAFE is convertible into a maximum of 2,750,000 shares of the Company’s common stock, assuming a per share conversion price of $0.275, which is the product of (i) $0.55, the closing price of the Company’s common stock on May 13, 2024, multiplied by (ii) 50%. Given that the SAFE could be settled in cash or a variable number of shares, the Company has accounted for the instrument as a liability at its fair value.

As of December 29, 2024, the Company estimated the fair value of the Third SAFE at $0.4 million based upon the assumptions disclosed in Note 5 - Fair Value Measurements.

(17) Stock-Based Compensation

In July 2023, the Company’s board of directors adopted and stockholders approved the 2023 Incentive Equity Plan (the “2023 Plan”). The 2023 Plan became effective immediately upon the closing of the Amended and Restated Business Combination Agreement. Initially, a maximum number of 8,763,322 shares of Complete Solaria Common Stock may be issued under the 2023 Plan. In addition, the number of shares of Complete Solaria Common Stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to the lesser of (1) 4% of the total number of shares of Complete Solaria’s Common Stock outstanding on December 31 of the preceding year, or (2) a lesser number of shares of Complete Solaria Common Stock determined by Complete Solaria’s Board prior to the date of the increase. The maximum number of shares of Complete Solaria Common Stock that may be issued on the exercise of incentive stock options (“ISOs”) under the 2023 Plan is three times the number of shares available for issuance upon the 2023 Plan becoming effective (or 26,289,966 shares).

Historically, awards were granted under the Amended and Restated Complete Solaria Omnibus Incentive Plan (“2022 Plan”), the Complete Solar 2011 Stock Plan (“2011 Plan”), the Solaria Corporation 2016 Stock Plan (“2016 Plan”) and the Solaria Corporation 2006 Stock Plan (“2006 Plan”) (together with the Complete Solaria, Inc. 2023 Incentive Equity Plan (“2023 Plan”), “the Plans”).

Under the Plans, the Company has granted service-based stock options and restricted stock units (“RSUs”). Compensation expense for stock options under the Company’s cliff vesting schedule is generally recognized equally over the vesting period of five years. RSUs granted during the fiscal year ended December 29, 2024 are also generally recognized under the cliff vesting schedule that is recognized equally over the vesting period of five years.

The information below summarizes the stock option activity under the Plans.

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding-December 31, 2023	11,716,646	$3.48	8.53	$2,756
Options granted	6,121,251	0.93
Options exercised	(398,883)	0.77		39
Options canceled	(7,441,781)	0.17
Outstanding-December 29, 2024	9,997,233	2.77	5.29	6,356
Vested and expected to vest- December 29, 2024	9,997,233	2.77	5.29	6,356
Vested and exercisable- December 29, 2024	4,264,705	3.54	3.75	1,857

The information below summarizes the RSU activity.

	Number of RSUs	Weighted Average Grant Date Fair Value
Unvested at December 31, 2023	58,097	$2.07
Granted	2,593,097	1.78
Vested and released	(669,059)	1.73
Cancelled or forfeited	-	-
Unvested at December 29, 2024	1,982,135	1.79

The aggregate fair value of the Company’s stock options vested during 2024 and 2023 was $1.9 million and $3.8 million, respectively.

Determination of Fair Value

The Company estimated the grant-date fair value of stock options using the Black-Scholes-Merton option-pricing model. The determination of the fair value of each stock award using this option-pricing model is affected by the Company’s assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards. Stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period of the respective award.

The following assumptions were used to calculate the fair value of stock-based compensation:

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Expected term (in years)	5.00 - 6.32	5.50 - 6.32
Expected volatility	58.45% - 62.39%	77.0%
Risk-free interest rate	3.81% - 4.71%	1.7% - 4.7%
Expected dividends	0.0%	0.0%

Expected term - The Company uses the simplified method to calculate the expected term of stock option grants to employees as the Company does not have sufficient comparable historical exercise data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees. The expected term equals the arithmetic average of the vesting term and the original contractual term of the option (generally 10 years).

Expected volatility - Due to the Company’s limited operating history and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of peer companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.

Risk-free interest rate - The risk-free rate assumption is based on U.S. Treasury instruments with maturities similar to the expected term of the Company’s stock options.

Expected dividends - The Company has not issued any dividends in its history and does not expect to issue dividends over the life of the options and therefore has estimated the dividend yield to be zero.

Fair value of common stock - Prior to the Mergers, fair value of the shares of common stock underlying the stock-based awards has historically been determined by the Board of Directors, with input from management. Because there has been no public market for the Company’s common stock prior to the Mergers, the Board of Directors has determined the fair value of the common stock on the grant-date of the stock-based award by considering a number of objective and subjective factors. Such factors include a valuation of the Company’s common stock performed by an unrelated third-party specialist, valuations of comparable companies, sales of the Company’s redeemable convertible preferred stock to unrelated third-parties, operating and financial performance, the lack of liquidity of the Company’s capital stock, as well as general and industry-specific economic outlooks. For financial reporting purposes, the Company considers the amount of time between the valuation date and the grant date to determine whether to use the latest common stock valuation or a straight-line interpolation between the two valuation dates. The determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.

Subsequent to the Mergers, the fair value of the shares of common stock underlying the stock-based awards is based on the price of the Company’s common stock in the open market on the date of the grant.

Stock-based compensation expense

The following table summarizes stock-based compensation expense and its allocation within the accompanying consolidated statements of operations and comprehensive loss (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Cost of revenues	$157	$84
Sales and marketing	598	487
General and administrative	2,312	2,252
Loss from discontinued operations, net of tax	-	2,376
Total stock-based compensation expense	$3,067	$5,199

As of December 29, 2024, there was a total of $15.1 million and $4.2 million unrecognized stock-based compensation costs related to service-based options and RSUs, respectively. Such compensation cost is expected to be recognized over a weighted-average period of approximately 2.2 years and 4.7 years, respectively.

In 2024 and 2023, the Company’s board of directors approved the modification to accelerate the vesting of 788,192 and 52,167 options, respectively, for employees that were terminated. Additionally, the board of directors approved an extension of the post termination exercise period for 4,343,172 and 280,412 vested options of terminated employees in the years ended December 29, 2024, and December 31, 2023, respectively. In connection with the modifications, the Company recorded incremental stock-based compensation expense of $0.7 million and $0.1 million in the fiscal years ended December 29, 2024, and December 31, 2023, respectively.

(18) Employee Stock Purchase Plan

The Company adopted the Employee Stock Purchase Plan (the “ESPP Plan”) in connection with the consummation of the Mergers in July 2023. All qualified employees may voluntarily enroll to purchase the Company’s common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock of the offering periods or the applicable purchase date. As of December 29, 2024, 2,628,996 shares were reserved for future issuance under the ESPP Plan.

(19) Commitments and Contingencies

Leases

The Company leases its facilities under non-cancelable operating lease agreements. The Company leases vehicles under finance lease agreements. Operating and financing lease activity for the fiscal years ended December 29, 2024 and 2023 is as follows (dollars in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Lease cost
Finance lease cost:
Amortization of right-of-use assets	$553	$-
Interest on lease liabilities	77	-
	630	-
Operating lease cost	1,003	1,380
Variable lease cost	-	342
Total lease cost	$1,633	$1,722
Other information
Cash paid for amounts included in the measurement of lease liabilities
Finance leases	$551	$-
Operating leases	1,039	1,047
Weighted-average remaining lease term (in years):
Finance leases	2	-
Operating leases	2.5	2.48
Weighted-average discount rate:
Finance Leases	7%	-%
Operating leases	9.5%	15.57%

Future minimum lease payments under non-cancellable leases are as follows as of December 29, 2024 (in thousands):

	Finance Leases	Operating Leases
Fiscal year ending
2025	$2,285	$1,687
2026	1,749	1,605
2027	247	801
Total undiscounted liabilities	4,281	4,093
Less: imputed interest	(352)	(413)
Total lease liabilities	$3,929	$3,680

As of December 29, 2024, the Company’s consolidated balance sheet classified the current portion of finance lease liabilities of $2.1 million and operating lease liabilities of $1.4 million within Accrued expenses and other current liabilities and the noncurrent portion of finance lease liabilities of $1.8 million and operating lease liabilities of $2.3 million within Other long-term liabilities.

Warranty Provision

Activity by period relating to the Company’s warranty provision was as follows (in thousands):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Warranty provision, beginning of period	$4,849	$3,981
Warranty liability from Business Combination	582	-
Accruals for new warranties issued	695	2,968
Settlements	(158)	(2,100)
Warranty provision, end of period	$5,968	$4,849
Warranty provision, current	$2,531	$1,433
Warranty provision, noncurrent	3,437	3,416

Indemnification Agreements

From time to time, in its normal course of business, the Company may indemnify other parties, with which it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company. The Company may agree to hold other parties harmless against specific losses, such as those that could arise from breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification agreements due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims. In the opinion of management, any liabilities resulting from these agreements will not have a material adverse effect on the business, financial position, results of operations, or cash flows of the Company.

Legal Matters

The Company is a party to various legal proceedings and claims which arise in the ordinary course of business. The Company records a liability when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, the Company discloses the reasonably possible loss. The Company adjusts its accruals to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Legal costs are expensed as incurred. Although claims are inherently unpredictable, the Company is not aware of any matters that may have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows. The Company has recorded $7.7 million and $7.7 million as a loss contingency in accrued expenses and other current liabilities on its consolidated balance sheets as of December 29, 2024 and December 31, 2023, respectively.

SolarPark Litigation

In January 2023, SolarPark Korea Co., LTD (“SolarPark”) demanded approximately $80.0 million during discussions between the Company and SolarPark. In February 2023, the Company submitted its statement of claim seeking approximately $26.4 million in damages against SolarPark. The ultimate outcome of this arbitration is currently unknown and could result in a material liability to the Company. However, the Company believes that the allegations lack merit and intends to vigorously defend all claims asserted. No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

On March 16, 2023, SolarPark filed a complaint against Solaria and the Company in the U.S. District Court for the Northern District of California (“the court”). The complaint alleges a civil conspiracy involving misappropriation of trade secrets, defamation, tortious interference with contractual relations, inducement to breach of contract, and violation of California’s Unfair Competition Law. The complaint indicates that SolarPark has suffered in excess of $220.0 million in damages.

On May 11, 2023, SolarPark filed a motion for preliminary injunction to seek an order restraining the Company from using or disclosing SolarPark’s trade secrets, making or selling shingled modules other than those produced by SolarPark, and from soliciting solar module manufacturers to produce shingled modules using Solaria’s shingled patents. On May 18, 2023, the Company responded by filing a motion for partial dismissal and stay. On June 1, 2023, SolarPark filed an opposition to the Company’s motion for dismissal and stay and a reply in support of their motion for preliminary injunction. On June 8, 2023, the Company replied in support of its motion for partial dismissal and stay. On July 11, 2023, the court conducted a hearing to consider SolarPark and the Company’s respective motions. On August 3, 2023, the court issued a ruling, which granted the preliminary injunction motion with respect to any purported misappropriation of SolarPark’s trade secrets. The court’s ruling does not prohibit the Company from producing shingled modules or from utilizing its own patents for the manufacture of shingled modules. The court denied SolarPark’s motion seeking a defamation injunction. The court denied the Company’s motion to dismiss and granted the Company’s motion to stay the entire litigation pending the arbitration in Singapore. On September 1, 2023, the Company filed a Limited Notice of Appeal to appeal the August 2023 order granting SolarPark’s motion for preliminary injunction. On September 26, 2023, Solaria filed a Notice of Withdrawal of Appeal and will not appeal the Court’s Preliminary Injunction Order. Between August 2023 and March 2024, the parties were engaged in discovery negotiations and the Company produced documents to SolarPark. The Company produced its last set of documents on March 14, 2024. Since then, SolarPark has been reviewing the documents, and the case has remained stayed.

No liability has been recorded in the Company’s consolidated financial statements as the likelihood of a loss is not probable at this time.

Siemens Litigation

On July 22, 2021, Siemens Government Technologies, Inc. (“Siemens Government Technologies”) filed a lawsuit against Solaria Corporation in Fairfax Circuit Court (the “Court”) in Fairfax, Virginia. On July 27, 2023, Siemens Government Technologies, moved to amend the complaint to add Siemens Industry Inc. as a co-plaintiff. This motion was granted on August 25, 2023. On October 23,2023, Siemens Government Technologies and Siemens Industry Inc. (collectively, “Siemens”) and Solaria Corporation stipulated to add Solar CA, LLC as a co-defendant. Solaria Corporation and Solar CA, LLC (collectively, the “Subsidiaries”) are both wholly-owned subsidiaries of Complete Solaria, Inc. In the lawsuit, Siemens alleged that the Subsidiaries breached express and implied warranties under a purchase order that Siemens placed with the Subsidiaries for a solar module system. Siemens claimed damages of approximately $6.9 million, inclusive of amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorneys’ fees.

On February 22, 2024, the Court issued an order against the Subsidiaries which awarded Siemens approximately $6.9 million, inclusive of the amounts of the Subsidiaries’ indemnity obligations to Siemens, plus attorney’s fees, the amount of which would be determined at a later hearing. On March 15, 2024, Siemens filed a motion seeking to recover $2.67 million for attorneys’ fees, expenses, and pre-and post-judgment interest. The Company opposed Siemens’ motion for attorneys’ fees, expenses, and pre- and post-judgment interest on April 5, 2024. On June 17, 2024, the Court entered a final order which awarded Siemens a total of $2.0 million in attorneys’ fees and costs. The Company has appealed these judgments.

In addition to the above, on August 19, 2024, Siemens applied for the enforcement to a sister state judgment in the Superior Court of Alameda, California and the court entered a judgement in favor of Siemens. On December 9, 2024, Siemens moved to amend the judgment to add Complete Solaria, Inc. as a judgement debtor. The subsidiaries opposed the Siemens motion. The court heard the motion by submission on April 3, 2025, but has not yet issued a ruling.

The Company recognized $6.9 million as a legal loss related to this litigation in 2023, and in 2024, the Company recorded an additional accrual for $2.0 million for attorneys’ fees, expenses, and pre-judgment interest, in accrued expenses and other current liabilities within its consolidated balance sheet as of December 29, 2024. This legal loss was recognized in loss from discontinued operations, net of tax on the consolidated statements of operations and comprehensive loss. The Company recorded a liability of $6.9 million as a legal loss related to this litigation, excluding amounts for attorneys’ fees and costs, in accrued expenses and other current liabilities within its consolidated balance sheets at each of December 29, 2024 and December 31, 2023.

Letters of Credit

The Company had $3.5 million of outstanding letters of credit related to normal business transactions as of December 29, 2024. These agreements require the Company to maintain specified amounts of cash as collateral in segregated accounts to support the letters of credit issued thereunder. As discussed in Note 2 - Summary of Significant Accounting Policies, the cash collateral in these restricted cash accounts was $3.8 million as of December 29, 2024 and December 31, 2023, respectively.

(20) Income Taxes

The Company’s loss from continuing operations before provision for income taxes for the fiscal years ended December 29, 2024 and December 31, 2023, was as follows (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Domestic	$(54,444)	$(94,222)
Foreign	-	(1,995)
Total	$(54,444)	$(96,217)

The following is a reconciliation of the Company’s income tax applied at the federal statutory income tax rate compared to the income tax provision in its consolidated statements of operations for continuing operations. Certain prior year amounts have been reclassified to conform to the current year presentation (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Statutory federal income tax	$(11,433)	$(20,206)
State income taxes, net of federal tax benefits	(2,444)	7,833
Stock compensation	1,102	637
Fair value adjustments	(980)	(5,540)
Nondeductible items	1,332	141
Debt extinguishment	(6,571)	2,171
Foreign earnings taxed at different rates	-	419
Forward purchase agreements	-	9,780
Effect of changes in tax rates	706	-
Prior year adjustments	2,058	-
Valuation allowance	16,171	3,145
Other	59	1,600
Tax Provision	$-	$(20)

Significant components of our deferred tax assets and liabilities are as follows. Certain prior year amounts have been reclassified to conform to the current year presentation (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Deferred income tax assets
Net operating loss	$34,749	$17,957
Debt derivatives	24,591	-
Bad debt reserve	431	2,799
Stock based compensation	452	3,060
Lease liability	1,512	10
Other reserves	3,381	3,764
Interest expense carryover	7,005	5,503
Intangibles	1,279	32
Capitalized research and development	824	808
Other	3,336	5,827
Total	77,560	39,760
Valuation allowance	(55,714)	(38,407)
Net deferred tax assets	21,846	1,353
Deferred income tax liabilities
Convertible loan discount	(19,175)	(759)
Other	(2,671)	(594)
Total deferred tax liabilities	(21,846)	(1,353)
Net deferred tax assets	$-	$-

Management regularly assess its ability to realize deferred tax assets recorded based upon the weight of available evidence, including such factors as recent earnings history and expected future taxable income on a jurisdiction by jurisdiction basis. In the event that the Company changes its determination as to the amount or realizable deferred tax assets, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made. The Company’s management believes that, based upon a number of factors, it is more likely than not that all or some portion of the deferred tax assets will not be realized. Accordingly, for the fiscal years ended December 29, 2024, and December 31, 2023, the Company provided a valuation allowance against its U.S. net deferred tax assets of $55.7 million and $38.4 million, respectively. The valuation allowance increased by $17.3 million in the year ended December 29, 2024.

As of December 29, 2024, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $127.3 million and $106.7 million, respectively. Excluding $111.5 million of federal net operating losses which carryforward indefinitely, the net operating loss carryforwards will expire between 2030 and 2044.

The Internal Revenue Code (“IRC”) of 1986, as amended, imposes restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses may be limited as prescribed under IRC Section 382. Events which may cause limitations in the amount of the net operating losses that the Company may use in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period. Utilization of the federal and state net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by IRC Section 382 and similar provisions. Such limitations may result in the expiration of these carryforwards before their utilization. The Company’s acquired net operating loss carryforwards have been reduced based on the estimated amount which will be lost due to these limitations. If the Company has experienced subsequent ownership changes, our losses may be further limited, which may result in the expiration of net operating losses before utilization. To date, Company has not yet completed a Section 382 ownership change analysis. During the current year, the Company has undergone restructuring and strategic transformation, including the completion of the SunPower businesses. As a result of this change in facts and lack of certainty regarding the acquired losses of the legacy Solaria business, the Company has written off the remaining acquired net operating losses as the Company does not intend to pursue the potential tax benefits as it believes those benefits will be lost due to continuation of business enterprise rules. As a result, the corresponding uncertain tax position is also reversed as the Company does not intend to pursue utilization of those attributes.

The Company files income tax returns in the U.S for federal and various state jurisdictions as well as foreign jurisdictions each of which have varying statutes of limitations. The Company is in the process of filing returns for prior years, and the penalties related to the delinquent filings are not material. Due to the history of losses, the Company’s tax years remain open for examination by all tax authorities since inception. The Company is not currently under examination in any tax jurisdictions.

The Company has unrecognized tax benefit of zero and $53.1 million at December 29, 2024 and December 31, 2023, respectively. The reversal of the uncertain tax benefits would not affect the Company’s effective tax rate to the extent that it continues to maintain a full valuation allowance against its deferred tax assets. As outlined above, the reduction in the uncertain tax positions during the current period is a result of the Company’s decision to forgo the right to certain acquired attributes for which the Company does not intend to claim any tax benefits.

The Company applies the provisions set forth in FASB ASC Topic 740, Income Taxes, to account for the uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of income tax laws.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits (in thousands):

	Fiscal Year Ended
	December 29, 2024	December 31, 2023
Unrecognized tax benefits as of beginning of year	$53,153	$1,335
Increases related to prior year tax positions	-	5
Increases related to current year tax positions	-	51,813
Decreases related to prior year tax positions	(53,153)	-
Unrecognized tax benefits as of end of year	$-	$53,153

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the statements of operations and comprehensive loss. Accrued interest and penalties are included as part of income tax payable in the consolidated balance sheets. No accrued interest or penalties have been recorded for the fiscal years ended December 29, 2024 and December 31, 2023.

The Company has not provided U.S. income or foreign withholding taxes on the undistributed earnings of its foreign subsidiary as of December 29, 2024 and December 31, 2023, because it intends to permanently reinvest such earnings outside of the U.S. If these foreign earnings were to be repatriated in the future, the related U.S. tax liability will be immaterial, due to the participation exemption put in place under the 2017 Tax Cuts and Jobs Act.

(21) Basic and Diluted Net Loss Per Share

The Company uses the two-class method to calculate net loss per share. No dividends were declared or paid for the fiscal years ended December 29, 2024 and December 31, 2023.

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to common stockholders for the fiscal years ended December 29, 2024 and December 31, 2023 (in thousands, except share and per share amounts):

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Numerator for basic loss per share:
Net loss from continuing operations	$(54,444)	$(96,197)
Net loss from discontinued operations	(2,007)	(25,853)
Impairment loss from discontinued operations	-	(147,505)
Net loss	(56,451)	(269,555)
Numerator for diluted loss per share
Impact of September 2024 Notes derivative liability and interest expense, net of tax	(35,886)	-
Net loss	$(92,337)	$(269,555)
Denominator:
Weighted average shares:
Denominator for basic loss per share	66,655,837	24,723,370
Effect of dilutive securities:
September 2024 Notes derivative liability	9,137,711	-
Denominator for diluted loss per share	75,793,548	24,723,370
Net loss per share:
Continuing operations - basic	$(0.82)	$(3.89)
Discontinued operations - basic	(0.03)	(1.05)
Net loss - basic	$(0.85)	$(4.94)

Continuing operations - diluted	$(1.19)	$(3.89)
Discontinued operations - diluted	(0.03)	(1.05)
Net loss - diluted	$(1.22)	$(4.94)

The computation of basic net loss per share attributable to common stockholders is inclusive of warrants with an insignificant exercise price. The Company’s calculation of the weighted average shares outstanding is inclusive of 3,427,324 warrants with an insignificant exercise price (which assumes that the warrants were outstanding as of the beginning of the period or the date of the grant, whichever is earlier) for the fiscal year ended December 29, 2024. The computation of diluted net loss per share attributable to common stockholders is inclusive of the impact of the Company’s September 2024 Notes (which were dilutive) using the if-converted method for the year ended December 29, 2024. The computation of basic and diluted net loss per share attributable to common stockholders is the same for the fiscal year ended December 31, 2023 because the inclusion of potential shares of common stock would have been anti-dilutive.

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been anti-dilutive:

	Fiscal Year Ended
	December 29,	December 31,
	2024	2023
Common stock warrants	25,434,069	23,024,556
Convertible notes	27,364,717	-
Stock options and RSUs issued and outstanding	11,979,368	11,774,743
Potential common shares excluded from diluted net loss per share	64,778,154	34,799,299

(22) Segment Information

The segment information is presented on a basis that is consistent with the Company’s internal management reporting. The Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker (“CODM”). The CODM manages the Company and report financial results based on two reportable segments which are the same as our operating segments. CODM evaluates the performance of these reportable segments and allocates resources to make operating decisions based on certain financial information, including segmented internal income/(loss) from continuing operations prepared on a basis consistent with U.S. GAAP. The measurement criteria is based on their operating revenue and operating income (loss) and excluding any corporate costs which are not allocatable to the operating segments. The CODM’s measurement criteria does not include segment assets. During the periods presented, the Company reported its financial performance through the following two reportable segments; Residential Solar Installation and New Homes Business.

Residential Solar Installation. This segment performs solar system, storage and battery installations for residential homeowners.

New Homes Business. This segment is new in fiscal year 2024 as a result of the SunPower Acquisition which occurred in the fourth quarter of fiscal 2024. The Company developed a method to allocate direct expenses for the respective reportable segments. This segment performs solar system installations for new home builders.

	Fiscal Year Ended December 29, 2024
(in thousands)	Residential Solar Installation	New Homes Business	Total
Operating revenues	$67,460	$41,282	$108,742

Less:
Cost of revenues	45,266	23,974	69,240
Sales commissions	23,388	1,202	24,590
Sales and marketing	6,827	-	6,827
General and administrative (1)	9,805	3,232	13,037
Operating income (loss)	(17,826)	12,874	(4,952)

Reconciliation of segment loss from continuing operations before income taxes:
Unallocated amounts:
General corporate expense	-	-	(63,557)
Interest expense	-	-	(16,223)
Interest income	-	-	19
Other income (expense), net	-	-	7,932
Gain on troubled debt restructuring	-	-	22,337
Loss from continuing operations before taxes	$-	$-	$(54,444)

(1)	For the year ended December 29, 2024, depreciation and amortization expense was $2.6 million and $0.1 million for the Residential Solar Installation and New Homes Business reportable segments, respectively.

	Fiscal Year Ended December 31, 2023
(in thousands)	Residential Solar Installation	New Homes Business	Total
Operating revenues	$87,616	$-	$87,616

Less:
Cost of revenues	69,828	-	69,828
Sales commissions	31,127	-	31,127
Sales and marketing	6,920	-	6,920
General and administrative (1)	32,099	-	32,099
Operating income (loss)	(52,358)	-	(52,358)

Reconciliation of segment loss from continuing operations before income taxes:
Unallocated amounts:
General corporate expense	-	-	-
Interest expense	-	-	(14,033)
Interest income	-	-	36
Other income (expense), net	-	-	(29,862)
Gain on troubled debt restructuring	-	-	-
Loss from continuing operations before taxes	$-	$-	$(96,217)

(1)	For the year ended December 31, 2023, depreciation and amortization expense was $0.9 million for the Residential Solar Installation reportable segment.

Assets by segment are as follows (in thousands):

	As of
	December 29,	December 31,
	2024	2023
Residential Solar Installation	$66,145	$47,322
New Homes Business	78,321	-
Total assets	$144,466	$47,322

(23) Related Party Transactions

Refer to the following notes to the Company’s consolidated financial statements for details regarding the related party transactions entered into by the Company; Note 1(a) - Description of Business; Note 3 - Reverse Recapitalization, Note 6 - Forward Purchase Agreements, Note 12 - Other Income (Expense), Net; Note 15 - Borrowings and Derivative Liabilities and Note 16 - SAFE Agreements. All other related party transactions are described herein.

In December 2023, the Company entered into separate common stock purchase agreements with the Rodgers Massey Freedom and Free Markets Charitable Trust and the Rodgers Massey Revocable Living Trust , each a related party affiliated with Thurman J. Rodgers, the Company’s Chief Executive Officer and a director, for an aggregate purchase price of $5.0 million.

The Company determined that SameDay Solar became a related party in fiscal 2024 with which the Company does business. Revenue, cost of revenue and commission expense with SameDay Solar were $1.6 million and $0.6 million and $1.2 million for the fiscal year ended December 29, 2024.

UNAUDITED PRO FORMA

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements are derived from the historical consolidated Complete Solaria, Inc. (the “Company”, “Complete Solaria”, or “CSLR”) the historical combined financial statements of SunPower Businesses, respectively and reflects (1) the acquisition of certain businesses from SunPower Corporation which closed on September 30, 2024 (the “Acquisition”), and (2) the financing of the Acquisition (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisition has been prepared by the Company using the acquisition method of accounting in accordance with GAAP. The Company has been treated as the acquirer for accounting purposes and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated fair value of the assets acquired and liabilities assumed and the related purchase price allocation is preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.

The unaudited pro forma combined statements of operations for the fiscal year ended December 29, 2024 combine the historical statements of operations of the Company and the SunPower Businesses on a pro forma basis as if the Acquisition and Financing, as further summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented.

No unaudited pro forma combined balance sheet and statement of operations is presented for the thirteen weeks ended March 30, 2025 because the Company’s historical consolidated statement of operations for the thirteen weeks ended March 30, 2025 reflects the Acquisition and the Financing.

The unaudited pro forma combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition.

The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with the following, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus:

●	the accompanying notes to the Unaudited Pro Forma Combined Financial Statements set forth below;

●	the audited financial statements of the Company for the years ended December 29, 2024 and December 31, 2023, as well as the related notes; and

●	the audited combined financial statements of the SunPower Businesses as of and for the year ended December 31, 2023, and the audited carveout financial statements of the SunPower Businesses as of and for the thirty-nine weeks ended September 29, 2024..

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined statement of operations are described in the accompanying notes.

The unaudited pro forma combined statement of operations have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition and Financing occurred on the dates indicated. Further, the unaudited pro forma combined statement of operations do not purport to project the future operating results or financial position of the Company following the completion of the Acquisition and the Financing. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined statement of operations and are subject to change as additional information becomes available and analyses are performed. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined statement of operations. All amounts presented are in thousands, except numbers of shares and per share amounts.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 29, 2024

(in thousands, except share and per share amounts)

	Complete Solaria	SunPower Businesses	Reclassification Adjustments		Transaction Adjustments		Financing Adjustments		Pro Forma Income Statement
Revenues	$108,742	$273,118	-		-		$-		$381,860
Cost of revenues	69,240	173,062	-		-		-		242,302
Gross (loss) profit	39,502	100,056	-		-		-		139,558
Operating expenses:
Sales commissions	24,590	-	33,398	(A)					57,988
Sales and marketing	6,827	-	13,257	(A)			-		20,084
General and administrative	76,594	-	177,238	(A)	2,145	(B)	-		255,977
Sales, general, and administrative	-	219,932	(219,932)	(A)			-		-
Loss on goodwill impairment	-	103,926	-				-		103,926
Research and development expenses	-	3,961	(3,961)	(A)			-		-
Total operating expenses	108,011	327,819	-		2,145		-		437,975
Loss from continuing operations	(68,509)	(227,763)	-		(2,145)		-		(298,417)
Interest expense	(16,223)	(285)	-		-		(3,507)	(C)	(20,015)
Interest income	19	-	-		-		-		19
Other expense, net	7,932	(12)	-		-		-		7,920
Gain on extinguishment of debt	22,337	-	-		-		-		22,337
Total other (expense)	14,065	(297)	-		-		(3,507)		10,261
Loss from continuing operations before income taxes	(54,444)	(228,060)	-		-		(3,507)		(288,156)
Income tax (provision) benefit	-	572	-		-		-		572
Net loss from continuing operations	(54,444)	(227,488)	-		-		(3,507)		(287,584)

Net loss from continuing operations per share attributable to common stockholders, basic and diluted	$(0.82)								$(4.31)
Weighted-average shares used to compute net loss per share, basic and diluted	66,655,837								66,655,837

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma combined financial information presented above was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma results of operations of the Company based on the historical financial information of the Company and SunPower Businesses after giving effect to the Acquisition and Financing as set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not reflect any management adjustments for expected effects of the Acquisition.

The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 29, 2024 give pro forma effect to the Acquisition and Financing as if consummated on January 1, 2024.

The Asset Purchase Transaction

On August 5, 2024, Complete Solaria entered into an Asset Purchase Agreement (the “APA”) among Complete Solaria, SunPower and SunPower’s direct and indirect subsidiaries (collectively, the “SunPower Debtors”) providing for the sale and purchase of certain assets relating to the Blue Raven Solar business, New Homes Business and Non-Installing Dealer network previously operated by the SunPower Debtors. The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532. The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets (as defined in the APA) effective September 30, 2024, in consideration for a cash purchase price of $54.5 million. The acquisition transactions under the APA are referred to herein as the “Acquisition,” and the assets and businesses acquired by the Company under the APA are referred to as the “SunPower Businesses.” The acquisition was closed on September 30, 2024. The business combination, including the purchase price allocation, is detailed in Note 4 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2024, and Note 3 of the Company’s unaudited condensed consolidated financial statements for the fiscal quarter ended March 30, 2025, included elsewhere in this prospectus.

Financing of the Acquisition

Complete Solaria financed the acquisition by issuing $66.8 million of7% convertible senior notes (“the Convertible Notes”) in September 2024, which are due in 2029. The Convertible Notes matures on July 1, 2029 and are convertible into the Company’s common stock at the option of the holder at a conversion rate of $2.14 per share. The Convertible Notes will become immediately due and payable at the option of the holder in the event of default and upon a qualifying change of control event. The 7% Convertible Senior Notes are detailed in Note 15 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2024, included elsewhere in this prospectus.

2. Notes to the Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 29, 2024 are as follows:

(A)	To conform the financial statement presentation for SunPower Businesses to the Company withing the Statement of Operations for the fiscal year ended December 29, 2024.

(B)	Amortization expense for intangible assets acquired as part of the SunPower Businesses acquisition, assuming the transaction closed on January 1, 2024. The intangible assets acquired are detailed in Note 8 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2024, included elsewhere in this prospectus.

(C)	Estimated interest expense for the thirty-nine weeks ended September 29, 2024 on the 7% Convertible Senior Notes, assuming the debts were issued on January 1, 2024. The 7% Convertible Senior Notes are detailed in Note 15 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2024, included elsewhere in this prospectus.

Independent Auditor’s Report

The Audit Committee of the Board of Directors

Complete Solaria, Inc.

45700 Northport Loop East

Freemont, California, 94538, USA

Opinion

We have audited the combined financial statements of the SunPower Businesses (the Company), which comprise the combined balance sheets as of September 29, 2024 and December 31, 2023, and the related combined statements of operations, net parent investment, and cash flows for the 39 weeks ended September 29, 2024 and the year ended December 31, 2023, and the related notes to the combined financial statements.

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of September 29, 2024 and December 31, 2023, and the results of its operations and its cash flows for the 39 weeks ended September 29, 2024 and the year ended December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the combined financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Atlanta, GA

December 16, 2024

SUNPOWER BUSINESSES COMBINED BALANCE-SHEET

(In thousands)

	As of
	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,863	$3,830
Accounts receivable, net of allowance for doubtful accounts of $4,203 and $4,346 as of September 29, 2024 and December 31, 2023	42,294	32,078
Contract assets	35,759	27,945
Inventories	11,432	7,623
Prepaid expenses and other current assets	59,244	76,906
Total current assets	150,592	148,382

Property and equipment, net	9,557	11,757
Operating lease right-of-use assets	2,507	3,055
Goodwill	22,070	125,998
Other intangible assets, net	-	8,687
Other noncurrent assets	640	530
Total asset	$185,366	$298,409

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$69,047	$64,492
Accrued liabilities	32,584	32,674
Operating lease liabilities, current portion	908	838
Contract liabilities	19,058	19,117
Total current liabilities	121,597	117,121

Operating lease liabilities, net of current portion	2,055	2,746
Other long-term liabilities	8,980	11,208
Total liabilities	132,632	131,075

Net parent investment	52,734	167,334
Total liabilities and net parent investment	$185,366	$298,409

SUNPOWER BUSINESSES COMBINED STATEMENT OF OPERATIONS

(In thousands)

	Thirty-Nine Weeks Ended	Fiscal Year Ended
	September 29, 2024	December 31, 2023
Revenues	$273,118	$610,035
Cost of revenues	173,062	345,217
Gross margin	100,056	264,818
Operating expenses:
Sales, general, and administrative	219,932	290,693
Loss on goodwill impairment	103,926	-
Research and development expenses	3,961	8,830
Total operating expenses	327,819	299,523
Operating loss	(227,763)	(34,705)
Interest expense	(285)	(436)
Other expense, net	(12)	(28)
Loss before income taxes	(228,060)	(35,169)
Benefit from (provision for) income taxes	572	(267)
Net loss	$(227,488)	$(35,436)

SUNPOWER BUSINESSES COMBINED STATEMENT OF NET PARENT INVESTMENT

(In thousands)

Net Parent Investment
As of January 1, 2023	$135,360
Net loss	(35,436)
Stock-based compensation	7,093
Change in net parent investment	60,317
As of December 31, 2023	$167,334
Net loss	(227,488)
Stock-based compensation	2,777
Change in net parent investment	110,111
As of September 29, 2024	$52,734

SUNPOWER BUSINESSES COMBINED STATEMENT OF CASH FLOWS

(In thousands)

	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Cash flows from operating activities:
Net loss	$(227,488)	$(35,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,646	10,944
Deferred tax (benefit) expense	(572)	267
Gain on disposal of fixed assets	(44)	(777)
Loss on goodwill impairment	103,926	-
Loss on intangible asset impairment	3,950	-
Stock-based compensation	2,777	7,093
Changes in operating assets and liabilities:
Accounts receivable	(10,216)	(5,235)
Contract assets	(7,814)	14,416
Inventories	(3,809)	5,219
Prepaid expenses and other assets	17,662	(14,311)
Operating lease right-of-use assets	548	732
Accounts payable and other accrued liabilities	4,555	(23,138)
Contract liabilities	(59)	(12,247)
Operating lease liabilities	(621)	(622)
Other current liabilities	1,643	(6,538)
Other long-term assets	(108)	(191)
Other long-term liabilities	(1,386)	(1,482)
Net cash used by operating activities	(108,410)	(61,306)
Cash flows from investing activities:
Purchases of property and equipment	(1,935)	(2,787)
Net cash used in investing activities	(1,935)	(2,787)
Cash flows from financing activities:
Payments for financing leases	(1,733)	(2,311)
Investment from parent	110,111	60,317
Net cash provided by financing activities	108,378	58,006
Net decrease in cash, and cash equivalents	(1,967)	(6,087)
Cash, and cash equivalents, beginning of period	3,830	9,917
Cash, and cash equivalents, end of period	$1,863	$3,830

Reconciliation of cash, and cash equivalents, cash to the combined balance sheets:
Cash and cash equivalents, current portion	1,863	3,830
Cash and cash equivalents, net of current portion	-	-
Total cash, and cash equivalents	$1,863	$3,830
Supplemental cash flow information
Cash paid for interest expenses	$285	$436
Noncash financing activities
Acquisition of vehicle financing leases	$270	$3,859

SUNPOWER BUSINESSES

Notes to Combined Financial Statements

(Dollars in thousands, except where otherwise noted)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Corporation (“SunPower” or the “Parent”) sold its Blue Raven Solar business, certain assets from its New Homes business, and its Non-Installing Dealer network (“SunPower Business” or the “Company”, “we,” “us,” or “our”) on September 30, 2024 to Complete Solaria, Inc. (“CSLR”) for cash consideration of $52.7 million.

SunPower Businesses, a carve-out business of SunPower Corporation, is a solar technology and energy services provider that offers fully integrated solar, storage, and home energy solutions to customers in the United States through an array of hardware, software, and “Smart Energy” solutions.

Blue Raven Solar

Blue Raven Solar (“BRS”) was a wholly owned subsidiary of SunPower Corporation. It is a fully-integrated originator and installer of homeowner-owned residential solar systems in America. Blue Raven’s product strategy is to focus exclusively on homeowner owned solar instead of Power Purchase Agreements or leased products which avoids reliance on federal incentives such as incentive tax credits. Blue Raven relies on a network of third-party financiers that extend loans to homeowners who wish to finance their solar system.

New Home Business

SunPower’s New Homes (“NH”) business sales channel executes agreements between SunPower and new home construction companies whereby SunPower supplies solar solutions to the home construction company so that buyers of new homes built by the home construction company include solar panels, charging stations and other solar-related power generation solutions.

Non-Installing Dealer Network

The Non-Installing Dealer (“ND”) business sales channel involves the sale of SunPower’s Solar Solutions to third-party dealers and resellers that markets and sells the SunPower Solar Solutions to end customers, with SunPower undertaking the actual installation and maintenance of the installed Solar Solutions.

Basis of Presentation and Preparation of Combination

The Company historically operated as consolidated business of SunPower Corporation (together with its subsidiaries). As such, separate financial statements have not historically been prepared for the Company. The combined financial statements have been derived from the consolidated financial statements and accounting records of SunPower Corporation and include Blue Raven Solar, LLC and its subsidiaries. These combined financial statements as of the thirty-nine weeks ended September 29, 2024 and fiscal year December 31, 2023 and for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023 and the combined notes to the financial statements are presented as carve-out financial statements and reflect the combined historical results of operations, balance sheet and cash flows of the Company in conformity with U.S. generally accepted accounting principles in the United States (“United States” or “U.S.,” and such accounting principles, “U.S. GAAP”).

The combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect the results of operations, financial position and cash flow would have been had it operated as a separate, stand-alone SunPower businesses during the periods presented. Intercompany balances and transactions within the Company have been eliminated in these combined financial statements, refer to Note 4. Related Party Transactions for additional details. Certain transactions between the Company and SunPower Corporation have been included in these combined financial statements. These transactions do not traditionally settle on a regular basis and are reflected as net parent investment within the statement of net parent investment in the combined financial statements.

The combined balance sheet reflects among other things, all of the assets and liabilities that are specifically identifiable as being directly attributable to the Company, including net parent investment. Net parent investment represents SunPower’s historical investment in the Company and includes the accumulated deficit and the net effect of transactions with SunPower.

Our combined statement of operations include revenues and cost of revenues directly attributable and allocated to the Company including shared overhead costs such as facilities, support functions and services used by the Company. The Company relied on SunPower’s corporate, shared services, financing and supply chain functions for its business. Therefore, certain corporate and shared costs have been allocated to the Company including: (i) certain costs related to support functions that are provided on a centralized basis within SunPower, including expenses for executive oversight, treasury, tax, finance, legal, human resources, compliance, information technology, selling, research and development and other corporate functions and (ii) certain supply chain costs incurred by SunPower, including operation & maintenance, quality, product sourcing, engineering, and other supply chain support functions. These expenses have been allocated to the Company based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method primarily based on revenue or other allocation methods depending on the nature of the services.

Where allocations of SunPower Corporate overhead amounts were necessary, management believes the allocation of these amounts were determined on a reasonable basis, reflecting all of the costs of the Company and consistently applied in the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred had the Company operated as a separate stand-alone entity during the periods presented.

SunPower utilized a centralized approach to treasury, cash management, operation and maintenance of solar systems and financing its operations. The cash and cash equivalents held by SunPower at the corporate level are not specifically identifiable to the Company and therefore have not been reflected in the Company’s combined balance sheet. Cash in the combined balance sheet represents cash held by legal entities of the Company that are specifically attributable to the Company. SunPower’s external debt and related expense have not been attributed to the Company for the periods presented because SunPower’s borrowings are neither directly attributable to the Company nor is the Company the legal obligor of such borrowings. Customer warranty obligations arising from the New Homes and Non-Installing Dealer businesses are legally the responsibility of SunPower Corporation and deemed not enforceable to the Company and as such are not presented within the combined financial statements. Any warranty represented on the combined balance sheet represents warranty obligation held by Blue Raven Solar.

Fiscal Periods

We have a 52-to-53-week fiscal year that ends on the Sunday closest to December 31. Accordingly, every fifth or sixth year will be a 53-week fiscal year. The current fiscal period, September 29, 2024, is a 39-week reporting period. The prior fiscal year, fiscal 2023, is a 52-week fiscal year.

Summary of Significant Accounting Policies

Management Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these combined financial statements and accompanying notes. We base our estimates on historical experience and various other assumptions believed to be reasonable. Our actual financial results could materially differ from those estimates. Significant estimates in these combined financial statements include revenue recognition, specifically nature and timing of satisfaction of performance obligations, standalone selling price of performance obligations, and variable consideration; credit losses, including estimating macroeconomic factors affecting historical recovery rate of receivables; inventory and project asset write-downs, valuation of contingencies such as litigation; the incremental borrowing rate used in discounting of lease liabilities; the fair value of indemnities provided to customers and other parties; and income taxes and tax valuation allowances.

Going Concern

The Company’s combined financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business.  However, the Company has reoccurring losses and cash used in operations in the past two years.  This condition, among others, raises substantial doubt about the ability of the Company to continue as a going concern.

Cash Equivalents

Highly liquid investments with original or remaining maturities of ninety days or less at the date of purchase are considered cash equivalents. As of September 29, 2024 and December 31, 2023, the Company maintained cash balances of $3.6 million and $3.8 million, respectively, in excess of federally insured limits. There were no cash equivalents as of September 29, 2024 and December 31, 2023.

Concentration of Credit Risk

We are exposed to credit losses in the event of nonperformance by the counterparties to our financial. Financial and derivative instruments that potentially subject us to concentrations of credit risk are primarily cash and cash equivalents, accounts receivable, and advances to suppliers. We regularly evaluate the credit standing of our counterparty financial institutions.

In addition, we recognize an allowance for credit loss at the time a receivable is recorded based on our estimate of expected credit losses, historical write-off experience, and current account knowledge, and adjust this estimate over the life of the receivable as needed. We evaluate the aggregation and risk characteristics of a receivable pool and develop loss rates that reflect historical collections, current forecasts of future economic conditions over the time horizon we are exposed to credit risk, and payment terms or conditions that may materially affect future forecasts.

We perform ongoing credit evaluations of our customers’ financial condition whenever deemed necessary. We maintain an allowance for doubtful accounts based on the expected collectability of all accounts receivable, which takes into consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends. We believe that our concentration of credit risk is limited because of our large number of customers, credit quality of the customer base, small account balances for most of these customers, and customer geographic diversification.

As of and for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, we had no customers that accounted for at least 10% of our accounts receivable balance and revenue.

Advertising Costs

The advertising costs are expensed as incurred, included in the combined income statement within Sales, general, and administrative expenses. Advertising costs incurred total $0.2 million and $0.7 million for the thirty-nine week period ended September 29, 2024 and the fiscal year ended December 31, 2023, respectively.

Contract Assets and Liabilities

Contract assets represent accounts receivable unbilled for transactions where revenue has been recognized in advance of billing the customer. Revenue may be recognized in advance of billing the customer, resulting in an amount recorded to “contract assets” or “accounts receivable, net” depending on the expected timing of payment for such unbilled accounts receivable. Once we have an unconditional right to consideration, we typically bill our customer and reclassify the “contract assets” to “accounts receivable, net.” Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract.

Inventories

Inventories are accounted for on a first-in-first-out basis and are valued at the lower of cost or net realizable value. We evaluate the realizability of our inventories, based on assumptions about expected demand and market conditions. Our assumption of expected demand is developed based on our analysis of bookings, sales backlog, sales pipeline, market forecast, and competitive intelligence. Our assumption of expected demand is compared to available inventory, production capacity, available third-party inventory, and growth plans. In addition, expected demand by geography has changed historically due to changes in the availability and size of government mandates and economic incentives.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of prepaid commissions by the Company to its sales representatives on solar panel system sales and installation for which cash has been paid, but the expenses has not yet been incurred. Deferred costs represent costs to fulfill a contract which are associated with the installation of solar panel systems that are not yet complete. These costs include the costs of acquiring needed system components and the cost of labor to install the related systems. These costs are recognized in cost of revenue when the related performance obligations are met.

Property and Equipment, net

Property and equipment, net are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as presented below. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the remaining term of the lease. Repairs and maintenance costs are expensed as incurred.

Useful Lives in Years
Leasehold improvements	1 to 20
Vehicles	5 to 7
Computer equipment and software	2 to 7
Furniture and fixtures	3 to 5

Lease Accounting

We determine if an arrangement is or contains a lease at inception. Our operating lease agreements are primarily for real estate and are included within operating lease right-of-use (“ROU”) assets and operating lease liabilities on the combined balance sheets. Our finance lease agreements are for vehicle finance leases and are included within property and equipment, net, accrued liabilities, and other long-term liabilities on the combined balance sheets. We elected the practical expedient to combine our lease and related non-lease components for all our leases.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Variable lease payments that do not depend on an index or rate are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. We use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. ROU assets also include any lease prepayments made and exclude lease incentives. Many of our lessee agreements include options to extend the lease, which we do not include in our minimum lease terms unless they are reasonably certain to be exercised. Rental expense for lease payments related to our operating and finance leases is recognized on a straight-line basis over the lease term. In addition, for our finance leases, we recognize the interest on the financing component related to the leases.

When events or changes in circumstances indicate that the carrying value of the right-of-use assets may not be recoverable, we compare its future undiscounted cash flow to the carrying value. If the carrying value exceeds the future undiscounted cash flow, an impairment loss is recognized to record the assets at fair value. Right-of-use assets, along with any other related long-lived assets, are periodically evaluated for impairment whenever events or circumstances indicate that their carrying values may not be fully recoverable. No impairment loss was recognized for either of the thirty-nine weeks ended September 29, 2024, and fiscal year ended December 31, 2023.

Accounts Receivables, Net

Accounts receivable are carried at original invoice amount less an allowance for doubtful accounts. Receivables consist of amounts due from third-party financing companies or from homeowners for solar panel systems installed and for which the Company has fulfilled its performance obligations under its contract. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable and is determined based on our historical collection experience, age of the receivable, knowledge of the customer and the condition of the general industry and economy.

We record changes in our estimate in the allowance for doubtful accounts through bad debt expense and relieve the allowance when the accounts are ultimately determined to be uncollectible. Bad debt expense is included in Sales, general, and administrative expenses within the Combined Statement of Operations.

Recoveries of accounts receivable previously written off are recorded when cash is received.

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Balance at the beginning of period	$4,347	$3,328
Bad debt expense	4,653	1,828
Write-off	(4,797)	(810)
Balance at end of period	$4,203	$4,346

Income Taxes

Deferred tax assets and liabilities are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and are measured using the enacted tax rates expected to be in effect during the year in which the basis difference reverses. Valuation allowances are provided against deferred tax assets when management cannot conclude that it is more likely than not that some portion or all deferred tax assets will be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

As applicable, interest and penalties on tax contingencies are included in “Benefit from (provision for) income taxes” in the combined statements of operations and such amounts were not material for any periods presented.

Revenue Recognition

Our revenue recognition policy follows guidance from Accounting Standards Codification 606, Revenue from Contracts with Customers (Topic 606) through the following five-step framework:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company’s revenue is composed of solar power system and government or utility rebates and incentives. We recognize revenue from contracts with customers when we have completed our performance obligations under an identified contract. The revenue is recognized in an amount that reflects the consideration for the corresponding performance obligations for the goods and services transferred.

The revenue recognition standard requires the capitalization of certain incremental costs of obtaining a contract. These incremental costs are deferred until installation is completed.

Solar Power Systems Sales

A majority of our revenue is generated by sales of fully functioning solar power systems to our customers. We sell our products through a network of installing and non-installing dealers and resellers. Usually, our performance obligation is to design and install a fully functioning solar energy system. We recognize revenue when the solar power system is fully installed and the final permit is received from the authority having jurisdiction, as we deem our performance obligation under the contract to be complete at such time, and the customer retains all of the significant risks and rewards of ownership of the solar power system. Our costs to obtain and fulfill contracts, when recognized, associated with systems sales are expensed as sales, general, and administrative expense and cost of revenue, respectively. In addition, incentives we provide to our customers, such as discounts and rebates, are recorded net to the revenue we have recognized on the solar power system.

Revenue is generally recognized at transaction price, net of costs of financing, or other consideration paid to the customers that is not in exchange for a distinct good or service. Variable consideration is estimated at each measurement date at its most likely amount to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur and true-ups are applied prospectively as such estimates change.

Government or Utility Rebates and Incentives

The Company applies for and receives state, local, and utility rebates and solar renewable energy credits (SRECs) in certain jurisdictions for power generated by solar energy systems it has sold to customers. The Company retains control of the rights to future SRECs and sells the SRECs generated from qualifying solar energy systems to a public utility pursuant to a Renewable Energy Credit Agreement. The terms of the agreement allow for the Company to bill the public utility in advance for the total amount of SRECs anticipated to be generated from each qualifying solar energy system over a 15-year period, commencing from the date such solar energy systems have been interconnected to the local power grid and granted permission to operate. The total contract prices is based on an agreed upon price per credit. The Company is required to make a collateral deposit with the public utility equal to 5% of the total contract price. As part of the agreement, the Company guarantees that the total number of SRECs generated by all of the identified solar energy systems will equal or exceed a total estimated amount. A guarantee liability related to the minimum SREC guarantee is recognized as a reduction to the transaction price, with subsequent changes in the guarantee liability recognized as operating income or expense, rather than a change in the transaction price. The Company recognizes revenue related to the sale of SRECs upon delivery to the public utility. During the thirty-nine weeks ended September 29, 2024 and December 31, 2023, revenue recognized related to rebates and SRECs was $1.7 million and $2.6 million, respectively.

Cost of Revenues

We include the following in cost of revenues: product-related costs, warranty costs, installer and engineering personnel and logistics costs, solar energy system operations, monitoring, and maintenance costs, freight costs, inventory write-downs, lead acquisition costs, quality control, design and proposal services and customer support, and employee-related expenses associated with proposal and permitting services.

Stock-Based Compensation

We provide stock-based awards to our employees, executive officers, and directors through various equity compensation plans including our employee stock option and restricted stock plans. We measure and record compensation expense for all stock-based payment awards based on estimated fair values. The fair value of restricted stock awards and units is based on the market price of our common stock on the date of grant. The vesting period for the stock-based awards is typically five years. Under current accounting guidance, we have made a policy election to estimate forfeitures at the date of grant, and we update such estimate on an annual basis. Our estimate of forfeitures is based on our historical activity, which we believe is indicative of expected forfeitures. In subsequent periods if the actual rate of forfeitures differs from our estimate, the forfeiture rates are required to be revised, as necessary. Changes in the estimated forfeiture rates can have a significant effect on stock-based compensation expense since the effect of adjusting the rate is recognized in the period the forfeiture estimate is changed.

We also grant performance share units to executive officers and certain employees that require us to estimate expected achievement of performance targets over the performance period. This estimate involves judgment regarding future expectations of various financial performance measures. If there are changes in our estimate of the level of financial performance measures expected to be achieved, the related stock-based compensation expense may be significantly increased or reduced in the period that our estimate changes.

Research and Development (“R&D”) Expenses

R&D expense consists primarily of salaries and related personnel costs, depreciation, and the cost of solar cell and solar panel materials and services used for the development of products, including experiments and testing. R&D costs are expensed as incurred, except for software development costs which qualify for capitalization.

Goodwill Impairment

We test goodwill impairment at least annually during the last day of the third fiscal quarter, or when events or changes in circumstances indicate that goodwill might be impaired. The evaluation of impairment is performed at the reporting unit level. We have the option to perform a qualitative assessment of goodwill prior to completing a quantitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including existing goodwill.

If goodwill is determined more likely than not to be impaired upon an initial assessment of qualitative factors, the next step is to compare the fair value of each reporting unit to its carrying value, including existing goodwill. Goodwill is considered impaired if the carrying value of a reporting unit exceeds its fair value. The amount of impairment is limited to the amount of goodwill allocated to the reporting unit.

In measuring the fair value of the reporting units, we make estimates and judgments about our future cash flows using a discounted cash flow or a transaction approach defined as Level 3 input under fair value measurement standards. The income approach, specifically a discounted cash flow analysis, includes assumptions for, among others, forecasted revenue, gross margin, operating income, working capital cash flow, perpetual growth rates and long-term discount rates, all of which require significant judgment by management. These assumptions also consider the current industry environment and the resulting impact on our expectations for the performance of our business. The transaction approach, utilizes consummated transactions from a market participant to support the fair value of the net assets of the reporting unit. In the event that management determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of the impairment during the fiscal year in which the determination is made. Refer to Note 7. Goodwill and Other Intangible Assets for additional details on our goodwill impairment test performed during thirty-nine weeks ended September 29, 2024.

Accounting Pronouncements Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The objective of ASU 2023-09 is to enhance disclosures related to income taxes, including specific thresholds for inclusion within the tabular disclosure of income tax rate reconciliation and specified information about income taxes paid. ASU 2023-09 is effective for public companies starting in annual periods beginning after December 15, 2024. The Company is currently evaluating ASU 2023-09 to assess the impact to the Company’s income tax disclosures within the Company’s combined financial statements.

Note 2. REVENUE FROM CONTRACTS WITH CUSTOMERS

Our revenue for the thirty-nine weeks and the year ended September 29, 2024 and December 31, 2023 were $273.1 million and $610.0 million, respectively and consists mainly of solar power systems sales.

We recognize revenue from contracts with customers when we have completed our performance obligations under an identified contract. The revenue is recognized in an amount that reflects the consideration for the corresponding performance obligations for the goods and services transferred.

Revenue Disaggregation

(In Thousands)	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Revenue recognized at a point in time	$266,305	$602,199
Revenue recognized over time	6,813	7,836
	$273,118	$610,035

Contract Assets and Liabilities

Contract assets consist of unbilled receivables which represent revenue that has been recognized in advance of billing the customer, which is common for our residential cash and loan customers. Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer prior to transferring control of goods or services to the customer under the terms of a sales contract. Total contract assets and contract liabilities balances as of the respective dates are as follows:

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Contract assets	$35,759	$27,945
Contract liabilities	$19,058	$19,117

During the thirty-nine weeks ended September 29, 2024, we recognized revenue of $14.1 million that was included in contract liabilities as of December 31, 2023. During the year ended December 31, 2023, we recognized revenue of $27.6 million that was included in contract liabilities as of January 1, 2023.

Note 3. BALANCE SHEET COMPONENTS

Accounts Receivable, Net

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Accounts receivable, gross	$46,497	$36,424
Less: allowance for allowance for doubtful accounts	(4,203)	(4,346)
Accounts receivable, net	$42,294	$32,078

Inventories

The following table summarizes the components of inventories. The Company identifies inventory which is considered obsolete or in excess of anticipated demand based on a consideration of marketability and product life cycle stage, component cost trends, demand forecasts, historical revenues, and assumptions about future demand and market conditions to state inventory at the lower of cost or net realizable value.

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Finished goods	$8,142	$4,689
Raw materials	3,290	2,934
	$11,432	$7,623

The reserve for excess and obsolete inventory for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, was approximately $3.8 million and $0.01 million, respectively.

Prepaid Expenses and Other Current Assets

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Deferred costs	$56,345	$75,145
Prepaid insurance	1,094	73
Other prepaid expenses	1,805	1,688
	$59,244	$76,906

Property and Equipment, Net

Property and equipment as of thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, consisted of the following:

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Computer equipment	$2,048	$2,048
Software	6,597	4,669
Furniture and fixtures	1,563	1,563
Vehicles[1]	11,833	12,057
Leasehold improvement	69	69
Property and equipment, gross	22,110	20,406
Less: accumulated depreciation and impairment	(12,553)	(8,649)
Property and equipment, net	$9,557	$11,757

1.	Includes $8.7 million and $9.0 million of vehicles acquired via a financing lease as of September 29, 2024 and December 31, 2023, respectively.

Depreciation expense for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023, was approximately $3.9 million and $4.6 million, respectively.

Other Noncurrent Assets

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Security deposits	$134	$140
Other non-current assets	506	390
	$640	$530

Accrued Liabilities

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Payroll and employee benefits	$7,369	$7,241
Legal fees	3,900	1,518
Finance lease liability - current	2,047	2,066
Customer rebates	5,715	7,362
Other accrued liabilities	13,553	14,487
	$32,584	$32,674

Other Long-term Liabilities

	As of
(In Thousands)	September 29, 2024	December 31, 2023
Finance lease liability – noncurrent	$2,459	$4,200
Asset retirement obligation liability	74	70
Other noncurrent liabilities	6,447	6,366
Deferred tax liabilities	-	572
	$8,980	$11,208

Note 4. RELATED PARTY TRANSACTIONS

The accompanying Combined Financial Statements are prepared on a stand-alone basis and are derived from SunPower Corporation’s consolidated financial statements and accounting records.

Transactions between the Company and the Parent have been classified as related-party transactions. All related party transactions between the Company and Parent have been included in these combined financial statements. On the combined balance sheet, all related party balances are presented in net parent investment in the combined balance sheet as there is not a history of settling these transactions using cash.

Corporate Overhead Allocations

SunPower performed certain corporate functions, including executive oversight, treasury, tax, finance, legal, human resources, compliance, information technology, selling, research and development and other corporate functions on behalf of the Company. The expenses associated with these functions have been allocated based on direct usage or benefit where specifically identifiable, with the remainder allocated on a proportional cost allocation method based primarily on revenue, as applicable. The Company considers the expense methodology and resulting allocation to be reasonable for the period presented; however, the allocations may not be indicative of actual expenses that would have been incurred had the Company operated as an independent company for the period presented. Actual costs incurred had the Company been a stand-alone company would depend on several factors, including the chosen organizational structure and functions outsourced or performed by employees.

Cash Management

The total net effect of the settlement of these intercompany transactions is reflected in the combined statement of cash flows as a financing activity and in the combined balance sheet as net parent investment. The Company historically has not regularly settled balances with SunPower Corporation and the Company has not funded its own operating and investing activities as this was done at the Parent.

Related Party Sales

There were no operational sales to or from SunPower for any of the periods presented.

Net Parent Investment

The Net Parent Investment for the thirty-nine weeks ended September 29, 2024 was $52,734.

The accompanying combined statement of net parent investment and combined statement of cash flows are prepared in accordance with U.S. GAAP. As a result of carveout methodology as described in the Basis of Presentation, differences exist related to noncash items between the combined statements of net parent investment and the combined statements of cash flows with regard to transfers to and from Parent.

The components of the net transfers to and from Parent as of thirty-nine weeks ended September 29, 2024 and twelve months ended December 31, 2023 are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Corporate allocations	$332,084	$228,140
Transfers from subsidiary to parent	(221,973)	(167,823)
Total net transfers from Parent per Statement of Changes in Net Parent Investment	$110,111	$60,317

Note 5. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in various claims and legal actions arising in the ordinary course of business. In accordance with ASC 450, Contingencies, the Company accrues reserves for outstanding lawsuits, claims and proceedings when a loss contingency is probable and can be reasonably estimated. There are no losses that are probable, estimable or reasonably possible as of September 29, 2024 and December 31, 2023.

Note 6. LEASES

We lease certain facilities under non-cancellable operating leases from third parties. Our operating leases are subject to renewal options for periods ranging from one year to ten years. We also lease certain vehicle finance leases which are cancellable with a fee and subject to renewal options of month-to-month after the initial term, and recorded and presented within “property and equipment, net” on our combined balance sheets refer to Note 3. Balance Sheet Components for additional details.

We have disclosed quantitative information related to the lease contracts we have entered into as a lessee by aggregating the information based on the nature of asset such that the assets of similar characteristics and lease terms are shown within one single financial statement line item.

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Operating lease cost	$795	$835
Finance lease cost:
Amortization of leased assets in property and equipment	$1,487	$2,371
Interest on lease obligation	285	436
Total finance lease cost	$1,772	$2,807

The tables below present the summarized quantitative information with regard to facility and equipment lease contracts we have entered into:

The future minimum lease payments to be paid under non-cancellable leases in effect as of September 29, 2024, are as follows:

As of September 29, 2024	Operating Lease	Financing Lease

October – December 2024	$267	$577
2025	1,095	2,285
2026	1,128	1,749
2027	802	247
Total lease payments	3,292	4,858
Less: imputed interest	(329)	(352)
Total	$2,963	$4,506

Other information related to leases (Supplemental Cash Flows Information) as of thirty-nine weeks ended September 29, 2024, and Fiscal year ended December 31, 2023, are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023

Cash paid for amounts included in the measurement of lease liabilities –cash flows from operating leases	$5,517	$7,356
Right-of-use assets obtained in exchange for new operating lease obligations	-	-
Weighted-average remaining lease term – operating leases	2.98	3.72
Weighted-average discount rate – operating leases	7%	7%
Cash paid for amounts included in the measurement of lease liabilities finance leases	1,733	2,311
Right-of-use assets obtained in exchange for new finance lease obligations	-	2,531
Weighted-average remaining lease term – finance leases	2.01	2.73
Weighted-average discount rate – finance leases	7%	7%

Note 7. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

On October 4, 2021, we entered into a Securities Purchase Agreement to acquire all of the issued and outstanding membership interests of Blue Raven Solar Holdings, LLC (“Blue Raven”) and 35% of the issued and outstanding membership interests in Albatross Software, LLC, an affiliate of Blue Raven. Goodwill presented on our combined financial statements of $126.0 million as of December 31, 2023 represents Goodwill resulting from the acquisition of Blue Raven.

We test goodwill impairment at least annually during the last day of the third fiscal quarter, or when events or changes in circumstances indicate that goodwill might be impaired. The evaluation of impairment involves comparing the current fair value of our reporting unit to the book value (including goodwill). We have performed a quantitative assessment of goodwill to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. After assessing the totality of events and circumstances, specifically, the distressed sale of SunPower Businesses as further discussed in Note 10. Subsequent Events, we concluded that as of September 29, 2024, it is more likely than the fair value of our single reporting unit with goodwill is less than the book value. As such, we performed a quantitative assessment utilizing the transaction method and recognized a $103.9 million goodwill impairment for the thirty-nine weeks ended September 29, 2024. The impairment is recognized in loss on goodwill impairment.

Other Intangible Assets

The following table represents our other intangible assets with finite useful lives as of December 31, 2023. The intangible assets were written off during the thirty-nine weeks ended September 29, 2024 and we recognized a $3.9 million impairment loss. The impairment is recognized in sales, general, and administrative expenses. Amortization expense was $4.7 million for the thirty-nine weeks ended September 29, 2024, prior to the recognition of the impairment charge, and $6.3 million for the twelve months ended December 31, 2023.

	As of December 31, 2023
(In Thousands)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Developed technology	$3,700	$(2,775)	$925
Brand	15,800	(8,888)	6,912
Non-compete agreement	3,400	(2,550)	850
	$22,900	$(14,213)	$8,687

Note 8. INCOME TAXES

The income tax (benefit) expense has been calculated using the separate return method, which is meant to reflect how taxes would have been recorded had the Company filed its own return. The Company is not subject to examination by the U.S. federal and local income tax authorities due to the legal form of the sale of SunPower Businesses as described in Note 10. Subsequent Events.

As of the thirty-nine weeks ended September 29, 2024, and the fiscal year ended December 31, 2023, we recorded a net income tax (benefit) of $(572) thousand and expense of $267 thousand, respectively.

The components of the (benefit) expense for income taxes, net are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Current:
Federal:	$-	$-
State:	-	-
Total current	$-	$-
Deferred:
Federal:	$(554)	$262
State:	(18)	5
Total deferred	(572)	267
Income tax (benefit) expense	$(572)	$267

Income tax (benefit) expense differed from the amount computed by applying the federal statutory income tax rate of 21% to pretax income for the thirty-nine weeks ended September 29, 2024 and fiscal year ended December 31, 2023 as a result of the impact of state income taxes, add backs for allocated stock based compensation, and the related valuation allowance.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of our deferred tax assets and liabilities are as follows:

(In Thousands)	Thirty-nine weeks ended September 29, 2024	Fiscal year ended December 31, 2023
Deferred tax assets:
Net operating loss	$41,822	$13,448
Intangibles assets	29,943	2,880
Capitalized research costs	1,003	835
Stock based compensation	269	140
Deferred lease liability	769	917
Accruals and reserves	4,684	2,763
Property and equipment	489	-
Other	493	147
Gross deferred tax assets	79,472	21,130
Valuation allowance	(77,964)	(20,185)
Total deferred tax assets	1,508	945

Deferred tax liabilities:
Right of use asset	(651)	(781)
Property and equipment	-	(180)
Prepaid expenses	(857)	(556)
Total deferred tax liabilities	(1,508)	(1,517)
Net deferred tax assets (liabilities):	$-	$(572)

We have assessed our ability to realize its deferred tax assets and has recorded a valuation allowance against such assets to the extent that, based on the weight of all available evidence, it is more likely than not that all or a portion of the deferred tax assets will not be realized. In assessing the likelihood of future realization of its deferred tax assets, we placed a significant amount of weight on the Company’s history of generating U.S. tax losses, including in the current year. The net change in the valuation allowance for the thirty-nine weeks ended September 29, 2024, was an increase of $57.8 million.

The net operating losses disclosed above were allocated within the carve-out financial statements based on historical losses and business operations of the SunPower Businesses, and are not available to Complete Solaria Inc. following the sale of SunPower Businesses to Complete Solaria, Inc. further described in Note 10. Subsequent Events.

The Company recognizes interest and penalties related to unrecognized tax benefits in the income tax (benefit) expense provision. We account for income tax uncertainties using a threshold of more-likely than-not. There were no unrecognized tax benefits as of September 29, 2024 and December 31, 2023 that if recognized, would effect the effective tax rate.

Note 9. STOCK-BASED COMPENSEATION

The following table summarizes the stock-based compensation expense by line item in our combined statements of operations:

(In Thousands)	Thirty-Nine Weeks Ended September 29, 2024	Fiscal Year Ended December 31, 2023
Cost of revenues	$501	$1,279
Sales, general, and administrative	2,276	5,814
	$2,777	$7,093

Note 10. SUBSEQUENT EVENTS

In preparing these combined financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 16, 2024, the date the combined financial statements were available to be issued.

On August 5, 2024, SunPower Corporation entered into an Asset Purchase Agreement (the “APA”) with Complete Solaria, Inc. (“CSLR”) providing for the sale and purchase of certain assets relating to SunPower’s Blue Raven Solar business and certain assets relating to the new homes and non-installing dealer network activities previously operated by SunPower (the “Acquired Assets”). The APA was entered into in connection with a voluntary petition filed by SunPower under Chapter 11 of the United States Code, 11 U.S.C.§§ 101-1532 (“Bankruptcy Code”). The sale by SunPower was approved on September 23, 2024, by the United States Bankruptcy Court for the District of Delaware. The Company completed the acquisition of the Acquired Assets effective September 30, 2024, in consideration for a cash purchase price of $52.7 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$6,719.39
Accountants’ fees and expenses	$50,000
Legal fees and expenses	50,000
Printing fees	10,000
Miscellaneous	10,000
Total expenses	$126,719.39

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our Charter provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
1.1	Controlled Equity OfferingSM Sales Agreement dated December 19, 2024 by and between Complete Solaria, Inc. and Cantor Fitzgerald & Co.	S-3	333-283948	1.2	2024-12-20
2.1	Amended and Restated Business Combination Agreement, dated as of May 26, 2023, by and among Freedom Acquisition I Corp., Jupiter Merger Sub I Corp., Jupiter Merger Sub II LLC, Complete Solar Holding Corporation, and The Solaria Corporation	S-4	333-269674	2.1	2023-05-31
2.2	Agreement and Plan of Merger, dated as of October 3, 2022, by and between Complete Solar Holding Corporation, Complete Solar Midco, LLC, Complete Solar Merger Sub, Inc., The Solaria Corporation, and Fortis Advisors LLC	S-4	333-269674	2.4	2023-02-10
2.3	Asset Purchase Agreement dated September 19, 2023, by and among Complete Solaria, Inc., SolarCA, LLC, and Maxeon Solar Technologies, Ltd.	8-K	001-40117	2.1	2023-09-21
3.1	Certificate of Incorporation of Complete Solaria	8-K	001-40017	3.1	2023-07-21
3.2	Bylaws of Complete Solaria	8-K	001-40017	3.2	2023-07-21
4.1	Form of Replacement Warrant	8-K	001-40117	4.1	2023-10-12
4.2	Form of First Amendment to Replacement Warrant	8-K	001-40117	4.2	2023-10-12
4.3	Amended and Restated Registration Rights Agreement, dated July 18, 2023, by and among the Company and certain other stockholders party thereto	8-K	001-40117	4.1	2023-07-24
4.4	Warrant Agreement, dated February 25, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent	8-K	001-40117	4.1	2021-03-2
4.5	Indenture, dated September 16, 2024, between the Company and U.S. Bank Trust Company, National Association	8-K	001-40017	4.1	2024-09-26
4.6	Form of 7.0% Convertible Senior Note due 2029	8-K	001-40017	4.2	2024-09-26
4.7	Form of Indenture	S-3	333-283948	4.13	2024-12-20
4.8	Description of Capital Stock	10-K	001-40017	4.8
5.1**	Opinion of Arnold & Porter Kaye Scholer LLP	S-1	333-280973	5.1	2024-07-24
10.1	Form of Indemnification Agreement	8-K	001-40017	10.23	2023-07-24
10.2	Forward Purchase Agreement, dated July 13, 2023, between Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP; Freedom Acquisition I Corp.; and Complete Solaria, Inc.	8-K	001-40017	10.24	2023-07-24
10.3	Forward Purchase Agreement, dated July 13, 2023, between Polar Multi-Strategy Master Fund; Freedom Acquisition I Corp. and Complete Solaria, Inc.	8-K	001-40017	10.25	2023-07-24
10.4	Forward Purchase Agreement, dated July 13, 2023, between Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP; Freedom Acquisition I Corp. and Complete Solaria, Inc.	8-K	001-40017	10.26	2023-07-24
10.5	FPA Funding Amount Pipe Subscription Agreements dated July 13, 2023, between Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP; Freedom Acquisition I Corp.; and Complete Solaria, Inc.	8-K	001-40017	10.27	2023-07-24

Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
10.6	FPA Funding Amount Pipe Subscription Agreements dated July 13, 2023, between Polar Multi-Strategy Master Fund; Freedom Acquisition I Corp. and Complete Solaria, Inc.	8-K	001-40017	10.28	2023-07-24
10.7	FPA Funding Amount Pipe Subscription Agreements, dated July 13, 2023, between Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP; Freedom Acquisition I Corp. and Complete Solaria, Inc.	8-K	001-40017	10.29	2023-07-24
10.8	New Money Pipe Subscription Agreements dated July 13, 2023, between Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP; Freedom Acquisition I Corp.; and Complete Solaria, Inc.	8-K	001-40017	10.30	2023-07-24
10.9	New Money Pipe Subscription Agreements, dated July 13, 2023, between Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP, and Pinebridge Partners Master Fund, LP; Freedom Acquisition I Corp. and Complete Solaria, Inc.	8-K	001-40017	10.31	2023-07-24
10.10	Form of Subscription Agreement	8-K	001-40017	10.32	2023-07-24
10.11	Form of Subscription Agreement	8-K	001-40017	10.1	2023-07-14
10.12	Promissory Note dated July 10, 2023, issued by Freedom Acquisition I Corp. to Freedom Acquisition I LLC	8-K	001-40017	10.1	2023-07-11
10.13	Consent to Business Combination Agreement, dated July 9, 2023.	8-K	001-40017	10.1	2023-07-10
10.14	Complete Solaria, Inc. 2023 Incentive Equity Plan	8-K	001-40017	10.5	2023-07-24
10.15	Forms of Option Grant Notice and Option agreement and Global RSU Grant Notice and Agreement	8-K	001-40017	10.6	2023-07-24
10.16	Complete Solaria, Inc. 2023 Employee Stock Purchase Plan	8-K	001-40017	10.7	2023-07-24
10.17#	Form of Employment Agreement between Complete Solaria, Inc. and Executive Officers	S-4	333-269674	10.22	May 11, 2023
10.18	Exchange Agreement dated July 1 2024 among Complete Solaria, Inc. and the Purchasers party thereto	8-K	001-40017	10.1	2024-07-8
10.19	Form of Convertible Note dated July 1, 2024	8-K	001-40017	10.2	2024-07-8
10.20	Form of Convertible Note Purchase Agreement dated July 1, 2024	8-K	001-40017	10.3	2024-07-8
10.21	Form of Note Purchase Agreement	8-K	001-40117	10.1	2024-09-26
10.22	Form of Polar Third Amendment to Forward Purchase Agreement	8-K/A	001-40117	10.1	2024-07-23
10.23	Common Stock Purchase Agreement effective July 24, 2024 between the Company and White Lion	8-K	001-40117	10.1	2024-07-17
10.24	Amendment No. 1 to Common Stock Purchase Agreement effective July 24, 2024 between the Company and White Lion	8-K	001-40117	10.1	2024-07-26
10.25	Amendment No. 2 to Common Stock Purchase Agreement effective August 14, 2024 between the Company and White Lion	8-K	001-40117	10.1	2024-08-20
10.26	Registration Rights Agreement dated July 16, 2024 by and between the Company and White Lion	8-K	001-40017	10.2	2024-07-17
10.27	OTC Equity Prepaid Forward Transaction Third Amendment dated as of July 17, 2024 by and between Polar Multi-Strategy Master Fund and the Company	POS AM	333-273820	10.47	2024-07-18
10.28	Asset Purchase Agreement dated as of August 5, 2024 by and among the Company, SunPower Corporation and the other parties thereto	8-K	001-40017	10.1	2024-08-06
10.29#	Employment Agreement dated October 10, 2024 between the Company and Daniel Foley	8-K	001-40117	10.1	2024-10-16
10.30	Transition Services Agreement dated September 30, 2024 among Complete Solaria, Inc. and the other parties thereto	8-K	001-40117	10.1	2024-10-01
10.31	Form of Amendment to SAFE (2024)	8-K	001-40117	10.1	2024-04-22

Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
10.32#	Executive Employment Agreement dated April 24, 2024 between the Company and Brian Wubbels	10-Q	001-40117	10.2	2024-08-14
10.33	Form of Sandia Second Amendment to Forward Purchase Agreement	8-K	001-40117	10.1	2024-05-14
10.34	Form of Polar Second Amendment to Forward Purchase Agreement	8-K	001-40117	10.2	2024-05-14
10.35	Form of SAFE (May 2024)	8-K	001-40117	10.1	2024-05-17
10.36	Separation Agreement with Chris Lundell dated as of May 18, 2024	10-Q	001-40117	10.7	2024-08-14
10.37	Form of Sandia Third Amendment to Forward Purchase Agreement	8-K	001-40117	10.1	2024-06-20
10.38	Form of Siemens v. Solaria Final Order	8-K	001-40117	10.1	2024-06-21
10.39	Form of Common Stock Warrant (2024)	8-K	001-40017	10.1	2024-06-24
10.40	Form of Statement of Work (2024)	8-K	001-40017	10.2	2024-06-24
10.41	Amended and Restated Omnibus Incentive Plan	8-K	001-40017	10.8	2023-07-24
10.42	Amended and Restated 2021 Stock Plan	8-K	001-40017	10.9	2023-07-24
10.43	Forms of Option Agreement and Option Exercise under 2021 Stock Plan	8-K	001-40017	10.10	2023-07-24
10.44	Solaria Corporation 2016 Stock Plan	8-K	001-40017	10.11	2023-07-24
10.45	Forms of Option Agreement and Notice of Exercise under 2016 Stock Plan	8-K	001-40017	10.12	2023-07-24
10.46	Complete Solaria 2011 Stock Plan	8-K	001-40017	10.13	2023-07-24
10.47	Forms of Option Agreement and Option Exercise under 2011 Stock Plan	8-K	001-40017	10.14	2023-07-24
10.48	Solaria Corporation 2006 Stock Plan	8-K	001-40017	10.15	2023-07-24
10.49	Forms of Option Agreement, Restricted Stock Agreement and Early Exercise under 2006 Stock Plan	8-K	001-40017	10.16	2023-07-24
10.50	Form of Common Stock Purchase Agreement	S-1	333-273820	10.41	2024-07-19
10.51	Form of Employment Extension Agreement	8-K	001-40017	10.1	2024-07-5
16.1	Letter from Deloitte & Touche LLP	8-K	001-40117	16.1	2024-08-01
16.2	Letter from Marcum LLP	8-K	001-40117	16.1	2023-07-24
19.1	Insider Trading Policy	10-K	001-40117	19.1
21.1	List of Subsidiaries	S-1	333-273820	21.1	2023-08-09
23.1*	Consent of Deloitte & Touche, LLP, independent registered public accounting firm
23.2*	Consent of BDO USA, P.C.
23.3*	Consent of BDO USA, P.C.
23.4**	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)
97.1	Complete Solaria, Inc. Clawback Policy	10-K	001-40117	97.1
101*	Inline XBRL Document Set for the consolidated condensed financial statements and accompanying notes in Consolidated Condensed Financial Statements and Supplemental Details
104*	Cover Page Interactive Data File - formatted in Inline XBRL and included as Exhibit 101
107	Filing Fee Table	S-1	333-280973	107	2024-07-24

*	Filed herewith

**	Previously filed

#	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on June 30, 2025.

COMPLETE SOLARIA, INC.

By:	/s/ Thurman J. Rodgers
	Name:	Thurman J. Rodgers
	Title:	Chief Executive Officer and Executive Chairman

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thurman J. Rodgers and Daniel Foley, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thurman J. Rodgers	Chief Executive Officer and Director	June 30, 2025
Thurman J. Rodgers	(Principal Executive Officer)

/s/ Daniel Foley	Chief Financial Officer	June 30, 2025
Daniel Foley	(Principal Financial and Accounting Officer)

*	Director	June 30, 2025
Chris Lundell

*	Director	June 30, 2025
Antonio R. Alvarez

*	Director	June 30, 2025
Adam Gishen

*	Director	June 30, 2025
Ronald Pasek

*	Director	June 30, 2025
Tidjane Thiam

*	Director	June 30, 2025
Devin Whatley

*	Director	June 30, 2025
William J. Anderson

* By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Attorney-in-Fact